Exhibit 2.2

LOAN AGREEMENT

Among

ALABAMA GRAPHITE CORP.

and

ALABAMA GRAPHITE COMPANY, INC.

collectively, as the Borrower

and

WESTWATER RESOURCES, INC.

as the Lender

Dated as of December 13, 2017

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TABLE OF CONTENTS

ARTICLE 1 CERTAIN DEFINITIONS AND ACCOUNTING PRINCIPLES

1

1.1

Certain Defined Terms

1

1.2

Accounting Principles

10

1.3

Other Definitional Provisions; Date and Time References

10

1.4

Currency Conversions

11

ARTICLE 2 LOAN; USE OF PROCEEDS; FEES; FUTURE EQUITY FINANCINGS

11

2.1

Loan

11

2.2

Procedure for Advances

11

2.3

Repayment

11

2.4

Use of Proceeds

12

2.5

Frequency of Draw Requests and Advances

12

2.6

Lender Participation in Equity Financings

12

2.7

No Fees or Commissions

12

2.8

12

2.9

Change of Control

12

ARTICLE 3 PROCEDURE AND PAYMENT

12

3.1

Interest

12

3.2

Repayment of the Loan

13

3.3

Priority of Prepayments

14

3.4

Payments and Computations

14

3.5

Directed Advances

15

3.6

Increased Costs

15

3.7

Taxes

16

3.8

Usury

17

ARTICLE 4 COLLATERAL SECURITY

17

4.1

Security Documents

17

4.2

Recordings and Filings of Security Documents

17

4.3

Protection of Security Document Liens

17

4.4

Security Documents

17

4.5

Right of Set-off

17

ARTICLE 5 CONDITIONS PRECEDENT

18

5.1

Conditions Precedent to this Agreement and the Initial Advance

18

5.2

Conditions Precedent to All Loans

20

ARTICLE 6 REPRESENTATIONS AND WARRANTIES

20

6.1

Representations and Warranties of the Borrower

20

6.2

Representations and Warranties of the Lender

26

ARTICLE 7 AFFIRMATIVE COVENANTS OF THE BORROWER

27

7.1

Compliance with Laws, Etc

27

7.2

Project Permits

27

7.3

Reporting Requirements

27

7.4

Inspection

28

7.5

Maintenance of Insurance

29

7.6

Keeping of Records and Books of Account

29

7.7

Preservation of Existence, Etc

29

7.8

Conduct of Business

29

7.9

Notice of Default

29

i

7.10

Defense of Title and Rights

29

7.11

Material Agreements

29

7.12

Maintenance of Unissued Shares; Compliance with Securities Laws; TSX Venture Exchange

Listing and Compliance

29

7.13

Reserved

30

7.14

Public Announcements

30

7.15

Maintenance of Borrower’s Account

30

7.16

Completion of Actions

30

7.17

Shares Delivered to the Lender

30

ARTICLE 8 NEGATIVE COVENANTS OF THE BORROWER

31

8.1

Indebtedness

31

8.2

Liens, Etc

31

8.3

Assumptions, Guarantees, Etc

32

8.4

Liquidation; Merger; Change in Ownership

32

8.5

Restrictive and Inconsistent Agreements

32

8.6

Burdens on Production

32

8.7

Investments in Other Persons

32

8.8

Sale of Project Assets

32

8.9

Acquisitions

32

8.10

Dividends; Reduction in Capital

33

8.11

Limitation on the Issuance of Shares

33

8.12

Budget

33

8.13

Material Agreements

33

8.14

Limitation on Hedging

33

8.15

Transactions with Affiliates

33

8.16

New Subsidiaries

33

8.17

Use of Loan Proceeds

33

ARTICLE 9 CONVERSION PROVISIONS

34

9.1

Conversion

34

9.2

Conversion; Issuance of Shares

34

9.3

Conversion Amount

34

9.4

Fractional Interests

34

9.5

Transfer of Conversion Provisions to Successors to the Borrower

35

ARTICLE 10 EVENTS OF DEFAULT

35

10.1

Event of Default

35

10.2

Remedies Upon Event of Default

37

ARTICLE 11 MISCELLANEOUS

38

11.1

Amendments, Etc.

38

11.2

Notices; Etc.

38

11.3

No Waiver; Remedies

38

11.4

Costs, Expenses and Taxes

39

11.5

Indemnification

39

11.6

Binding Effect; Assignment

39

11.7

Governing Law

39

11.8

WAIVER OF JURY TRIAL

40

11.9

Execution in Counterparts; Facsimile Signatures

40

11.10

Inconsistent Provisions

40

11.11

Severability

40

11.12

Governing Language

40

11.13

Survival of Representations and Warranties

40

11.14

Entire Agreement; Schedules and Exhibits

40

11.15

Further Assurances

40

11.16

Acknowledgements

41

11.17

Submission to Jurisdiction; Venue; Service

41

11.18

Termination of Covenants

42

11.19

Borrowers Jointly and Severally Liable

42

11.20

Borrower Representative

42

11.21

Authorized Disclosure of Confidential Information; Restrictions

42

SCHEDULES

Schedule 1.1(a)	Borrower’s Account

Schedule 1.1(b)	Lender’s Account

Schedule 1.1(d)	Material Agreements

Schedule 1.1(e)	Properties

Schedule 1.1(f)	Budget

Schedule 2.1(a)	Initial Advance Amount

Schedule 5.1(a)(vii)	Jurisdictions for Good Standing

Schedule 6.1(b)	Subsidiaries

Schedule 6.1(c)	Authorizations and Consents

Schedule 6.1(d)	Governmental and Other Consents

Schedule 6.1(f)	Litigation

Schedule 6.1(g)	Financial Statements

Schedule 6.1(j)	Permitted Liens

Schedule 6.1(k)	Capital Structure

Schedule 6.1(n)	Environmental Disclosures

Schedule 6.1(o)	Indebtedness

Schedule 6.1(p)	Legal Compliance

Schedule 6.1(s)	Project Permits

Schedule 7.1	Compliance with Laws

Schedule 7.16	Post-Closing Completion of Actions

Schedule 9	Conversion Provisions

EXHIBITS

Exhibit A	Form of Omnibus Certificate

Exhibit B	Form of Draw Request

Exhibit C	Form of Security Agreement

Exhibit D	Form of Equity Interest Pledge Agreement

Exhibit E	Form of Project Mortgage

Exhibit F	Form of Promissory Note

LOAN AGREEMENT

This LOAN AGREEMENT dated as of December 13, 2017 (the “Closing Date”) is by and among ALABAMA GRAPHITE CORP., a corporation organized and existing under the laws of British Columbia (“AGC”) and ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation (“AGCI” and AGCI, together with AGC, collectively the “Borrower”), as the borrowers, and WESTWATER RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware, as the lender (together with its successors and assigns, the “Lender”).

Recitals

A.

The Borrower desires to borrow, and the Lender is prepared to lend to the Borrower, Two Million United States Dollars (US$2,000,000) as a non-revolving line of credit, subject to the terms and conditions set forth herein.  The Borrower shall use the proceeds of each advance of the Loan in accordance with the use of proceeds described herein.

B.

This Agreement and all amounts due hereunder will be secured by all assets and property of the Borrower as further described herein and in the Security Documents.

C.

The Loan shall be a convertible loan that may, at the option of the Lender, be converted into Tradable Shares, all on the terms and conditions set forth herein.

D.

The Borrower and the Lender desire hereby to provide for the Loan and the collateral security therefor on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the following mutual covenants and agreements, the parties hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS AND ACCOUNTING PRINCIPLES

1.1

Certain Defined Terms.  As used in this Agreement and unless otherwise expressly indicated, the following terms shall have the following meanings:

“Advance” or “Advances” shall mean any disbursement of the proceeds of the Loan to the Borrower by Lender pursuant to the terms of this Agreement.

“Affiliate” means, with respect to a Person, (i) any partner, director, ten percent (10%) or more shareholder, manager, member, managing agent, director, officer or employee of that Person or that Person’s Affiliates; and (ii) any other Person (A) that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, that Person; (B) that directly or indirectly owns or holds (legally or beneficially) ten percent (10%) or more of any class of voting stock or partnership, membership or other voting interest of that Person; or (C) ten percent (10%) or more of the voting stock or partnership, membership or other voting interest of which is directly or indirectly owned or held (legally or beneficially) by that Person.

“Agreed Priority” means, with respect to a Security Document, a first ranking, perfected Lien made in favor of the Lender, meaning that such Security Document and Lien are prior in right to any other Lien in, on or to the Collateral which is purported to be covered thereby, subject only, in each case, to Permitted Liens.  For the avoidance of doubt, the Obligations shall be secured by a first ranking perfected encumbrance over all real property and personal property of the Borrower, including all property, rights, and interests at, on or associated with the Projects, subject, in each case, to Permitted Liens.

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“Agreement” means this Loan Agreement, as it may be amended, restated, supplemented, extended or otherwise modified in accordance with its terms and in effect from time to time, together with all Schedules and Exhibits hereto, each of which is incorporated herein by reference.

“Agreement Currency” has the meaning specified in Section 1.4.

“Applicable Interest Rate” means the Standard Interest Rate or the Default Rate, as applicable.

“Arrangement Agreement” means the arrangement agreement between AGC and the Lender dated the date hereof.

“Arrangement Resolution” means the special resolution of the Borrower shareholders approving the Plan of Arrangement, which is to be considered at the Shareholder Meeting.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Law” shall mean the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-UP and Restructuring Act (Canada) and all other Governmental Requirements pertaining or applicable to bankruptcy, insolvency, debtor relief, debtor protection, liquidation, reorganization, winding up, arrangement, receivership, administration, moratorium, assignment for the benefit of creditors or other similar laws applicable in the United States or other applicable jurisdictions as in effect from time to time, including any proceeding under applicable corporate law seeking a compromise or arrangement of, or stay of proceedings to enforce, some or all of the debts of a Person.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers, sole member, managing member, or other governing body of such Person, (c) in the case of any partnership, the Board of Directors of the general partner of such Person, and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning specified in the Preamble to this Agreement.

“Borrower Representative” means an officer of AGC authorized to act on behalf of AGC with respect to the Loan and the Loan Documents.

“Borrower’s Account” means the account of the Borrower described in Schedule 1.1(a).

 “Budget” means the detailed budget for the exploration, development, management and operation of the Borrower using the proceeds of the Loan and other available funds, as well as to all other general, administrative and others costs and expenses of the Borrower, as such budget is updated, revised and amended from time to time in accordance with the terms hereof and as approved by the Lender in its sole discretion; the current Budget in effect as of the date hereof, which has been approved by the Lender, is attached hereto as Schedule 1.1(f).

“Business Day” means a day, other than a Saturday or Sunday or statutory holiday, on which banks in Denver, Colorado or Toronto, Ontario are open for business.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty or (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority.

“Change of Control” means the occurrence of any of the following events, without the prior written consent of the Lender:  (a) any person or persons “acting jointly or in concert” as defined under applicable Securities Laws, other than the Lender and/or its Affiliates, becomes the registered or beneficial owner of more than ten percent (10%) of the then outstanding voting Equity Interests of the Borrower, measured by voting power rather than the number of shares; or (b) Continuing Directors shall cease for any reason to constitute a majority of the members of

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the Board of Directors of AGC then in office; (c) AGC shall cease to directly or indirectly own and control one hundred percent (100%) of the Equity Interests of AGCI; or (d) any Borrower shall cease to directly or indirectly own and control any other Equity Interests that any of them has pledged to the Lender pursuant to a Security Document (except as provided in any such Security Document).

“Closing Date” has the meaning set forth in the Preamble to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all real and personal property, assets, rights, titles and interests of the Borrower, all of which is subject to the Security Documents, whether tangible or intangible, presently held or hereafter acquired, and all products and proceeds of the foregoing, including insurance proceeds related to the foregoing.

“Confidential Information” has the meaning specified in Section 7.14.

“Contingent Liability” means, for any Person, without duplication, all contingent liabilities of such Person determined in accordance with IFRS.

“Continuing Directors” means during any period commencing after the Closing Date, individuals who as of the Closing Date were directors of such Person (together with any new director whose election or appointment by such Person’s Board of Directors was approved by the Lender in its sole discretion).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, the ability to appoint or remove directors, senior officers, managers or other equivalent persons of such a Person, by contract or otherwise.

“Conversion Amount” has the meaning specified in Section 9.2(a).

 “Conversion Notice” has the meaning specified in Section 9.2(a).

“Conversion Period” means the period of time beginning on the Closing Date and ending on the Scheduled Maturity Date.

“Conversion Price” means an amount equal to the VWAP for the Shares for the five (5) Trading Days immediately following the day of the initial public announcement or press release relating to this Agreement or the Arrangement Agreement.

 “Conversion Provisions” means the terms and conditions pursuant to which the Lender may elect to exercise its Conversion Rights as provided in Article 9 hereof, including the provisions set forth in Schedule 9 hereto, and to receive payment in Shares.

“Conversion Rights” has the meaning specified in Section 9.2(a).

“Conversion Shares” has the meaning specified in Section 9.1.

“Date of Default” has the meaning specified in Section 10.2.(a).

“Debt Financing” means borrowing money, whether by selling bonds, bills, debentures, preferred Equity Interests or other similar Instruments, issuing promissory notes, indentures or other similar Instruments, entering into a loan or credit agreement or other similar Instrument or otherwise incurring or agreeing to enter into any Instrument or arrangement relating to or consisting of borrowed money Indebtedness.

“Default” means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

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“Default Rate” means a rate per annum of twelve percent (12%).

“Directed Advance” has the meaning specified in Section 3.5.

 “Draw Request” shall mean a written request for any disbursement of Loan proceeds in the form attached hereto as Exhibit B or in such other format as is acceptable to Lender.

 “Environmental Laws” means Governmental Requirements relating to pollution or protection of the environment, including Governmental Requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes which are applicable to the Borrower or any Subsidiary thereof, any Project or the other activities of and properties or assets owned, controlled or managed by the Borrower or any Subsidiary thereof.

“Equity Financing” means the sale or placement by the Borrower of Shares or other Equity Interests of the Borrower.

“Equity Interest Pledge Agreement” means a pledge, security and subordination agreement substantially in the form of Exhibit D, given by the Borrower for the benefit of the Lender, together with any other Instruments given or to be given by the Borrower for the benefit of the Lender that creates a Lien on and with respect to the Equity Interests of the Borrower or other Person in order to secure the Obligations, together, in each case, with all amendments, modifications, supplements and revisions thereof in accordance with its terms, together with all other Instruments now or hereafter filed, recorded or delivered to formalize, authorize and perfect the security interests granted therein.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options, rights, interests or other securities for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person; all of the warrants, options, Indebtedness, rights, interests or other securities exercisable for or convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares of capital stock (or such other interests); and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member, limited liability company or trust interests therein), whether voting or nonvoting, whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, and whether or not such shares, warrants, options, rights or other interests are certificated or uncertificated.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and its related rules, regulations, and published interpretations.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan; or (g) the receipt by any

4

Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon a Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning set forth in Section 10.1.

“Exchange Rate” means the United States Dollar to applicable currency exchange rate determined by the Lender by reference to the rates quoted in Federal Reserve Statistical Release H.10--Foreign Exchange Rates (Daily) for the Business Day of the calculation (which rates are quoted on the following Business Day).  If such rate is not so quoted, the Exchange Rate shall be the one established from time to time by Lender in its good faith and sole discretion.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, income or franchise Taxes imposed on (or measured by) the taxable income of the Lender or such recipient, as the case may be, or capital Taxes imposed on (or measured by) the taxable capital of the Lender or such recipient, in each case by the jurisdiction under the applicable law of which such recipient is organized or in which its principal office is located or which exercises valid taxation jurisdiction over such recipient, but for greater certainty, Excluded Taxes do not include withholding taxes imposed on the Lender or any such recipient in respect of payments or deliveries hereunder.

“Expropriation Event” means the appropriation, confiscation, expropriation, cancellation, seizure or nationalization (by Governmental Requirement, intervention, court order, condemnation, exercise of eminent domain or other action or form of taking) of ownership or control of the Borrower or any of its Subsidiaries or of any Project or Properties or any substantial portion thereof, or any substantial portion of the rights related thereto, or any substantial portion of the economic value thereof, or which prevents or materially interferes with the ability of a Person to own or operate the property or business subject to such action, including by the imposition of any Tax, fee, charge or royalty.

 “Governmental Authority” means the government of any nation and any state, provincial, territorial, divisional, county, regional, city and other political subdivision thereof, any tribal, aboriginal or native government or corporation, and any union or commonwealth of multiple countries, such as the European Union, in each case in which any property of the Borrower is located or which exercises valid jurisdiction over any such property or the Borrower, or in which the Borrower conducts business or is otherwise present, and any entity, court, arbitrator or board of arbitrators, agency, department, commission, board, bureau, regulatory authority or instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions that exercises jurisdiction over the Borrower or its properties or assets, including any Project, and any securities exchange or securities regulatory authority to which the Borrower is subject.

“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement (including Environmental Laws, the Project Permits, energy regulations, occupational, safety and health standards or controls, taxation laws and Securities Laws) of any Governmental Authority.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any Master Agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any Master Agreement, including any such obligations or liabilities under any Master Agreement.

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“IFRS” means international accounting standards as promulgated by the International Financial Reporting Standards Board.

 “Indebtedness” means, for any Person, without duplication, all indebtedness and liabilities of such Person determined in accordance with IFRS.

“Indemnified Party” has the meaning specified in Section 11.5.

“Initial Advance” means Lender’s initial Advance under this Agreement in the amount set forth on Schedule 2.1(a), to be made subsequent to or concurrently with execution of the Arrangement Agreement pursuant to the terms of Section 2.1(a).

 “Instrument” means any contract, agreement, undertaking, indenture, mortgage, certificate, document or writing (whether formal agreement, letter or otherwise) under which any obligation, duty, covenant, agreement, affirmation, undertaking or liability is evidenced, assumed or undertaken, or any right or Lien (or right or interest therein) is granted, authenticated, notarized, authorized or perfected, and any notice, registration, recordation, or filing associated with or required by any of the foregoing.

“Interest Shares” has the meaning specified in Section 3.1(b).

“IRS” means the United States Internal Revenue Service.

“Judgment Currency” has the meaning specified in Section 1.4.

 “Lender” has the meaning set forth in the Preamble to this Agreement.

“Lender’s Account” means the account or accounts designated from time to time by the Lender for receipt of funds paid by the Borrower, with the Lender’s Account as of the Closing Date set forth on Schedule 1.1(b).

“Lien” means any mortgage, deed of trust, debenture, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security Instrument in, on or to, any property or asset; or,  the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under, any conditional sale or other title retention agreement, capital lease or other agreement with respect to any property or asset; or, any adverse right or interest, defect in title, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership;  or, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument.  A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under IFRS but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

“Loan” means, individually or collectively, all loans made to the Borrower pursuant to this Agreement up to the full outstanding principal amount owing to the Lender pursuant to this Agreement, in the maximum cumulative amount of Two Million United States Dollars (US$2,000,000).

“Loan Documents” means this Agreement, the Promissory Note, the Security Documents, each Draw Request, each Omnibus Certificate, and each other Instrument executed by the Borrower or a Subsidiary of the Borrower, and delivered to the Lender in connection with this Agreement or any of the foregoing Instruments, whether or not specifically identified in this clause, as any of the foregoing may be amended, modified, supplemented, extended, revised or restated from time to time in accordance with their respective terms.

“Losses” has the meaning specified in Section 11.5.

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“Market Price” ” has the meaning set forth in the TSX Venture Exchange Corporate Finance Manual Policy 1.1, and refers to the last closing price of the Shares before either (i) the issuance of a news release relating to the delivery of Interest Shares or the Directed Advances or (ii) the filing of the Price Reservation Form required to fix the price at which the Shares are to be issued or deemed to be issued.

“Master Agreement” means any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.

“Material Adverse Effect” means, with respect to any Person, an effect, resulting from any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), which:

(a)

is materially adverse to the consolidated business, assets, revenues, financial condition, operations or prospects of such Person;

(b)

is materially adverse to the ability of such Person to make any payment or perform any other material obligation required under any Material Agreement, this Agreement, or any other Loan Document;

(c)

is materially adverse to any Project;

(d)

results in a liability or obligation (other than Permitted Liens or performing or entering into contractual commitments in the ordinary course of business which are not in default) of Five Hundred Thousand United States Dollars ($500,000) or more;

(e)

impairs the ability of the Lender to enforce any Borrower’s obligations, or the Lender’s rights, under any Loan Document; or

(f)

has an adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

“Material Agreements” means the contracts, agreements, leases, Instruments and other binding commitments and undertakings of the Borrower or any Subsidiary thereof which are identified in Schedule 1.1(d), and all other contracts, agreements, leases, Instruments and other binding commitments and undertakings of the Borrower or any Subsidiary thereof the performance or breach of which could reasonably be expected to have a Material Adverse Effect on the Borrower, including all agreements and Instruments for the sale, transfer or other disposition of minerals produced from any Project.

 “Maturity Date” means the first to occur of (a) the Scheduled Maturity Date, (b) the date on which the Lender elects to accelerate the due date of the Loan based upon the occurrence of a Repayment Event, as provided in Section 3.2(c), or (c) any date on which the Loan is accelerated by reason of an Event of Default pursuant to Section 10.2.

“Month” means a calendar month.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Obligations” means all duties, covenants, agreements, liabilities, indebtedness, indemnifications and obligations of the Borrower with respect to the repayment, payment or performance of all Indebtedness, liabilities and obligations (monetary or otherwise) of the Borrower, whenever arising, whether primary, secondary, direct, contingent, fixed or otherwise, and whether joint, several, or joint and several, established by or arising under or in connection with this Agreement or any other Loan Document, including, in each case, the payment of principal, interest, fees, expenses, reimbursements and indemnification obligations.

“Other Taxes” has the meaning specified in Section 3.7(b).

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“Party” or “party” means each party to this Agreement.

“PBGC” means the United States Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Liens” means those Liens identified in Schedule 6.1(j), together with the Liens permitted by Section 8.2.

“Permitted Third Party” has the meaning specified in Section 7.13.

“Person” means an individual, partnership, corporation (including a business trust), joint venture, limited liability company or other entity, or a Governmental Authority.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan of Arrangement” means the plan of arrangement, substantially in form set out in Schedule A of the Arrangement Agreement.

“Prepayment Date” has the meaning specified in Section 3.2(d).

“Projects” means, collectively, each of the following Projects: the Coosa Graphite Project and the Bama Mine Project.

“Project Mortgage” means (i) each mortgage, deed of trust or assignment of leases and agreements given by the Borrower for the benefit of the Lender, substantially in the form of Exhibit E hereto, and (ii) any other mortgage, deed of trust or other Instrument by which the Lender obtains a Lien in or on any ownership or leasehold interest in any real property, mineral rights or other property or assets of the Borrower to secure the Obligations, together with all amendments, modifications, supplements, extensions, revisions and restatements thereof in accordance with its terms.

“Project Permits” has the meaning specified in Section 6.1(s).

“Promissory Note” means the senior, secured promissory note made by the Borrower payable to the order of the Lender in the principal amount of Two Million United States Dollars (US$2,000,000), substantially in the form of Exhibit F hereto, as such promissory note may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

“Properties” means all real property rights, titles and interests, whether surface, subsurface, mineral, water or otherwise, and all fee interests, patented mining claims, unpatented mining claims, state leases, provincial leases, federal leases, private leases, other mineral or surface leases, rights of use, access rights, concessions, licenses, claims, rights, titles or interests, and all related, associated or appurtenant rights, in each case howsoever characterized or designated, that are owned, leased, held, or controlled, directly or indirectly by the Borrower or by a Subsidiary of the Borrower, with such rights, titles and interests described with respect to each Project in Schedule 1.1(e), together with all right, title and interest hereafter acquired by the Borrower or any of its Subsidiaries in or adjacent to the interests described in Schedule 1.1(e) and the lands subject to any Instrument identified in Schedule 1.1(e).

 “Repayment Event” means the occurrence of any one of the following at any time prior to the Maturity Date, which has not been approved in advance by the Lender: (a) the sale, assignment, transfer or other disposition by the Borrower, directly or indirectly, in one or more transactions, of any interest in any Project, which is greater than twenty-five percent (25%) of the Borrower’s aggregate right, title or interest therein as of the Closing Date; (b) the entry by the Borrower into a partnership, limited liability company, joint venture or other cooperative arrangement with one or more third Persons, which has the effect or is intended to have the effect of granting to any

8

such Person or Persons, directly or indirectly, the right to own, or right to acquire, more than twenty-five percent (25%) of the Borrower’s right to manage and operate any Project or of the Borrower’s aggregate right, title or interest in any Project; (c) the sale, assignment, transfer or other disposition by the Borrower, directly or indirectly, of the right to manage and operate any Project; (d) the entry into or grant of any Royalty, offtake agreement, supply agreement, sales agreement or other Instrument relating to the sale, conveyance, transfer or grant of an interest in graphite produced at or from any Project; (e) the agreement by the Borrower to enter into or undertake any of the foregoing items in parts (a) through (d) of this definition or to enter into an agreement with respect to the foregoing items in parts (a) through (d) of this definition; or (f) AGC shall fail obtain Shareholder Approval at the Shareholder Meeting.

“Representative” means any director, officer, partner, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of a Person.

“Royalty” means any share of graphite or other mineral production, including production payment, net profit interest, net smelter royalty, gross proceeds royalty and all other royalties of every type and characterization related to graphite or any other minerals.

“Scheduled Maturity Date” means June 30, 2018.

“Securities Laws” means all Governmental Requirements applicable to Equity Interests and the issuance of Equity Interests and the respective rules and regulations applicable thereto together with all binding policy statements, national instruments, orders, blanket rulings, mandatory guidelines and other applicable regulatory acts and instruments, together with all regulations, policies, rules or requirements imposed by any applicable securities exchange, trading platform or other Person.

“Security Agreement” means (i) a security agreement given by the Borrower for the benefit of the Lender, substantially in the form of Exhibit C hereto, (ii) each other Instrument whereby the Borrower subordinates its rights to receive payment of any amounts from any of its Subsidiaries to the complete payment in full of the Obligations, and (iii) any other security agreement or other Instrument by which the Lender obtains a Lien in or on any personal property or assets of the Borrower to secure the Obligations, together with all amendments, modifications, supplements, extensions, revisions and restatements thereof in accordance with its terms.

“Security Documents” means each Project Mortgage, each Security Agreement, each Equity Interest Pledge Agreement and each other Instrument granting a Lien to secure the payment and performance of the Obligations, together, in each case, with all amendments, modifications, supplements, extensions, revisions and restatements thereto or thereof in accordance with their respective terms, all schedules and exhibits attached thereto and all financing statements, personal property security act filings and other Instruments required to be filed or recorded or notices required to be given in order to authenticate and perfect the Liens created by the foregoing and all other Instruments now or hereafter delivered by the Borrower to the Lender in connection with this Agreement or any transaction contemplated hereby to secure the payment or performance of the Obligations.

“Shareholder Approval” means the requisite approval of the Arrangement Resolution by the shareholders of AGC at the Shareholder Meeting.

“Shareholder Meeting” means the special meeting of AGC shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held to consider the Arrangement Resolution.

“Shares” means the common shares of AGC.

“Standard Interest Rate” means three percent (3.0%) per annum.

“Subsidiary” means, in respect of any Person at any date, (i) any corporation, company, limited liability company, association, joint venture or other business entity of which securities, membership interests or other ownership interests representing fifty percent (50%) or more of the voting power of all equity interests are owned or

9

held, directly or indirectly, by such Person, (ii) any partnership, limited liability company or joint venture wherein the general partner, managing partner or operator is, directly or indirectly, such Person, or (iii) any other Person that is otherwise directly or indirectly Controlled by such Person.

“Taxes” has the meaning specified in Section 3.7(a).

“Tradable Shares” means Shares that are fully paid, duly issued and non-assessable; shall be evidenced by original certificates issued by AGC reflecting the Lender as the owner thereof; shall be free of Liens or other claims of rights or interests by third Persons therein; shall be free of contractual restrictions or obligations; and such Shares shall be freely transferrable in accordance with Securities Laws on a public stock exchange of recognized standing, including the TSX Venture Exchange, subject to any restrictions prescribed by National Instrument 45-102.

“Trading Day” means a day on which the TSX Venture Exchange or such other public stock exchange on which the Shares are principally traded is open and on which Shares are traded.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(l6) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States Dollars” and the symbol “US$” or the symbol “$” each mean dollars in lawful currency of the United States of America.

“VWAP” means Volume-Weighted Average Price, being the price per Share calculated by dividing (x) an amount equal to the total value of Shares traded during a particular time period, by (y) an amount equal to the total volume of Shares traded over that particular time period, which shall be based on the price and volume quotes provided by TSX Venture Exchange or such other applicable public stock exchange and published by Bloomberg, which amount shall be calculated by the Lender and deemed to be accurate absent manifest error.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Year” means a calendar year.

1.2

Accounting Principles.  All accounting terms not otherwise defined herein shall be construed, all financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with IFRS applied on a basis consistent with the financial statements referred to in Section 6.1(g) except as specifically provided herein.

1.3

Other Definitional Provisions; Date and Time References.

(a)

Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Schedules, the other Loan Documents and any certificate or other document made or delivered pursuant hereto.

(b)

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)

The word “including” means “including without limitation” or “including, but not limited to,” and does not create or denote a limitation.

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(e)

Unless otherwise expressly indicated, each reference to a time or date in any Loan Document shall be to the date and time in Denver, Colorado, United States of America.

(f)

Any calculation to be made under this Agreement shall be, in all instances, calculated by the Lender, acting in good faith, by reference to the terms, conditions and formulas described in this Agreement, and each such calculation shall be deemed controlling and final, absent manifest error.

1.4

Currency Conversions

.  For purposes of application of the provisions of this Agreement and the other Loan Documents, United States Dollars, Canadian Dollars and any other relevant currency amounts will be calculated and converted by the Lender, acting in good faith, by reference to the Exchange Rate.  If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Loan Document (“Agreement Currency”) into another currency, the Exchange Rate shall be used as the rate of exchange.  Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, the Borrower shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Lender of payment in the Judgment Currency, Lender can use the amount paid to purchase the sum originally due in the Agreement Currency.  If the purchased amount is less than the sum originally due, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss.  If the purchased amount is greater than the sum originally due, Lender shall return the excess amount to the Borrower (or to the Person legally entitled thereto).

ARTICLE 2
LOAN; USE OF PROCEEDS; FEES; FUTURE EQUITY FINANCINGS

2.1

Loan.  Subject to all of the terms and conditions of this Agreement and subject to the satisfaction of the applicable conditions precedent set forth herein, the Lender agrees to advance the Loan to the Borrowers subject to the terms set  forth herein.

2.2

Procedure for Advances. Advances may be requested and made from time to time in accordance with the provisions set forth herein.  To request an Advance, the Borrower shall submit a completed Draw Request to Lender accompanied by copies of the invoice(s) (or similar document (such as a lease, contract or other obligation document)) to be paid through the Advance.  The Draw Request shall specify the amount of the Advance requested and shall reference the specific invoice(s) (or similar document (such as a lease, contract or other obligation document)) to which the Advance will be applied.  In no event shall the Draw Request exceed the remaining available principal balance of the Loan.  Together with such additional information as Lender may reasonably require, the Draw Request shall include a certification that, as of the date of the request, all representations and warranties contained in Article 6 of this Agreement continue to be true and correct, no Default or Event of Default has occurred or is continuing hereunder, and the Borrower continues to be in compliance in all respects with all other terms, covenants and conditions contained in the Loan Documents.  The Draw Request shall be signed by the Borrower Representative.  With the exception of the Draw request for the Initial Advance, each Draw Request shall be submitted to Lender not less than ten (10) Business Days prior to the earliest due date provided in the invoice(s) to which the Advance will be applied.  Upon Lender’s review and approval of the Draw Request, Lender (at Lender’s sole discretion) shall make the Advance thereunder either directly to the Borrower by the deposit of funds directly to the Borrower’s Account or by way of direct payment(s) on the Borrower’s behalf to the payee(s) identified in the subject invoice(s).  Any charges or fees for late payment of any invoice(s) shall be charged to the account of the Borrower if and to the extent the late payment resulted from the Borrower’s failure to follow the requirements of this Section 2.2.  Each Draw Request shall be irrevocable once given and binding on the Borrower.

2.3

Repayment.  The principal amount of the Loan, together with interest thereon and all fees, costs and other amounts then owing, shall be due and payable in full on the Maturity Date.  The Borrower covenants and agrees to repay the Loan, together with interest thereon, in accordance with the terms of this Agreement.  Any part of the Loan that has been repaid by the Borrower may not be re-borrowed and shall not be re-advanced to the Borrower (except by the Lender in its sole discretion as a Directed Advance pursuant to Section 3.5).

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2.4

Use of Proceeds.  The Borrower will utilize the Loan solely for the purposes specified in the applicable Draw Request in accordance with, and as specified in, the Budget.

2.5

Frequency of Draw Requests and Advances.  Unless otherwise authorized by the Lender in writing, Borrower may only submit one Draw Request to Lender each Month up to a maximum amount of Two Hundred Fifty Thousand United States Dollars (US$250,000), and therefore, unless otherwise authorized by the Lender in writing, advances of the Loan shall be made no more frequently than once per Month.  The initial Draw Request for the Initial Advance shall be in the amount set forth in Schedule 2.1(a).

2.6

Lender Participation in Equity Financings.  In consideration of the commitment of the Lender to make the Loan, the Borrower hereby irrevocably grants to the Lender the option and right, at any time and from time to time in the Lender’s sole discretion, so long as the Lender or any of Lender’s Affiliates or successors holds any Shares or is a creditor of the Borrower, to participate or to nominate any of the Lender’s Affiliates, or successors to participate in any Equity Financing, at the same price and on the same terms and conditions as offered to other investors in such Equity Financing, such participation to be on a pro rata basis as determined on a partially-diluted basis by reference to the Lender’s percentage interest in the Shares that the Lender holds or shall be deemed to hold pursuant to its Conversion Rights at the time when an offer of participation is made, such that the Lender may maintain its partially-diluted percentage interest in the Shares, such right to be open for acceptance by the Lender for a period of twenty (20) Business Days from the date upon which Lender receives notice of the Equity Financing.  The Lender shall have the option and right, but no obligation or requirement, to participate in any such Equity Financing.  If the Lender elects to participate in such Equity Financing, the Lender shall participate in such Equity Financing on the same terms and conditions as other participants in such Equity Financing. The Borrower agrees to take any and all action and to obtain any and all approvals and consents, or to cause such action to be taken and such approvals and consents to be obtained, as is necessary or appropriate to allow the Lender to fully participate in any Equity Financing in accordance with the provisions of this paragraph.

2.7

No Fees or Commissions.  The Borrower has not incurred, nor will the Borrower incur, directly or indirectly any liability for brokerage or finder’s fees or agent’s commissions or any similar charges or fees in connection with this Agreement or the issuance of any Shares to the Lender contemplated hereby.

2.8

[Reserved].

2.9

Change of Control.  If a Change of Control occurs at any time while the Loan is outstanding, upon the election of the Lender, either (i) the Lender will have all principal and accrued but unpaid interest under the Loan, and any other amounts due hereunder, repaid in full in accordance with Section 2.3 above, or (ii) all principal, together with all accrued and unpaid interest under the Loan, shall be converted immediately prior to the Change of Control into Tradable Shares at the Conversion Price in accordance with the Conversion Provisions.

ARTICLE 3
PROCEDURE AND PAYMENT

3.1

Interest.

(a)

General.  Interest on the Loan shall accrue and shall be payable by the Borrower at the Applicable Interest Rate, as calculated based on a 360 day year.  Accrued but unpaid interest shall be payable in full on the Maturity Date.  For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a 360 day year is equivalent to the stated rate multiplied by the actual number of days in the year (365 or 366, as applicable) and divided by 360 days, and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.

(i)

Standard Interest Rate.  Absent an Event of Default, interest on the Loan shall accrue and be payable by the Borrower at the Standard Interest Rate.

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(ii)

Default Interest.  Interest on the Loan shall accrue and shall be payable by the Borrower at the Default Rate during all periods when an Event of Default has occurred and is continuing, including when any amounts payable by the Borrower as principal repayments, interest payments, expense payments or other amounts are due and payable hereunder, whether by acceleration or otherwise, but remain unpaid by the Borrower.  Without prejudice to the rights of the Lender under the preceding sentence, the Borrower shall indemnify the Lender against any direct loss or expense which the Lender may sustain or incur as a result of the failure by the Borrower to pay the Loan when due.  A certificate or other notice of the Lender submitted to the Borrower Representative setting forth the basis for the determination of Default Rate interest due and of the amounts necessary to indemnify the Lender in respect of such loss or expense, shall constitute evidence of the accuracy of the information contained therein in the absence of error and, absent notice from the Borrower Representative of such error, shall be conclusive and binding for all purposes.  Interest accruing at the Default Rate shall be payable on demand in immediately available funds in United States Dollars.

(b)

Payment of Interest.  Provided that no Default or Event of Default has occurred and remains outstanding and subject to the prior approval of the TSX Venture Exchange, the Borrower shall pay interest on the Loan by delivery of Tradable Shares (the “Interest Shares”) to the Lender on the Maturity Date.

The number of Interest Shares to be issued and delivered by the Borrower to the Lender to pay interest on the Loan shall be based upon a price per share that is not less than the Market Price of the Shares two (2) Business Days immediately before the accrued interest becomes payable and shall be determined by the Lender by dividing (i) the United States Dollar amount of the interest on the Loan which is due as of the Maturity Date, by (ii) the Market Price of the Shares two (2) Business Days immediately prior to the Maturity Date.  For the avoidance of doubt, neither the Conversion Price nor the Market Price as at the date of this Agreement shall be used for this purpose.  Furthermore, any such payment of accrued interest by Interest Shares will be subject to prior TSX Venture Exchange acceptance (with the application for TSX Venture Exchange acceptance to be made by the Borrower at the time the accrued interest becomes payable).  The Borrower agrees to cooperate with the Lender in seeking and obtaining such acceptance from TSX Venture Exchange

At the option of the Lender in its sole discretion, as evidenced by a written notice thereof delivered to the Borrower Representative within five (5) Business Days prior to the Maturity Date, the Borrower shall pay interest on the Loan in United States Dollars.

Payment of interest shall be deemed satisfied upon delivery to the Lender of the interest then due:  (x) in United States Dollars or (y) by the applicable number of Interest Shares, as directed by the Lender, in either case, on or prior to the Maturity Date.

(c)

Fractional Interests.  The Borrower shall not be required to issue fractional Interest Shares upon payment of interest on the Loan in Interest Shares.  If any fraction of a Share would, except for the provisions of this Section 3.1(c), be issuable upon payment of interest on the Loan in Interest Shares (or specified portion thereof), the Borrower shall issue to the Lender one (1) share for a fraction of an Interest Share greater than or equal to 0.50 and shall issue zero (0) shares for a fraction of an Interest Share less than 0.50.

3.2

Repayment of the Loan.

(a)

Principal Repayment.  The Loan shall be due and payable in full on the Maturity Date.

(b)

Voluntary Prepayment.  Upon not less than five (5) Business Days’ prior written notice from the Borrower Representative to the Lender, the Borrower may at any time prepay all or a portion of the Loan without penalty.  Upon the giving of notice of prepayment, which shall be irrevocable, the prepayment, together with all interest accrued through the prepayment date, shall be due and payable on the date set forth therein.  Any such voluntary prepayment of the Loan shall be in a minimum amount of Five Hundred Thousand United States Dollars (US$500,000) or (if lower) the full amount of the Loan then outstanding.  Amounts prepaid by the Borrower may not be re-borrowed by the Borrower (except, at the option of the Lender, as a Directed Advance made by the Lender pursuant to Section 3.5).

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(c)

Mandatory Prepayment.

(i)

The Borrower will prepay the Loan or a portion thereof as provided in this Section 3.2(c)(i) together with accrued interest on such prepaid amount (A) in full upon acceleration of the due date thereof pursuant to Section 10.2; and (B) in full on the repayment date specified in a written notice provided to the Borrower Representative by the Lender stating that the Lender requires the Loan to be repaid as a result of the occurrence of a Repayment Event.

(ii)

Amounts prepaid by the Borrower may not be re-borrowed by the Borrower (except, at the option of the Lender, as a Directed Advance made by the Lender pursuant to Section 3.5).

(d)

Payment of Interest.  Provided that no Default or Event of Default has occurred and remains outstanding, the Borrower shall pay interest accrued through such prepayment date in Interest Shares.  At the option of the Lender in its sole discretion, as evidenced by a written notice thereof delivered to the Borrower Representative within five (5) Business Days prior to the date for prepayment set forth in Section 3.2(b) or 3.2(c) above (the “Prepayment Date”), the Borrower shall pay interest associated with such prepayment in United States Dollars.  Upon the Borrower receiving such written notice from the Lender, the Borrower shall promptly seek the acceptance by the TSX Venture Exchange of such interest payment in Shares.  The number of Interest Shares which are required to be delivered by the Borrower to the Lender in satisfaction of any interest payment pursuant to Section 3.2(b) or 3.2(c) above, payable by the delivery of Interest Shares shall be determined by the Lender by dividing (i) the United States Dollar amount of the interest on the portion of the Loan which is to be prepaid, by (ii) the Market Price two (2) Business Days immediately prior to the Prepayment Date.  Payment of interest shall be deemed satisfied upon delivery to the Lender of the interest then due: (x) in United States Dollars or (y) by the applicable number of Interest Shares, as applicable, in each case in the form directed by the Lender.  The Borrower agrees to cooperate with the Lender in seeking and obtaining such acceptance from TSX Venture Exchange.

(e)

Illegality.  If the Lender shall notify the Borrower Representative that a Change in Law makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for the Lender to perform its obligations under this Agreement to maintain the Loan then outstanding hereunder, the Borrower shall, no later than 11:00 a.m. (Denver, Colorado time) on or before the date that is the earlier of (i) the date that is thirty (30) days after such notice is provided, or (ii) the earliest date required by applicable Governmental Requirements or Change in Law, prepay all of the Loan made by the Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and breakage fees, if any, required to be paid by the Lender as a result of such prepayment being made on such date.

3.3

Priority of Prepayments.  All prepayments made by the Borrower shall be applied first to any amounts (other than principal or interest) then payable by the Borrower hereunder or under any other Loan Documents, then to accrued and unpaid interest on the Loan so prepaid, then to the principal amount of the Loan.

3.4

Payments and Computations.  Except as otherwise expressly provided in this Agreement, payments by the Borrower pursuant to this Agreement or any other Loan Document, whether in respect of the Loan, interest or otherwise (other than interest or fee payments made by delivery of Shares), shall be made by the Borrower to the Lender not later than 12:00 noon (Denver, Colorado time) on the date due by delivery of United States Dollars in immediately available funds to the Lender’s Account, or such other account designated from time to time by notice from the Lender to the Borrower Representative in writing at least two (2) Business Days before any such due date.  Except as otherwise expressly provided in this Agreement, payments by the Borrower pursuant to this Agreement or any other Loan Document of interest, fees or other amounts in Shares shall be made by the Borrower to the Lender not later than 12:00 noon (Denver, Colorado time) on the date due by delivery of one or more duly authorized and issued Share certificates evidencing the number of Shares then due, issued in the name of the Lender or such Affiliate of the Lender as designated by the Lender in writing.  All payments under this Agreement to be made by the delivery of Shares shall be made by the delivery of Tradable Shares.  All decisions with respect to the payment of interest, fees or other amounts under this Agreement by either (i) the delivery of Tradable Shares, or (ii) the payment of immediately available funds, shall be made by the Lender in its sole discretion.  For the purposes of converting any amount from or into United States Dollars or any other currency, the parties shall use the Exchange Rate.  All payments hereunder, whether by delivery of Shares or of United States Dollars, shall be made by the Borrower without set off, deduction, withholding or counterclaim not later than on the

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date when due.  Any payments received hereunder after the time and date specified in this Section 3.4 shall be deemed to have been received by the Lender on the next following Business Day.  All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of three hundred sixty (360) days.  Whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

3.5

Directed Advances.  Subject to compliance with all applicable requirements of the TSX Venture Exchange and receipt of its prior approval, at any time during the Conversion Period, if the Borrower has repaid all or any portion of the Loan, the Lender, in its sole discretion, has the right and option, but shall have no obligation, to cause a re-advance (a “Directed Advance”) of such repaid amount, or any portion thereof, to be made to the Borrower for the purpose of allowing the Lender to convert such Loan provided to the Borrower pursuant to a Directed Advance into Conversion Shares in accordance with the Conversion Provision.  The TSX Venture Exchange is expected to treat any Directed Advance as a new private placement that is subject to the TSX Venture Exchange’s requirements, including its Policy 4.1.

Directed Advances shall be evidenced by the Lender’s delivery of notice in writing to the Borrower Representative, such notice to be delivered to the Borrower Representative at least ten (10) Business Days prior to the date on which the Directed Advance referred to therein is made and the related conversion into Conversion Shares takes place.  Subject to the requirements and approval of the TSX Venture Exchange, the Lender may make a Directed Advance at any time during the Conversion Period if the Borrower has repaid all or any portion of the Loan during the Conversion Period, and this Agreement shall remain in force and effect in accordance with its terms until the Scheduled Maturity Date for purposes of exercise of a Directed Advance, notwithstanding full and final payment and performance of the other Obligations.  Any Loan received by the Borrower pursuant to a Directed Advance shall be immediately converted into Conversion Shares pursuant to the Conversion Provisions (at the then Market Price as approved by the TSX Venture Exchange) and such Loan shall be deemed repaid upon delivery to the Lender of the appropriate number of Conversion Shares in satisfaction of such Directed Advance, as calculated in accordance with the Conversion Provisions. The Borrower agrees to cooperate with the Lender in seeking and obtaining the applicable approvals from the TSX Venture Exchange as referenced in this Section 3.5.

3.6

Increased Costs.

(a)

Increased Costs Generally.  If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;

(ii)

subject the Lender to any Taxes and Other Taxes payable by the Lender (other than Excluded Taxes) with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof; or

(iii)

impose on the Lender any other condition, cost or expense affecting this Agreement or Loan made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)

Certificates for Reimbursement.  A certificate of an authorized officer of the Lender setting forth the amount or amounts necessary to compensate the Lender or the Lender’s Affiliate, as the case may be, as specified in paragraph (a) of this Section 3.6 and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within ten

15

(10) Business Days after receipt thereof.  Contemporaneously with such certificate the Lender shall provide the Borrower with reasonable supporting evidence of the amounts claimed to be due from the Borrower to the Lender and the steps Lender took to minimize such amounts.

(c)

Delay in Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to this Section 3.6 shall not constitute a waiver of the Lender’s right to demand such compensation.

3.7

Taxes.

(a)

General.  Any and all payments and the delivery of any and all certificates, Shares, securities or other property or consideration by the Borrower hereunder shall be made in full, free and clear of and without deduction or withholding for any and all present or future taxes, levies, duties, imposts, assessments, deductions, charges, withholdings or other similar amounts, and all liabilities with respect thereto imposed on the Borrower, other than Excluded Taxes (all such non-excluded taxes, levies, duties, imposts, assessments, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”) and except as required by applicable law.  If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any such payment, certificate, Share, security or other property or consideration payable or deliverable hereunder to the Lender, (i) the sum payable and the certificates, Shares, securities and other property or consideration so deliverable shall, subject to applicable law, be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums, certificates, Shares, securities and other property or consideration payable or deliverable under this Section 3.7) the Lender receives an amount and certificates, Shares, securities and other property or consideration as the case may be equal to the amount and certificates, Shares, securities and other property or consideration it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay the full amount required to be deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and within the time for payment prescribed by applicable law.  If the Lender receives a credit against Excluded Taxes for any amounts deducted or withheld, the Lender shall deliver to the Borrower the amount of such credit.  If any additional Shares are to be issued pursuant to this paragraph, then such issuance is subject to compliance with the requirements of the TSX Venture Exchange and its prior approval of any such issuance.  The Borrower agrees to cooperate with the Lender in seeking and obtaining applicable TSX Venture Exchange approval for any such issuance

(b)

Other Taxes.  In addition, the Borrower agrees to pay any present or future stamp, sales, use or documentary taxes or any other excise or property taxes, charges, duties or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any of the Loan Documents, or any Instrument contemplated thereby (hereinafter referred to as “Other Taxes”), other than Excluded Taxes.

(c)

Tax Indemnity.  The Borrower hereby indemnifies the Lender for, and agrees to hold the Lender harmless from, the full amount of all Taxes and Other Taxes payable by the Lender (other than Excluded Taxes) and any liability, cost or amount (including penalties, interest and expenses) arising therefrom or with respect thereto.

(d)

Payment of Taxes.  Within thirty (30) days after the date required for payment of any Taxes or Other Taxes required to be deducted or withheld by the Borrower in respect of any payment or delivery to the Lender, the Borrower will furnish to the Lender a form of evidence of payment thereof acceptable to the Lender in its sole discretion.

(e)

Survival.  Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 3.7 shall survive the payment in full of the Loan, interest thereon and any other amounts due hereunder.

(f)

Further Assurances.  After receipt from the Borrower of each payment made pursuant to this Section 3.7, the Lender shall, if reasonably requested by the Borrower and at the Borrower’s cost and expense, submit and pursue any necessary applications to obtain any refund, credit, allowance, remission or deduction from income otherwise determined or tax otherwise payable, to which the Lender may be entitled from the taxation

16

authorities of any relevant taxing jurisdictions in respect of any payment of Taxes or Other Taxes referred to in this Section 3.7.  If any such refund shall be received or due payment of tax reduced by reason of such refund, credit, allowance, remission or deduction, the Lender shall, to the extent that it can do so without prejudice to its ability to retain the amount of such refund, credit, allowance, remission or deduction, promptly notify the Borrower Representative thereof and account to the Borrower for an amount equal to the refund received or credit, allowance, remission or deduction given.

3.8

Usury.  If any provision of this Agreement would oblige the Borrower to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” or a “usurious rate”, then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lender of “interest” at a “criminal rate” or a “usurious rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: (a) first, by reducing the amount or rate of interest; and (b) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the Lender which would constitute interest under applicable Governmental Requirements.

ARTICLE 4
COLLATERAL SECURITY

4.1

Security Documents.  As security for the due, prompt and complete repayment of the Loan and the payment of all other amounts due hereunder, and for the prompt and complete performance of all other Obligations, the Borrower shall execute and deliver to the Lender the Security Documents to which each of them is a party, in each case as and when contemplated by this Agreement or any other Loan Document.

4.2

Recordings and Filings of Security Documents.  The Lender will record, register or file with or deliver to appropriate Governmental Authorities, account debtors or other Persons, the Security Documents, as necessary or appropriate, at the Borrower’s expense, together with all other Instruments necessary to establish, attach, protect, maintain or perfect the Liens of the Lender, each with the Agreed Priority over all other security interest holders and mortgages.

4.3

Protection of Security Document Liens.  Borrower hereby authorizes the Lender to file such financing statements and other agreements, documents, registrations, filings or Instruments with such Governmental Authorities in such jurisdictions as Lender reasonably determines to be desirable and to take such other actions as the Lender determines to be necessary or desirable to legalize, authenticate, protect, perfect and maintain the perfection of the Liens in the Collateral identified in the Security Documents.  The Borrower agrees to cooperate with the Lender in delivering all share certificates and other certificates (together with stock transfers, transfer powers of attorney, or other appropriate Instruments, in each case executed in blank), if any, of Equity Interests pledged pursuant to a Security Document and in undertaking and completing all recordings, filings, registrations and other actions required in connection with the Security Documents, and the Borrower further agrees to promptly take all such other actions as the Lender may reasonably determine to be necessary or appropriate to confirm, perfect, maintain and protect the perfection of the Liens granted by the Security Documents.

4.4

Security Documents.  Borrower hereby agrees that notwithstanding any provision of any other Loan Document to the contrary, the Liens created pursuant to the Security Documents shall secure all Obligations.  The Security Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, or will be perfected security interests and Liens in accordance with the requirements specified in such Security Documents or elsewhere in this Agreement, each with the Agreed Priority.

4.5

Right of Set-off  Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower Representative (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the

17

Borrower now or hereafter existing, although such Obligations may be contingent and unmatured.  The Lender agrees promptly to notify the Borrower Representative and the appropriate Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section 4.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

ARTICLE 5
CONDITIONS PRECEDENT

5.1

Conditions Precedent to this Agreement and the Initial Advance.  The obligation of the Lender with respect to the Initial Advance is subject to satisfaction (or waiver by the Lender in its sole discretion) of each of the following conditions precedent:

(a)

The Lender or its counsel shall have received the following, with each Instrument dated on or no more than three (3) Business Days prior to the date of the proposed advance of a Loan (or as otherwise specified herein or agreed by the Lender), and in form and substance as shall be satisfactory to the Lender:

(i)

a copy of the Arrangement Agreement, duly executed by each party thereto;

(ii)

this Agreement, duly executed by the Borrower;

(iii)

the Promissory Note, duly executed by the Borrower, payable to the order of the Lender;

(iv)

each of the Security Documents, each duly executed by the applicable Borrower, together with any financing statements, filings or other Instruments for filing or registration, notarizations thereof, notices with respect thereto or other Instruments, including applicable estoppel letters, determined by the Lender, to be necessary or desirable to establish, maintain and perfect the Liens established pursuant to the Security Documents;

(v)

to the extent not specifically referenced, each other Loan Document, duly executed by the applicable Borrower or any of its Subsidiaries, as appropriate;

(vi)

an Omnibus Certificate of Officer for the Borrower, duly executed by an officer of AGC, substantially in the form of Exhibit A hereto;

(vii)

a Draw Request, duly executed by an officer of the Borrower Representative, substantially in the form of Exhibit B hereto;

(viii)

a certificate for the Borrower from (A) its jurisdiction of incorporation or organization (where applicable, from the Secretary of State and the Department of Revenue) and (B) each other jurisdiction identified on Schedule 5.1(a)(vii), confirming the due organization and good standing of the Borrower in such jurisdiction, as applicable;

(ix)

Reserved;

(x)

security legal opinions from legal counsel to the Borrower, in form and substance acceptable to the Lender, pertaining to the validity of the Security Documents and the security interests granted thereby and the perfection of such security interests;

(xi)

certificates of issuing insurance companies or brokers, confirming compliance by the Borrower with the insurance requirements set forth in Section 7.5;

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(xii)

accurate and complete copies of the financial statements of the Borrower referred to in Section 6.1(g);

(xiii)

evidence satisfactory to the Lender that all Shares issuable pursuant to this Agreement have been duly and validly authorized, and that such issuance of Shares shall comply with all applicable Governmental Requirements, including applicable Securities laws; and

(xiv)

all such other approvals, opinions, documents or Instruments as the Lender may reasonably request.

(b)

all representations and warranties made by the Borrower herein and in any other Loan Document shall be true and correct;

(c)

all approvals, consents and authorizations of Governmental Authorities or other Persons required in connection with this Agreement and the other Loan Documents, if any, shall have been obtained and remain in effect including the approval of the TSX Venture Exchange in connection with the issuance of Shares and Conversion Shares pursuant to this Agreement;

(d)

there shall be no pending or threatened (in writing) action or proceeding before any Governmental Authority against or affecting the Borrower or any Project which could reasonably be expected to have a Material Adverse Effect on the Borrower;

(e)

the Borrower shall have delivered to the Lender a copy of the current Budget, which has been approved by the Lender in its sole discretion;

(f)

since August 31, 2016, there shall have been no change, event or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect on the Borrower or on any Project;

(g)

the Lender shall have received, in form and substance satisfactory to the Lender, search results from all relevant jurisdictions wherein the Borrower conducts business or owns property, pertaining to all Lien filings, registrations and records appearing in such jurisdiction, together with copies of any documents, filings and Instruments on file in such jurisdictions;

(h)

all reasonably available data, reports, maps, surveys, financial statements, Instruments and other information requested by the Lender for its due diligence shall have been provided, and the Lender shall have completed its due diligence investigation of the Borrower and the Projects in scope, and with results, satisfactory to the Lender;

(i)

the Lender shall be satisfied with the form of the Loan Documents;

(j)

the Borrower shall have made all public disclosures (including all information material to the Borrower and the Projects) and submitted all applications, reports and information, and taken all other actions necessary, to comply fully with applicable Securities Laws, and the Lender shall have confirmed such compliance to its satisfaction;

(k)

the Borrower shall have performed and complied with all agreements and conditions herein and in the other Loan Documents required to be performed and complied with on or prior to the date of the proposed Loan, except those agreements and conditions waived by the Lender;

(l)

no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan;

(m)

except for litigation disclosed on Schedule 6.1(f), there shall not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to the Borrower or any of its Subsidiaries, or any Project that has not been settled, dismissed, vacated, discharged or terminated;

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(n)

the Lender shall have received all approvals of the board of directors of the Borrower necessary to consummate the transactions contemplated by this Agreement; and

(o)

the Lender shall have received all such other approvals, opinions, certificates, documents or Instruments as the Lender may reasonably request.

The Borrower Representative’s tender of a Draw Request shall be deemed to constitute a representation and warranty by the Borrower as of the date of the Loan that the conditions precedent in paragraphs (a) through (o) of this Section 5.1 have been, and remain, satisfied.

5.2

Conditions Precedent to All Loans.  The obligation of the Lender to make any Advance hereunder is subject to the satisfaction (or waiver by the Lender in its sole discretion) of the following conditions precedent on the date of making such Advance:

(a)

The representations and warranties made by the Borrower herein, in the Security Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Loan as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date;

(b)

No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Loan;

(c)

Immediately after giving effect to the making of any Advance of the Loan (and the application of the proceeds thereof), the aggregate sum of all outstanding Advances shall not exceed maximum Loan amount;

(d)

Except for litigation disclosed on Schedule 6.1(f), there shall not exist any litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to the Borrower or any of its Subsidiaries, or any Project, which has had, or could reasonably be expected to have, a Material Adverse Effect, or which could reasonably be expected to affect the legality, validity or enforceability of this Agreement or any other Loan Document, that has not been settled, dismissed, vacated, discharged or terminated;

(e)

The Borrower or any Project shall not have suffered a Material Adverse Effect; and

(f)

All conditions set forth in Section 2.1 and Section 2.2, including delivery of an executed Draw Request from the Borrower Representative, shall have been satisfied and all of the specific conditions with respect to such Advance shall have been, and shall remain, satisfied; the Borrower Representative shall have certified the satisfaction of all such conditions precedent by its delivery of a Draw Request.

Each Draw Request shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Advance that the conditions precedent applicable thereto have been, and remain, satisfied.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1

Representations and Warranties of the Borrower.  The Borrower, for itself and on behalf of each of its Subsidiaries, hereby represents and warrants to the Lender as follows:

(a)

Qualification and Organization.  It has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.  It is otherwise duly qualified to do business as a foreign corporation or other applicable entity in each jurisdiction where the nature of its business or properties requires such qualification, except where the failure to obtain such qualification could not reasonably be expected to result in a Material Adverse Effect. It is a corporation, partnership or a limited liability company, duly

20

incorporated or organized (respectively), validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable.

(b)

Subsidiaries.  Except as disclosed in Schedule 6.1(b), the Borrower does not have any direct or indirect Subsidiaries.  Schedule 6.1(b) sets forth a true and complete description of the capital structure of each direct or indirect Subsidiary of the Borrower.

(c)

Authorization; No Conflict.  The execution, delivery and performance by it of this Agreement and of the other Loan Documents to which it is a party have been duly authorized by all necessary shareholder, manager, partner, member and corporate action on the part of the Borrower and any Subsidiary thereof and do not and will not (i) contravene the articles of incorporation, articles, charter or by-laws, operating agreement, notice of articles or similar constituent documents of the Borrower or any Subsidiary thereof; (ii) violate any provision of any Governmental Requirement, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any Subsidiary thereof; (iii) result in a breach of or constitute a default under, or, except as set forth on Schedule 6.1(c), require the consent of any Person pursuant to, any Material Agreement to which the Borrower or any Subsidiary thereof is a party or by which the Borrower, any Subsidiary thereof or any of their respective properties may be bound or affected; (iv) trigger the application of any change of control or anti-assignment provisions in any Material Agreement to which the Borrower or any Subsidiary thereof is a party or by which the Borrower, any Subsidiary thereof or any of their respective properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Liens arising under the Security Documents) upon or with respect to any of the properties now owned by the Borrower or any Subsidiary thereof and  none of the Borrower or any of its Subsidiaries is in default in any material respect under any such Governmental Requirement, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d)

Governmental and Other Consents and Approvals.  Except as set forth on Schedule 6.1(d), no authorization or approval or other action by or consent of, and no notice to or filing or registration with, any Governmental Authority or any other Person is required (i) for the due execution and delivery of the Loan Documents, and the incurrence and due performance of, the financial obligations of the Borrower or any Subsidiary thereof under this Agreement or any other Loan Document, or (ii) except for ongoing filings obtained in the ordinary course of the Borrower’ business, for the due performance of all other Obligations of the Borrower or any Subsidiary thereof under this Agreement or any other Loan Document, except for such authorizations, approvals or other actions as have been obtained or notices or filings as have been made.

(e)

Binding Obligations.  This Agreement and each of the other Loan Documents constitutes a legal, valid and binding obligation of the Borrower and/or each Subsidiary thereof that is a party thereto, enforceable against the Borrower or such Subsidiary thereof that is a party thereto in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws or equitable principles affecting enforcement of creditors’ rights generally at the time in effect).

(f)

Litigation.  Except as set forth on Schedule 6.1(f), there is no claim, action, lawsuit, proceeding, arbitration or investigation pending or, to the knowledge of the Borrower, threatened in writing against or involving the Borrower or any Subsidiary thereof or any Project or any portion thereof, which alleges the violation of any Governmental Requirement, or which questions the validity of this Agreement or any of the other Loan Documents or any action taken or to be taken pursuant to this Agreement or any of the Loan Documents, which involves any Material Agreement, or which could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect on the Borrower.

(g)

Financial Statements; No Material Adverse Change.  The audited consolidated balance sheet of the Borrower as of August 31, 2016, and the related unaudited consolidated statements of operations and deficits of the Borrower for the period then ended, and the unaudited consolidated balance sheet of the Borrower as of August 31, 2017 and the related unaudited statement of operations and deficits of the Borrower for the period then ended, copies of which have been furnished to the Lender and are attached hereto as Schedule 6.1(g), fairly present the consolidated financial condition in all material respects of the Borrower as of such dates and the consolidated results of the operations of the Borrower for the period ended on such dates, all in accordance with IFRS consistently applied.  The Borrower does not have any material Contingent Liability or liability for taxes,

21

long-term leases or unusual forward or long-term commitments which are not reflected in such financial statements.  Since August 31, 2016, neither the business, operations or prospects of the Borrower, nor any of its properties or assets, have been affected by any occurrence or development (whether or not insured against) which could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect on the Borrower.

(h)

Other Agreements.  None of the Borrower or any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or Instrument (other than the Material Agreements) or subject to any charter or other corporate restriction which could reasonably be expected, upon a default thereunder or otherwise, to result in a Material Adverse Effect on the Borrower.

(i)

Information Accurate.  All reports, certificates, status updates and other information delivered to the Lender are true, accurate and complete in all material respects.  None of the written information delivered to the Lender by the Borrower or any Subsidiary thereof in connection with this Agreement or the transactions contemplated hereby or in connection with the business of the Borrower or the Projects contains any material misstatement of fact or omits to state a material fact, and all projections contained in any such information, exhibits or reports, were based on information which, when delivered, was true and correct in all material respects as of the date thereof, and to the knowledge of the Borrower all calculations contained in such projections were accurate in all material respects, and such projections presented the then-current estimate of the future business, operations and affairs of the Borrower or such Subsidiary thereof and, since the date of the delivery of such projections, except as disclosed in the financial statements delivered pursuant to Section 6.1(g), there has been no change in the assumptions underlying such projections, or the basis therefor or the accuracy thereof.

(j)

Title; Liens.

(i)

Schedule 1.1(e) completely and accurately describes all real property interests, including but not limited to leasehold interests and, including but not limited to, any and all surface estates and mineral estates owned by or subject to any license, option or similar agreement in favor of the Borrower that is part of the Projects;

(ii)

The Borrower and each Subsidiary thereof has good and marketable title to its owned real property and has valid rights to its leased property, including, in each case, the Properties, free and clear of Liens, except for Permitted Liens.  Schedule 1.1(e) describes the Borrower’s ownership in, to and of each Property and identifies any joint venturers, partners or other Persons that own an interest in any Property.  Except as described in Schedule 1.1(e), the Borrower owns an undivided one hundred percent (100%) of the beneficial and legal interest in each Property, free and clear of all Liens (subject only to Permitted Liens), royalties, production payments and other rights and interests of third parties, and the Borrower have good and marketable title thereto;

(iii)

Except as set forth on Schedule 1.1(e), there are no Royalties (of any kind or nature whatsoever, howsoever designated), production payments or other non-cost bearing interests in or to any Property or any Project;

(iv)

All taxes, charges, rates, levies and assessments that, if unpaid, would create a Lien or charge on any Project or any other property of the Borrower, have been paid in full and will be paid in full, in each case prior to delinquency;

(v)

All contractors, subcontractors, agents and other Persons providing services, materials or labor on or for the benefit of any Project have been paid in a timely manner for all work performed or services, goods or labor provided, on or with respect thereto, except where such payments are subject to a bona fide dispute, which is being diligently pursued by the Borrower pursuant to appropriate procedures;

(vi)

The Borrower and each Subsidiary thereof has delivered or made available to the Lender all requested surveys, reports, core sample information, data and other information concerning

22

the Projects and all assets, property and interests associated therewith, including the nature of the rights and interests thereto and therein owned by the Borrower and each Subsidiary thereof, which is in the possession or control of the Borrower or Subsidiary thereof or to which the Borrower or Subsidiary thereof has access; and

(vii)

The Security Documents create valid and effective Liens in and on the Collateral purported to be covered thereby, which Liens are currently (or will be upon the filing of appropriate Instruments with appropriate Governmental Authorities) perfected Liens with the Agreed Priority.

(k)

Capital Structure.  The Borrower and each Subsidiary thereof has the number of Equity Interests specified in Schedule 6.1(k).  All Equity Interests identified in such Schedule are duly and validly issued and are fully paid and non-assessable.  The Borrower has duly authorized sufficient Shares to permit the satisfaction of any obligation to issue Shares to the Lender as described herein (including with respect to the issuance of Shares with respect to the Interest Shares).  Except for such Shares, and as indicated in Schedule 6.1(k), the Borrower does not have any outstanding warrants, options, preferential rights or other obligations to issue additional shares or other Equity Interests, including any stock or securities convertible into or exercisable or exchangeable for any shares of its capital stock or any rights or options to purchase any of the foregoing, or to convert any existing Indebtedness to Equity Interests in the Borrower.  Except as set forth on Schedule 6.1(k), none of the Borrower or any of its Subsidiaries is a party to or subject to a shareholders agreement, voting agreement, proxy agreement, lock-up or other similar agreement with respect to the ownership or control of Equity Interests of the Borrower or any of its Subsidiaries.

(l)

Material Agreements; Absence of Default.  The Material Agreements identified in Schedule 1.1(d) hereto include all of the contracts, agreements, leases, Instruments and other binding commitments and undertakings of the Borrower and its Subsidiaries, the performance or breach of which could reasonably be expected to have a Material Adverse Effect on the Borrower, and the Borrower has provided the Lender with copies of each such Material Agreement.  None of the Borrower or any of its Subsidiaries is in material default under any of the Material Agreements, none of them has received any written notice of an asserted default thereunder from any other Person, and none of them has knowledge of a material breach by any counterparty thereto or the inability of any counterparty thereto to perform its obligations thereunder.

(m)

Taxes and Other Payments.  Except for matters which could not reasonably be expected to have a Material Adverse Effect, the Borrower and each Subsidiary thereof has filed all Tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges thereby shown to be owing and all claims for sums due for labor, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its respective properties and no claim for the same exists except as permitted hereunder, except any such Taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with IFRS have been set aside on the books of the Borrower or such Subsidiary, as applicable.

(n)

Environmental Laws.  Except as set forth in Schedule 6.1(n) hereto:

(i)

each Project has been owned, developed, operated, leased and utilized in material compliance with all applicable Governmental Requirements, including Environmental Laws;

(ii)

there are no currently outstanding or pending consent decrees, clean-up orders, mitigation orders, compliance orders, remediation orders or other material orders, decrees, judgments or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Project or any other property owned or held by the Borrower;

(iii)

none of the Borrower or any of its Subsidiaries has received any written notice of material violation, alleged material violation, material non-compliance, material notice of investigation, liability or potential material liability or request for information with respect to Environmental Laws or other environmental matters with regard to any Project or any other property owned or held by the Borrower, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened; and

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(iv)

with respect to each Project or any other property owned or held by the Borrower, there have been no past (which have been adversely determined), and there are no pending or threatened, lawsuits, claims, complaints, injunctions or any other governmental or judicial actions or proceedings with respect to any alleged material violation of any Governmental Requirements, including Environmental Law.

(o)

Indebtedness.  Except as disclosed in Schedule 6.1(o) hereto or specifically identified in the financial statements identified in Section 6.1(g),  none of the Borrower or any of its Subsidiaries has any existing intercompany Indebtedness, any Indebtedness for borrowed money, or any other Indebtedness.

(p)

Compliance with Laws, Etc.  Except as disclosed in Schedule 6.1(p), the Borrower and each Subsidiary thereof is in compliance in all material respects with all Governmental Requirements, including Environmental Laws and Securities Laws, as applicable.  Except as disclosed in Schedule 6.1(p), each Project is in compliance in all material respect with all Governmental Requirements.

(q)

Operation of Projects.  The Borrower have heretofore made available to the Lender all feasibility studies and geological, reserve, resource, metallurgical, engineering and financial data and evaluations of the Projects prepared by or for the benefit of the Borrower or otherwise in the possession of the Borrower.  The Borrower is not aware of any inaccuracy or omission in such information which has had or could reasonably be expected to result in a Material Adverse Effect.  The Budget has been developed by the Borrower in a prudent manner in accordance with standard industry practice, and the Borrower has no knowledge of any fact or state of affairs related thereto, or any defect or deficiency therein, which would cause it to be unable to undertake and complete the Budget during the period and at the costs specified therein.

(r)

Foreign Corrupt Practices.  None of the Borrower or any Affiliate of the Borrower or any Representative acting on behalf of the Borrower or any of its Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or other similar Governmental Requirements applicable to the Borrower; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(s)

Project Permits.  Except for permits, licenses, approvals, authorizations and consents which are to be obtained by the Borrower or Subsidiary thereof from time to time in the ordinary course of business and the absence or delay of which has not had and could not reasonably be expected to have a Material Adverse Effect on the development or operation of any Project, all permits, licenses, approvals, authorizations and consents of Governmental Authorities which are necessary to undertake and conduct the business of the Borrower or any Subsidiary thereof as it is currently being conducted are identified in Schedule 6.1(s) hereto (collectively, the “Project Permits”).  All Project Permits necessary to undertake and conduct the activities contemplated by the Budget have been obtained and are in full force and effect in accordance with their terms, free of material defaults, and no written notice alleging a breach or default under any of the Project Permits or challenging or questioning the validity of such Project Permit has been delivered, except to the extent disclosed to the Lender in Schedule 6.1(s).

(t)

Shares and Securities Representations.

(i)

The Shares to be issued to the Lender pursuant hereto and the issuance thereof have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable.  The Shares are, and will be, issued free and clear of any Lien, and the issuance of the Shares will not be subject to any preemptive or other similar right.

(ii)

The Borrower has received all necessary approvals and acceptances under applicable Securities Laws with respect to the Borrower entering into this Agreement and performing its obligations hereunder.

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(iii)

The Borrower is a reporting issuer or the equivalent in British Columbia, Alberta and Ontario and is in compliance in all material respects with its obligations under applicable Securities Laws of British Columbia, Alberta and Ontario and of the TSX Venture Exchange and is not included in any list of defaulting reporting issuers maintained by the securities commissions of British Columbia, Alberta and Ontario.

(iv)

The Borrower and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Shares or affect the price at which the Shares may be issued or resold, and the Borrower and its Affiliates will not, directly or indirectly, sell or purchase any Shares prior to the Maturity Date.

(v)

The issuance of the Shares and, if applicable, the Conversion Shares and the Interest Shares, will be exempt from the prospectus requirements of applicable Securities Laws and no document will be required to be filed and no proceeding taken or approval, permit, consent, order or authorization obtained under any such applicable Securities Laws in connection with the first trade of the Shares (assuming that: (i) at the time of such trade, at least four months have elapsed from the “distribution date” (as such term is defined in National Instrument 45-102)); (ii) such trade is not a “control distribution” as defined in National Instrument 45-102; (iii) no unusual effort is made to prepare the market or create a demand for the security that is the subject of the trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and, (v) if the Lender is an insider of AGC, it has no reasonable grounds to believe that AGC is in default of “securities legislation” (as defined in National Instrument 14-101 Definitions)).

(vi)

The Borrower’s executive officers and directors understand the nature of the Shares being sold hereby and recognize that the issuance of the Shares will have a potential dilutive effect on the equity holdings of other holders of the Borrower’s equity or rights to receive equity of the Borrower.  The board of directors of the Borrower has concluded in its good faith business judgment that the issuance of the Shares is in the best interests of the Borrower.  The Borrower specifically acknowledges that its obligation to issue the Shares, is binding upon the Borrower and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Borrower or parties entitled to receive equity of the Borrower.

(vii)

There are no material disagreements of any kind presently existing, or reasonably anticipated by the Borrower to arise between the Borrower and the accountants and lawyers presently employed by the Borrower, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the closing of the offerings hereunder.

(viii)

The Borrower has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finder’s fees or agent’s commissions or any similar charges or fees in connection with this Agreement or the issuance of any Shares contemplated hereby.

(u)

Solvency.  As of the Closing Date, and after giving effect to the transactions contemplated hereby, the Borrower and its Subsidiaries: (i) are and will be solvent, (ii) have sufficient capital to carry on their business and transactions, and all business and transactions in which they are about to engage, and to pay their debts as they become due, (iii) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature, and (iv) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingent liabilities).

(v)

ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect:

(i)

Each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to qualify under Section 401(a) of the Code has

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received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii)

There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

(iii)

(A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Plan has any Unfunded Pension Liability; (C) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (D) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

(w)

Defined Benefits Plans.  The Borrower does not maintain, sponsor, administer, contribute to or participate in, any pension plan with a “defined benefit provision” as such term is defined under the Income Tax Act (Canada).

6.2

Representations and Warranties of the Lender.  The Lender hereby represents and warrants to the Borrower that the following are true and correct as of the date of this Agreement and will be true and correct as of the date of the issuance of any Shares as provided hereunder as though made as of such date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

(a)

Risk of Loss.  The Lender recognizes that: (i) the acquisition of the Shares involves a high degree of risk, is speculative and only investors who can afford the loss of their entire investment should consider investing in the Borrower and/or the Shares; (ii) the Lender may not be able to liquidate its investment; (iii) transferability of the Shares is limited; and (iv) in the event of a disposition of the Shares, the Lender could sustain the loss of its entire investment.

(b)

Accredited Investor. The Lender is an “accredited investor” as defined in National Instrument 45-106. The Lender agrees to furnish any additional information requested by the Borrower to assure compliance with applicable Securities Laws in connection with the purchase and sale of the Shares.

(c)

Evaluation.

(i)

The Lender has such knowledge, skill and experience in business, financial and investment matters that the Lender is capable of evaluating the merits and risks of an investment in the Shares. With the assistance of the Lender’s own professional advisors, to the extent that the Lender has deemed appropriate, the Lender has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Agreement. The Lender has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition and the Lender is able to bear the risks associated with an investment in the Shares.

(ii)

The Lender has relied solely upon the information provided by the Borrower in making its decision to invest in the Shares and has not relied upon any other representation or other information (whether oral or written) from any other third party.

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(d)

No General Solicitation. The Lender represents that no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Lender did not:  (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(e)

Prospectus Exemption. The Lender understands that the issuance of the Shares is exempt from the prospectus requirements of applicable Securities Laws.  The Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and the Shares may not be offered or sold in the United States or to a U.S. person except in compliance with the requirements of an exemption from registration under the U.S. Securities Act and any applicable state securities laws;

ARTICLE 7
AFFIRMATIVE COVENANTS OF THE BORROWER

Until full and final payment and performance of the Obligations (other than contingent indemnification Obligations for which no claim has been made and Obligations related to any unexercised right to make a Directed Advance), the Borrower shall, unless the Lender otherwise consents in writing (which consent the Lender may grant or withhold in its sole discretion), perform all covenants in this Article 7.

7.1

Compliance with Laws, Etc.  Except as set forth in Schedule 7.1 with respect to past compliance (so long as the applicable Borrower or Subsidiary thereof diligently disputes the alleged non-compliance in good faith and pursuant to appropriate procedures), the Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all applicable Governmental Requirements, including Environmental Laws, and the Borrower shall own, operate and manage, and shall cause each of its Subsidiaries to own, operate and manage, the Projects in compliance in all material respects with all applicable Governmental Requirements, including Environmental Laws.  The Borrower shall pay, and shall cause each Subsidiary thereof to pay, all Taxes, assessments, and governmental charges imposed upon them or their respective property before the same become delinquent, except to the extent contested in good faith and adequately reserved for in accordance with IFRS to the Borrower or any Subsidiary thereof.

7.2

Project Permits.  The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Project Permits.  The Borrower shall own, operate and use, and shall cause each of its Subsidiaries to own, operate and use, each Project in compliance with the Project Permits in all material respects.  The Borrower shall, and shall cause each of its Subsidiaries, to obtain all Project Permits, and the Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, all Project Permits in full force and effect.

7.3

Reporting Requirements.  The Borrower Representative shall deliver to the Lender the reports, information, notices and certificates set forth below:

(a)

Monthly Reports.  As soon as practicable, but in any event no later than ten (10) days after the end of each Month, the Borrower Representative shall submit to the Lender a report with respect to the Borrower and the Projects during the preceding Month, in form and content satisfactory to the Lender, to include a summary description of actions taken with respect to the Projects during the prior Month, a description of actual expenditures (as compared to the Budget) and such other data and information reasonably requested by the Lender.

(b)

Monthly Financial Information.  As soon as available and in any event within ten (10) days after the end of each fiscal month of the Borrower, the Borrower Representative shall deliver to the Lender a consolidated unaudited balance sheet of the Borrower, each as of the end of such month and unaudited statements of consolidated income of the Borrower for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month.

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(c)

Annual Financial Information.  As soon as available and in any event within ninety (90) days after the end of each fiscal year, a consolidated balance sheet of the Borrower as of the end of such year and consolidated statements of income, cash flow and retained earnings of the Borrower for such year audited by UHY McGovern Hurley LLP or other independent registered accountants reasonably acceptable to the Lender.

(d)

Litigation; Claims.  Promptly after initiation thereof or receipt of notice with respect thereto, notice of any claims, proceedings, litigation or material disputes by, against, or otherwise involving the Borrower or any Subsidiary thereof, or any Project, or other litigation which could reasonably be expected to have a Material Adverse Effect on the Borrower or any Subsidiary thereof, together with copies of the court filings or other documents associated therewith.

(e)

Securities Law and Exchange Filings.  All annual information forms, proxy circulars, material change reports, prospectuses and other filings by the Borrower with Governmental Authorities in respect of securities matters and compliance with Securities Laws, and all material filings with any public stock exchange upon which the Shares are traded.

(f)

Material Agreements.  Promptly after receipt thereof, copies of any notices of default or claims of material breach received or sent by the Borrower or any Subsidiary thereof, pertaining to any of the Material Agreements or any Project, and, promptly after receipt thereof, copies of all Material Agreements entered into by the Borrower after the date of this Agreement.

(g)

Environmental Matters.  Promptly after the filing or receipt thereof, copies of (i) all new Project Permits, together with a description thereof and (ii) all claims by and notices with or from any Governmental Authority or any other Person alleging material noncompliance with or violation of Environmental Laws or Project Permits and any correspondence in response thereto.

(h)

Reserved.

(i)

Changes in Capital Structure.  The Borrower Representative shall promptly provide the Lender with prior written notice of any change in the number and ownership of Equity Interests of the Borrower, including an updated Schedule 6.1(k) to replace the Schedule 6.1(k) provided to the Lender on the date of this Agreement.

(j)

Other Information; Updated Schedules.  Such other certificates, reports, data, and information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary thereof or the Projects as the Lender may from time to time reasonably request.  Revised and updated Schedules prepared and provided by the Borrower on behalf of the Borrower pursuant to this Section 7.3 shall be in form and content reasonably acceptable to the Lender.

7.4

Inspection

.  At any reasonable time during normal business hours and from time to time, on reasonable notice, the Borrower shall permit, and shall cause each of its Subsidiaries to permit, the Lender and its Representatives to examine and make copies of and abstracts from the records and books of account of, and to visit the properties of, the Borrower and each Subsidiary thereof (including the Projects) and to discuss the affairs, finances and accounts of the Borrower or any Subsidiary thereof with any Representative of the Borrower or any Subsidiary thereof.  If no Default or Event of Default has occurred and is continuing, the Lender may visit and inspect the Projects once per year at the expense of the Borrower.  If no Default or Event of Default has occurred and is continuing, the cost and expense of visits and inspections by the Lender and its Representatives, other than as stated herein, shall be for the account of the Lender.  At any time when a Default or Event of Default has occurred and is continuing, the cost and expense of all site visits and inspections by the Lender or its Representatives shall be for the account of the Borrower.  Borrower will not be responsible for injuries to or damages suffered by Representatives of the Lender while visiting the properties of the Borrower or a Subsidiary thereof (including the Projects) if such injuries or damages are caused by or directly result from the gross negligence or willful misconduct of the Lender or its Representatives.

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7.5

Maintenance of Insurance.  The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with respect to its assets and business generally and with respect to the Projects, insurance with responsible and reputable insurance companies or associations that covers liabilities, property damage or loss and other risks in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations engaged in the same or similar businesses.  Each of the Borrower’s insurance policies, excluding the Borrower’s director and officer insurance policies, shall name the Lender as loss payee or additional insured, as appropriate, and shall contain an endorsement providing that such insurance cannot be terminated or amended without at least thirty (30) days prior notice to the Lender, and the Borrower Representative shall have provided certificates of issuing insurance companies or brokers, confirming compliance by the Borrower with the insurance requirements set forth in this Section 7.5.

7.6

Keeping of Records and Books of Account.  The Borrower shall keep, and shall cause each of its Subsidiaries to keep, adequate records and books of account, in which complete entries shall be made reflecting all financial transactions of the Borrower and each Subsidiary thereof, and with respect to the Borrower and each Subsidiary thereof on a consolidated basis, the foregoing shall be in accordance with IFRS to the Borrower and each Subsidiary thereof at such point in time, and in each case, consistently applied.

7.7

Preservation of Existence, Etc.  The Borrower shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its respective corporate existence, rights, franchises and privileges in the jurisdiction of their incorporation or formation; and, the Borrower will qualify and remain qualified, and will cause each of its Subsidiaries to qualify and remain qualified, as a foreign entity in each jurisdiction in which such qualification is necessary in view of their business and operations or the ownership of their properties.  The Borrower will comply in all material respects, and will cause each of its Subsidiaries to comply in all material respects, with all applicable Governmental Requirements and all Securities Laws, concerning disclosure of matters relevant to such Persons and their properties; and, the Borrower will timely file, and will cause each of its Subsidiaries to timely file, full and complete reports concerning their business and operations as required by such Governmental Requirements and Securities Laws.

7.8

Conduct of Business.  The Borrower shall engage solely, and will cause the Borrower and each of its Subsidiaries to engage solely, in the business of developing and operating the Projects, and other activities incident thereto, in accordance with generally accepted industry practices.  The Borrower shall, and shall cause each of its Subsidiaries, to develop, manage, operate and use the Projects in accordance with prudent industry practices and with the Budget.

7.9

Notice of Default.  The Borrower Representative shall furnish to the Lender as soon as possible and in any event within three (3) Business Days after discovering the occurrence of each Event of Default or Default continuing on the date of such statement, a statement of the president or chief financial officer of the Borrower Representative, setting forth the details of such Event of Default or Default, and the action which the Borrower proposes to take with respect thereto.

7.10

Defense of Title and Rights.  The Borrower shall preserve and defend, and shall cause each of its Subsidiaries to preserve and defend, its respective ownership of all right, title and interest in and to the Properties and the Projects, and its other material assets, property and rights as such title is represented and warranted in Section 6.1(j).  The Borrower shall defend, and shall cause each Subsidiary thereof to defend, the Liens in favor of the Lender under the Security Documents, and the Borrower shall maintain and preserve, and shall cause each Subsidiary thereof to maintain and preserve, such Liens as perfected Liens with their Agreed Priority.  The Borrower shall ensure that the Security Documents shall at all times cover and extend to all assets, properties, rights and interests of the Borrower or Subsidiary.

7.11

Material Agreements.  The Borrower shall comply with, and shall cause each Subsidiary thereof to comply with, the terms and conditions of each of the Material Agreements except where any non-compliance could not reasonably be expected to cause a material default under such Material Agreement or to have a Material Adverse Effect.

7.12

Maintenance of Unissued Shares; Compliance with Securities Laws; TSX Venture Exchange Listing and Compliance.

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(a)

AGC shall, and shall cause each Subsidiary to, comply in all material respects with all applicable Securities Laws.  Forthwith after the issuance of Shares pursuant to this Agreement, AGC shall file such forms, documents and Instruments, and to take such actions as may be required by Securities Laws and TSX Venture Exchange relating to the issuance or registration of any Tradable Shares.

(b)

AGC shall, and shall cause each Subsidiary to, comply with all applicable TSX Venture Exchange rules and policies, including TSX Venture Exchange quantitative and qualitative continued listing requirements, and AGC shall maintain its listing on TSX Venture Exchange in good standing.

(c)

AGC will at all times maintain sufficient authorized but unissued Shares to meet its obligations hereunder, and all Shares issued to the Lender hereunder shall be Tradable Shares.

7.13

Reserved.

7.14

Public Announcements.  The Borrower will receive Lender’s consent prior to issuing any press release or other public announcement regarding this Agreement, the Lender (or any of its Affiliates) or the transactions contemplated hereby.  The Borrower shall not make or issue any public announcement, press release, public statement or other public filing or issuance with respect to this Agreement, the transactions contemplated hereby, or the Lender (or any of its Affiliates), without the prior review, comment and approval of the Lender; provided, that if such public announcement, press release, public statement or other public filing or issuance is required by applicable Governmental Requirements, then the Lender shall not unreasonably withhold or delay its consent.  The party proposing to make an announcement, press release, public statement or other public filing shall provide a copy of any such proposed public announcement, press release, public statement or other public filing or issuance to the Lender for review and comment at least two (2) Business Days prior to release.  The Borrower agrees to incorporate any reasonable comments or changes proposed by the Lender.  Any comments provided by the Lender shall not be considered certification by such party as to the accuracy, veracity or completeness of the information contained in such public announcement, press release, public statement or other public filing or issuance, or a confirmation or certification by the Lender that the content of such document complies with Securities Laws or other applicable Governmental Requirements.

7.15

Maintenance of Borrower’s Account.  The Borrower shall establish and maintain the Borrower’s Account as its primary operating account, in the location and with the bank or financial institution described on Schedule 1.1(a), and shall not change such account without the Lender’s prior written consent.  The Borrower shall ensure that the Borrower’s Account remains subject at all times to a Lien in favor of the Lender as established by the applicable Security Documents.  The Borrower shall maintain all proceeds of the Loan in the Borrower’s Account until such time as amounts are withdrawn and expended as allowed by Section 2.5 in accordance with the Budget.

7.16

Completion of Actions.  The Borrower shall promptly and diligently use its best efforts to pursue, obtain, complete and satisfy those actions and undertakings set forth on Schedule 7.16 hereto by the deadlines provided therein; provided, that, if such actions and undertakings are not completed to the reasonable satisfaction of the Lender by the deadlines set forth in Schedule 7.16, then it shall be an Event of Default hereunder.

7.17

Shares Delivered to the Lender.  All Shares issued and delivered to the Lender, whether as Interest Shares or otherwise, shall be (a) fully paid, duly issued and non-assessable; (b) issued by AGC in original certificates reflecting the Lender (or its designee) as the owner thereof and will bear a legend in accordance with applicable Securities Laws; (c) free and clear of all Liens and other claims of right or interest by any third Person and shall be free and clear of other contractual restrictions or obligations (other than those agreed to and entered into by the Lender); and (d) such Shares shall be freely transferrable in accordance with Securities Laws on a public stock exchange of recognized standing.

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ARTICLE 8
NEGATIVE COVENANTS OF THE BORROWER

Until the full and final payment and performance of the Obligations (other than contingent indemnification Obligations for which no claim has been made and Obligations related to any unexercised right to make a Directed Advance), the Borrower shall, unless the Lender otherwise consents in writing (which consent the Lender may grant or withhold in its sole discretion), perform all covenants in this Article 8.

8.1

Indebtedness.  Borrower shall not, and shall cause its Subsidiaries to not, directly or indirectly, create, incur, assume, agree to or suffer to exist, any Indebtedness, except (a) Indebtedness hereunder; (b) Indebtedness secured by Liens permitted by Section 8.2, so long as the principal amount of such Indebtedness shall not increase from the amount in existence on the Closing Date; (c) Indebtedness existing on the date hereof disclosed to the Lender on Schedule 6.1(o) hereto, so long as the principal amount of such Indebtedness shall not increase from the amount in existence on the Closing Date; (d) unsecured account trade payables, bank overdrafts and other similar unsecured Indebtedness incurred in the ordinary course of business, so long as such amounts are not overdue or delinquent; (e) Debt Financing provided by a third Person to the Borrower to the extent necessary to develop and operate a Project related thereto in accordance with the Budget, to the extent that the terms, conditions and amount of such Debt Financing are consented to by the Lender in its sole discretion and are in compliance with the Budget; and (f) unsecured Indebtedness of the Borrower owing to any of its Subsidiaries (provided that such intercompany Indebtedness is subordinated, pledged as security for the Obligations, and postponed to the payment in full of the Obligations).

8.2

Liens, Etc.  Borrower shall not, and the Borrower shall cause its Subsidiaries to not, directly or indirectly, create, grant, incur, assume, agree to or suffer to exist any Lien upon or with respect to any of its properties or assets, including any portion of the Properties or its interest in the Projects or any other real or personal property or assets of the Borrower or any Subsidiary of the Borrower, now owned or hereafter acquired, or assign or otherwise convey any right to receive the production, proceeds or income therefrom (other than with respect to the sale of mineral production from the Projects), except:

(a)

Liens for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(b)

Liens imposed by law, such as carriers, warehousemen and mechanics’ liens and other similar liens arising in the ordinary course of business associated with amounts not yet due and payable, or which are being diligently disputed by the Borrower in good faith and pursuant to appropriate procedures;

(c)

reserved;

(d)

reserved;

(e)

Liens outstanding on the date hereof and described in Schedule 6.1(j) hereto;

(f)

Liens arising under the Security Documents;

(g)

cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure workmen’s compensation, unemployment insurance, surety or appeal bonds, reclamation bonds, costs of litigation (when required by law), public and statutory obligations;

(h)

Liens given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the Borrower; and

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(i)

Liens securing third-party financing for the Projects as contemplated and permitted by Section 8.1(e).

Notwithstanding the foregoing, if the Borrower shall grant or allow a Lien on any of its properties or assets in violation of this Section 8.2, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such properties or assets to and in favor of the Lender as additional security for the Obligations, to the extent that such a Lien has not already been granted to the Lender.

8.3

Assumptions, Guarantees, Etc

. of Indebtedness of Other Persons.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, directly or indirectly, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any Indebtedness of any other Person, except (a) guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (b) in connection with Indebtedness contemplated by Section 8.1(e).

8.4

Liquidation; Merger; Change in Ownership.  Except as provided under the Arrangement Agreement, the Borrower shall not, and the Borrower shall cause its Subsidiaries to not, liquidate or dissolve, or enter into any consolidation, amalgamation, arrangement, business combination or merger, or enter into any partnership, joint venture or other combination where such combination involves a contribution by the Borrower or any Subsidiary thereof of all or substantially all of its assets, or sell, lease or dispose of its business or assets as a whole or in an amount which constitutes substantially all of such assets, or enter into any agreement with respect to the foregoing or agree to do or undertake any of the foregoing.

8.5

Restrictive and Inconsistent Agreements.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, enter into any agreement or undertaking or incur or suffer any obligation prohibiting or inconsistent with the performance by the Borrower of its Obligations under the Loan Documents or any Material Agreement.

8.6

Burdens on Production.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, grant, sell, transfer, assign or convey, directly or indirectly, to any Person any Royalty (of any kind or nature whatsoever, howsoever designated), production payment or other non-cost bearing interests in or to any Property or any Project, other than the Royalties listed in Schedule 1.1(e).

8.7

Investments in Other Persons.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, directly or indirectly: (a) make any loan or advance of credit (other than as contemplated by the Budget, or approved capital expenditures and exploration expenses, or from the Borrower to the Borrower) to any Person utilizing the Loan proceeds or (b) purchase or otherwise acquire the capital stock, indebtedness, obligations of, or any interest in, any Person (other than readily marketable direct obligations of the United States of America and certificates of time deposit issued by a commercial bank of recognized standing operating in the United States of America, or other investment grade instruments reasonably approved by the Lender).

8.8

Sale of Project Assets.  The Borrower shall not, and shall cause its Subsidiaries to not, directly or indirectly, sell, transfer, assign or otherwise dispose of any of their respective assets or properties, including any assets or properties related to any Project, except for sales of graphite in the ordinary course of business pursuant to (a) sales agreements in existence as of the Closing Date and disclosed on Schedule 1.1(d), and (b) sales agreements approved by the Lender.  The Borrower shall not, and shall cause its Subsidiaries to not, directly or indirectly, enter into or agree to any offtake agreement, supply agreement, sales agreement or other Instrument relating to the sale, conveyance, transfer or grant of an interest in graphite produced at or from any Project, without the prior written approval of the Lender, except for sales of graphite in the ordinary course of business pursuant to sales agreements approved by the Lender in accordance with the foregoing.

8.9

Acquisitions.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, purchase or acquire any Equity Interests of any Person, or purchase or acquire all or substantially all the assets of any Person, or purchase or acquire a division or business of any Person.

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8.10

Dividends; Reduction in Capital.  The Borrower shall not (a) declare, accrue or pay any dividends, whether in cash or in Equity Interests, or (b) buy back any of its Shares or otherwise reduce its capital, while any Loan or any other amount hereunder remains outstanding and unpaid.

8.11

Limitation on the Issuance of Shares.  The Borrower shall not sell, transfer or issue, and the Borrower shall not cause or permit any Subsidiary to sell, transfer or issue, any Equity Interest of the Borrower or any Subsidiary, except for the sale, transfer or issuance of Equity Interests to any of its Subsidiaries, which are subject to an Equity Interest Pledge Agreement in favor of the Lender upon the sale, transfer or issuance of such Equity Interests to the Borrower. The Borrower shall not split, subdivide, combine, consolidate, reverse split, or reclassify any shares of its capital stock, undertake any capital reorganization or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof).

8.12

Budget.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, materially amend, modify, supplement or revise the Budget without the prior consent of AGC’s Board of Directors and, if such consent is obtained, then by the Lender, which consent may be withheld by the Lender in its sole discretion.  For the purposes of the foregoing, a material amendment, modification, supplement or revision requiring consent of AGC’s Board of Directors and the Lender shall not include an anticipated or actual negative variance in the Budget (a) created solely by a change in the timing of when the Borrower makes an expenditure or (b) that relates solely to an expenditure that the Borrower, to its knowledge and in accordance with generally accepted industry practices, reasonably expects to offset against other savings within the period of time covered by such Budget.  The Borrower shall not, and shall cause its Subsidiaries to not, make, agree to make, accrue or incur any expenditure of any nature whatsoever, or any commitment therefor, unless such expenditure is included and described in the Budget or unless such expenditure receives prior approval by AGC’s Board of Directors and, if such approval is obtained, then by the Lender, which approval may be withheld by the Lender in its sole discretion.

8.13

Material Agreements.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, (a) enter into or agree to enter into any Material Agreement, or (b) modify, amend or knowingly waive any material rights with respect to any Material Agreement to which any such Person is a party, in each case without the prior written consent of the Lender.

8.14

Limitation on Hedging.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, enter into any Hedge Contract without the prior written consent of the Lender.

8.15

Transactions with Affiliates.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, sell, lease, assign or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with or make any payments to, any Affiliate or any officer or employee of the Borrower or a Subsidiary of the Borrower; provided, however that the Borrower or Subsidiary may engage in such a transaction so long as (a) it is entered into and completed in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such  Subsidiary than could be obtained on an arm’s-length basis from unrelated parties, (b) it does not remove any property or asset from the coverage of any Security Document in favor of the Lender or otherwise have a material adverse effect on any Collateral or any Security Document, and (c) the Borrower Representative has provided written notice thereof to the Lender.

8.16

New Subsidiaries.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, organize or acquire any Subsidiary.  In the event the Lender consents to the organization or acquisition of a Subsidiary by the Borrower, (a) the Borrower Representative shall provide the Lender with written notice thereof and an updated Schedule 6.1(b) to replace the Schedule 6.1(b) provided to the Lender on the date of this Agreement; and (b) the Borrower and each new Subsidiary of the Borrower shall execute and deliver such Security Documents and other Instruments reasonably requested by the Lender.

8.17

Use of Loan Proceeds.  The Borrower shall not, and the Borrower shall cause its Subsidiaries to not, use the proceeds of any Loan, or any portion thereof, for any purpose other than as expressly set forth in Section 2.5 hereof.

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ARTICLE 9
CONVERSION PROVISIONS

9.1

Conversion.  As a condition to this Agreement and the Loan to be made hereunder, the Borrower hereby agrees to the conversion of the Loan into Tradable Shares at the option of the Lender in accordance with the terms set forth herein.  Beginning on the Closing Date, the terms and conditions set forth in this Article 9, together with those set forth in Schedule 9, shall apply to the conversion of the Loan, or any portion thereof, together with any outstanding interest thereon, into Tradable Shares (the “Conversion Shares”), from time to time.

9.2

Conversion; Issuance of Shares.

(a)

Conversion Rights.  The Borrower hereby irrevocably grants to the Lender the option and right, exercisable from time to time in the Lender’s sole discretion during the Conversion Period, and upon three (3) Business Days prior written notice to the Borrower Representative (the “Conversion Notice”) to convert all or any portion of the Loan, together with any outstanding interest thereon, into Conversion Shares at the Conversion Price (the “Conversion Rights”) whereupon the relevant portion of the Loan shall be deemed permanently repaid upon issuance of the Conversion Shares to the Lender.  The Conversion Notice shall be in the form of Attachment I to Schedule 9 and shall specify (i) the principal amount of the Loan to be converted into Conversion Shares (the “Conversion Amount”); (ii) the accrued and unpaid interest due on the Conversion Amount; (iii) the effective date for the conversion and delivery of Conversion Shares to the Lender (the “Conversion Date”); (iv)  the Conversion Price; and (v) the number of Conversion Shares to be issued by AGC in satisfaction of such conversion. The number of Conversion Shares to be issued by AGC to the Lender shall be determined by the Lender by calculating (x) the sum of (A) the Conversion Amount plus (B) the amount of accrued and unpaid interest on the Conversion Amount, divided by (B) the Conversion Price with any such adjustments required to comply with the TSX Venture Exchange Corporate Finance Manual. The Lender may also specify in the Conversion Notice the denominations and number of certificates for the Conversion Shares to be issued by AGC in connection with such conversion, the name in which such certificates should be titled and issued and delivery instructions with respect thereto.  Each Conversion Notice will be irrevocable when it is effective under the notice provisions of this Agreement.  AGC shall promptly issue and deliver to the Lender the applicable number of Conversion Shares, and the Conversion Amount will be deemed to have been repaid by the Borrower upon irrevocable delivery of such Conversion Shares, issued in the name of the Lender (or its designee).

(b)

Payment in Dollars.  Notwithstanding the right of the Lender to exercise its Conversion Rights as set forth in this Article 9, if the Lender does not exercise its Conversion Rights at any time prior to the Scheduled Maturity Date, then the Borrower shall repay the Loan on the Scheduled Maturity Date by delivery of United States Dollars in immediately available funds to the Lender’s Account, or such other account designated by the Lender in accordance with Article 3.

(c)

Directed Advances.  The Borrower hereby acknowledges and confirms the right granted to the Lender to make Directed Advances to the Borrower at any time during the Conversion Period in the amounts and as permitted by Section 3.5, and immediately to exercise the right to convert the amount of any such Directed Advance into Conversion Shares in accordance with Section 9.2(a).

9.3

Conversion Amount.  The Lender may exercise its Conversion Rights at any time, and from time to time, during the Conversion Period, with respect to all or any portion of the Loan then outstanding of US$50,000 and larger, and with respect to an amount smaller than US$50,000 if such smaller amount represents the entire amount of the Loan outstanding.

9.4

Fractional Interests.  AGC shall not be required to issue fractional Conversion Shares upon conversion.  If any fraction of a Conversion Share would, except for the provisions of this Section 9.5, be issuable on a conversion of the Loan, or any portion thereof, together with any outstanding interest thereon, AGC shall issue to the Lender one (1) share for a fraction of a Conversion Share greater than or equal to 0.50 and shall issue zero (0) shares for a fraction of a Conversion Share less than 0.50.

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9.5

Transfer of Conversion Provisions to Successors to the Borrower.  If AGC is acquired by another Person or another Person becomes the record or beneficial owner of more than seventy-five percent (75%) of the then outstanding voting Equity Interests of AGC (and the Lender has provided its prior written consent to such transaction and has waived any Default or Event of Default created thereby), AGC shall cause such Person to extend to the Lender, in a written agreement in form reasonably acceptable to the Lender, rights to convert the Loan into Shares in such Person, on terms substantially equivalent to the Conversion Provisions, with adjustments to such terms as reasonably necessary to reflect the market capitalization or, if not publicly traded, the net asset value, of AGC and of such other Person at the time of the acquisition of the Shares of AGC by such Person.

ARTICLE 10
EVENTS OF DEFAULT

10.1

Event of Default.  Each of the following events shall be an “Event of Default” hereunder:

(a)

Nonpayment.  The Borrower shall fail to repay the Loan as and when due hereunder (whether at stated maturity, by prepayment, on demand or otherwise), or shall fail to pay interest hereunder when due (whether on a payment date, by prepayment, on demand or otherwise), or shall fail to pay any other amount due hereunder when due (whether on the date when due, by prepayment, on demand or otherwise).

(b)

Specific Defaults.  The Borrower shall fail to observe or perform any of its covenants contained in Sections 7.14, 7.16, 7.17, or Article 8 of this Agreement.

(c)

Other Defaults.  The Borrower shall fail to observe or perform any of its covenants contained in this Agreement or any other Loan Document, other than the covenants referred to in clauses (a) and (b) above, and the Borrower has not remedied such default within ten (10) days after the earlier of (x) the date the Borrower’s became aware of such default or (y) the date on which written notice of default was been given by the Lender to the Borrower Representative.

(d)

Representation or Warranty.  Any representations or warranty made by the Borrower under or in connection with this Agreement, or the other Loan Documents shall prove to have been incorrect, incomplete or misleading in any material respect when made.

(e)

Cross-Default.  A default (howsoever characterized) shall occur under (i) any Loan Document, (ii)  any Material Agreement (subject to applicable cure periods thereunder, if any), or (iii) any agreement or Instrument pertaining to Indebtedness permitted by Section 8.1; or the Borrower shall fail to pay any Indebtedness, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such default or failure to pay is not being contested by the Borrower in good faith;  or, any other default under any agreement or Instrument relating to any such Indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or Instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, unless such default or event shall be waived by the holders or trustees of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

(f)

Bankruptcy; Insolvency.  (i) The Borrower shall initiate or commence any case, proceeding or other action (A) under any existing or future Bankruptcy Law, or otherwise seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver and manager, trustee, custodian, administrator, conservator, liquidator, controller, monitor or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) a receiver, receiver and manager, trustee, custodian, administrator, conservator, liquidator, controller, monitor or other similar official is appointed for the Borrower or for all or any substantial part of its assets or any steps are taken with respect to such appointment; or (iii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or

35

unbonded for a period of sixty (60) days; or (iv) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (v) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, authorization of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii), or (iv) above; (vi) any corporate action, legal proceedings or other formal procedure is taken in relation to the foregoing; or (vii) the Borrower generally shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

(g)

Judgments.  A final judgment or order for the payment of money shall be rendered against the Borrower and, in either case, either; (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (B) a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect for any period of twenty (20) consecutive days.

(h)

Security Interest.  Any Security Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof or the terms hereof, cease to create a valid and perfected Lien having the Agreed Priority with respect to any of the Collateral purported to be covered thereby, or the Borrower shall so state or claim in writing.

(i)

Collateral Enforcement.  Creditors of the Borrower or the Borrower having a Lien against or in respect of the property and assets thereof, or any part thereof, realize upon or enforce any such security against such property and assets or any part thereof and such realization or enforcement shall continue in effect and not be released, discharged or stayed within the lesser of twenty (20) days and the period of time prescribed under applicable laws for the completion of the sale of or realization against the assets subject to such seizure or attachment.

(j)

Expropriation/Condemnation.  An Expropriation Event shall have occurred.

(k)

Regulatory Action.  Any Governmental Authority shall take any action with respect to the Borrower, or with respect to any Project or any Collateral subject to the Security Documents, which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower or a Project or the ability of the Borrower to repay the Loan or to meet its other Obligations in a timely manner unless such action is set aside, dismissed or withdrawn within twenty (20) days of its institution or such action is being contested in good faith, its effect is stayed during such contest and the Borrower are allowed to continue development of such Project during such period in accordance with the Budget.  A material breach or default under any Project Permit shall occur, or any such Project Permit is voided, rescinded, cancelled, terminated or not reissued, and as a result thereof, the Borrower is required to cease or delay a material operation in the Project affected by such action or such action otherwise has a Material Adverse Effect on such Project.

(l)

Cessation of Project Operations.  Any Project, or any material portion thereof, shall be abandoned or terminated, or development or operation of any Project shall be terminated or reduced materially from the level of exploration, development, operation and use contemplated by the Budget.

(m)

Material Adverse Change.  A change in the business, financial condition or prospects of the Borrower or any Project occurs, which has had, or could be reasonably expected to have, a Material Adverse Effect.

(n)

Change of Control.  A Change of Control shall have occurred.

(o)

Delisting; Suspension.  The Borrower’s Shares shall be suspended or delisted from TSX Venture Exchange.

(p)

Arrangement Agreement.  A breach by the Borrower of any of the terms and conditions, or a termination, of the Arrangement Agreement.

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(q)

ERISA Events. An ERISA Event occurs with respect to a Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

10.2

Remedies Upon Event of Default.

(a)

Termination of Obligations.  Upon the occurrence of an Event of Default specified in Section 10.1(f) of this Agreement, all obligations of the Lender hereunder to provide any additional Advance shall terminate, but such termination shall not limit any rights or remedies of the Lender hereunder.  In the case of any Event of Default specified in Section 10.1 (other than Section 10.1(f)), upon notice by the Lender to the Borrower Representative of the Lender’s election to declare the Borrower in default, then the obligations of the Lender hereunder shall terminate, but such termination shall not limit any rights or remedies of the Lender hereunder.  The date on which such notice is sent or, in the case of an Event of Default specified in Section 10.1(f) of this Agreement, the date of such Event of Default, shall be the “Date of Default.”

(b)

Acceleration upon Notice.  Upon the Date of Default and upon notice from the Lender of an Event of Default specified in Section 10.1 (other than Section 10.1(f)), the Loan, together with all interest thereon and all other amounts owed by the Borrower hereunder to the Lender, shall be accelerated and become immediately due and payable in full.

(c)

Acceleration without Notice.  Immediately and automatically upon the occurrence of an Event of Default specified in Section 10.1(f), without delivery of any notice by the Lender, the Loan and all amounts owed by the Borrower hereunder shall be automatically accelerated and immediately due and payable on the Date of Default.

(d)

Availability of Rights and Remedies.  Upon the occurrence of an Event of Default, all of the rights and remedies provided to the Lender in this Agreement, each of the Security Documents, and each other Loan Document shall immediately become available to the Lender, and the Lender shall have all other rights and remedies available at law or in equity.

(e)

Cumulative Rights and Remedies.  All rights and remedies of the Lender set out in this Agreement, the Security Documents, the other Loan Documents and otherwise available at law or in equity are cumulative, and no right or remedy contained herein or therein is intended to be exclusive; each such right or remedy is in addition to every other right and remedy contained in this Agreement, the Security Documents and the other Loan Documents, or in any existing or future agreement, or now or in the future existing at law, in equity, by statute or otherwise.

(f)

Waiver of Presentment.  Except as expressly provided above in this Section 10.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.  From and after the Date of Default, interest on the Loan shall accrue at the Default Rate and shall be payable on demand.

(g)

Specific Performance; Special Remedies.  The Borrower acknowledges and agrees that any failure of the Borrower to comply with this Agreement will cause irreparable harm and injury and that the remedy at law for any breach or threatened breach of any such provision will be inadequate and, accordingly, the Lender shall, in addition to all other rights and remedies that the Lender may have, be entitled, with or without notice to the Borrower to the fullest extent permitted by applicable law, to seek an injunction or temporary restraining order to prevent such breach or threatened breach and to enforce specifically the terms and provisions of this Agreement.  Injunctive relief, temporary restraining orders and specific performance may be imposed and enforced judicially or by arbitrators.  Such remedies are cumulative and not exclusive and are in addition to all other remedies available to the Lender under this Agreement, the other Loan Documents or otherwise.

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ARTICLE 11
MISCELLANEOUS

11.1

Amendments, Etc.  Except as otherwise expressly provided in this Agreement, no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower or the Lender therefrom, shall in any event be effective unless the same shall be in writing and signed by the other party, and, in the case of any amendment, by the Borrower and the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.2

Notices; Etc.  All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and transmitted to the following address or facsimile:

if to the Borrower:

Alabama Graphite Corp.

First Canadian Place

Toronto, Ontario, Canada

M5X 1C7

Attention: Tyler W.P. Dinwoodie

Facsimile: (416) 352-5597

E-Mail: tdinwoodie@alabamagraphite.com

and if to the Lender:

Westwater Resources, Inc.

6950 S. Potomac Street, Suite 300

Centennial, Colorado  80112

Attention:

Jeffrey L. Vigil

Phone:

(303) 531-0473

Facsimile:

(303) 531-0519

E-Mail:

jvigil@westwaterresources.com

or, as to each Party, at such other address or number as shall be designated by such Party in a written notice to the other.  All notices, requests, demands or other communications to or upon the respective Parties hereto shall be in writing (including by facsimile or e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made: (a) when delivered by hand, upon receipt; (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, upon transmission; (c) the Business Day immediately following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service; (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid; or (e) when delivered by e-mail, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice, request, demand or communication transmitted by e-mail is not sent during the normal business hours of the recipient, such notice, request or demand shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.  Notices delivered to the Lender pursuant to Article 2 or Article 3 hereof shall not be effective until actually received by the Lender.  The Borrower agrees that any notice, request, demand or communication delivered to the Borrower Representative in accordance with the terms of this Section 11.2 shall constitute and be deemed delivery of such notice, request, demand or communication to the Borrower.

11.3

No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder, or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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11.4

Costs, Expenses and Taxes.  The Borrower agrees to pay after January 1, 2018 and on or before January 31, 2018 all reasonable costs and expenses of the Lender in connection with the negotiation, preparation, execution, delivery, and performance of this Agreement, the other Loan Documents and the other documents and Instruments to be delivered hereunder, including, without limitation the reasonable fees and expenses of all legal counsel and independent consultants to the Lender and all other out-of-pocket expenses of the Lender.  The Borrower agrees to pay on demand all actual, out of pocket reasonable costs and expenses of the Lender in connection with the administration of this Agreement and the other Loan Documents,  including the reasonable costs and expenses incurred by the Lender in connection with one (1) annual site visit by the Lender to the Projects per year, and all reasonable costs and expenses, if any, in connection with any amendments, waivers or consents and the protection of the Lender’s rights with respect to and the enforcement of this Agreement, the other Loan Documents and the other documents to be delivered hereunder (whether incurred before, during or after commencement of any bankruptcy, reorganization or insolvency actions pertaining to the Borrower).  All such expenses will be itemized in reasonable detail.  In addition, the Borrower agrees to pay any and all stamp, mortgage recording and other Taxes, filing fees, duties or charges payable or determined to be payable in connection with the execution and delivery of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, and the Borrower agrees to indemnify and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes, filing fees or charges.  The Borrower acknowledges that it shall pay all aforementioned costs, expenses and taxes regardless of whether any Loan is advanced.

11.5

Indemnification.  The Borrower agrees to indemnify the Lender and each of the Lender’s Affiliates and their respective directors, partners, managers, members, owners, principals, shareholders, officers, employees, agents, consultants and Representatives (each, an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against, and to defend and hold each of the Indemnified Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, suits, costs, assessments, charges, claims, Taxes and Other Taxes (other than Excluded Taxes), expenses, payments or disbursements of any kind whatsoever, including attorneys’ fees and expenses, and all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnified Party (collectively “Losses”) which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred or suffered by or asserted against any Indemnified Party in any way relating to or arising out of (a) this Agreement or any other Loan Document or any Instrument contemplated by or referred to herein or therein, the transactions contemplated hereby or thereby, or the use of the Loan, or (b) a breach or default (whether or not constituting a Default or Event of Default) by the Borrower, or (c) any action or proceeding brought by or against an Indemnified Person due to its entering into or being a party to any Loan Document or by reason of its exercising or performing, or causing the exercise or performance of, any right, power, remedy, obligation or action under any Loan Document, whether or not related to the enforcement of any Loan Document, or (d) any act or omission of the Borrower, or (e) the business or operations of the Borrower or the ownership, management, administration or operation of the Projects, any Property or any other property of the Borrower, or the condition thereof, or (f) any other matter whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Document, except, in each case, with respect to Losses arising entirely out of the gross negligence or willful misconduct of the Lender or such Indemnified Party as determined by a court of competent jurisdiction by a final and nonappealable judgment.  This Section 11.5 shall survive the repayment of the Obligations, the repayment of the Promissory Note and the termination of this Agreement.

11.6

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective permitted successors and assigns.  The Borrower shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Lender.  Subject to Governmental Requirements, the Lender may, at any time, without the consent of the Borrower, assign to its respective successors and Affiliates, or may grant participation to one or more banks, financial institutions or other Persons, in or to all or any part of, and may assign to one or more banks, financial institutions or other Persons, all or any part of, this Agreement, the other Loan Documents and the Loan, and, to the extent of such assignment, such assignee shall have the same obligations, rights and benefits with respect to the Borrower as it would have had if it were a lender hereunder.

11.7

Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE STATED THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN

39

ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

11.8

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.9

Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

11.10

Inconsistent Provisions.  In the event of any conflict between this Agreement and any of the other Loan Documents, the provisions of this Agreement shall govern and be controlling.

11.11

Severability.  If any provision hereof is determined to be ineffective or unenforceable for any reason, the remaining provisions hereof shall remain in effect, binding on the parties and enforceable at the election of the Lender in its sole discretion.

11.12

Governing Language.  For all purposes, this English language version of this Agreement shall be the original, governing instrument and understanding of the parties.  In the event of any conflict between this English language version of the Agreement and any subsequent translation into any other language, this English language version shall govern and control.

11.13

Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of any Loan.  Such representations and warranties have been and will be relied upon by the Lender, regardless of any investigation made by the Lender or on behalf of the Lender and notwithstanding that the Lender may have had actual or constructive notice or knowledge of (a) any inaccuracy or incompleteness of any representation and warranty, whenever made, or (b) of the existence of a Default, whether at the Closing Date or at the time of any advance of a Loan, and such representations and warranties shall continue in full force and effect as long as any Loan or any other Obligation has not been paid or performed in full.

11.14

Entire Agreement; Schedules and Exhibits.  The Schedules to this Agreement and the Exhibits to this Agreement form an integral part of this Agreement and are incorporated herein by reference and expressly made a part hereof.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings, oral or written, relating to such subject matter, including all term sheets and commitment letters.

11.15

Further Assurances.  The Borrower shall execute, acknowledge and deliver to the Lender such other and further documents, certificates and Instruments and do or cause to be done such other acts as the Lender reasonably determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect and preserve the interests of the Lender hereunder, promptly upon request of the Lender, including the execution and delivery of any and all documents, certificates and Instruments which are necessary or advisable to create, protect, maintain or perfect in favor of the Lender, Liens on all Collateral of the Borrower.

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11.16

Acknowledgements.  Each of the parties hereto hereby acknowledges that: it has been advised by its own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document;

(a)

this Agreement and the other Loan Documents shall not be construed against any party or more favorably in favor of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement and the other Loan Documents;

(b)

the Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any other agreement, arrangement, Instrument or investment, and the relationship between the Lender, on one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor;

(c)

neither this Agreement nor any other Loan Document to which the Borrower and the Lender is a party (nor any other agreement, arrangement, Instrument or investment, between the Lender, on one hand, and the Borrower, on the other hand) creates a joint venture, partnership, agency relationship or fiduciary duty, and no joint venture, partnership, agency relationship or fiduciary duty shall be deemed to exist, between the Lender and the Borrower;

(d)

the Lender is and has been acting solely as a principal and the Lender has not been, is not, and will not be, acting as an advisor, agent or fiduciary for the Borrower;

(e)

the Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower or its Affiliates; and

(f)

the Borrower will not claim that any Lender has rendered advisory services of any nature or with respect to, or owes a fiduciary or similar duty to, the Borrower in connection with this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby, or the process leading thereto.

11.17

Submission to Jurisdiction; Venue; Service.

(a)

The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Colorado and of the United States District Court sitting in the State of Colorado, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b)

The Borrower irrevocably and unconditionally waives to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.17(a) hereof. The Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)

The Borrower hereto irrevocably consents to service of process in the manner provided for notices in Section 11.2 hereof.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

41

11.18

Termination of Covenants.  Upon (i) the complete and irrevocable payment in full of the Loan and all accrued interest thereon, together with all other fees, expenses and other amounts due hereunder and under each other Loan Document, and (ii) the complete and irrevocable payment and performance of all other Obligations (other than any unexercised right of the Lender to advance a Directed Advance prior to the Scheduled Maturity Date and any contingent indemnification Obligation for which no claim has been made), then all covenants of the Borrower contained in Article 4, Article 5, Article 7 and Article 8 hereof will terminate (other than with respect to those that expressly survive repayment).  For purposes of certainty, the right and option of the Lender to make Directed Advances to the Borrower and to convert such Directed Advance into Shares in accordance with the Conversion Provisions shall not terminate, and may not be terminated by the Borrower, prior to the Scheduled Maturity Date, and this Agreement shall remain in full force and effect for such purpose.

11.19

Borrowers Jointly and Severally Liable.  Notwithstanding anything to the contrary herein, the Loan and the other Obligations constitute the joint and several obligations of each Borrower, and the Lender may at its option enforce the entire amount of the Loan made available to any Borrower and the other Obligations owing by such Borrower against such Borrower or any Borrower.  The Lender may exercise remedies against any Borrower and its property separately, whether or not the Lender exercises remedies against any other Borrower or its property.  The Lender may enforce any Borrower’s obligations without enforcing any other Borrower’s obligations or any Borrower’s obligations under this Section 11.20.  Any failure or inability of the Lender to enforce any Borrower’s obligations shall not in any way limit the Lender’s right to enforce the respective obligations of any other Borrower or any Borrower’s obligations under this Section.  If the Lender forecloses or exercises similar remedies under any one or more Security Documents with respect to any given Borrower, then such foreclosure or similar remedy shall be deemed to reduce the balance of such Borrower’s Loans only to the extent of the cash proceeds actually realized by the Lender from such foreclosure or similar remedy or, if applicable, the Lender’s credit bid at such sale, regardless of the effect of such foreclosure or similar remedy on the Loans secured by such Security Documents under the applicable state law. For the avoidance of doubt, each Borrower shall be jointly and severally liable for all Obligations of each other Borrower.

11.20

Borrower Representative.  Each Borrower hereby designates Tyler Dinwoodie, an Executive Vice President of AGC, as the “Borrower Representative” as its representative and agent on its behalf for the purposes of issuing each Draw Request, giving instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents, and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower under the Loan Documents.  Borrower Representative hereby accepts such appointment.  Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from each Borrower, and may give any notice or communication required or permitted to be given to any Borrower or each Borrower hereunder to Borrower Representative on behalf of such Borrower or each Borrower.  Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

11.21

Authorized Disclosure of Confidential Information; Restrictions.  The Lender will keep all Confidential Information confidential and not disclose it to any third Person, except that Confidential Information may be disclosed (i) to any Representatives or Affiliate of the Lender (each, a “Permitted Third Party”) (it being understood that the Permitted Third Party to whom such disclosure is made will first be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (ii) to the extent required by any Governmental Authority or any Governmental Requirement, as determined by Lender in its sole discretion (for the avoidance of doubt, the Lender will be required to publicly file this Agreement as an exhibit to Form 8-K with the United States Securities and Exchange Commission); (iii) in connection with the exercise of any rights or remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (iv) subject to an agreement containing provisions substantially the same as those of this Section 11.22, to any assignee or any prospective assignee of the Lender to which the Lender may assign any of its rights or obligations under this Agreement; or (v) with the prior written consent of the Borrower.  “Confidential Information” means all information received from the Borrower (regardless of whether such information was received before or after the Closing Date), relating to the Borrower or its business, whether disclosed verbally or in writing, learned thereby,

42

including confidential, proprietary and material non-public information; provided that, in the case of information received from the Borrower or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential or consists of financial or other reports required to be submitted under  Section 7.3 hereof. “Confidential Information” shall not include any information that (x) is in the possession of the Lender or a Permitted Third Party prior to disclosure by the Borrower; (y) is in the public domain prior to disclosure to the Lender or a Permitted Third Party; or (z) lawfully enters the public domain through no violation of this Section 11.22 after disclosure to the Lender or any Permitted Third Party.  The Lender acknowledges and agrees that it is aware, and it shall advise each Permitted Third Party who is informed as to the matters which are the subject of this Agreement, that it is receiving information of the Borrower that may include material non-public information and that applicable Securities Laws may impose restrictions on trading securities when in possession of such information and on communicating such information to any other person. Any Representative of the Lender who attends a meeting of the Board of Directors of the Borrower shall be permitted, and the Borrower hereby acknowledges its authorization, to disclose any Confidential Information to the Lender and any other Permitted Third Party for the purposes of managing the Lender’s investment.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 11.22 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

remainder of this page intentionally blank

43

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

ALABAMA GRAPHITE CORP.

By:	/s/ Gareth P. Hatch
Name:	Gareth P. Hatch
Title:	Interim CEO

ALABAMA GRAPHITE COMPANY, INC.

By: /s/ Tyler W. P. Dinwoodie
Name: Tyler W. P. Dinwoodie
Title: President

Executed before me this 9th day of December, 2017

/s/ Douglas F. Caldwell

(Seal of Douglas F. Caldwell)

Lawyer, Notary Public, Commissioner, etc.

Douglas F. Caldwell

Caldwell and Moore

260 Barrie Street

Kingston, ON K7Z 3K7

Signature Pages to Loan Agreement

LENDER:

WESTWATER RESOURCES, INC.

By:	/s/ Christopher Jones
Name:	Christopher Jones
Title:	President and Chief Executive Officer

Signature Pages to Loan Agreement

Schedule 1.1(a)

Borrower’s Account

BMO (Bank of Montréal)

Dundas and Tomken Branch

985 Dundas Street East

Mississauga, Ontario

L4Y 2B9

CANADA

telephone: +1 905-279-6530

CAD$ Account (1 of 1) No.  [Intentionally omitted]

USD$ Account (1 of 2) No.  [Intentionally omitted]

USD$ Account (2 of 2) No.  [Intentionally omitted]

Branch Transit Number                [Intentionally omitted]

Financial Institution Number           [Intentionally omitted]

Routing Number (EFT)              [Intentionally omitted]

MICR Code (Routing Number)

[Intentionally omitted]

Account Manager:

Heather McCoy

Commercial Account Manager

heather.mccoy@bmo.com

office: +1 905-279-4931

mobile: +1 289-259-0309

fax: +1 905-279-6244

Schedule 1.1(b)

Lender’s Account

Funds are to be wired to Westwater Resources, Inc. using the following instructions:

Name of bank:

Wells Fargo Bank, N.A.

Address of bank:

420 Montgomery, San Francisco, CO 94104

Account Name:

[Intentionally omitted]

Account Number:

[Intentionally omitted]

Transit/ABA Number:

[Intentionally omitted]

SWIFT code:

[Intentionally omitted]

Schedule 1.1(d)

Material Agreements

As at the date of the Agreement, the Material Agreements of the Borrower are as follows:

(a)

Mining Lease Agreement and Option between Eugenia W. Dean (“Dean”) and AGCI, dated August 1, 2012;

(b)

Agreement among Keymark Resources, Inc., AGCI and Charles H. Merchant, Sr. (“Merchant”), dated August 1, 2012, pursuant to which AGCI and Keymark retained Merchant as an independent contractor;

(c)

Memorandum of Renewal and Extension of Mining Lease Agreement and Option between AGCI and Laura Dean Ramsay and Kathryn Dean Leeman, as heirs of Dean, recorded in the Office of the Judge of Probate of Coosa County, Alabama on August 2, 2017;

(d)

Asset Purchase and Sale and Royalty Agreement between AGC and Benton Resources Inc., dated August 16, 2013;

(e)

Amended and Restated Mining Lease Agreement between AGCI and Doyle Pierce, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama;

(f)

Amended and Restated Mining Lease Agreement between AGCI and Harper Lumber, LLC, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama; and

(g)

Transition Agreement between AGC and Don Baxter, dated November 26, 2017, which supersedes the Independent Contractor Agreement between the same parties dated September 15, 2016.

 Schedule 1.1(e)

Properties

1.

Coosa Graphite Project, comprised of two Dean estate mineral rights leases (see Appendices A and B attached hereto)

The Coosa Graphite Project (the “Coosa Project”) is located in the western part of Coosa County, State of Alabama, USA. The Coosa Project is located 50 mi (80 km) south-southeast of Birmingham, Alabama, USA. The Coosa Project is located in the flake graphite belt of central Alabama, also known as the Alabama Graphite Belt.

AGC acquired the Coosa Project in 2012 based on the geologic setting. The Coosa Project mineral tenure comprises mineral rights leased by AGC totaling 41,964 acres (16,982 ha) or 65.6 sq. mi. AGC’s subsidiary, AGCI, a company registered in Alabama, entered into a Mining Lease Agreement and Option pursuant to which it leased the mineral rights in respect to an area with the potential for graphite comprising 14,020.86 acres (5,674 ha) in township 22N, range 17E, Coosa County, Alabama; and received an option of first refusal to lease the mineral rights to adjacent areas comprising 30,756.52 acres (12,447 ha). On 5 November 2012, AGCI exercised the option and leased an additional 27,943.52 acres (11,308 ha) of the remaining available acres under the same terms as in the initial agreement. The total property under lease is now 41,964.38 acres (16,982 ha).

2.

Bama Mine Project, comprised of mineral rights leases (Doyle Pierce and Harper Lumber) (see Appendices C and D attached hereto)

In September 2014, AGC acquired the mineral rights to more than 1,300 acres in Chilton County, Alabama, which included the past-producing Bama Mine. Along with the Coosa Project, the Bama Mine Project is located in the historic, past-producing ‘Alabama Graphite Belt’ (source: U.S. Bureau of Mines). From the late 1800s through the 1950s, the Alabama Graphite Belt was home to significant graphite production. Large portions of the deposits found in this region are characterized by graphite-bearing material that is oxidized and has been weathered into extremely soft rock.

The Bama Mine was the southernmost mine in the Alabama Graphite Belt and produced more tonnage and higher quality flake graphite than any other graphite mine in Alabama. The Bama Mine ceased production in the 1930s when a fire destroyed the mill. According to historic accounts a large amount of tonnage remains in/around pit and on strike (Cameron and Weis, 1960). Alabama Graphite Corp. was also able to conduct heliborne TDEM and ground GEM-2 geophysical reconnaissance on the area prior to finalizing the lease agreement.

Appendix A

(attached.)

ALABAMA GRAPHITE COMPANY, INC.

November 5, 2012

BY PERSONAL DELIVERY AND
CERTIFIED MAIL, RETURN RECEIPT REQUESTED

Mrs. Eugenia W. Dean
2717 Highland Avenue, Apt. 609
Birmingham, AL 35205

Re: Exercise of Right of First Refusal to Lease Optioned Mineral Rights

Dear Mrs. Dean:

In accordance with Section 1(c) and other applicable provisions of the August 1, 2012 Mining Lease Agreement and Option (the "Lease Agreement") between you and Alabama Graphite Company, Inc. ("AGC"), I hereby exercise AGC's right of first refusal to lease all of the Optioned Mineral Rights.[1] With this letter AGC is delivering to you payment in the amount of $_______ which is calculated as follows:

Optioned Mineral Rights	30,756 acres[2]
Beau Greer Lease[3]	(2,813) acres
Net Optioned Mineral Rights	27,943 acres

27,943 acres x $0.579/acre/year = $16,179.00 per year

Since the Lease Agreement required an Initial Payment of $30,000 that covered payment for the initial three (3) year lease of the Mineral Rights, we believe that the spirit of the Lease Agreement makes it appropriate for AGC to likewise make payment for the initial three (3) year lease of the Optioned Mineral Rights. Accordingly, we are delivering to you our check in the amount of $48,537.00 representing the lease payment for the period beginning November 5, 2012 and continuing through and including November 4, 2015.

---

[1] Capitalized terms not otherwise defined in this letter shall have the meanings assigned to such terms in the Agreement.

[2] The Lease Agreement refers to the Optioned Property being 27,720. However, Exhibit B to the Lease Agreement includes 30,756 acres, so we are using the Exhibit B acreage.

[3] During our meeting on __________, 2012, you disclosed that you previously leased 2,813 acres of the Optioned Mineral Rights to Beau Greer. I request that you provide AGC with a copy of that lease, and AGC reserves all rights with respect to its interests in that acreage.

We look forward to the commencement of a successful mining operation in Coosa County and your cooperation in helping us achieve that objective.

Sincerely,

Daniel Spine, President

Enclosure

2

STATE OF ALABAMA

COOSA COUNTY

WHEREAS, on August 1, 2012, Eugenia W. Dean, as Lessor, entered into a Mining Lease and Option Agreement (herein collectively called the "Lease") to Alabama Graphite Company, Inc., as Lessee, covering certain mineral rights in and to 17,280 acres described in said Lease as the Property, which said Lease also granted to Lessee the exclusive option of first refusal to lease certain mineral estates in and to 27,720 acres described in said Lease as the Optioned Property; and,

WHEREAS, a Memorandum of the Lease has been filed of record in the office of the Probate Court of Coosa County, Alabama, at Miscellaneous Book 15, Page 535; and,

WHEREAS, said Lease has a primary term of five (5) years, which said primary term can be extended for additional five (5) year terms beyond the original primary term as provided for in said Lease; and,

WHEREAS, on September 27, 2014, Eugenia W. Dean died testate, a resident of Jefferson County, Alabama, and her Last Will and Testament is currently being probated in the Probate Court of Coosa County, Alabama under Case No. R-092 and,

WHEREAS, the sole devisees under the Last Will and Testament of Eugenia W. Dean are her only children, Laura Ramsay and Kathryn Leeman, who are also designated as Personal Representatives of the Last Will and Testament and, as her only children, are also the sole intestate heirs of Eugenia W. Dean.

WHEREAS, a Notice of Change of Address pursuant to Section 14 of the Lease was sent on May 22, 2017, and received via certified mail, reflecting that notice under the lease with respect to the interests of Eugenia W. Dean, deceased, shall be to and from her children Laura Ramsay and Kathryn Leeman.

THIS MEMORANDUM OF RENEWAL AND EXTENSION OF MINING LEASE AND OPTION is by and among **LAURA DEAN RAMSAY**, individually and as Personal Representative of the Estate of Eugenia W. Dean, 190 Mountain Brook Park, Birmingham, AL 35213, and **KATHRYN DEAN LEEMAN**, individually and as Personal Representative of the Estate of Eugenia W. Dean, 1603 Old Forest Road, Birmingham, AL 35213 (hereinafter referred to as "Lessor") and **ALABAMA GRAPHITE COMPANY, INC.**, 41188 Highway 280, TMB 156, Sylacauga, Alabama 35151 (hereinafter referred to as "Lessee").

KNOW ALL MEN BY THESE PRESENTS, that notice is hereby given that the Lease and Option under date of August 1, 2012, has been renewed and extended for an additional five (5) years, the terms of which provide that Lessor has leased and let unto Lessee all rights and privileges to explore for, mine, develop, exploit, store, remove,

Recording Fee 40.00, TOTAL 40.00

extract and market all minerals including precious metals, graphite, mica, iron magnetite, manganese, calcium carbonate, copper, tantalum and rare earths and excluding oil, gas, coal and coal seam gas in, on or under the following described lands (the "Property") situated and being in Coosa County, Alabama, entitled Description of the Minerals, more particularly described as follows:

The Property and the Optioned Property, as hereinafter defined, are subject to the terms and conditions of the Mining Lease Agreement and Option, reference to which may be made for a complete statement of rights and obligations of Lessor and Lessee. Both Lessor and Lessee have possession of a fully executed copy of said Mining Lease Agreement and Option. Inquiries concerning the Mining Lease Agreement and Option may be delivered to Lessee at its above-indicated address. Capitalized terms not otherwise defined in this Notice shall be defined as set forth in the Mining Lease Agreement and Option.

SAID MINING LEASE AGREEMENT AND OPTION provides for a primary term of five (5) years, commencing upon the date first set out hereinabove with the Lessee having the right to renew the Mining Lease Agreement and Option for an additional five (5) year period if, at the end of the initial term, the Lessee is engaged in the exploration for or development of, or the production and sale of mineral products from the Property. Lessee has the continuing right to renew the Mining Lease Agreement and Option for successive five (5) year periods in the same manner prescribed for the first renewal, however, in no event shall the aggregate term of the Mining Lease Agreement and Option, as renewed, be in excess of seventy (70) years.

In consideration of the Supplemental Payment, Lessor has granted to Lessee the sole and exclusive right of first refusal to lease all or a portion of the Optioned Mineral Rights described in Exhibit "B" entitled Description of the Adjacent Mineral Rights, attached hereto, on the same terms and conditions as set forth in the Mining Lease Agreement and Option. Until such time as Lessee exercises its right of first refusal to lease the Optioned Mineral Rights and continues to make the annual Supplemental Payment, Lessor shall not sell, assign, pledge, encumber, lease, option or otherwise transfer any interest in the Optioned Mineral Rights to any person or entity during the term of the Mining Lease Agreement and Option, and any applicable renewal period, without the prior express written consent of Lessee.

THIS MEMORANDUM OF RENEWAL AND EXTENSION OF MINING LEASE AGREEMENT AND OPTION is to be placed of record to serve as notice of the execution and existence of said Mining Lease Agreement and Option, <u>and the renewal and extension thereof for an additional five (5) year term</u>, and is in no way to supersede, abrogate, change or modify any of the terms, conditions, rights or obligations of either of the parties, all of which are set forth in detail in said Mining Lease Agreement and Option. The terms and conditions of said Mining Lease Agreement and Option are incorporated herewith and made a part hereof by reference and shall have the same force and effect as though written in full herein.

This Memorandum may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which shall collectively constitute one and the same instrument. This Memorandum may be unified in one document for recordation purposes.

IN WITNESS WHEREOF, LESSOR AND LESSEE HAVE EXECUTED THIS MEMORANDUM OF RENEWAL AND EXTENSION OF MINING LEASE AGREEMENT AND OPTION AS OF THE DATE OF THE RESPECTIVE ACKNOWLEDGEMENTS.

LESSOR:

Laura D. Ramsay
LAURA DEAN RAMSEY, Individually and as Personal Representative of the Estate of Eugenia W. Dean

STATE OF ALABAMA
COUNTY OF JEFFERSON

I, the undersigned, a Notary Public, in and for said County in said State, hereby certify that Laura Dean Ramsay, Individually and as Personal Representative for the Estate of Eugenia W. Dean, whose name is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, she executed the same voluntarily on the date written above.

Given under my hand and seal on this the 11th day of July, 2017.

Meade Whitaker Jr.
Notary Public
My Commission Expires: 12/28/19

(NOTARIAL SEAL)

MEADE WHITAKER JR.
NOTARY
PUBLIC
ALABAMA STATE AT LARGE

LESSOR:

Kathryn Leeman

KATHRYN DEAN LEEMAN, Individually and as Personal Representative of the Estate of Eugenia W. Dean

STATE OF ALABAMA
COUNTY OF JEFFERSON

I, the undersigned, a Notary Public, in and for said County in said State, hereby certify that Kathryn Dean Leeman, Individually and as Personal Representative for the Estate of Eugenia W. Dean, whose name is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, she executed the same voluntarily on the date written above.

Given under my hand and seal on this the 11th day of July, 2017.

MEADE WHITAKER JR. NOTARY PUBLIC ALABAMA STATE AT LARGE

(NOTARIAL SEAL)

Meade Whitaker Jr.
Notary Public
My Commission Expires: 12/28/19

LESSEE:

ALABAMA GRAPHITE COMPANY, INC.

BY: ______________________

Its: C.E.O.

STATE OF Ontario, Canada
COUNTY OF Muskoka District

I, the undersigned, a Notary Public, in and for said Parish in said State, hereby certify that Donald Baxter, CEO for Alabama Graphite Company, Inc., whose name is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he executed the same voluntarily on the date written above.

Given under my hand and seal on this the 28th day of July, 2017.

____
Notary Public
My Commission Expires: ∅

(NOTARIAL SEAL)

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this "Memorandum of Lease") is made by and between **DOYLE PIERCE**, a married man ("Lessor") and **ALABAMA GRAPHITE COMPANY, INC.**, an Alabama corporation ("Lessee") as of February 1, 2016.

RECITALS:

Lessor and Lessee entered into that certain Amended and Restated Mineral Lease Agreement dated as of February 1, 2016 (the "Lease") pursuant to which Lessee leased from Lessor the property in Chilton County, Alabama described on **Exhibit A** attached hereto and made a part hereof (the "Property"). Lessor and Lessee have executed and recorded this Memorandum of Lease for the purpose of giving public notice of the existence of the Lease and its contents.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, all as more particularly set forth in the Lease, Lessor and Lessee do hereby state and agree as follows:

1. **Term**. The initial term of the Lease begins on February 1, 2016 and expires on August 5, 2024 (the "Term").

2. **Renewals**. The Lease grants Lessee the option to renew or extend the Term for up to twelve (12) additional periods of five (5) years each.

3. **Incorporation of Terms**. All of the terms and provisions contained in the Lease are hereby ratified and confirmed and are incorporated herein by reference in the same manner and to the same extent as if all of such terms and provisions were expressly set forth herein; and nothing contained in this Memorandum of Lease

STATE OF ALABAMA)

COUNTY OF CHILTON)

AMENDED AND RESTATED
MINING LEASE AGREEMENT

THIS AMENDED AND RESTATED MINING LEASE AGREEMENT (sometimes referred to herein as the "Lease"), dated as of the 1st day of February, 2016, between Doyle Pierce, a Married man, party of the first part, hereinafter called "Lessor," and Alabama Graphite Company, Inc., an Alabama corporation, party of the second part, hereinafter called "Lessee." This Amended and Restated Mining Lease Agreement hereby amends and restates in its entirety that certain Mining Lease Agreement dated August 5, 2014 between Lessor and Lessee (the "Original Lease Agreement").

WITNESSETH

That for and in consideration of $17,400 (the "Initial Payment"), paid in hand by or on behalf of Lessee, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the royalties, covenants, and conditions herein agreed to be paid, kept, and performed by Lessee, Lessor hereby exclusively leases and lets unto Lessee, on the terms and conditions and with the rights and privileges hereinafter set forth, certain mineral rights (the "Mineral Rights") in, to and in respect of an area comprising 1,160 acres, more or less, located in Chilton County, Alabama more particularly described in **Exhibit A** attached hereto (the "Property"). For the avoidance of doubt, the Lessor hereby agrees and acknowledges that the Initial Payment required hereunder was paid in connection with the Original Lease Agreement and no additional Initial Payment is due hereunder.

1. (a) Lessor hereby represents and warrants to, and covenants with Lessee that:

(i) Lessor is the sole owner of the entire undivided interest in and to the Mineral Rights free and clear of liens, encumbrances and outstanding adverse claims and interests;

(ii) The Mineral Rights include the right to access so much of the Property as is reasonably necessary to explore for, mine, develop, exploit, store, remove, extract and market all minerals, metals, lodes, veins, dips, spurs and ores in on or under the Property and to construct a mine on the Property in connection with the foregoing activities;

(iii) Lessor's ownership of the Mineral Rights is a matter of public record in the Probate Records of Chilton County, Alabama that have been duly recorded in the name of Lessor in compliance with the laws of the State of Alabama pertaining to the ownership and location of the Mineral Rights;

(iv) The Mineral Rights are valid and subsisting and all taxes and assessments, including, without limitation, all property taxes, attributable to the Mineral Rights have been paid in full and proof thereof has been recorded and filed as required by law;

(c) the right to carry on, in, on, or under the Property, such operations as Lessor may deem proper or convenient for or in connection with the discovery, extraction, cultivation, preparation, utilization, removal, and sale of any and all of the minerals specifically described in Paragraph 2(b) above; and

(d) all other rights with respect to the Property which are not expressly or by necessary implication granted to Lessee, with the express understanding, however, that all rights reserved to Lessor under Paragraph 2(c) herein are to be exercised by Lessor so as not to unreasonably interfere with the operations and activities of Lessee pursuant to this Lease.

3. Lessee shall comply with and observe all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction of the Property and operations in, under or upon the Property, including those related to mining, forestry, pollution control and conservation and best management practices.

4. Lessee shall keep accurate records of all Minerals mined from the Property and of all calculations relative to royalty payments hereunder, and such records may be inspected by Lessor at all reasonable times.

5. Lessor shall have no control or right to exercise any control whatsoever over Lessee, its employees, or its agents, in the exercise of its rights of operation under this Lease. Lessor's right to enter upon the Property and to inspect Lessee's records, and the other rights herein reserved by Lessor shall not give, or be deemed to give, Lessor the right to exercise any control whatsoever over Lessee, its employees or its agents, in the exercise of their rights of operation under this Lease or otherwise.

6. The initial term of this lease shall commence on the date hereof and expire on August 5, 2024. If at the end of the initial term, the Lessee has not gone into production but wishes to extend the lease for additional 5-year periods, it shall have the right to do so. However, the annual payments to Lessor shall be renegotiated to the satisfaction of Lessor with each successive 5-year renewal. Notice of Lessee's intent to extend the terms of this lease shall be delivered in writing to Lessor at the notice address set forth in paragraph 15 hereof not less than 30 days prior to expiration of the initial term. Thereafter, Lessee shall have the continuing right to extend the term of this lease for successive 5-year periods in the same manner as prescribed herein for the first renewal. However, in no event shall the aggregate term of this lease, as renewed, be in excess of sixty-eight (68) years and six (6) months.

7. During the term of this Lease, including any applicable extension, and in addition to the one-time payment of the Initial Payment, Lessee shall make annual payments to Lessor in accordance with the following schedule: $5 per acre on June 1, 2016, and each June 1 thereafter thru June 1, 2024. After which the annual payment shall be renegotiated as prescribed in Item 6 above. The renewal payments shall be payable by Lessee regardless of any mining activities by Lessee, and shall be considered a payment for the right and privilege to explore for, develop, exploit, store, remove, and market the minerals.

8. In the case of failure of either party hereto to keep and perform its respective obligations under this Lease, the non-defaulting party shall give to the defaulting party written

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notice of default, describing with particularity the alleged default. If such default is not remedied or cured within thirty (30) days after the receipt of such written notice, provided the same can reasonably be remedied or cured within thirty days, or if not, if the defaulting party has not within that time commenced action to remedy or cure the same and/or does not thereafter diligently prosecute such action to completion, then the non-defaulting party may terminate this Lease by giving the defaulting party written notice of same in accordance with paragraph 15 hereof, and may otherwise exercise all rights and remedies otherwise available at law or in equity.

9. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective personal representatives, heirs, executors, successors and assigns. Upon prior written notice by Lessee to Lessor, this Lease shall be freely assignable by Lessee upon delivery to Lessor of a written undertaking by Lessee's assignee to be bound by to and to fully observe all of the obligations of Lessee hereunder.

10. Lessee shall not do any act or thing upon the Property which will unreasonably subject Lessor to liability for injuries to persons or damages to property, or to any liability by reason of any illegal business or other conduct upon the Property, or by reason of any violation of law or any legal requirement of a public authority having jurisdiction of the Property. Lessee shall indemnify and hold Lessor harmless from all loss, damage, liability, or expense, including amounts paid in settlements made with Lessee's prior approval and with a view to curtailment of costs of litigation and attorney's fees, incurred, suffered, or claimed by reason of injury, loss or damage from any cause to any employees, agents, servants, contractors, invitees, or licensees of Lessee, or any property of Lessee or any of the aforesaid, upon or about the Property.

11. In addition to the payments described in Paragraph 7 above, Lessee shall pay to Lessor royalties (collectively, the "Royalties") on certain of the Minerals that are commercially produced and sold from the Property, each in the amount set forth below:

2% NSR on Graphite and Vanadium;
8% NSR on Gold, Silver and other Precious Metals
5% NSR on other Mineral Commodities

The applicable Royalty shall be paid by Lessee to Lessor in accordance with the terms of the NSR production royalties as set out in Exhibit B to this Lease.

12. Lessee shall have the right to purchase back one half of the Graphite NSR Royalty for a one-time payment of $1,000,000 to Lessor. The royalty on all other Mineral commodities will be unaffected in the event Lessee elects to exercise this right of re-purchase.

13. Lessee may terminate this Lease at any time, provided that Lessee has made all applicable payments and complied with all applicable laws, rules and regulations applicable to the mining operation or operations as of the date of such notice. If Lessee terminates this Lease, it shall furnish Lessor a recordable release of all Lessee's rights and interests hereunder.

14. Both parties agree that any disputes involving the interpretation of this agreement will be subject to binding arbitration by an arbitrator mutually acceptable to each party. Such arbitration shall be conducted in Jefferson County, Alabama and shall be in accordance with the

1/20748-2

4

Commercial Arbitration Rules of the American Arbitration Association. The costs of the arbitration, including the fees of the arbitrators, shall be shared equally by Lessor and Lessee.

15. All notices required hereunder shall, unless otherwise provided, be mailed by registered or certified mail to the following addresses unless and until some other address is designated in a notice so given.

If to Lessor: Doyle Pierce
2287 County Road 16
Clanton, Alabama 35045

If to Lessee: Alabama Graphite Company, Inc.
Attn: Donald Baxter, CEO
P.O. Box 164
600 E. Walnut Street
Sylacauga, Alabama 35150

With copy to: Phillip Nichols
Balch & Bingham LLP
P.O. Box 306
Birmingham, Alabama 35201

16. A determination by a court of competent jurisdiction that all or any provision of this Lease is illegal or unenforceable in any respect shall not cancel or invalidate the remainder of such provisions, and this Lease, with such other provisions, shall remain in full force and effect.

17. This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, by and between the parties, and there are no representations, warranties or other agreements between the parties in connection with the Mineral Rights or the Property except as specifically set out in this Lease.

18. Each of the parties to this Lease has been represented by and consulted with legal counsel of his or its selection in connection with the terms, execution and delivery of this Lease or has knowingly and willingly declined to have counsel represent his or its interests.

19. Concurrent herewith, Lessor and Lessee hereby agree to execute a memorandum of this Lease for the purposes of recordation in the Office of the Judge of Probate of Chilton County, Alabama. Lessee shall record the memorandum of lease.

5

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written:

Doyle Pierce

DOYLE PIERCE

STATE OF Alabama)

COUNTY OF Chilton)

I, Heather McCary, a Notary Public in and for said county in said state, hereby certify that DOYLE PIERCE whose name is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing instrument, he executed the same voluntarily on the day the same bears date.

Given under my hand and seal this the 4 day of February, 2016.

Heather Renee McCary
Notary Public
My commission expires: July 2, 2019

[Notarial Seal]

HEATHER RENEE MCCARY
Notary Public, Alabama State At Large
My Commission Expires
July 2, 2019

6

ALABAMA GRAPHITE COMPANY, INC.

By: ______________________________

Donald Baxter, its President

PROVINCE OF ONTARIO)

CITY OF HUNTSVILLE)

I, Annette Cirillo, a Notary Public in and for said city in said province, hereby certify that Donald Baxter, whose name as President of ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing instrument, he, in his capacity as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal this the 27th day of January, 2016.

____

Notary Public

Membership or Bar No: 1080977

[Notarial Seal]

My appointment expires: ∅

7

expressly set forth herein; and nothing contained in this Memorandum of Lease shall alter, modify or amend in any manner whatsoever any of the terms or provisions contained in the Lease.

4. **Counterparts**. This Memorandum of Lease may be executed in multiple counterparts, each of which shall be an original and which taken together, shall constitute one Memorandum of Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Lease to be executed as of the day and year first above written.

LESSOR:

HARPER LUMBER, L.L.C., an Alabama limited liability company

By: [signature]
Patrick L. McGinn, its Manager

STATE OF Alabama)

COUNTY OF Elmore)

I, Dennis Michael Nelson, a Notary Public in and for said county in said state, hereby certify that Patrick L. McGinn, whose name as Manager of HARPER LUMBER, L.L.C., an Alabama limited liability company, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing instrument, he, in his capacity as such manager and with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand and seal this the 10th day of February, 2016.

[signature]
Notary Public
My commission expires: 11/18/2019

[Notarial Seal]

LESSEE:

ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation

By: ______________________
Donald Baxter, its President

PROVINCE OF Ontario)

CITY OF Huntsville)

I, Annette Casullo, a Notary Public in and for said city in said province, hereby certify that Donald Baxter, whose name as President of ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing instrument, he, in his capacity as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal this the 27th day of January, 2016.

____
Notary Public
Membership or Bar No: 1080977
My appointment expires: ∅

[Notarial Seal]

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3

EXHIBIT A

Description of Property

That portion of the real property lying in Chilton County, Alabama in which Lessor holds the rights conveyed herein and which is located in:

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4

STATE OF ALABAMA)
COUNTY OF CHILTON)

AMENDED AND RESTATED
MINING LEASE AGREEMENT

THIS AMENDED AND RESTATED MINING LEASE AGREEMENT (sometimes referred to herein as the "Lease"), dated and effective as of the 1st day of February, 2016, between **Harper Lumber, L.L.C.**, an Alabama limited liability company, hereinafter called "Lessor," and **Alabama Graphite Company, Inc.**, an Alabama corporation, hereinafter called "Lessee." This Amended and Restated Mining Lease Agreement hereby amends and restates in its entirety that certain Mining Lease Agreement dated July 1, 2014 between Lessor and Lesseee (the "Original Lease Agreement").

WITNESSETH

That for and in consideration of **$4,000.00** (the "Initial Payment"), paid in hand by or on behalf of Lessee, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the royalties, covenants, and conditions herein agreed to be paid, kept, and performed by Lessee, Lessor hereby exclusively leases and lets unto Lessee, on the terms and conditions and with the rights and privileges hereinafter set forth, certain mineral rights (the "Mineral Rights") in, to and in respect of an area comprising +/- 200 acres, more or less, located in Chilton County, Alabama more particularly described in **Exhibit A** attached hereto (the "Property"). For the avoidance of doubt, the Lessor hereby agrees and acknowledges that the Initial Payment required hereunder was paid in connection with the Original Lease Agreement and no additional Initial Payment is due hereunder.

1. (a) Lessor hereby represents and warrants to, and covenants with Lessee that:

(i) To the best of Lessor's knowledge, information and belief, and without the benefit of a title search, Lessor is the sole owner of the entire undivided interest in and to the Property, clear of liens, encumbrances and outstanding adverse claims and interests;

(ii) Lessor's ownership of the Mineral Rights is a matter of public record in the Probate Records of Chilton County, Alabama in compliance with the laws of the State of Alabama pertaining to the ownership and location of the Mineral Rights;

(iii) To the best of Lessor's knowledge, information and belief, and without the benefit of a title search, no adverse claim has been made or is threatened, and no litigation has been filed or threatened, against the Mineral Rights or against Lessor's title thereto as of the date of this Lease;

(iv) To the best of Lessor's knowledge, information and belief, and without the benefit of an environmental assessment, the Property is free and clear of all environmental hazards and liabilities arising out of operations and other activities previously conducted thereon and Lessor shall indemnify and hold Lessee harmless from all environmental costs, liabilities and expenses of whatsoever nature arising out of activities and operations heretofore conducted on the Property;

(v) Lessor has the full right, power and capacity to enter into and to perform Lessor's obligations under this Lease on the terms and conditions herein contained; and

(vi) The status of the Mineral Rights shall not be adversely affected by any act taken or authorized by Lessor during the term of this Lease and Lessor shall use his best efforts to prevent any such adverse action from occurring.

(b) Other than the reservation listed in Paragraph 2(b) below, Lessor hereby exclusively leases and lets to Lessee all rights and privileges to explore for, mine, develop, exploit, store, remove, extract and market all minerals in, on, or under the Property (the "Minerals"), by performing such exploration, mining and development in any manner deemed necessary or convenient by Lessee, whether by surface, underground, solution or other mining method. Subject only to the reservation set forth in Paragraph 2(b) of this Lease, Lessee shall have the right to mill, beneficiate, concentrate, smelt, extract, refine, leach, convert or otherwise prepare for market any and all Minerals on the Property, whether such Minerals were produced from the Property or on other lands. Lessee understands and agrees that access to the surface rights to the Property must be obtained from the record surface owner before it shall have the right to use so much of the surface as is reasonably necessary to mine, process and develop the Minerals on the Property, and no surface rights are conveyed or granted through this Lease Agreement. Any right or privilege to conduct operations on the Property, or otherwise alter, disturb or change the surface of the Property, including any and all timber, vegetation, or trees thereon, will require a separate Surface Use Agreement expressly granting any such right or privilege.

(c) Lessee shall keep the Property free and clear of liens for labor done or work performed on Lessee's behalf or for labor and materials furnished thereon, and shall not cause, permit or allow any third-party encumbrance or cloud to attach to Lessor's fee title. Lessee shall keep posted on the Property any written or printed notices required by the laws of the State of Alabama showing that the Property is being explored by Lessee pursuant to this Lease and Lessor shall not be subject to any claim or lien whatsoever arising from such activities.

(d) Lessee covenants that it will carry public liability insurance, and more specifically described herein, for injuries to third persons attributable to Lessee's activities on the Property and shall save Lessor harmless from any liability attributable to the Lessee's activities on the Property.

(e) Lessee covenants that it has satisfied itself as to the condition of the property and Lessor's title and interest therein, and accepts the property rights and interests conveyed herein in their "AS IS" condition upon the effective date of this Lease Agreement.

2. Lessor expressly reserves to himself and to his heirs, successors and assigns:

(a) the entire ownership and control of the Property for all purposes, except for the Mineral Rights granted to Lessee pursuant to this Lease;

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2

(b) all oil, gas, coal and coal seam gas under the Property;

(c) the right to carry on, in, on, or under the Property, such operations as Lessor may deem proper or convenient for or in connection with the discovery, extraction, cultivation, preparation, utilization, removal, and sale of any and all of the minerals specifically described in Paragraph 2(b) above;

(d) all timber and surface use rights in and to the Property; and

(e) all other rights with respect to the Property which are not expressly or by necessary implication granted to Lessee, with the express understanding, however, that all rights reserved to Lessor under Paragraph 2(c) herein are to be exercised by Lessor so as not to unreasonably interfere with the operations and activities of Lessee pursuant to this Lease.

3. Lessee shall comply with and observe all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction of the Property and operations in, under or upon the Property, including those related to mining, forestry, pollution control and conservation and best management practices.

4. Lessee shall keep accurate records of all Minerals mined from the Property and of all calculations relative to royalty payments hereunder, and such records may be inspected by Lessor at all reasonable times.

5. Lessor shall have no control or right to exercise any control whatsoever over Lessee, its employees, or its agents, in the exercise of its rights of operation under this Lease. Lessor's right to enter upon the Property and to inspect Lessee's records, and the other rights herein reserved by Lessor shall not give, or be deemed to give, Lessor the right to exercise any control whatsoever over Lessee, its employees or its agents, in the exercise of their rights of operation under this Lease or otherwise.

6. The initial term of this Lease shall commence on the date hereof and expire on September 1, 2024 (the "Initial Term"). Lessee shall have the right to extend the term of this Lease for an additional five (5) year period if, at the end of the Initial Term, Lessee is engaged in the exploration for or development of, or the production and sale of mineral products from the Property. Notice of Lessee's intent to extend the term of this Lease shall be delivered in writing to Lessor at the notice address set forth in paragraph 17 hereof no less than thirty (30) days prior to expiration of the Initial Term. Thereafter, Lessee shall have the continuing right to extend the term of this Lease for successive five (5) year periods in the same manner as prescribed herein for the first renewal. However, in no event shall the aggregate term of this Lease, as renewed, be in excess of sixty-eight (68) years and seven (7) months.

7. During the term of this Lease, including any applicable extension, and in addition to the one-time payment of the Initial Payment, Lessee shall make annual payments to Lessor, as an advance royalty, recoupable from actual production royalties (the "Renewal Payments") in accordance with the following schedule: $10 per acre on July 1, 2019 and each July 1st thereafter for the next five (5) years of the term of this Lease. After the Initial Term and beginning on July 1, 2024, the Renewal Payments will be made on each July 1st, and escalate at a rate of $5 per acre every five (5) years thereafter; beginning with an annual rate of $15 per acre

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being due on the 1st day of July from 2024 through 2028, and increasing by said $5 per acre rate every five (5) years thereafter. The Renewal Payments shall be payable by Lessee regardless of any mining activities by Lessee, and shall be considered a payment for maintaining the right and privilege to explore for, develop, exploit, store, remove and market the Minerals pursuant to the terms and conditions stated herein.

8. In the case of failure of either party hereto to keep and perform its respective obligations under this Lease, the non-defaulting party shall give to the defaulting party written notice of default, describing with particularity the alleged default. If such default is not remedied or cured within thirty (30) days after the receipt of such written notice, provided the same can reasonably be remedied or cured within thirty days, or if not, if the defaulting party has not within that time commenced action to remedy or cure the same and/or does not thereafter diligently prosecute such action to completion, then the non-defaulting party may terminate this Lease by giving the defaulting party written notice of same in accordance with paragraph 17 hereof, and may otherwise exercise all rights and remedies otherwise available at law or in equity. Notwithstanding anything herein to the contrary, Lessee may not assign, sublease or otherwise convey its rights hereunder without the written consent of Lessor, which shall not be unreasonably withheld.

9. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective personal representatives, heirs, executors, successors and assigns. Upon prior written notice by Lessee to Lessor, this Lease shall be freely assignable by Lessee upon delivery to Lessor of a written undertaking by Lessee's assignee to be bound by to and to fully observe all of the obligations of Lessee hereunder.

10. In exercising any rights or conducting any operations pursuant to this Lease Agreement, Lessee will strictly comply with all federal, state, and local laws, statutes, rules, regulations, and ordinances, including without limitation, environmental protection/pollution laws and regulations, MSHA laws and regulations, transportation/highway safety laws and regulations, and workers' compensation and workplace safety laws and regulations. Lessee will secure and obtain all licenses, permits, and documentation necessary for the lawful performance of its operations pursuant to this Lease Agreement. Lessee covenants and agrees to hold Lessor and its members, officers, stockholders, owners, employees and privities harmless from and indemnify them against any costs, fines or penalties, including attorney's fees, which may result from Lessee's failure to fully and completely comply with any federal, state or local law, statute, rule, regulation or ordinance.

11. Lessee shall not do any act or thing upon the Property which will unreasonably subject Lessor to liability for injuries to persons or damages to property, or to any liability by reason of any illegal business or other conduct upon the Property, or by reason of any violation of law or any legal requirement of a public authority having jurisdiction of the Property. Lessee shall indemnify and hold Lessor harmless from all loss, damage, judgment, fine, penalty, liability, or expense, including attorney's fees, litigation costs or expenses, and amounts paid in settlements made with Lessee's prior approval and with a view to curtailment of costs of litigation and attorney's fees, incurred, suffered, or claimed by reason of Lessee's activities or operations, including any injury, loss or damage from any cause to any employees, agents, servants, contractors, invitees, or licensees of Lessee, or third-party individuals or entities, or any property

1420519.2

4

of Lessee or any of the aforesaid, upon or about the Property. Lessee will at all times maintain, directly or through its vendors and contractors, liability insurance with no less than $1,000,000.00 in non-eroding coverage and with provisions to provide defense and indemnification for any claims which could be presented by anyone accessing the Property pursuant to this Lease or damage associated with Lessee's activities in association with this Lease, and Lessee will further ensure that Lessor is expressly listed as an additional insured under any and all such policy or policies of insurance.

12. In addition to the payments described in Paragraph 7 above, Lessee shall pay to Lessor royalties (collectively, the "Royalties") on certain of the Minerals that are commercially produced and sold from the Property, each in the amount set forth below:

2% of sales price on Graphite and Vanadium;
8% of sales price on Gold, Silver and other Precious Metals
5% of sales price on other Mineral Commodities

The applicable Royalty shall be paid by Lessee to Lessor as set out in **Exhibit B** to this Lease.

13. Lessee may terminate this Lease at any time, provided that Lessee has made all applicable payments and complied with all applicable laws, rules and regulations applicable to the mining operation or operations as of the date of such notice. If Lessee terminates this Lease, it shall furnish Lessor a recordable release of all Lessee's rights and interests hereunder. Lessee's obligations to indemnify and hold Lessor harmless from any loss, damage, judgment, fines, penalties, or costs, including attorney's fees and litigation expenses, shall survive termination and remain enforceable and binding upon Lessee.

14. Both parties agree that any disputes involving the interpretation of this agreement will be subject to binding arbitration by an arbitrator mutually acceptable to each party. Such arbitration shall be conducted in Jefferson County, Alabama and shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the parties hereto agree that without regard to principles of conflicts of laws, the internal laws of the State of Alabama shall govern and control the validity, interpretation, performance, and enforcement of this Lease Agreement. The costs of the arbitration, including the fees of the arbitrators, shall be shared equally by Lessor and Lessee.

15. Lessee affirms, declares and agrees that all rights and interests conveyed hereunder shall immediately terminate and cease upon Lessee's rejection of this Lease in any bankruptcy proceeding, and upon any such rejection, all rights, title and interest conveyed hereunder shall immediately and irrevocably revest in Lessor unencumbered by this Lease Agreement or any interests derivative thereof.

16. Lessor and Lessee affirm, declare and agree that this Lease agreement is entered into solely and exclusively for the benefit of the Parties named herein, and that there are no third-party beneficiaries to this Lease Agreement.

17. All notices required hereunder shall, unless otherwise provided, be mailed by registered or certified mail to the following addresses unless and until some other address is designated in a notice so given.

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5

If to Lessor:	Harper Lumber, LLC Attn: Patrick L. McGinn P.O. 938 Wetumpka, AL 36092
With copy to:	H. Cannon Lawley Huie, Fernambucq & Stewart, LLP Three Protective Center 2801 Highway 280 South; Suite 200 Birmingham, Alabama 35223
If to Lessee:	Alabama Graphite Company, Inc. Attn: Donald Baxter, CEO P.O. Box 164 600 E. Walnut Street Sylacauga, Alabama 35150
With copy to:	Phillip Nichols Balch & Bingham LLP P.O. Box 306 Birmingham, Alabama 35201

18. A determination by a court of competent jurisdiction that all or any provision of this Lease is illegal or unenforceable in any respect shall not cancel or invalidate the remainder of such provisions, and this Lease, with such other provisions, shall remain in full force and effect.

19. This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, by and between the parties, and there are no representations, warranties or other agreements between the parties in connection with the Mineral Rights or the Property except as specifically set out in this Lease.

20. Each of the parties to this Lease has been represented by and consulted with legal counsel of his or its selection in connection with the terms, execution and delivery of this Lease or has knowingly and willingly declined to have counsel represent his or its interests.

21. Concurrent herewith, Lessor and Lessee hereby agree to execute a memorandum of this Lease for the purposes of recordation in the Office of the Judge of Probate of Chilton County, Alabama. Lessee shall record the memorandum of lease.

[SIGNATURE PAGES TO FOLLOW]

1435549.2

6

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written:

HARPER LUMBER, L.L.C.

By: /s/ Patrick L. McGinn
Patrick L. McGinn, its Manager

STATE OF Alabama)

COUNTY OF Elmore)

I, Dennis Michael Nelson, a Notary Public in and for said county in said state, hereby certify that Patrick L. McGinn, whose name as Manager of HARPER LUMBER, L.L.C., an Alabama limited liability company, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing instrument, he, in his capacity as such manager and with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand and seal this the 10th day of February, 2016.

/s/ Dennis Michael Nelson
Notary Public
My commission expires: 11/18/2019

[Notarial Seal]

1825492

7

ALABAMA GRAPHITE COMPANY, INC.

By: ______________________

Donald Baxter, its President

PROVINCE OF ONTARIO)

CITY OF HUNTSVILLE)

I, Annette Casullo, a Notary Public in and for said city in said province, hereby certify that Donald Baxter, whose name as President of ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the foregoing instrument, he, in his capacity as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal this the 27th day of January, 2016.

____

Notary Public

Membership or Bar No: 10B977

My appointment expires: never

[Notarial Seal]

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8

EXHIBIT "A"

That portion of the real property lying in Chilton County, Alabama in which Lessor holds the rights conveyed herein and which is located in:

9

EXHIBIT "B"

ROYALTIES

A. Earned Royalties. As earned royalty for all graphite and vanadium (together, the "Mined Minerals") mined, removed and sold from the Property (the "Royalties"), Lessee shall pay or credit to Lessor two percent (2%) of the amount received by Lessee from a purchaser of the Mined Minerals, less, to the extent borne by Lessee, costs of collection (including attorneys' fees) and secondary beneficiation. Lessee shall have the right to commingle Mined Minerals that are mined from the Property with Mined Minerals that are mined from other locations, and Lessor acknowledges that during periods in which Mined Minerals are commingled, the tonnage of Mined Minerals that are mined and sold by Lessee shall be determined on a pro rata basis comparing the tons of Mined Minerals that are mined and sold from the Property with the overall tonnage of Mined Minerals that are mined and sold by Lessee that month. The average gross price of the Mined Minerals received by Lessee that month shall be used for purposes of computing the Royalties that are payable by Lessee to Lessor pursuant hereto. Should Lessee determine that the Property contains minerals other than the Mined Minerals that may be commercially feasible to mine and recover, Lessor and Lessee shall negotiate in good faith the royalty payable by Lessee to Lessor for such minerals.

B. Payment. The Royalties shall be paid or credited to Lessor on or before the 25th day of the month following the calendar quarter in which payment is received by Lessee from the purchaser of such Mined Minerals. All payments of Royalties by Lessee to Lessor shall be accompanied by a statement indicating the amount of Mined Minerals sold by Lessee and the computation of the Royalties being paid.

C. Secondary Beneficiation. For purposes of this AMENDED AND RESTATED MINING LEASE AGREEMENT, the term "secondary beneficiation" means any process (i) performed on behalf of Lessee by a person or entity other than Lessee and (ii) at a location other than the Property, to improve the physical or chemical properties of the Mined Minerals. Beneficiation techniques include, but are not limited to, concentration, which involves the separation of the Mined Minerals from the other raw materials that remain after the initial beneficiation of the Mined Minerals performed by Lessee.

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Schedule 1.1 (f)

Alabama Graphite Corp. Summary
Budget from December 2017 to May 2018
($CDN)

	Dec	Jan	Feb	Mar	Apr	May	TOTALS
AGC Canada Non Discretionary	$ 275,630	$ 324,430	$ 166,260	$108,430	$ 90,430	$ 110,430	$ 1,075,610
AGCI USA Non Discretionary	$ 23,129	$ 22,466	$ 22,384	$ 24,297	$ 19,733	$ 19,973	$ 131,982

AGC Canada Discretionary	$ -	$ -	$ 43,000	$ 25,000	$ 110,000	$ 30,000	$ 208,000

SUM AGC	$ 298,759	$ 346,896	$ 231,644	$157,727	$ 220,163	$ 160,403	$ 1,415,592

AP - Draw #1	$ 942,142						$ 942,142

Commitments	$ 1,240,901	$ 346,896	$ 231,644	$157,727	$ 220,163	$ 160,403	$ 2,357,735

					$US/$CDN		US$
					0.79		$ 1,862,610.30

Alabama Graphite Corp. Canada
Budget from December 2017 to May 2018
($CDN)

NON-DISCRETIONARY BUDGET
		Dec	Jan	Feb	Mar	Apr	May	TOTALS
Consulting Fees (internal)
	Dr. Gareth Hatch	$ 15,580	$ 15,580	$15,580	$15,580	$15,580	$ 15,580	$ 93,480
	Tyler Dinwoodie	$ 13,100	$ 13,100	$13,100	$13,100	$13,100	$ 13,100	$ 78,600
	Douglas Bolton ( Including Retention)	$ 7,500	$ 7,500	$ 7,500	$ 7,500	$ 7,500	$ 27,500	$ 65,000
	Ann-Marie Pamplin	$ 7,000	$ 7,000	$ 7,000	$ 7,000	$ 7,000	$ 7,000	$ 42,000
$ -

Professional Fees (external)
	Illinois based lab	$ 17,500	$ 39,000	$ 35,000				$ 91,500
	Miller Thomson	$ 45,000	$ 15,000	$ 20,000	$ 20,000	$ 20,000	$ 20,000	$ 140,000
	UHY McGovern Hurley LLC	$ 16,200						$ 16,200
	NASDAQ Corporate Solutions/Globe Newswire contract (filings and disclosures for 12 months)	$ 3,500	$ 3,500	$ 3,500	$ 3,500	$ 3,500	$ 3,500	$ 21,000
	Venture Liquidity Partners (VLP)	$ 5,000	$ 5,000	$ 5,000	$ 5,000	$ 5,000	$ 5,000	$ 30,000
	Brock Ostrom Design							$ -
	Excelon. (Fairness Opinion)	$ 125,000						$ 125,000
	W. D. Latimer Co. Ltd.		$ 10,000	$ 10,000	$ 10,000	$ 10,000	$ 10,000	$ 50,000
	TMX Group Annual Sustaining fees			$ 7,000				$ 7,000
	SEDAR filing fees	$ 2,000		$ 2,750				$ 4,750
	Computershare	$ 2,750	$ 2,750	$ 2,750	$ 2,750	$ 2,750	$ 2,750	$ 16,500
	Broadridge	$ 2,000		$ 2,000				$ 4,000
	Take It Public Services Inc.	$ 5,000	$ 3,500	$ 3,500	$ 3,500	$ 3,500	$ 3,500	$ 22,500
	Loan Document Fees (WWR)		$200,000					$ 200,000
Insurance (D&O and General Liability)
	JD Smith & Associates			$ 5,380				$ 5,380
	JD Smith & Associates			$ 9,700				$ 9,700

Marketing
	Trade Shows/Conferences	$ 2,000		$ 6,000	$10,000			$ 18,000
	Travel	$ 4,000		$ 8,000	$ 8,000			$ 20,000

Office & General Expenses		$ 2,500	$ 2,500	$ 2,500	$ 2,500	$ 2,500	$ 2,500	$ 15,000

	TOTALS	$ 275,630	$324,430	$ 166,260	$108,430	$ 90,430	$110,430	$1,075,610

DISCRETIONARY BUDGET
		Dec	Jan	Feb	Mar	Apr	May	TOTALS

Dr. Hatch meetings with WWR, Illinois based lab, Ontario based lab, SGS/MetPro Services, Coosa ore storage (Douro-Drummer, Ontario)							$ -
Proxy Solicitor (David Salmon of Laurel Hill Advisory Group in Vancouver)			$ 38,000				$ 38,000
Ontario based lab (Carbochlorination Cg Purification Pilot JV)							$ -
Illinois based lab graphite evaluation/qualification (4 non-Chinese sources)				$ 25,000			$ 25,000
Illinois based lab Preliminary Electrochemical/Electrical Resistivity Testing (CR2016 cells & 4T sensing) on two preferred Cg sources					$ 50,000		$ 50,000
Illinois based lab PMG/CSPG Stockpile Characterization; Long-Term Cycling Data (600+ cycles)					$ 40,000	$10,000	$ 50,000
Miller Thomson LLP*							$ -
Meetings with potential end users					$ 20,000	$ 20,000	$ 40,000
Joint Corporate Video(s)							$ -
Marketing Initiatives							$ -
Contingency (~10%)
Coosa, Alabama Community Relations (Commissioner Paul Perrett, et al)			$ 5,000				$ 5,000
Alabama Power meeting (Matt McCurry)							$ -
Southern Research meeting (Dr. Corey Tyree)
Alabama Department of Commerce meeting (Secretary Greg Canfield)							$ -
Washington DC meetings (Rep Palmer; Sens. Shelby and Moore/Jones/Strange)							$ -
$ -
$ -
TOTALS	$ -	$ -	$43,000	$25,000	$110,000	$ 30,000	$ 208,000

TOTAL (DISCRETIONARY and NON-DISCRETIONARY BUDGETS AGC Inc/Canada)							$1,283,610

Schedule 2.1(a)

ALABAMA GRAPHITE CORP.
DRAW REQUEST	Date of Request: December 8, 2017			Draw Request #	1
	Date of Funding: December 11, 2017
				CAD	USD
Payee Name	Description/Date of Services	Invoice Date	Invoice #	Amount	Amount
Miller Thomson LLP (CAD$31,135.87)	Legal services (Fabrice Taylor claim)	7/31/2017	3071520	$ 31,135.86
Miller Thomson LLP (CAD$22,190.13)	Legal services (general matters)	11/21/2017	3111161	$ 22,190.13
Miller Thomson LLP (CAD$25,335.73)	Legal services (Fabrice Taylor claim)	11-21-2017	3111154	$ 25,335.73
Miller Thomson LLP (CAD$35,075.20)	Legal services (Westwater Resources, Inc. M&A matter)	11-21-2017	3111130	$ 35,075.20
Miller Thomson LLP (CAD$9,039.44)	Legal services (RiverFort convertible loan note)	11-21-2017	3111124	$ 9,039.44
Miller Thomson LLP (CAD$1,397.15)	Legal services (First Republic Capital Corporation claim)	11-21-2017	3111140	$ 1,397.15
Miller Thomson LLP (CAD$140,000.00)	Legal services (Westwater Resources, Inc. M&A matter)	n/a (ongoing)	WIP file	$ 140,000.00		WIP due to December 4, 2017, due immediately (negotiated with Miller Thomson LLP credit committee)
Dorsey & Whitney LLP	Legal services (Westwater Resources, Inc. M&A matter)	n/a/ (ongoing)	WIP file		$ 50,000.00	revised estimate of ~USD$50k was received via telephone from Daniel Nauth at 8:00pm Eastern on December 7, 2017 (original estimate due Tuesday, December 12, 2017 was ~USD$40k to USD$45k)
OTC Markets Group Inc.	OTCQB listing annual fee for 2018	11-01-2017	I224981		$ 12,000.00
UHY McGovern Hurley LLP (CAD$16,136.40)	2017 year-end audit interim billing (payment 1 of 2)	10-10-2017	1798	$ 16,136.40
Illinois based lab	Technical services (July 2017)	10-24-2017	102017-061		$ 29,250.00
Illinois based lab	Technical services (August 2017)	11-08-2017	112017-068		$ 54,500.00
Illinois based lab	Technical services (September 2017)	11-12-2017	112017-073		$ 35,300.00
Illinois based lab	Technical services (October 2017)	11-12-2017	112017-074		$ 49,820.00
Illinois based lab	Technical services (November 1 to November 12, 2017)	11-12-2017	112017-075		$ 35,250.00
Illinois based lab	Tokyo, Japan expense reimbursement (for meeting with Honda R&D Co., Ltd.)	11-12-2017	092017-051		$ 7,658.79
Alabama Graphite Company, Inc. (US subsidiary)	Working capital for US operations (December 2017)	n/a	n/a		$ 18,500.00
First Republic Capital Corporation (CAD$16,000)	Ontario small-claims court 'Terms of Settlement'	11-14-2017	n/a	$ 16,000.00
Edison Investment Research Limited	Research services (January 8, 2017 to January 31, 2018); total balance owing was USD$22,500, minus a USD$7,500 credit note	08-01-2017	1408		$ 15,000.00

Dr. Gareth P. Hatch (GBP10,000)	Special Committee #1 Chairman fee; invoice from Strategic Materials Advisors Ltd.	12-01-2017	171201-1		$ 13,500.00	total may be adjusted slightly, due to F/X rate
Daniel P. Goffaux (CAD$5,000)	Special Committee #2 Chairman fee	12-01-2017	2017-31a	$ 5,000.00
Take it Public Services Inc. (CAD$2,200.28)	Back-office services (November 2017)	11-30-2017	1638	$ 2,200.28
Bell Conferencing (CAD$38.89)	Audio conference charges (September 2017)	09-17-2017	112944896	$ 38.89
Bell Conferencing (CAD$158.42)	Audio conference charges (October 2017)	10-16-2017	112994405	$ 158.42
Bell Conferencing (CAD$82.85)	Audio conference charges (November 2017)	11-16-2017	113046539	$ 82.85
Douglas Bolton (CAD$4,520)	Expense reimbursement (August, September, October 2017 office rent, moving documents from storage; disbursements)	10-31-2017	no invoice number	$ 4,520.00
Douglas Bolton (CAD$8,475)	CFO services for November 2017	11-30-2017	no invoice number	$ 8,475.00
Douglas Bolton (CAD$5,085)	CFO services; extra hours regarding Westwater Resources, Inc. transaction	12-07-2017	no invoice number	$ 5,085.00
121 Partners Ltd.	121 Mining Investment Conference London 2017 (November 27-28, 2017); originally owed USD$14,400 (per the invoice), but I arranged for a 50% 'kill fee'; therefore, we owe USD$7,200	10-27-2017	INV-0239		$ 7,200.00
121 Group (HK) Limited	2-page company profile in 'The Assay' publication	10-06-2017	AS-02102017		$ 4,000.00
UBM Canon LLC	The Battery Show 2017 cancellation fee	08-24-2017	10454207-1		$ 1,000.00
Merlin Partners LLP	Financial advisory consulting; September 2017 invoice	10-03-2017	122298		$ 15,000.00
Merlin Partners LLP	Financial advisory consulting; October 2017 invoice	11-07-2017	122304		$ 15,000.00
Merlin Partners LLP	Financial advisory consulting; November 2017 (November 1 - 24, 2017); Agreement terminated on November 24, 2017	11-27-2017	122308		$ 12,000.00
Stormcrow Capital Ltd. (CAD$23,730)	18-month consulting and support engagement, per September 12, 2016 agreement	10-02-2017	ALP 1.7-13	$ 23,730.00
Swiss Resource Capital AG (CHF8,000)	Communications consulting agreement (Europe); October 2017 invoice	10-03-2017	2017-134-09	$ 10,540.00		total may be adjusted slightly, due to F/X rate
Swiss Resource Capital AG (CHF8,000)	Communications consulting agreement (Europe); November 2017 invoice; terminated agreement on November 30, 2017	11-10-2017	2017-134-10	$ 10,540.00		total may be adjusted slightly, due to F/X rate
Mines and Money Events Ltd.	Mines and Money London 2017	11-08-2017	4760		$ 6,600.00
Computershare (CAD$1,145.13)	Transfer agent services (September 2017)	09-12-2017	CA_CTCC1219646	$ 1,145.13
Computershare (CAD$919.71)	Transfer agent services (October 2017)	10-11-2017	CA_CTCC1230088	$ 919.71
Computershare (CAD$1,043.93)	Transfer agent services (November 2017)	11-10-2017	CA_CTCC1240024	$ 1,043.93
Federal Express Canada Corporation (CAD$32.67)	Ground shipments (September and October 2017)	10-16-2017	7-385-41697	$ 32.67
Federal Express Canada Corporation (CAD$103.98)	Ground shipments (September 2017)	11-01-2017	7-383-91963	$ 103.98
Federal Express Canada Corporation (CAD$30.91)	Ground shipments (October 2017)	11-13-2017	7-388-47048	$ 30.91
Metals News (Dr. Allen Alper)	Article published on www.metalsnews.com on September 30, 2017	09-27-2017	no invoice number		$ 950.00

Venture Liquidity Providers Inc. (CAD$19,210)	Consulting advisory services (May to August 2017)	12-01-2017	16842	$ 19,210.00
Venture Liquidity Providers Inc. (CAD$5,650)	TSX Venture market-making services (December 2017)	12-03-2017	16836	$ 5,650.00
1163863 Ontario Ltd. — Donald Baxter (CAD$14,013)	CEO invoice for October 2017 of CAD$18,833.33, plus expense reimbursement of CAD$5,179.67, minus CAD$10,000 payment made on November 9, 2017	10-24-2017	no invoice number	$ 14,013.00
1163863 Ontario Ltd. — Donald Baxter (CAD$18,833.33)	CEO invoice for November 2017	12-07-2017	no invoice number	$ 18,833.33
1163863 Ontario Ltd. — Donald Baxter (CAD$16,950)	CEO invoice for Q1 fee (August 31, 2017 to November 30, 2017)	12-07-2017	no invoice number	$ 16,950.00
Dinwoodie Consulting Ltd. — Ty Dinwoodie (CAD$20,000)	Expense reimbursement to December 7, 2017	12-07-2017	n/a	$ 20,000.00
			Total	$464,613.01	$382,528.79
			Conversion	1.28430	1.00
			Draw Request--Converted to USD	$361,763.61	$382,528.79
			Total amount of Draw Request--USD		$744,292.40	US Dollars
			Balance of loan prior to this Draw Request		$0.00	US Dollars
			Balance of loan including this Draw Request		$744,292.40	US Dollars

I hereby certify that, as of the date of this Draw Request, all representations and warranties contained in Article 6 of the Loan Agreement continue to be true and correct, no Event of Default has occurred or is continuing hereunder, and Borrower continues to be in compliance in all respects with all other terms, covenants and conditions contained in the Loan Documents.

CERTIFIED BY:
Alabama Graphite Corp.
Alabama Graphite Company, Inc.
						By:
					Name: Tyler W. P. Dinwoodie
					Title: Executive Vice President and Corporate Secretary

				NOTE: Bank of Canada Daily Exchange Rate CAD$:USD$ as of December 7, 2017 is 1.2843 — source: https://www.bankofcanada.ca/rates/exchange/daily-exchange-rates/

Schedule 5.1(a)(vii)

Jurisdictions for Good Standing

The jurisdictions of good standing for AGC and AGCI are as follows:

Company	Jurisdiction
Alabama Graphite Corp.	British Columbia (Canada)
Alabama Graphite Company, Inc.	Alabama (United States)

Schedule 6.1(b)

Subsidiaries

As at the date of the Agreement, AGC has one subsidiary, which is as follows:

(a)

AGC incorporated AGCI, a private, wholly-owned subsidiary, in the state of Alabama, United States, on June 26, 2012.  AGC holds 10,000 common shares with a par value of $0.01 of AGCI, representing 100% of its issued and outstanding share capital.

Schedule 6.1(c)

Authorizations and Consents

None.

Schedule 6.1(d)

Governmental and Other Consents

The following authorizations, approvals, actions, consents, notices, filings and/or registrations are required for the due execution and delivery of the Loan Documents, and the incurrence and due performance of, the financial obligations of the Borrower or any Subsidiary thereof under the Agreement or any other Loan Document, or (ii) except for ongoing filings obtained in the ordinary course of the Borrower’ business, the due performance of all other Obligations of the Borrower or any Subsidiary thereof under the Agreement or any other Loan Document, except for such authorizations, approvals or other actions as have been obtained or notices or filings as have been made:

(a)

conditional and final approval of the TSX Venture Exchange.

Schedule 6.1(f)

Litigation

Matter 1:

Fabrice Taylor v. Alabama Graphite Corp., Tyler W.P. Dinwoodie, Ann-Marie Pamplin and

Jean Depatie

Schedule 6.1 (g)(i)

ALABAMA GRAPHITE CORP.

Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian dollars)

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of Alabama Graphite Corp.

We have audited the accompanying consolidated financial statements of Alabama Graphite Corp. and its subsidiary, which comprise the consolidated statement of financial position as at August 31, 2016, and the consolidated statement of loss and comprehensive loss, consolidated statement of changes in shareholders’ equity and consolidated statement of cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Alabama Graphite Corp. and its subsidiary as at August 31, 2016, and their financial performance and cash flows for the year then ended in accordance with International Financial Reporting Standards.

Other Matter The consolidated financial statements of Alabama Graphite Corp. for the year ended August 31, 2015, were audited by other auditors who expressed an unmodified opinion on those statements on December 21, 2015.

McGOVERN, HURLEY, CUNNINGHAM, LLP

Chartered Accountants

Licensed Public Accountants

TORONTO, Canada

December 16, 2016

ALABAMA GRAPHITE CORP.
Consolidated Statements of Financial Position
(Expressed in Canadian Dollars)

	Notes	August 31, 2016	August 31, 2015

ASSETS
Current assets
Cash and cash equivalents		$ 95,665	$ 2,085,925
Receivables		37,601	39,720
Loan receivable	10	60,000	-
Prepaid expenses and deposits		121,520	229,291
Total current assets		314,786	2,354,936
Deposit		-	26,446
Exploration and evaluation assets	5	6,866,760	5,568,200
Equipment	6	2,935	4,315

TOTAL ASSETS		$ 7,184,481	$ 7,953,897

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	9, 11	$ 521,343	$ 424,435
Total current liabilities		521,343	424,435

SHAREHOLDERS' EQUITY
Share capital	7	13,381,873	12,747,179
Contributed surplus	8	3,455,646	3,227,934
Deficit		(10,174,381)	(8,445,651)
Total shareholders' equity		6,663,138	7,529,462

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$ 7,184,481	$ 7,953,897

Nature and continuance of operations (Note 1)
Commitments and contingencies (Notes 5, 14 and 15)
Subsequent events (Note 16)

The consolidated financial statements were authorized for issue by the
Board of Directors on December 16, 2016 and were signed on its behalf by:

"Don Baxter", Director "Daniel Goffaux", Director
Don Baxter Daniel Goffaux

See accompanying notes to the consolidated financial statements.

ALABAMA GRAPHITE CORP.
Consolidated Statements of Loss and Comprehensive Loss
For the Years Ended August 31, 2016 and 2015
(Expressed in Canadian Dollars)

	Notes	2016	2015

Expenses
Amortization		$ 1,380	$ 1,965
Automobile		22,686	48,045
Consulting	9	757,642	507,374
Interest (recovery)		-	(2,908)
Office and administration		161,809	142,959
Professional fees	9	211,168	190,731
Regulatory and filing		47,759	59,504
Rent		44,548	46,778
Share-based payments	9	221,811	663,657
Travel and investor relations		284,260	213,070
Loss before other items		1,753,063	1,871,175
Interest income		(369)	(2,634)
Gain from foreign exchange		(23,964)	(152,676)
Exploration and evaluation assets written off	5	-	481,990

Net loss and comprehensive loss for the year		$ 1,728,730	$ 2,197,855

Basic and Diluted Loss Per Common Share		$ 0.01	$ 0.02

Weighted Average Number of Common Shares Outstanding - basic and diluted		116,628,197	96,770,973

See accompanying notes to the consolidated financial statements.

ALABAMA GRAPHITE CORP.
Consolidated Statements of Changes in Shareholders' Equity
For the Years Ended August 31, 2016 and 2015
(Expressed in Canadian Dollars)

	Share Capital				Total
	Number of Shares	Amount	Contributed Surplus	Deficit	Shareholders' Equity

Balance as at August 31, 2014	82,942,577	$ 8,735,746	$ 2,364,806	$ (6,247,796)	$ 4,852,756
Net loss for the year	-	-	-	(2,197,855)	(2,197,855)
Shares issued for cash	14,375,000	2,875,000	-	-	2,875,000
Warrants exercised	16,706,036	1,592,926	-	-	1,592,926
Share issuance costs paid in cash	-	(257,022)	-	-	(257,022)
Value of agent's warrants	-	(199,471)	199,471	-	-
Share-based payments	-	-	663,657	-	663,657
Balance as at August 31, 2015	114,023,613	$ 12,747,179	$ 3,227,934	$ (8,445,651)	$ 7,529,462

Balance as at August 31, 2015	114,023,613	$ 12,747,179	$ 3,227,934	$ (8,445,651)	$ 7,529,462
Net loss for the year	-	-	-	(1,728,730)	(1,728,730)
Shares issued for cash	3,476,334	521,450	-	-	521,450
Share issuance costs paid in cash	-	(61,955)	-	-	(61,955)
Value of agent's warrants	-	(5,901)	5,901	-	-
Share-based payments	-	-	221,811	-	221,811
Warrants exercised	1,811,000	181,100	-	-	181,100
Balance as at August 31, 2016	119,310,947	$ 13,381,873	$ 3,455,646	$ (10,174,381)	$ 6,663,138

See accompanying notes to the consolidated financial statements.

ALABAMA GRAPHITE CORP.
Consolidated Statements of Cash Flows
For the Years Ended August 31, 2016 and 2015
(Expressed in Canadian Dollars)

	2016	2015

OPERATING ACTIVITIES
Net loss for the year	$ (1,728,730)	$ (2,197,855)
Add items not affecting cash:
Amortization	1,380	1,965
Exploration and evaluation assets written off	-	481,990
Share-based payments	221,811	663,657
Changes in non-cash working capital items:
Receivables	2,119	(10,647)
Prepaid expenses and deposits	134,217	(220,310)
Accounts payable and accrued liabilities	193,696	(41,815)
Net cash flows from operating activities	(1,175,507)	(1,323,015)

FINANCING ACTIVITIES
Loans payable (repaid)	-	(257,952)
Shares issued for cash	702,550	4,467,926
Share issuance costs	(61,955)	(257,022)
Net cash flows from financing activities	640,595	3,952,952

INVESTING ACTIVITIES
Deposit	-	(4,730)
Loan receivable	(60,000)	-
Acquisition of exploration and evaluation assets	(41,970)	(27,609)
Exploration and evaluation expenditures incurred	(1,353,378)	(1,798,570)
Net cash flows from investing activities	(1,455,348)	(1,830,909)

Change in cash and cash equivalents during the year	(1,990,260)	799,028
Cash and cash equivalents, beginning of the year	2,085,925	1,286,897

Cash and cash equivalents, end of the year	$ 95,665	$ 2,085,925

Supplemental Cash Flow Information:
Value of agent's warrants (Note 7)	$ 5,901	$ 199,471
Exploration and evaluation expenditures in accounts payable and accrued liabilities	$ 244,458	$ 341,246

See accompanying notes to the consolidated financial statements.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

1.

Nature and Continuance of Operations

Alabama Graphite Corp. (the “Company”) was incorporated under the Business Corporation Act of British Columbia on April 13, 2006.  On August 28, 2012, the Company changed its name to Alabama Graphite Corp. and commenced trading under the trading symbol ALP.   As a result of European investor interest in the Company, the Company also has its common shares quoted on the Frankfurt Stock Exchange for trading under the symbol, 1AG.F since October 19, 2012.  On May 5, 2014, the Company delisted its common shares from the CSE and started trading its common shares on the TSX Venture Exchange (the “TSXV”) under the same symbol ALP.  On the same day, the Company also commenced trading on the OTCQB venture stage marketplace under the symbol ABGPF.  On June 23, 2014, the Company up-graded its listing from the OTCQB and commenced trading on the OTCQX under the same symbol.

The Company’s office and principal office is located at 100 King Street West, Suite 5700, Toronto, ON M5X 1C7.

The Company is in the business of acquiring, exploring and developing graphite mineral properties.   The Company is currently engaged in exploration and evaluation of the graphite properties in Alabama, USA and northern Ontario, Canada.  There has been no determination whether the Company’s exploration and evaluation assets contain mineral reserves and resources that are economically viable.  The Company has a National Instrument 43-101 compliant preliminary economic assessment for its Coosa Graphite Property in Alabama which was filed on SEDAR on November 30, 2015.

Although the Company has taken steps to verify title to mineral properties in which it has an interest in accordance with industry standards for the current stage of exploration for such properties, these procedures do not guarantee the Company’s title.  Property title may be subject to unregistered prior agreements, unregistered claims and non-compliance with regulatory and environment requirements.

These consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.  Different bases of measurement may be appropriate if the Company is not expected to continue operations for the foreseeable future.  At August 31, 2016, the Company had an accumulated deficit of $10,174,381 (2015 - $8,445,651) and a working capital deficiency of $206,557 (2015 – a working capital of $1,930,501).  The Company incurred losses of $1,728,730 during the year ended August 31, 2016 (2015 - $2,197,855).  The Company’s ability to continue as a going concern is dependent upon its ability to raise adequate financing (see Note 16) and generate profitable operations in the future.  While the Company believes that it has sufficient working capital to support ongoing operations for the ensuing twelve months, these conditions indicate the existence of uncertainty that may cast doubt about the Company’s ability to continue as a going concern.

2.

Basis of Presentation

Statement of compliance

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

2.

Basis of Presentation (continued)

Basis of preparation

These consolidated financial statements have been prepared on an accrual basis, except for cash flow information, and are based on historical costs, except for those financial instruments carried at fair value. They are presented in Canadian dollars, which is the Company's functional currency.

Significant accounting judgments, estimates and assumptions

The preparation of the Company's consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities and contingent liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continuously evaluated and are based on management's experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual outcomes can differ from these estimates. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Critical judgments in applying accounting policies:

The following are critical judgments that management has made in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements:

•

Income, value added, withholding and other taxes – The Company is subject to income, value added, withholding and other taxes.  There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business.  The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due.  The determination of the Company’s income, value added, withholding and other tax liabilities requires interpretation of complex laws and regulations.  The Company’s interpretation of taxation law as applied to transactions and activities may not coincide with the interpretation of the tax authorities.  All tax related filings are subject to government audit and potential reassessment subsequent to the financial statement reporting period.  Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the tax related accruals and deferred income tax provisions in the period in which such determination is made.

•

Assets’ carrying values and impairment charges – In the determination of carrying values and impairment charges, management looks at the higher of recoverable amount or fair value less costs to sell in the case of assets and at objective evidence, significant or prolonged decline of fair value on financial assets indicating impairment.  These determinations and their individual assumptions require that  management make a decision based on the best available information at each reporting period.

•

Impairment of exploration and evaluation assets – While assessing whether any indications of impairment exist for exploration and evaluation assets, consideration is given to both external and internal sources of information.  Information the Company considers include changes in the market, economic and legal environment in which the Company operates that are not within its control and affect the recoverable amount of exploration and evaluation assets.  Internal sources of information include the manner in which mineral property interests are being used are expected to be used and indications of expected economic performance of the assets.  Estimates include but are not limited to estimates of the discounted future after-tax cash flows expected to be derived from the Company’s mineral property interests, costs to sell the properties and the appropriate discount rate.  Reductions in graphite price forecasts, increases in estimated future costs of production, increases in estimated future capital costs, reductions in the amount of recoverable graphite reserves or adverse current economics can result in a write-down of the carrying amounts of the Company’s exploration and evaluation assets.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

2.

Basis of Presentation (continued)

Significant accounting judgments, estimates and assumptions (continued)

•

Share-based payments – Management determines costs for share-based payments using market-based valuation techniques.  The fair value of the market-based and performance-based share awards are determined at the date of the grant using generally accepted valuation techniques.  Assumptions are made and judgment used in applying valuation techniques.  These assumptions and judgments include estimating the future volatility of the stock price, expected dividend yield, future employee turnover rates and future employee stock option exercise behaviors and performance. Such judgments and assumptions are inherently uncertain.  Changes in these assumptions affect the fair value estimates.

Foreign currency translation

These consolidated financial statements are presented in Canadian dollars which is the parent company's functional currency. The functional currency of the subsidiary that has operations in United States is the Canadian dollar.

Transactions and balances:

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the statement of loss and comprehensive loss in the period in which they arise.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income in the statement of loss and comprehensive loss to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

3.

Significant Accounting Policies

Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Alabama Graphite Company, Inc. ("AGC"). All significant inter-company balances and transactions, including unrealized income and expenses arising from inter-company transactions, were eliminated on consolidation.

Subsidiaries consist of entities over which the Company is exposed to, or has rights to, variable returns as well as the ability to affect those returns through the power to direct the relevant activities of the entity.  Subsidiaries are fully consolidated from the date control is transferred to the Company and are de-consolidated from the date control ceases.  The financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiary after eliminating inter-entity balances and transactions.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

3.

Significant Accounting Policies (continued)

Share-based payments

The Company has adopted an employee stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods.  Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received.  The corresponding amount is recorded to contributed surplus.  The fair value of options is determined using a Black–Scholes pricing model which incorporates all market vesting conditions. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition.

Financial assets are classified at fair value through profit or loss when they are either held for trading for the purpose of short-term profit taking, derivatives not held for hedging purposes, or when they are designated as such to avoid an accounting mismatch or to enable performance evaluation where a group of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Such assets are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets.

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Company’s intention to hold these investments to maturity. They are subsequently measured at amortized cost.  Held-to-maturity investments are included in non-current assets, except for those which are expected to mature within 12 months after the end of the reporting period.

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale or are not suitable to be classified as financial assets at fair value through profit or loss, loans and receivables or held-to-maturity investments and are subsequently measured at fair value.  These are included in current assets. Unrealized gains and losses are recognized in other comprehensive income, except for impairment losses and foreign exchange gains and losses.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the group commits to purchase the asset.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

3.

Significant Accounting Policies (continued)

Financial instruments (continued)

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership. At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. In the case of available-for-sale financial instruments, a significant and prolonged decline in the value of the instrument is considered to determine whether impairment has arisen.  The Company does not have any derivative financial assets and liabilities.

Site rehabilitation obligations

Site rehabilitation obligations are recognized when a legal or constructive obligation arises. The liability is recognized at the present value of management’s best estimate of the site rehabilitation obligation. The estimate is discounted to the present value using a discount rate specific to the obligation. When the liability is initially recorded the Company capitalizes the cost by increasing the carrying amount of the related long-lived assets. The liability is accreted to its present value at each reporting period, and the capitalized cost is amortized on the same basis as the related asset. Upon settlement of the liability, the Company may incur a gain or loss.

Exploration and evaluation assets

Costs incurred before the legal rights to undertake exploration and evaluation activities were acquired are expensed as incurred.  The Company capitalizes all costs related to mineral exploration properties on a property-by-property basis. Such costs include mineral property acquisition costs, exploration, evaluation and development expenditures, net of any recoveries.  Costs are deferred until such time as the extent of mineralization has been determined and mineral property interests are either developed, the property is sold or the Company’s mineral rights are allowed to lapse.

From time to time, the Company may acquire or dispose of a mineral property interest pursuant to the terms of an option agreement.  As such options are exercisable entirely at the discretion of the optionee, the amounts payable or receivable are not recorded at the time of the agreement.  Option payments are recorded as property costs or recoveries when the payments are made or received.  At the development stage, as when the mineral reserves are proven or the permit to operate the mineral property is received  and financing to complete the development has been obtained, the capitalized costs of mineral property interests will be amortized on the unit-of-production method based upon estimated proven and probable reserves.

Management of the Company reviews the recoverability of the capitalized mineral properties at each reporting date and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by the Company, the assessment of future probability of profitable revenues from the property or from the sale of the property.

The amount shown for exploration and evaluation assets represents costs incurred net of write-downs and recoveries, and is not intended to represent present or future values.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

3.

Significant Accounting Policies (continued)

Impairment of assets

The carrying amounts of the Company’s equipment and exploration and evaluation assets are reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of loss and comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts.

Equipment

Equipment is recorded at cost less accumulated amortization. Amortization is calculated on the declining balance method at the following rate:

Automobile

30% per annum

Additions during the year are amortized at one-half the annual rate.

Basic and diluted loss per share

Loss per share is calculated using the weighted average number of common shares outstanding during the period. The dilutive effect on loss per share is calculated presuming the exercise of outstanding options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period. However, the calculation of diluted loss per share excludes the effects of various conversions including the exercise of options and warrants that would be anti-dilutive.

The calculation also excludes common shares that are being held in escrow at period end where the terms of release are dependent on requirements other than the passage of time.  Diluted loss per share for the periods presented exclude the effects of the outstanding stock options and warrants as they were determined to be anti-dilutive.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

3.

Significant Accounting Policies (continued)

Income taxes

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax is provided using the balance sheet method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable income will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

4.

Accounting Standards Issued But Not Yet Effective

Certain new standards, interpretations and amendments to existing standards have been issued by the IASB that are mandatory for future accounting periods. Some updates that are not applicable or are not consequential to the Company may have been excluded from the list below. The Company intends to adopt these standards when they become effective.

Standard effective for annual periods beginning on or after January 1, 2016

IFRS 9 – Financial Instruments (“IFRS 9”) was issued by the IASB in November 2009 with additions in October 2010 and May 2013 and will replace IAS 39 Financial Instruments:  Recognition and Measurement (“IAS 39”).  IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39.  The approach in IFRS 9 is based on how an entity manages it financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.  Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9, except that an entity choosing to measure a financial liability at fair value will present the portion of any change in its fair value due to changes in the entity’s own credit risk in other comprehensive income, rather than within profit or loss.  The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39.  IFRS is effective for annual periods beginning on or after January 1, 2018.  Early adoption is permitted.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

4.

Accounting Standards Issued But Not Yet Effective (continued)

IAS 1 – Presentation of Financial Statements (“IAS 1”) was amended in December 2014 in order to clarify, among other things, that information should not be obscured by aggregating or by providing immaterial information, that materiality consideration aply to all parts of the financial statements and that even when a standard requires a specific disclosure, materiality considerations do apply.  The amendments are effective for annual periods beginning on or after January 1, 2016.

5.

Exploration and Evaluation Assets

Coosa Property, Alabama, USA

Pursuant to an agreement dated August 1, 2012 (the “Lease Agreement”), the Company has leased the mineral rights in respect of an area with a potential for graphite (the “Coosa Property”) in Coosa County, Alabama, USA. In addition, the Company received an option of first refusal (the “Option”) to lease the mineral rights in and to an adjacent area comprising approximately 27,515 acres.

Under the terms of the Lease Agreement, the Company leases the Coosa Property for successive renewable 5-year terms (not to exceed 70 years) in consideration for an initial cash payment of US$30,000 (paid) and annual advance royalty payments of US$10,000 commencing from July 1, 2015 (paid July 1, 2015 and July 1, 2016). The Company paid US$1,000 in respect of the grant of the Option. The Company has also agreed to pay the lessor a net smelter return royalty (“NSR”) of 2% from the commercial production and sale of graphite from the properties, as well as royalties for precious metals and rare earths commercially produced and sold from the properties.

In connection with the Lease Agreement, the Company is also committed to paying or issuing additional future consideration on the following basis:

(a)   US$320,000 in cash (paid) for introducing the Coosa Property to the Company;

(b)

500,000 common shares of the Company (the “Finder’s Shares”) once the Company has secured the surface rights to the Coosa Property which shares are escrowed with 1/3 to be released after every 6 months;

(c)

US$100,000 upon receipt by the Company of a bankable feasibility study in respect of the leased property;

(d)

US$150,000 upon full permitting of the leased property; and

(e)

Net smelter royalties of 0.5% up to an aggregate amount of US$150,000 upon commencement of graphite   operations on the Coosa Property.

For a period of five years after the date of the Lease Agreement and provided that the Company continues the exploration activities, the lessor will provide to the Company a right of first refusal to acquire any and all mineral interests that lessor owns, controls or represents in Coosa County, Alabama.

In November 2012, the Company paid US$48,537 to exercise its right of first refusal to lease an additional 27,515 acres, bringing the total mineral acres under lease to 41,535 acres.  The terms of this agreement are identical to the mineral lease dated August 1, 2012 such that the Company has prepaid for three years of the lease which is structured in five-year renewable tranches for the period of 70 years.  The Company also issued 25,000 common shares of the Company valued at $16,000 pursuant to the option lease agreement.

On October 12, 2014, the Company obtained a permit to conduct surface exploration in Coosa County, Alabama, which expired on September 30, 2015.  In accordance with the permit, the Company paid US$50,000 to the owner of the surface rights. This is in addition to the US$20,000 performance bond paid previously.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

5.

Exploration and Evaluation Assets (continued)

Chilton County Properties, Alabama, USA

Chestnut Creek Property

On August 5, 2014, the Company entered into a mining lease agreement whereby the Company acquired a 100% right to explore, develop and mine the Chestnut Creek Property located in Chilton County, Alabama for a period of 10 years renewable every five years thereafter for a maximum of 70 years.  The Chestnut Creek Property comprises of approximately 1,160 acres located about 4 miles west of Coosa County line.  In consideration, the Company has agreed to pay a NSR on graphite and vanadium (2%), precious metals (8%) and other minerals (5%) mined from the property.   In addition, the Company has also agreed to payments as follows:

(1)

 US$17,400 on signing (paid);

(2)

 US$5 per acre per year starting on June 1, 2015 for the first ten years (paid to date);

(3)

 At a rate to be negotiated every five years thereafter.

The Company has the right to purchase back one half of the graphite NSR for a one-time payment of US$1,000,000.  This right of re-purchase, if exercised, will not affect the other royalties.

Bama Property, Alabama

On July 1, 2014, the Company entered into a mining lease agreement whereby the Company acquired a 100% right to explore, develop and mine the Bama Property located in Chilton County, Alabama for a period of 10 years renewable every five years thereafter for a maximum of 70 years.  The Bama Property comprises of approximately 200 acres located about 4 miles west of Coosa County.  In consideration, the Company has agreed to pay a NSR on graphite and vanadium (2%), precious metals (8%) and other minerals (5%) mined from the property.   In addition, the Company has also agreed to pay advance royalties, recoverable from payment of royalties, as follows:

(1)

US$4,000 on signing (paid);

(2)

A non-refundable payment of US$45 per acre (US$9,000) upon execution of the lease as payment for the first five years of the lease (paid to date);

(3)

US$10 per acre each year for the next five years commencing July 1, 2019; and

(4)

Payment per acre rate to increase by US$5 per acre every five years thereafter.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

5.

Exploration and Evaluation Assets (continued)

Hearst Graphite Project, Northern Ontario, Canada

On August 16, 2013, the Company entered into an agreement to acquire a 100% interest in the Hearst Graphite Project (“Hearst Project”) owned by Benton Resources Inc. (“Benton”), and located in Northern Ontario. The 16 claim units comprising the acquired property are located just east of the Zenyatta Albany deposit.

On August 22, 2013, the Company paid $8,000 in cash and issued 2,000,000 of its common shares, valued at $0.20 per share to Benton in exchange for the Hearst Project. Pursuant to the terms of the agreement, 500,000 of the shares issued to Benton were subject to a 10-month trading restriction expiring on June 22, 2014, another 500,000 shares were subject to a 16-month trading restriction expiring on December 22, 2014 and 500,000 shares were subject to a 22-month trading restriction expiring on June 22, 2015.

Benton will also hold a 2% NSR interest from all ore production at the Hearst Project, subject to the right of the Company under the agreement to buy back 50% of Benton’s NSR interest for $1,000,000.

As of August 31, 2015, the Company decided to write off the Hearst Graphite Project in order to concentrate its efforts on the graphite properties in Alabama.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

5.

Exploration and Evaluation Assets (continued)

During the year ended August 31, 2016, the Company incurred expenditures for exploration and evaluation assets as follows:

	County	County	Graphite
	Property	Properties	Project
	Alabama	Alabama	Ontario	Total
Acquisition Costs
Balance, August 31, 2015	$ 579,774	$ 33,464	$ -	$ 613,238
Additions:
Option payments - cash	41,970	-	-	41,970

Balance, August 31, 2016	621,744	33,464	-	655,208

Deferred Exploration Costs
Balance, August 31, 2015	4,599,441	355,521	-	4,954,962
Additions:
Environmental and reclamation	31,316	-	-	31,316
Equipment rental	22,952	-	-	22,952
Excavation	35,664	-	-	35,664
Field supplies	37,214	-	-	37,214
Geological consultants	359,955	-	-	359,955
Mapping	260	-	-	260
Metallurgical and assays	137,432	-	-	137,432
Preliminary economic assessment	590,557	-	-	590,557
Permitting and legal	33,497	-	-	33,497
Transportation and travelling	7,743	-	-	7,743

	1,256,590	-	-	1,256,590
Balance, August 31, 2016	5,856,031	355,521	-	6,211,552
Total Exploration and Evaluation Assets	$ 6,477,775	$ 388,985	$ -	$ 6,866,760

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

5.

Exploration and Evaluation Assets (continued)

During the year ended August 31, 2015, the Company incurred expenditures for exploration and evaluation assets as follows:

	County	County	Graphite
	Property	Properties	Project
	Alabama	Alabama	Ontario	Total
Acquisition Costs
Balance, August 31, 2014	$ 566,859	$ 18,770	$ 438,000	$ 1,023,629
Add:
Option payments - cash	12,915	14,694	-	27,609

	12,915	14,694	-	27,609
Less:
Written-off	-	-	(438,000)	(438,000)

	-	-	438,000	438,000
Balance, August 31, 2015	579,774	33,464	-	613,238

Deferred Exploration Costs
Balance, August 31, 2014	2,815,146	-	43,990	2,859,136
Additions:
Core logging and surveying	13,702	2,979	-	16,681
Drilling	511,898	-	-	511,898
Environmental and reclamation	7,638	3,194	-	10,832
Equipment rental	61,005	30,627	-	91,632
Excavation	181,183	68,667	-	249,850
Field and road works	75,426	16,878	-	92,304
Field supplies	33,288	1,887	-	35,175
Geological consultants	511,689	22,748	-	534,437
Metallurgical and assays	230,672	147,926	-	378,598
Permitting and legal	45,710	14,099	-	59,809
Repair and maintenance	2,671	11,028	-	13,699
Security	-	3,098	-	3,098
Surface exploration right	56,515	23,830	-	80,345
Transportation and travelling	52,898	8,560	-	61,458

	1,784,295	355,521	-	2,139,816
Less:
Written-off	-	-	(43,990)	(43,990)

	-	-	(43,990)	(43,990)
Balance, August 31, 2015	4,599,441	355,521	-	4,954,962
Total Exploration and Evaluation Assets	$ 5,179,215	$ 388,985	$ -	$ 5,568,200

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

6.

Equipment

Automobile
Cost:
Balance, August 31, 2014, 2015 and 2016	$ 11,025

Accumulated amortization:
Balance, August 31, 2014	4,745
Additions	1,965

Balance, August 31, 2015	6,710
Additions	1,380

Balance, August 31, 2016	8,090
Net book value, August 31, 2016	2,935
Net book value, August 31, 2015	$ 4,315

7.

Share Capital

Authorized

Unlimited number of common shares without par value.

Issued and fully paid

At August 31, 2016, there were 119,310,947 issued and fully paid common shares (2015 - 114,023,613).

During the year ended August 31, 2016:

On May 19, 2016, the Company completed a private placement of 3,476,334 units at a price of $0.15 per unit for total proceeds of $521,450 (a corporation controlled by a director and officer of the Company subscribed for 670,000 units for gross proceeds of $100,500).  Each unit comprised of one common share of the Company and one common share purchase warrant.  Each whole common share purchase warrant entitles the holder to purchase one additional common share of the Company at an exercise price of $0.20 per share until May 19, 2018.  In connection with the private placement, the Company paid cash compensation in the amount of $17,675 and issued 117,833 agent’s warrants.   Each agent’s warrant entitles the holder to purchase one unit at a price of $0.15 per unit on or before May 19, 2017.  Each unit consists of one common share of the Company and one common share purchase warrant. Each whole warrant entitles the holder to purchase one common share of the Company at a price of $0.20 per share until May 19, 2018.

During the year ended August 31, 2016, 1,811,000 warrants were exercised at the price of $0.10 per share.

During the year ended August 31, 2015:

On June 30, 2015, the Company completed a private placement of 14,375,000 units at a price of $0.20 per unit for total proceeds of $2,875,000 (various directors and officers subscribed for 227,500 units for gross proceeds of $45,500).  Each unit comprised of one common share of the Company and one-half of one common share purchase warrant.  Each one whole common share purchase warrant entitles the holder to purchase one additional common share of the Company at an exercise price of $0.35 per share until June 30, 2018.   In the event that the closing price of the Company’s common share is $0.75 or greater per common share during any 20 consecutive trading day period at any time subsequent to four months and one day after June 30, 2015, the warrants will expire at the sole discretion of the Company on the 30th day after the date on which the Company provides notice of such accelerated expiry to

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

7.

Share Capital (continued)

the holders of the warrants.  In connection with the private placement, the Company paid cash compensation in the amount of $215,625 and issued 1,078,125 agent’s warrants.   Each agent’s warrant entitles the holder to purchase one Compensation Unit at a price of $0.20 per Compensation Unit on or before June 30, 2018.  Each Compensation Unit consists of one common share of the Company and one-half of one common share purchase warrant. Each whole warrant (“Compensation Unit Warrant”) entitles the holder to purchase one common share of the Company at a price of $0.35 per share until June 30, 2018.

During the year ended August 31, 2015, 14,017,000 warrants were exercised at the price of $0.10 per share and 2,589,286 broker’s warrants were exercised at the price of $0.07 per broker’s warrant unit (“BW Unit”) and 99,750 broker’s warrant unit warrants (“BW Warrant”) were also exercised at the price of $0.10 per share for total proceeds of $1,592,926.

Stock options

On December 16, 2011, the Company adopted a new stock option plan pursuant to which it may grant incentive stock options to directors, officers, employees and consultants of the Company or any affiliate thereof. As a 10% rolling plan, the aggregate number of common shares issuable as options under the plan may be up to 10% of the Company’s issued and outstanding common shares on the date on which the option is granted, less common shares reserved for issuance on exercise of options then outstanding under the plan. The term of any options will be fixed by the board of directors at the time such options are granted.  The exercise price of any options will be determined by the board of directors, in its sole discretion, but shall not be less than the greater of closing market price of the Company’s common shares on: (i) the day proceeding the day on which the directors grant such options; and (ii) the date of grant of the options. Vesting requirements may be imposed as determined by the directors. All options will be non-assignable and non-transferable.

Disinterested shareholder approval must be obtained for: (i) any grant of options to insiders exceeding 10% of the Company’s issued common shares (calculated on a fully diluted basis); (ii) any grant of options to insiders within a one-year period exceeding 10% of the Company’s issued common shares (calculated on a fully diluted basis); (iii) any grant of options to any one individual within a 12-month period exceeding 5% of the Company’s issued common shares (calculated on a fully diluted basis); and (iv) any reduction in the exercise price of an option previously granted to an insider of the Company.

The changes in stock options during the years ended August 31, 2016 and 2015 are as follows:

	Year Ended		Year Ended
	August 31, 2016		August 31, 2015
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Options	Price	of Options	Price
Options outstanding, beginning of year	9,180,000	$ 0.22	6,270,000	$ 0.22
Granted	4,050,000	0.18	3,400,000	0.27
Expired or forfeited	(6,159,000)	0.23	(490,000)	0.36
Options outstanding, end of year	7,071,000	$ 0.21	9,180,000	$ 0.22

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

7.

Share Capital (continued)

Stock options (continued)

Stock options outstanding and exercisable at August 31, 2016 are as follows:

Expiry Date	Number of Options Outstanding	Exercise Price	Exercisable

October 21, 2016	290,000	$0.105 to $0.35	290,000
October 23, 2016	50,000	$0.45	50,000
November 6, 2016	500,000	$0.155 to $0.27	500,000
May 19, 2018	2,550,000	$0.155	2,083,750
August 8, 2018	400,000	$0.15	400,000
September 3, 2018	280,000	$0.35	280,000
January 20, 2019	36,000	$0.105	36,000
February 3, 2019	605,000	$0.145	605,000
July 18, 2019	400,000	$0.18	291,668
June 12, 2020	1,460,000	$0.27	1,460,000
June 17, 2020	500,000	$0.27	233,334

	7,071,000	$0.21	6,229,752
Weighted average remaining contractual life			2.26 years

During the year ended August 31, 2016, stock options were granted to officers, employees and consultants to acquire 2,650,000 shares at $0.155 per share for a period of two years, 2,275,000 options vested immediately with the remaining 375,000 options vesting quarterly in equal amounts over a two year period.   The Company also granted stock options to a director to acquire 400,000 shares at $0.15 per share for a period of two years, these options vested immediately.  The fair value recorded for the stock options granted was $180,134.   The Company extended the term of 290,000 stock options, exercisable at prices in the range from $0.105 to $0.35 per share that were to be cancelled on January 22, 2016 due to termination of services by an officer, to October 22, 2016.  On November 6, 2016, the Company cancelled 500,000 stock options exercisable at prices in the range from $0.155 to $0.27 per share due to the termination of the services by an officer.  The Company cancelled 3,154,000 stock options exercisable at prices in the range from $0.105 to $0.27 per share due to the termination of services by an officer and granted 1,000,000 stock options to the former officer and director exercisable at $0.25 per share for a period of two years.  These options were cancelled on August 23, 2016.

During the year ended August 31, 2015, stock options were granted to officers, employees and consultants to acquire 3,400,000 shares at $0.27 per share for a period of five years, 3,000,000 options vested immediately with the remaining 400,000 options vesting equally every six months over the following three years.  The fair value recorded for the stock options granted during the year was $610,420.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

7.

Share Capital (continued)

Stock options (continued)

The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year Ended	Year Ended
	August 31, 2016	August 31, 2015

Risk-free interest rate	0.85%	1.00%
Expected dividend yield	0%	0%
Expected stock price volatility	74%	162%
Expected life of options (years)	2	5
Weighted average fair value of options granted	$0.07	$0.18
Weighted average exercise price of options granted	$0.15	$0.27

Option pricing models require the input of highly subjective assumptions including the expected price volatility. Volatility is based on the historical trend of the share prices of the Company. Changes in the subjective assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options.

Warrants

The changes in warrants during the years ended August 31, 2016 and 2015 are as follows:

	Year Ended		Year Ended
	August 31, 2016		August 31, 2015
		Weighted		Weighted
		Average		Average
	Number	Exercise	Number	Exercise
	of Warrants	Price	of Warrants	Price
Warrants outstanding, beginning of year	15,917,032	$0.16	25,015,707	$0.13
Granted	3,594,167	0.20	8,265,625	0.19
Issued from exercised BW Units	-	-	2,589,286	0.10
Exercised	(1,811,000)	0.10	(16,706,036)	0.10
Expired or forfeited	-	-	(3,247,550)	0.32

Warrants outstanding, end of year	17,700,199	$0.23	15,917,032	$0.16

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

7.

Share Capital (continued)

Warrants (continued)

The following table summarizes the warrants outstanding at August 31, 2016:

	Number of Warrants	Exercise Price
Expiry Date

November 21, 2016	260,000	$0.10
January 31, 2017 (BW Warrants)	2,664,536	$0.10
January 31, 2017	2,915,871	$0.10
May 19, 2017 (Compensation Units)	117,833	$0.15
May 19, 2018	3,476,334	$0.20
June 30, 2018 (Compensation Units)	7,187,500	$0.35
June 30, 2018	1,078,125	$0.20

	17,700,199	$0.23
Weighted average remaining contractual life	1.27 years

The fair value for agent’s warrants granted during the year ended August 31, 2016 was $5,901.

The fair value for agent’s warrants granted during the year ended August 31, 2015 was $199,471.

The fair value of the agent’s warrants granted was estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions:

	August 31, 2016	August 31, 2015

Risk-free interest rate	0.85%	0.47% - 1.05%
Expected dividend yield	0%	0%
Expected stock price volatility	73%	164.69% - 172.57%
Expected life of warrants (years)	1.0	3.0 - 6.0
Weighted average fair value of warrants granted	$0.05	$0.12
Weighted average exercise price of warrants granted	$0.15	$0.25

Warrant pricing models require the input of highly subjective assumptions including the expected price volatility. Volatility is based on the historical trend of the share prices of the Company. Changes in the subjective assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s warrants.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

8.

Contributed Surplus

Contributed surplus includes the accumulated fair value of options and agent/broker warrants. Contributed surplus records items recognized as share-based compensation expense and the fair value of warrants until such time that the stock options and warrants are exercised, at which time the corresponding amount will be transferred to share capital.  If the options or warrants expire unexercised, the amount recorded will stay in contributed surplus.

9.

Related Party Transactions

Related party balances

The following amounts due to related parties are included in accounts payable and accrued liabilities:

	August 31, 2016	August 31, 2015
Directors and officers of the Company	$ 137,541	$ 13,363

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

During the years ended August 31, 2016 and 2015, the Company incurred the following charges with related parties:

	2016	2015
Accounting fees to a private company controlled
by the former CFO of the Company	$ 5,250	$ 15,950
Accounting fees to a private company controlled
by the current CFO of the Company	92,619	-
Consulting fees to directors and officers of the Company	758,008	396,357
Share-based payments to officers and directors of the Company	159,516	598,545
	$ 1,015,393	$ 1,010,852

See also Notes 7, 10, 15 and 16.

10.

Loan Receivable

The loan receivable is due from a private company controlled by the VP, Investor Relations and is unsecured, non-interest bearing and payable on demand.  The loan was repaid in full on October 4, 2016.

11.

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss.  The Company’s primary exposure to credit risk is on its cash and cash equivalents held in bank accounts. The majority of cash and cash equivalents are deposited in bank accounts held with a major bank in Canada.  As most of the Company’s cash is held by one bank there is a concentration of credit risk.  This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

11.

Financial Risk Management (continued)

As at August 31, 2016, the Company had receivables in the amount of $37,601 (2015 - $39,720) which is represented by a refund due from the Canada Revenue Agency for harmonized sales tax input credits.  The Company also had a loan receivable balance outstanding of $60,000 (2015 - $Nil), which was repaid subsequent to August 31, 2016.  The Company considers credit risk with respect to these receivables as low.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company's sole source of funding has been the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.  As at August 31, 2016, all of the Company’s financial liabilities are due within one year.

Foreign exchange risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company’s United States subsidiary is exposed to currency risk as it incurs expenditures that are denominated in United States dollars while its functional currency is the Canadian dollar. As at August 31, 2016, the Company’s subsidiary holds a bank balance in the amount of US$24,493 and is indebted to suppliers in the amount of US$9,333.  The Company does not hedge its exposure to fluctuations in foreign exchange rates.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates.  The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal.

Capital management

The Company's policy is to maintain a strong capital base so as to maintain investor and creditor confidence and to sustain future development of the business. The capital structure of the Company consists of equity, comprising share capital, net of accumulated deficit.

The Company’s capital management objectives, policies and processes have remained unchanged during the years ended August 31, 2016 and August 31, 2015.

The Company is not subject to any capital requirements imposed by a lending institution or regulatory body, other than of the TSX Venture Exchange (“TSXV”) which requires adequate working capital or financial resources of the greater of (i) $50,000 and (ii) an amount required in order to maintain operations and cover general and administrative expenses for a period of six months.

As of August 31, 2016, the Company may not be compliant with the policies of the TSXV.  The impact of this violation is not known and is ultimately dependent on the discretion of the TSXV.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

11.

Financial Risk Management (continued)

Classification of financial instruments

The Company’s financial instruments are classified into the following categories:  loans and receivables, held to maturity and other financial liabilities.

Financial assets included in the statements of financial position are as follows:

Loans and Receivables	August 31, 2016	August 31, 2015
Cash and cash equivalents	$ 95,665	$ 2,085,925
Loan receivable	60,000	-
Deposit	-	26,446

	$ 155,665	$ 2,112,371

Financial liabilities included in the statements of financial position are as follows:

Other Financial Liabilities	August 31, 2016	August 31, 2015
Accounts payable and accrued liabilities	$ 521,343	$ 424,435

	$ 521,343	$ 424,435

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount due to their short-term nature. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

•

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•

Level 3 – Inputs that are not based on observable market data.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

12.

Income Taxes

a)

Provision for income taxes

Major items causing the Company's effective income tax rate to differ from the combined Canadian federal and provincial statutory rate of 26.5% (2015 - 26.5%) were as follows:

	2016 $	2015 $

(Loss) before income taxes	(1,728,730)	(2,197,855)

Expected income tax recovery based on statutory rate	(458,000)	(582,000)
Adjustment to expected income tax benefit:
Share-based payments	56,000	-
Expenses not deductible for tax purposes Other Change in foreign exchange rates	- (191,000) (26,000)	328,000 - -
Difference in tax rates	(64,000)	(96,000)
Change in benefit of tax assets not recognized	683,000	350,000
Deferred income provision (recovery)	-	-

b)

Unrecognized deductible temporary differences

	2015 $	2014 $

Deferred income tax assets have not been recognized in respect of the following deductible temporary differences:
Non-capital loss carry-forwards, Canada	4,818,000	4,064,000
Non-capital loss carry-forwards, United States	1,784,000	1,503,000
Exploration and evaluation assets, Canada	482,000	482,000
Exploration and evaluation assets, United States	1,091,000	121,000
Share issue costs, Canada	305,000	373,000
Total	8,480,000	6,543,000

Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the Company can use the benefits.

Non-capital loss carry-forwards available in the United States of US$1,360,000 (2015 - US$1,142,000) expire from 2032 to 2036.

Non-capital loss carry-forwards available in the Canada expire from 2030 to 2036. The other temporary differences do not expire under current legislation.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

13.

Segmented Information

The Company’s equipment and exploration and evaluation assets are located in Alabama, USA.

14.

Environmental Contingencies

The Company’s exploration and evaluation activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

15.

Commitments

The Company is required to make the following payments, in addition to the commitments outlined in Note 5 that are related to the mineral properties:

(a)

Monthly payments to officers of the Company in the amount of $33,667 and quarterly payments to an officer of   the Company in the amount of $15,000; and

(b)

Monthly payments to consultants to the Company in the amount of $8,000.

The Company is party to certain consulting contracts with two corporations controlled by officers of the Company that provide for aggregate contingent payments of up to approximately $284,000 upon the occurrence of a change of control. As a triggering event has not taken place, the contingent payments have not been reflected in these consolidated financial statements.

16.

Subsequent Events

(a)

On September 2, 2016, stock options were granted to officers, employees and consultants to acquire 4,500,000 common shares at an exercise price of $0.16 per share for a period of three years, 4,350,000 options vested immediately with the remaining 150,000 options vesting quarterly in equal amounts over a three year period.

(b)

On September 6, 2016, the Company completed a private placement of 4,916,745 units at a price of $0.15 per unit for total proceeds of $737,512 (an officer of the Company subscribed for 33,334 units for gross proceeds of $5,000).  Each unit is comprised of one common share of the Company and one common share purchase warrant.  Each whole common share purchase warrant entitles the holder to purchase one additional common share of the Company at an exercise price of $0.20 per share until September 6, 2018.

(c)

On September 19, 2016, the Company granted incentive stock options to purchase up to 400,000 common shares to a consultant.  All options vested immediately.  An aggregate of 200,000 of the options entitle the consultant to acquire one common share at a price of $0.16 per share for a period of 24 months and the remaining 200,000 of the options entitle the consultant to acquire one common share at a price of $0.19 per share for a period of 24 months.

(d)

On September 21, 2016, the Company completed a private placement of 7,124,338 units at a price of $0.15 per unit for total proceeds of $1,068,651 (officers and directors of the Company subscribed for 2,363,338 units for gross proceeds of $354,500).  Each unit comprised of one common share of the Company and one common share purchase warrant.  Each whole common share purchase warrant entitles the holder to purchase one additional common share of the Company at an exercise price of $0.20 per share until September 21, 2018.

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2016 and 2015

(Expressed in Canadian Dollars)

16.

Subsequent Events (continued)

(e)

Subsequent to August 31, 2016, 835,000 incentive stock options having an exercise price in the range of $0.145 to $0.45 expired without being exercised and warrants to acquire 260,000 common shares having an exercise price of $0.10 per share expired without being exercised.

(f)

Subsequent to August 31, 2016, 150,000 warrants were exercised to acquire 150,000 common shares at an exercise price of $0.10 per share and 5,000 stock options were exercised to acquire 5,000 common shares at an exercise price of $0.105 per share.

(g)

Subsequent to August 31, 2016 and in conjunction with the signing of a new contract, the Company paid a loyalty bonus to a corporation controlled by the President and CEO in the amount of $300,000.  The proceeds of the bonus was used to participate in the financing described in Note 16(d).

DRAFT

Schedule 6.1(g)(ii)

Alabama Graphite Corp.
August 31, 2017

		CAD	US	Adjustments		Total	Aug 31, 2016	Change
				#	$
Cash and cash equivalents		492,176	16,817			508,993	95,665	413,328
Receivables		49,038	-			49,038	37,601	11,437
Prepaid expenses and deposits		49,786	17,972			67,758	121,520	(53,762)
Deposit			-			-	-	-
Loan receivable		-				-	60,000	(60,000)
Exploration and evaluation assets			7,563,149			7,563,149	6,866,760	696,389
Equipment			1,555			1,555	2,935	(1,380)

Accounts payable and accrued liabilities		(250,059)	(219,689)	1	29,459	(462,990)	(521,343)	58,353
				2	(4,701)
				3	(18,000)
Share capital		(16,820,046)	-	5	(44,303)	(16,864,349)	(13,381,873)	(3,482,476)
Contributed surplus		(4,212,778)	-	4	(46,791)	(4,215,266)	(3,455,646)	(759,620)
				5	44,303

Deficit		7,208,462	2,965,918			10,174,380	10,174,380	(0)
Net loss for period		2,978,025	159,674		40,033	3,177,732	-	3,177,732

Intercompany account		10,505,396	(10,505,396)

		-	- 0		-	- 0.00	- 1.00

Statement of Loss						2017	2016	Change

Amortization	a		1,380			1,380	1,380	-
Automobile	b	-	12,249			12,249	22,686	(10,437)
Consulting	c	1,390,046	-	1	(29,459)	1,383,287	757,642	625,645

DRAFT

				2	4,701
				3	18,000
Interest expense	d	-	-			-	-	-
Office and administration	e	58,311	57,233			115,544	161,809	(46,265)
Professional fees	f	186,250	38,635			224,885	211,168	13,717
Regulatory and filing	g	36,270	-			36,270	47,759	(11,489)
Rent	h	11,000	22,187)			36,357	44,548	(8,191)
Equipment rental			3,170)
Share-based payments	i	747,723	-	4	46,791	794,514	221,811	572,703

Travel and investor realtions	j	552,704	24,625			577,329	284,260	293,069
Workers compensation expense			-			-	-	-
Interest income						-	(369)	369
Foreign exchange		(4,279)	195			(4,084)	(23,964)	19,880
Foreign exchange - to balance US accounts							-	-
		2,978,025	159,674		40,033	3,177,732	1,728,730	1,449,002

DRAFT

Alabama Graphite Corp.
August 31, 2017

		Debit	Credit

1	Accounts payable	22,500
	Consulting		22,500
	Accounts payable - FX	6,959
	Consulting		6,959
	To reverse AP and FX on AP to Edison

2	Consulting	3,750
	Accounts payable		3,750
	Consulting	951
	Accounts payable - FX		951
	To accure 1 month owing on Edison contract

3	Consulting	18,000
	Accounts payable		18,000
	To accrue 6 months owing on Stormcrow contract

4	Share-based payments	46,791
	Contributed surplus		46,791
	To correct error in valuation of May 10 options

5	Contributed surplus	44,303
	Share capital		44,303
	To reallocate option value on options exercised

DRAFT

Alabama Graphite Corp
August 31, 2017

	Per trial balance	Groupings

Cash and cash equivalents
USD chequing account	1,558.88
Exchange	395.33
USD savings account	2,879.13
Exchange	730.15
CAD chequing account	486,612.71	492,176.20

Advances to US sub - US$	7,935,110.31
Exchange	2,570,285.40	10,505,395.71

Receivables
GST receivable	49,038.05	49,038.05

Loan receivable	-	-

Prepaid expenses and deposits
Prepaid - promotion	31,610.00
Prepaid insurance	7,540.00
Prepaid expenses	4,459.37
Advance - travel	-
Aird & Berliss	-
Retainer to BL Law - US$	-
Exchange	-
Retainer - SGS Canada	6,176.75	49,786.12

Accounts payable & accrued liabilities
Accounts payable	(141,120.96)
Accounts payable - exchange	(14,480.43)
Accrued professional fees	(19,000.00)
Accrued liabilities	(71,104.60)

DRAFT

Rec-d from C Crupi	(4,353.20)	(250,059.19)

Share capital
Common shares	(18,272,552.29)
Share issue costs	991,126.66
Commissions	193,500.00
Finders fee - Nov 29/13	4,900.00
Finders fee - Dec 10/12	22,540.00
Finders fee - Jun 28/13	7,140.00
Finders fee - Jun 30/15	215,625.00
Finders fee - May 2016	17,675.01	(16,820,045.62)

Contributed surplus	(4,212,777.51)	(4,212,777.51)

Retained earnings	7,208,461.68	7,208,461.68

Interest income	-	-

Expenses
Amortization
Automobile		-
Consulting
Consulting fees	329,549.19
Consulting fees - CEO	559,999.94
Consulting fees - CFO	109,075.00
Consulting fees - other	133,757.87
Marketing fees & expenses	257,663.51	1,390,045.51
Interest expense		-
Office and administration
Administration fees
Bank charges	2,482.56
Bookkeeping	12,075.00
Business taxes and licences	3,756.36
Computer programming and support
Financing fees

DRAFT

Insurance	12,389.90
Membership fees
Office and miscellaneous	10,015.21
Office expenses	13,329.46
Telephone	3,012.43
Utilities
Website development
Reconciliation discrepancy	1,249.98	58,310.90
Professional fees
Accounting fees
Audit fees	19,380.00
Professional fees - legal	141,676.35
Para-legal expense	25,193.48	186,249.83
Regulatory and filing
Transfer agent and regulatory fees
Transfer agent	19,044.07
Stock exchange and filing fees	17,226.27	36,270.34
Rent	11,000.00	11,000.00
Share-based payments	747,722.82	747,722.82
Travel and investor relations
Advertising and promotion	240.33
Investor relations	194,621.21
Shareholder communications	73,142.54
Business meals	13,766.58
Travel	168,214.37
Trade show	102,718.86	552,703.89

Gain from foreign exchange	(4,278.73)	(4,278.73)

	2,978,024.56

DRAFT

Alabama Graphite Company, Inc. (USA)
August 2017

		USD	Exchange rate	CAD

Cash and cash equivalents
Regions Bank		13,414.75	1.2536	16,816.73

Due to parent		(7,935,110.31)		(10,505,395.71)

Deposit
Deposit - performance bond		-	1.2536	-

Prepaid expenses and deposits
Prepaid utilities		1,625.00
Prepaid rent		1,400.00
Prepaid insurance		1,311.33
Trust account - Watson		10,000.00
		14,336.33	1.2536	17,972.02

Equipment
Automobile		11,100.00	0.9932	11,024.52

Accumulated amortization
	Opening	(7,861.52)	1.0365	(8,090.00)
	Q1	(347.00)	0.9932	(345.00)
	Q2	(347.00)	0.9932	(345.00)
	Q3	(347.00)	0.9932	(345.00)
	Q4	(347.00)	0.9932	(345.00)
		(9,249.52)		(9,470.00)

DRAFT

Mineral property	679,167.10		697,002.50

Deferred exploration	5,919,618.39		6,866,146.36

Accounts payable & accrued liabilities
Accounts payable	(175,246.38)	1.2536	(219,688.86)

Retained earnings
Opening	1,360,400.07	2.1802	2,965,918.00
Q1	25,675.46		33,943.20
Q2	29,428.25		38,772.96
Q3	23,844.90		32,015.47
Q4	42,620.96		54,747.36
	1,481,969.64		3,125,396.99

DRAFT

Alabama Graphite Company, Inc. (USA)
August 2017
			Opening balance		Q1 additions		Q2 additions		Q3 additions		Q4 additions		Closing balance
			USD	CAD	USD	CAD	USD	CAD	USD	CAD	USD	CAD	USD	CAD

Mineral property
Exchange Rate						1.3265		1.3214				1.2869
CG	Property payments - cash		139,332.71	148,979.79	16,179.00	21,461.44	-				15,800.00	20,333.02	171,311.71	190,774.25
	Finder's fees - cash		324,444.90	323,405.39									324,444.90	323,405.39
	Finder's fees - shares		96,319.58	96,010.98									96,319.58	96,010.98
	Property costs - shares		16,227.18	16,175.19									16,227.18	16,175.19
	Finder's warrants		57,863.73	57,678.34									57,863.73	57,678.34
CC	Property payments - cash		13,000.00	12,958.35									13,000.00	12,958.35
			647,188.10	655,208.04	16,179.00	21,461.44	-	-	-	-	15,800.00	20,333.02	679,167.10	697,002.50

Deferred exploration
Exchange Rate						1.3265		1.3214		1.3478		1.2869
CG	Assaying and analysis	f	470,744.71	524,323.10	1,818.29	2,411.96	-	-	-	-	-	-	472,563.00	526,735.06
	Environmental/reclamation	a	38,747.24	48,225.71	24,039.86	31,888.87	-	-	-	-	-	-	62,787.10	80,114.58
	Permitting	h	93,000.00	108,065.28	1,385.00	1,837.20	-	-	-	-	1,507.50	1,940.00	95,892.50	111,842.48
	Rental equipment	b	74,779.44	86,674.15	-	-	-	-	-	-	-	-	74,779.44	86,674.15
	Core logging and survey		200,486.07	221,944.75	-	-	-	-		-		-	200,486.07	221,944.75
	Repairs and maintenance		5,442.08	6,024.56	-	-	-	-	-	-	-	-	5,442.08	6,024.56
	Drilling and core cutting		1,544,317.88	1,709,611.29	-	-	-	-	-	-	-	-	1,544,317.88	1,709,611.29
	Supplies	d	81,746.03	96,678.84	-	-	-	-	-	-	-	-	81,746.03	96,678.84
	Transporting of drill	i	35,456.63	39,339.66	-	-	-	-	-	-	-	-	35,456.63	39,339.66
	Road work		260,924.08	288,851.64	-	-	-	-	-	-	-	-	260,924.08	288,851.64
	Mapping		16,676.50	18,499.54	-	-	-	-	945.00	1,273.67	1,485.50	1,911.69	19,107.00	21,684.90
	Rock crushing		5,000.00	5,535.17	-	-	-	-	-	-	-	-	5,000.00	5,535.17
	Sample processing	e	28,440.91	34,457.10	-	-	-	-	-	-	-	-	28,440.91	34,457.10

DRAFT

	Excavation & reclamation	c	163,673.93	187,093.79	-	-	-	-	-	-	630.00	810.75	164,303.93	187,904.54
	Surface exploration right		106,000.00	117,345.53	-	-	-	-	-	-	-	-	106,000.00	117,345.53
	Travel & accomodation	i	102,571.60	114,497.55	-	-	-	-	-	-	-	-	102,571.60	114,497.55
	Legal		78,588.05	86,999.59	-	-	-	-	-	-	-	-	78,588.05	86,999.59
	Insurance	h	5,428.00	6,860.55	-	-	-	-	-	-	-	-	5,428.00	6,860.55
	Shipping	i	9,328.66	10,575.28	728.49	966.34	-	-	-	-	349.35	449.58	10,406.50	11,991.20
	Technical report	e	25,572.55	29,872.85	-	-	-	-	-	-	-	-	25,572.55	29,872.85
	Geological consulting	e	994,240.30	1,135,014.41	23,915.00	31,723.25	24,000.00	31,713.60	24,000.00	32,347.20	24,000.00	30,885.60	1,090,155.30	1,261,684.06
	Metallurgical	f	139,193.31	174,394.69	34,912.00	46,310.77	8,930.51	11,800.78	66,222.00	89,254.01	201,613.48	259,456.39	450,871.30	581,216.63
	Consulting fees	e	204,240.63	245,829.71	-	-	58,987.63	77,946.25		-	2,275.00	2,927.70	265,503.26	326,703.66
	PEA study	g	444,684.53	590,557.34	-	-	-	-	-	-	490.19	630.83	445,174.72	591,188.17
	Warehouse supplies		720.00	797.06	-	-	-	-	-	-	-	-	720.00	797.06
	Workers compensation	e	7,228.00	10,052.70	2,073.00	2,749.83	(6,122.34)	(8,090.06)	1,049.66	1,414.73	26.35	33.91	4,254.67	6,161.12
	Total		5,137,231.13	5,898,121.84	88,871.64	117,888.23	85,795.80	113,370.57	92,216.66	124,289.61	232,377.37	299,046.44	5,636,492.60	6,552,716.69

CC	Permits account		5,800.00	6,420.79	-								5,800.00	6,420.79
	Consulting		19,606.72	21,705.29	-								19,606.72	21,705.29
	Assaying		95,146.63	105,330.49	-								95,146.63	105,330.49
	Surveying		2,500.00	2,767.58	-								2,500.00	2,767.58
	Sample processing		16,466.42	18,228.87	-								16,466.42	18,228.87
	Excavation		56,992.77	63,092.89	-								56,992.77	63,092.89
	Field work and mapping		14,015.00	15,515.07	-								14,015.00	15,515.07
	Equipment		443.93	491.45	-								443.93	491.45
	Rental equipment		24,222.27	26,814.86	-								24,222.27	26,814.86
	Supplies		1,122.35	1,242.48	-								1,122.35	1,242.48
	Repairs & maintenance		8,679.07	9,608.02	-								8,679.07	9,608.02
	Travel & accomodation		7,035.31	7,788.32	-								7,035.31	7,788.32
	Security		2,600.00	2,878.29	-								2,600.00	2,878.29
	Surface exploration right		20,000.00	22,140.67	-								20,000.00	22,140.67
	Environmental/reclamation		2,648.91	2,932.43	-								2,648.91	2,932.43
	Title research		5,846.41	6,472.17	-								5,846.41	6,472.17

DRAFT

Total		283,125.79	313,429.67	-	-	-	-	-	-	-	-	283,125.79	313,429.67

		5,420,356.92	6,211,551.51	88,871.64	117,888.23	85,795.80	113,370.57	92,216.66	124,289.61	232,377.37	299,046.44	5,919,618.39	6,866,146.36

Additions Summary
Environmental	a				31,888.87		-		-		-		31,888.87
Equipment rental	b				-		-		-		-		-
Excavation	c				-		-		-		810.75		810.75
Field supplies	d				-		-		-		-		-
Geological consultants	e				34,473.08		101,569.79		33,761.93		33,847.21		203,652.02
Meallurgical and assays	f				48,722.73		11,800.78		89,254.01		259,456.39		409,233.90
PEA	g										630.83		630.83
Permitting and legal	h				1,837.20		-		-		1,940.00		3,777.20
Transportation and travel	i				966.34		-		-		449.58		1,415.92
Mapping									1,273.67		1,911.69		3,185.36
													-
					117,888.23		113,370.57		124,289.61		299,046.44		654,594.85

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

Alabama Graphite Company, Inc. (USA)
August 31, 2017

	Q1 Expenses			Q2 Expenses			Q3 Expenses			Q4 Expenses			Total
	USD	FX	CAD	USD	FX	CAD	USD	FX	CAD	USD	FX	CAD	USD	CAD

Administrative expenses	6,472.50	1.3265	8,585.77	5,400.00	1.3214	7,135.56	4,800.00	1.3478	6,469.44	5,310.00	1.2869	6,833.44	21,982.50	29,024.21	e
Amortization	347.00	H	345.00	347.00	H	345.00	347.00	H	345.00	347.00	H	345.00	1,388.00	1,380.00	a
Bank charges	425.85	1.3265	564.89	266.50	1.3214	352.15	298.00	1.3478	401.64	374.00	1.2869	481.30	1,364.35	1,799.99	e
Business tax expense	110.00	1.3265	145.92	1,898.02	1.3214	2,508.04	-	1.3478	-	-	1.2869	-	2,008.02	2,653.96	e
Freight charges and shipping	220.62	1.3265	292.65	864.30	1.3214	1,142.09	-	1.3478	-	-	1.2869	-	1,084.92	1,434.74	e
Equipment rental	600.00	1.3265	795.90	600.00	1.3214	792.84	600.00	1.3478	808.68	600.00	1.2869	772.14	2,400.00	3,169.56
Insurance	1,295.94	1.3265	1,719.06	1,264.95	1.3214	1,671.50	1,295.95	1.3478	1,746.68	1,186.44	1.2869	1,526.83	5,043.28	6,664.08	e
Misc expense		1.3265	-	300.00	1.3214	396.42	-	1.3478	-	1,000.00	1.2869	1,286.90	1,300.00	1,683.32	e
Membership dues		1.3265	-	-	1.3214	-	-	1.3478	-	175.00	1.2869	225.21	175.00	225.21	e
Office expenses	625.62	1.3265	829.88	590.29	1.3214	780.01	1,644.52	1.3478	2,216.48	128.40	1.2869	165.24	2,988.83	3,991.62	e
Automobile expenses	2,176.20	1.3265	2,886.73	2,404.51	1.3214	3,177.32	1,828.55	1.3478	2,464.52	2,890.78	1.2869	3,720.14	9,300.04	12,248.71	b
Field samples		1.3265	-	-	1.3214	-	-	1.3478	-	-	1.2869	-	-	-	e
Professional fees - legal	1,770.00	1.3265	2,347.91	2,541.59	1.3214	3,358.46	2,228.00	1.3478	3,002.90	23,254.44	1.2869	29,926.14	29,794.03	38,635.40	f
Consulting		1.3265	-	-	1.3214	-	-	1.3478	-	-	1.2869	-	-	-	c
Promotion and entertainment	2,092.29	1.3265	2,775.42	-	1.3214	-	-	1.3478	-	-	1.2869	-	2,092.29	2,775.42	j
Rent	4,200.00	1.3265	5,571.30	4,200.00	1.3214	5,549.88	4,200.00	1.3478	5,660.76	4,200.00	1.2869	5,404.98	16,800.00	22,186.92	h
Travel	3,354.00	1.3265	4,449.08	6,829.58	1.3214	9,024.61	5,146.72	1.3478	6,936.75	1,118.52	1.2869	1,439.42	16,448.82	21,849.86	j
Utilities expense	1,985.44	1.3265	2,633.69	1,921.51	1.3214	2,539.08	1,456.16	1.3478	1,962.61	2,036.38	1.2869	2,620.62	7,399.49	9,756.00	e
Workers comp expense	-	1.3265	-	-	1.3214	-		1.3478	-	-	1.2869	-	-	-
	25,675.46		33,943.20	29,428.25		38,772.96	23,844.90		32,015.47	42,620.96		54,747.36	121,569.57	159,478.99

SUMMARY
Amortization			345.00			345.00			345.00			345.00		1,380.00	a
Automobile			2,886.73			3,177.32			2,464.52			3,720.14		12,248.71	b
Consulting			-			-			-			-		-	c
Interest expense															d
Office and administration			14,771.86			16,524.86			12,796.86			13,139.53		57,233.12	e
Professional fees			2,347.91			3,358.46			3,002.90			29,926.14		38,635.40	f
Regulatory and filing															g
Rent			5,571.30			5,549.88			5,660.76			5,404.98		22,186.92	h
Equipment rental			795.90			792.84			808.68			772.14		3,169.56
Share-based payments															i
Travel and investor realtions			7,224.50			9,024.61			6,936.75			1,439.42		24,625.28	j
			33,943.20			38,772.96			32,015.47			54,747.36		159,478.99

DRAFT

Schedule 6.1(g)(iii)

ALABAMA GRAPHITE CORP.

Draft Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian dollars)

2

DRAFT

ALABAMA GRAPHITE CORP.
Consolidated Statements of Financial Position
(Expressed in Canadian Dollars)

	Notes	August 31, 2017	August 31, 2016

ASSETS
Current assets
Cash and cash equivalents		$ 508,993	$ 95,665
Receivables		49,038	37,601
Loan receivable	10	-	60,000
Prepaid expenses and deposits		67,758	121,520
		625,789	314,786
Deposit		-	-
Exploration and evaluation assets	5	7,563,149	6,866,760
Equipment	6	1,555	2,935

TOTAL ASSETS		$ 8,190,493	$ 7,184,481

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	9, 11	$ 462,990	$ 521,343
		462,990	521,343

SHAREHOLDERS' EQUITY
Share capital	7	16,820,046	13,381,873
Contributed surplus	8	4,259,569	3,455,646
Deficit		(13,352,112)	(10,174,381)
		7,727,503	6,663,138

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$ 8,190,493	$ 7,184,481

Nature and continuance of operations (Note 1)
Commitments and contingencies (Notes 5, 14 and 15)
Subsequent events (Note 16)

The consoldiated financial statements were authorized for issue by the Board of Directors on December 16, 2017 and were signed on its behalf by:

"Jean Depatie", Director "Daniel Goffaux", Director
Jean Depatie Daniel Goffaux

See accompanying notes to the consolidated financial statements.

DRAFT

ALABAMA GRAPHITE CORP.
Consolidated Statements of Loss and Comprehensive Loss
For the Years Ended August 31, 2017 and 2016
(Expressed in Canadian Dollars)

	Notes	2017	2016

Expenses
Amortization		$ 1,380	$ 1,380
Automobile		12,249	22,686
Consulting	9	1,383,287	757,642
Interest expense		-	-
Office and administration		115,545	161,809
Professional fees	9	224,884	211,168
Regulatory and filing		36,270	47,759
Rent		36,357	44,548
Share-based payments	9	794,514	221,811
Travel and investor relations		577,329	284,260
Loss before other items		3,181,815	1,753,063
Interest income		-	(369)
Loss (gain) from foreign exchange		(4,084)	(23,964)
Exploration and evaluation assets written off	5	-	-

Net loss and comprehensive loss for the period		$ 3,177,731	$ 1,728,730

Basic and Diluted Loss Per Common Share		$ 0.02	$ 0.01

Weighted Average Number of Common Shares Outstanding		182,928,936	116,628,197

See accompanying notes to the consolidated financial statements.

DRAFT

ALABAMA GRAPHITE CORP.
Consolidated Statements of Changes in Shareholders' Equity
For the Years Ended August 31, 2017 and 2016
(Expressed in Canadian Dollars)

	Share Capital				Total
	Number of Shares	Amount	Contributed Surplus	Deficit	Shareholders' Equity

Balance as at August 31, 2015	114,023,613	$ 12,747,179	$ 3,227,934	$ (8,445,651)	$ 7,529,462
Net loss for the period				(1,728,730)	(1,728,730)
Shares issued for cash	3,476,334	521,450	-	-	521,450
Share issuance costs paid in cash	-	(61,955)	-	-	(61,955)
Value of agent's warrants	-	(5,901)	5,901	-	-
Share-based payments	-	-	221,811	-	221,811
Warrants exercised	1,811,000	181,100	-	-	181,100
Balance as at August 31, 2016	119,310,947	$ 13,381,873	$ 3,455,646	$ (10,174,381)	$ 6,663,138

Balance as at August 31, 2016	119,310,947	$ 13,381,873	$ 3,455,646	$ (10,174,381)	$ 6,663,138
Net loss for the period	-	-	-	(3,177,731)	(3,177,731)
Shares issued for cash	20,881,083	3,132,163	-	-	3,132,163
Share issuance costs paid in cash	-	(214,797)	-	-	(214,797)
Value of agent's warrants	-	(9,409)	9,409	-	-
Share-based payments	-	-	794,514	-	794,514
Options exercised	380,000	55,900	-	-	55,900
Warrants exercised	4,743,157	474,316	-	-	474,316
Balance as at August 31, 2017	145,315,187	$ 16,820,046	$ 4,259,569	$ (13,352,112)	$ 7,727,503

See accompanying notes to the consolidated financial statements.

DRAFT

ALABAMA GRAPHITE CORP.
Consolidated Statements of Cash Flows
For the Years Ended August 31, 2017 and 2016
(Expressed in Canadian Dollars)

	2017	2016

OPERATING ACTIVITIES
Net loss for the year	$ (3,177,731)	$ (1,728,730)
Add items not affecting cash:
Amortization	1,380	1,380
Exploration and evaluation assets written off	-	-
Share-based payments	794,514	221,811
Changes in non-cash working capital items:
Receivables	(11,437)	2,119
Prepaid expenses and deposits	53,762	134,217
Accounts payable and accrued liabilities	(58,353)	193,696
	(2,397,865)	(1,175,507)

FINANCING ACTIVITIES
Loans payable (repaid)	-	-
Shares issued for cash	3,438,173	702,550
Share issuance costs	9,409	(61,955)
	3,447,582	640,595

INVESTING ACTIVITIES
Deposit	-	-
Loan receivable	60,000	(60,000)
Acquisition of exploration and evaluation assets	(696,389)	(41,970)
Exploration and evaluation expenditures incurred	-	(1,353,378)
	(636,389)	(1,455,348)

Decrease in cash and cash equivalents during the period	413,328	(1,990,260)
Cash and cash equivalents, beginning of the period	95,665	2,085,925

Cash and cash equivalents, end of the period	$ 508,993	$ 95,665

Supplemental Cash Flow Information:
Fair value of finder's warrants	$ 9,409	$ 5,901
Exploration and evaluation expenditures in accounts payable and accrued liabilities	$ 152,262	$ 244,458

See accompanying notes to the consolidated financial statements.

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

1.

Nature and Continuance of Operations

Alabama Graphite Corp. (the “Company”) was incorporated under the Business Corporation Act of British Columbia on April 13, 2006.  On August 28, 2012, the Company changed its name to Alabama Graphite Corp. and commenced trading under the trading symbol ALP.   As a result of European investor interest in the Company, the Company also has its common shares quoted on the Frankfurt Stock Exchange for trading under the symbol, 1AG.F since October 19, 2012.  On May 5, 2014, the Company delisted its common shares from the CSE and started trading its common shares on the TSX Venture Exchange (the “TSXV”) under the same symbol ALP.  On the same day, the Company also commenced trading on the OTCQB venture stage marketplace under the symbol ABGPF.  On June 23, 2014, the Company up-graded its listing from the OTCQB and commenced trading on the OTCQX under the same symbol.

The Company’s office and principal office is located at 100 King Street West, Suite 5700, Toronto, ON M5X 1C7.

The Company is in the business of acquiring, exploring and developing graphite mineral properties.   The Company is currently engaged in exploration and evaluation of the graphite properties in Alabama, USA and northern Ontario, Canada.  There has been no determination whether the Company’s exploration and evaluation assets contain mineral reserves and resources that are economically viable.  The Company has a National Instrument 43-101 compliant preliminary economic assessment for its Coosa Graphite Property in Alabama which was filed on SEDAR on November 30, 2015.

Although the Company has taken steps to verify title to mineral properties in which it has an interest in accordance with industry standards for the current stage of exploration for such properties, these procedures do not guarantee the Company’s title.  Property title may be subject to unregistered prior agreements, unregistered claims and non-compliance with regulatory and environment requirements.

These consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations.  Different bases of measurement may be appropriate if the Company is not expected to continue operations for the foreseeable future.  At August 31, 2017, the Company had an accumulated deficit of $13,352,112 (2016 - $10,174,381) and a working capital of $162,799 (2016 – a working capital deficiency of $206,557).  The Company incurred losses of $3,177,731 during the year ended August 31, 2017 (2016 - $1,728,730).  The Company’s ability to continue as a going concern is dependent upon its ability to raise adequate financing (see Note 16) and generate profitable operations in the future.  While the Company believes that it has sufficient working capital to support ongoing operations for the ensuing twelve months, these conditions indicate the existence of uncertainty that may cast doubt about the Company’s ability to continue as a going concern.

2.

Basis of Presentation

Statement of compliance

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

7

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

2.

Basis of Presentation (continued)

Basis of preparation

These consolidated financial statements have been prepared on an accrual basis, except for cash flow information, and are based on historical costs, except for those financial instruments carried at fair value. They are presented in Canadian dollars, which is the Company's functional currency.

Significant accounting judgments, estimates and assumptions

The preparation of the Company's consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities and contingent liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continuously evaluated and are based on management's experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual outcomes can differ from these estimates. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Critical judgments in applying accounting policies:

The following are critical judgments that management has made in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements:

•

Income, value added, withholding and other taxes – The Company is subject to income, value added, withholding and other taxes.  There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business.  The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due.  The determination of the Company’s income, value added, withholding and other tax liabilities requires interpretation of complex laws and regulations.  The Company’s interpretation of taxation law as applied to transactions and activities may not coincide with the interpretation of the tax authorities.  All tax related filings are subject to government audit and potential reassessment subsequent to the financial statement reporting period.  Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the tax related accruals and deferred income tax provisions in the period in which such determination is made.

•

Assets’ carrying values and impairment charges – In the determination of carrying values and impairment charges, management looks at the higher of recoverable amount or fair value less costs to sell in the case of assets and at objective evidence, significant or prolonged decline of fair value on financial assets indicating impairment.  These determinations and their individual assumptions require that  management make a decision based on the best available information at each reporting period.

•

Impairment of exploration and evaluation assets – While assessing whether any indications of impairment exist for exploration and evaluation assets, consideration is given to both external and internal sources of information.  Information the Company considers include changes in the market, economic and legal environment in which the Company operates that are not within its control and affect the recoverable amount of exploration and evaluation assets.  Internal sources of information include the manner in which mineral property interests are being used are expected to be used and indications of expected economic performance of the assets.  Estimates include but are not limited to estimates of the discounted future after-tax cash flows expected to be derived from the Company’s mineral property interests, costs to sell the properties and the appropriate discount rate.  Reductions in graphite price forecasts, increases in estimated future costs of production, increases in estimated future capital costs, reductions in the amount of recoverable graphite reserves or adverse current economics can result in a write-down of the carrying amounts of the Company’s exploration and evaluation assets.

8

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

2.

Basis of Presentation (continued)

Significant accounting judgments, estimates and assumptions (continued)

•

Share-based payments – Management determines costs for share-based payments using market-based valuation techniques.  The fair value of the market-based and performance-based share awards are determined at the date of the grant using generally accepted valuation techniques.  Assumptions are made and judgment used in applying valuation techniques.  These assumptions and judgments include estimating the future volatility of the stock price, expected dividend yield, future employee turnover rates and future employee stock option exercise behaviors and performance. Such judgments and assumptions are inherently uncertain.  Changes in these assumptions affect the fair value estimates.

Foreign currency translation

These consolidated financial statements are presented in Canadian dollars which is the parent company's functional currency. The functional currency of the subsidiary that has operations in United States is the Canadian dollar.

Transactions and balances:

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined.

Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the statement of loss and comprehensive loss in the period in which they arise.

Exchange differences arising on the translation of non-monetary items are recognized in other comprehensive income in the statement of loss and comprehensive loss to the extent that gains and losses arising on those non-monetary items are also recognized in other comprehensive income. Where the non-monetary gain or loss is recognized in profit or loss, the exchange component is also recognized in profit or loss.

3.

Significant Accounting Policies

Principles of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Alabama Graphite Company, Inc. ("AGC"). All significant inter-company balances and transactions, including unrealized income and expenses arising from inter-company transactions, were eliminated on consolidation.

Subsidiaries consist of entities over which the Company is exposed to, or has rights to, variable returns as well as the ability to affect those returns through the power to direct the relevant activities of the entity.  Subsidiaries are fully consolidated from the date control is transferred to the Company and are de-consolidated from the date control ceases.  The financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiary after eliminating inter-entity balances and transactions.

9

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

3.

Significant Accounting Policies (continued)

Share-based payments

The Company has adopted an employee stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods.  Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received.  The corresponding amount is recorded to contributed surplus.  The fair value of options is determined using a Black–Scholes pricing model which incorporates all market vesting conditions. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition.

Financial assets are classified at fair value through profit or loss when they are either held for trading for the purpose of short-term profit taking, derivatives not held for hedging purposes, or when they are designated as such to avoid an accounting mismatch or to enable performance evaluation where a group of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Such assets are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets.

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Company’s intention to hold these investments to maturity. They are subsequently measured at amortized cost.  Held-to-maturity investments are included in non-current assets, except for those which are expected to mature within 12 months after the end of the reporting period.

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for-sale or are not suitable to be classified as financial assets at fair value through profit or loss, loans and receivables or held-to-maturity investments and are subsequently measured at fair value.  These are included in current assets. Unrealized gains and losses are recognized in other comprehensive income, except for impairment losses and foreign exchange gains and losses.

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost. Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the group commits to purchase the asset.

10

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

3.

Significant Accounting Policies (continued)

Financial instruments (continued)

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership. At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. In the case of available-for-sale financial instruments, a significant and prolonged decline in the value of the instrument is considered to determine whether impairment has arisen.  The Company does not have any derivative financial assets and liabilities.

Site rehabilitation obligations

Site rehabilitation obligations are recognized when a legal or constructive obligation arises. The liability is recognized at the present value of management’s best estimate of the site rehabilitation obligation. The estimate is discounted to the present value using a discount rate specific to the obligation. When the liability is initially recorded the Company capitalizes the cost by increasing the carrying amount of the related long-lived assets. The liability is accreted to its present value at each reporting period, and the capitalized cost is amortized on the same basis as the related asset. Upon settlement of the liability, the Company may incur a gain or loss.

Exploration and evaluation assets

Costs incurred before the legal rights to undertake exploration and evaluation activities were acquired are expensed as incurred.  The Company capitalizes all costs related to mineral exploration properties on a property-by-property basis. Such costs include mineral property acquisition costs, exploration, evaluation and development expenditures, net of any recoveries.  Costs are deferred until such time as the extent of mineralization has been determined and mineral property interests are either developed, the property is sold or the Company’s mineral rights are allowed to lapse.

From time to time, the Company may acquire or dispose of a mineral property interest pursuant to the terms of an option agreement.  As such options are exercisable entirely at the discretion of the optionee, the amounts payable or receivable are not recorded at the time of the agreement.  Option payments are recorded as property costs or recoveries when the payments are made or received.  At the development stage, as when the mineral reserves are proven or the permit to operate the mineral property is received  and financing to complete the development has been obtained, the capitalized costs of mineral property interests will be amortized on the unit-of-production method based upon estimated proven and probable reserves.

Management of the Company reviews the recoverability of the capitalized mineral properties at each reporting date and will recognize impairment in value based upon current exploration results, the prospect of further work being carried out by the Company, the assessment of future probability of profitable revenues from the property or from the sale of the property.

The amount shown for exploration and evaluation assets represents costs incurred net of write-downs and recoveries, and is not intended to represent present or future values.

11

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

3.

Significant Accounting Policies (continued)

Impairment of assets

The carrying amounts of the Company’s equipment and exploration and evaluation assets are reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of loss and comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years.

Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts.

Equipment

Equipment is recorded at cost less accumulated amortization. Amortization is calculated on the declining balance method at the following rate:

Automobile

30% per annum

Additions during the year are amortized at one-half the annual rate.

Basic and diluted loss per share

Loss per share is calculated using the weighted average number of common shares outstanding during the period. The dilutive effect on loss per share is calculated presuming the exercise of outstanding options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period. However, the calculation of diluted loss per share excludes the effects of various conversions including the exercise of options and warrants that would be anti-dilutive.

The calculation also excludes common shares that are being held in escrow at period end where the terms of release are dependent on requirements other than the passage of time.  Diluted loss per share for the periods presented exclude the effects of the outstanding stock options and warrants as they were determined to be anti-dilutive.

12

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

3.

Significant Accounting Policies (continued)

Income taxes

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax is provided using the balance sheet method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable income will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

4.

Accounting Standards Issued But Not Yet Effective

Certain pronouncements were issued by the IASB or the IFRIC that are mandatory for accounting periods on or after January 1, 2017.  Many are not applicable or do not have a significant impact to the Company and have been excluded.  The following have not yet been adopted and are being evaluated to determine their impact on the Company.

IFRS 2 – Share-based payments (“IFRS 2”) was amended by the IASB in June 2016 to clarify the accounting for cash-settled share-based payment transactions that include a performance condition., the classification of share-based payments transactions with net settlement features and the accounting for modifications of share-based payment transactions from cash-settled to equity-settled.  The amendments are effective for annual periods beginning on or after January 1, 2018, with earlier application permitted.

IFRS 9 – Financial Instruments (“IFRS 9”) was issued by the IASB as a complete standard in July 2014 and will replace IAS 39 Financial Instruments: Recognition and Measurement (“IAS 39”).  IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39.  The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets.  Most of the requirements in IAS 39 for classification and measurement of financial liabilities were carried forward unchanged to IFRS 9, except that an entity choosing to measure a financial liability at fair value will present the portion of any change in its fair value due to changes in the entity’s own credit risk in other comprehensive income, rather than within profit or loss.  The new standard requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39.

13

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

4.

Accounting Standards Issued But Not Yet Effective (continued)

IFRS 9 – Financial Instruments (continued)

 IFRS 9 is effective for annual period beginning on or after January 1, 2016.  Earlier adoption is permitted.

IFRS 16 – Leases (“IFRS 16”) was issued in January 2016 and replaces IAS 17 – Leases as well as some lease related interpretations.  With certain exceptions for leases under twelve months in length or for asses of low value, IFRS 16 states that upon lease commencement a lessee recognizes a right-of-use asset and a lease liability.  The right-of-use asset is initially measured at the amount of the liability plus any initial direct costs.  After lease commencement, the lessee shall measure the right-of-use asset at less accumulated depreciation and accumulated impairment.  A lessee shall either apply IFRS 16 with full retrospective effect or alternatively not restate comparative information but recognize the cumulative effect of initially applying AFRS 16 as an adjustment to opening equity at the date of initial application.  IFRS requires that lessors classify each lease as an operating lease or a finance lease.  A lease is classified as a finance lease if it transfers substantially all the risks and rewards incidental to ownership of an underlying asset.  Otherwise it is an operating lease.  IFRS 16 is effective for annual periods beginning on or after January 1, 2019.  Earlier adoption is permitted if IFRS 15 has also been applied.

IAS 7 – Statement of Cash Flows (“IAS 7”) was amended in January 2016 to clarify that disclosures shall be provided that enable users of financial statements to evaluate changes in liabilities arising from financing activities.  Yhe amendments are effective for annual periods beginning of or after January 1, 2017.

5.

Exploration and Evaluation Assets

Coosa Property, Alabama, USA

Pursuant to an agreement dated August 1, 2012 (the “Lease Agreement”), the Company has leased the mineral rights in respect of an area with a potential for graphite (the “Coosa Property”) in Coosa County, Alabama, USA. In addition, the Company received an option of first refusal (the “Option”) to lease the mineral rights in and to an adjacent area comprising approximately 27,515 acres.

Under the terms of the Lease Agreement, the Company leases the Coosa Property for successive renewable 5-year terms (not to exceed 70 years) in consideration for an initial cash payment of US$30,000 (paid) and annual advance royalty payments of US$10,000 commencing from July 1, 2015 (paid July to date). The Company paid US$1,000 in respect of the grant of the Option. The Company has also agreed to pay the lessor a net smelter return royalty (“NSR”) of 2% from the commercial production and sale of graphite from the properties, as well as royalties for precious metals and rare earths commercially produced and sold from the properties.

In connection with the Lease Agreement, the Company is also committed to paying or issuing additional future consideration on the following basis:

(a)

US$320,000 in cash (paid) for introducing the Coosa Property to the Company;

(b)

500,000 common shares of the Company (the “Finder’s Shares”) once the Company has secured the surface rights to the Coosa Property which shares are escrowed with 1/3 to be released after every 6 months;

(c)

US$100,000 upon receipt by the Company of a bankable feasibility study in respect of the leased property;

(d)

US$150,000 upon full permitting of the leased property; and

(e)

Net smelter royalties of 0.5% up to an aggregate amount of US$150,000 upon commencement of graphite operations on the Coosa Property.

For a period of five years after the date of the Lease Agreement and provided that the Company continues the exploration activities, the lessor will provide to the Company a right of first refusal to acquire any and all mineral interests that lessor owns, controls or represents in Coosa County, Alabama.

14

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

5.

Exploration and Evaluation Assets (continued)

Coosa Property, Alabama, USA (continued)

In November 2012, the Company paid US$48,537 to exercise its right of first refusal to lease an additional 27,515 acres, bringing the total mineral acres under lease to 41,535 acres.  The terms of this agreement are identical to the mineral lease dated August 1, 2012 such that the Company has prepaid for three years of the lease which is structured in five-year renewable tranches for the period of 70 years.  Subsequent annual payments of $16,119 have been paid to date. The Company also issued 25,000 common shares of the Company valued at $16,000 pursuant to the option lease agreement.

On October 12, 2014, the Company obtained a permit to conduct surface exploration in Coosa County, Alabama, which expired on September 30, 2015.  In accordance with the permit, the Company paid US$50,000 to the owner of the surface rights. This is in addition to the US$20,000 performance bond paid previously.

Chilton County Properties, Alabama, USA

Chestnut Creek Property

On August 5, 2014, the Company entered into a mining lease agreement whereby the Company acquired a 100% right to explore, develop and mine the Chestnut Creek Property located in Chilton County, Alabama for a period of 10 years renewable every five years thereafter for a maximum of 70 years.  The Chestnut Creek Property comprises of approximately 1,160 acres located about 4 miles west of Coosa County line.  In consideration, the Company has agreed to pay a NSR on graphite and vanadium (2%), precious metals (8%) and other minerals (5%) mined from the property.   In addition, the Company has also agreed to payments as follows:

(4)

 US$17,400 on signing (paid);

(5)

 US$5 per acre per year starting on June 1, 2015 for the first ten years (paid to date);

(6)

 At a rate to be negotiated every five years thereafter.

The Company has the right to purchase back one half of the graphite NSR for a one-time payment of US$1,000,000.  This right of re-purchase, if exercised, will not affect the other royalties.

Bama Property, Alabama

On July 1, 2014, the Company entered into a mining lease agreement whereby the Company acquired a 100% right to explore, develop and mine the Bama Property located in Chilton County, Alabama for a period of 10 years renewable every five years thereafter for a maximum of 70 years.  The Bama Property comprises of approximately 200 acres located about 4 miles west of Coosa County.  In consideration, the Company has agreed to pay a NSR on graphite and vanadium (2%), precious metals (8%) and other minerals (5%) mined from the property.   In addition, the Company has also agreed to pay advance royalties, recoverable from payment of royalties, as follows:

(5)

US$4,000 on signing (paid);

(6)

A non-refundable payment of US$45 per acre (US$9,000) upon execution of the lease as payment for the first five years of the lease (paid to date);

(7)

US$10 per acre each year for the next five years commencing July 1, 2019; and

(8)

Payment per acre rate to increase by US$5 per acre every five years thereafter.

15

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

5.

Exploration and Evaluation Assets (continued)

During the year ended August 31, 2017, the Company incurred expenditures for exploration and evaluation assets as follows:

	Coosa Count Property, Alabama	Chilton County Property, Alabama	Total
Acquisition Costs
Balance, August 31, 2016	$ 621,744	$ 33,464	$ 655,208
Additions: Options payments - cash	41,794	-	41,794
Balance, August 31, 2017	$ 663,538	$ 33,464	$ 697,002

Deferred Exploration Costs
Balance, August 31, 2016	$ 5,856,031	$ 355,521	$ 6,211,552
Additions:
Environmental and reclamation Excavation Geological consultants Mapping Metallurgical and assays Preliminary economic assessment Permitting and legal Transportation and travelling	31,889 811 203,652 3,185 409,234 631 3,777 1,416	- - - - - - - -	31,889 811 203,652 3,185 409,234 631 3,777 1,419
Total	654,595	-	654,595
Balance, August 31, 2017	$ 6,510,626	$ 355,521	$ 6,866,147

Total Exploration and Evaluation Assets	$ 7,174,164	$ 388,985	$ 7,563,149

16

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

5.

Exploration and Evaluation Assets (continued)

During the year ended August 31, 2016, the Company incurred expenditures for exploration and evaluation assets as follows:

	Coosa Count Property, Alabama	Chilton County Property, Alabama	Total
Acquisition Costs
Balance, August 31, 2015	$ 579,774	$ 33,464	$ 613,238
Additions: Options payments – cash	41,970	-	41,794
Balance, August 31, 2016	$ 621,744	$ 33,464	$ 655,208

Deferred Exploration Costs
Balance, August 31, 2015	$ 4,599,441	$ 355,521	$ 4,954,962
Additions:

      Environmental and reclamation

      Equipment rental

      Excavation

      Field supplies

      Geological consultants

      Mapping

      Metallurgical and assays

      Preliminary economic assessment

      Permitting and legal

      Transportation and travelling

	31,316 22,952 35,664 37,214 359,955 260 137,432 590,557 33,497 7,743	- - - - - - - - - -	31,316 22,952 35,664 37,214 359,955 260 137,432 590,557 33,497 7,743
Total	1,256,590	-	1,256,590
Balance, August 31, 2016	$ 5,856,031	$ 355,521	$ 6,211,552

Total Exploration and Evaluation Assets	$ 6,477,775	$ 388,985	$ 6,866,760

17

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

6.

Equipment

Automobile
Cost Balance, August 31, 2015, 2016 and 2017	$ 11,025

Accumulated amortization
Balance, August 31, 2015 Additions	$ 6,710 1,380
Balance, August 31, 2016 Additions	8,090 1,380
Balance, August 31, 2017	$ 9,470
Net book value, August 31, 2017	$ 1,555
Net book value, August 31, 2016	$ 2,935

7.

Share Capital

Authorized

Unlimited number of common shares without par value.

Issued and fully paid

At August 31, 2017, there were 145,315,187 issued and fully paid common shares (2016 – 119,310,947).

During the year ended August 31, 2017:

On September 6, 2016, the Company completed a private placement of 4,916,745 units at a price of $0.15 per unit for total proceeds of $737,812 (an officer of the Company subscribed for 33,334 units for gross proceeds of $5,000).  Each unit comprised of one common share of the Company and one common share purchase warrant.  Each one whole common share purchase warrant entitles the holder to purchase one additional common share of the Company at an exercise price of $0.20 per share until September 6, 2018.

On September 21, 2016, the Company completed a private placement of 7,124,338 units at a price of $0.15 per unit for total proceeds of $1,068,651 (officers and directors of the Company subscribed for 2,363,338 units for gross proceeds of $354,500).  Each unit comprised of one common share of the Company and one common share purchase warrant.  Each one whole common share purchase warrant entitles the holder to purchase one additional common share of the Company at an exercise price of $0.20 per share until September 21, 2018.

On October 21, 2016, 150,000 warrants were exercised to acquire 150,000 common shares at an exercise price of $0.10 per share and 5,000 stock options were exercised to acquire 5,000 common shares at an exercise price of $0.105 per share.

During the month of January 2017, 4,593,157 warrants were exercised to acquire 4,593,157 common shares at an exercise price of $0.10 per share, 275,000 stock options were exercised to acquire 275,000 common shares at an exercise price of $0.145 per share and 100,000 stock options were exercised to acquire 100,000 common shares at an exercise price of $0.155 per share.

18

DRAFT

ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

7.

Share Capital (continued)

On May 5, 2017, the Company completed the first tranche of a private placement of 5,660,000 units at a price of $0.15 per unit for total proceeds of $850,000 (an officer and director of the Company subscribed for 2,666,666 units for gross proceeds of $400,000).  Each unit comprised of one common share of the Company and one common share purchase warrant.  Each one whole common share purchase warrant entitles the holder to purchase one additional common share of the Company at an exercise price of $0.20 per share until May 5, 2020.  In connection with the private placement, the Company paid cash compensation in the amount of $17,062 and issued 113,750 agent’s warrants.   Each agent’s warrant entitles the holder to purchase one unit at a price of $0.15 per unit on or before May 5, 2020.  Each unit consists of one common share of the Company and one common share purchase warrant. Each whole warrant entitles the holder to purchase one common share of the Company at a price of $0.20 per share for a period of 36 months following the date of issue.

On May 10, 2017, the Company completed the second tranche of a private placement of 3,1800,000 units at a price of $0.15 per unit for total proceeds of $477,000 (an officer of the Company subscribed for 1,000,000 units for gross proceeds of $150,000).  Each unit comprised of one common share of the Company and one common share purchase warrant.  Each one whole common share purchase warrant entitles the holder to purchase one additional common share of the Company at an exercise price of $0.20 per share until May 10, 2020.  In connection with the private placement, the Company paid cash compensation in the amount of $4,444 and issued 29,400 agent’s warrants.   Each agent’s warrant entitles the holder to purchase one unit at a price of $0.15 per unit on or before May 10, 2020.  Each unit consists of one common share of the Company and one common share purchase warrant. Each whole warrant entitles the holder to purchase one common share of the Company at a price of $0.20 per share for a period of 36 months following the date of issue.

During the year ended August 31, 2016:

On May 19, 2016, the Company completed a private placement of 3,476,334 units at a price of $0.15 per unit for total proceeds of $521,450 (a corporation controlled by a director and officer of the Company subscribed for 670,000 units for gross proceeds of $100,500).  Each unit comprised of one common share of the Company and one common share purchase warrant.  Each whole common share purchase warrant entitles the holder to purchase one additional common share of the Company at an exercise price of $0.20 per share until May 19, 2018.  In connection with the private placement, the Company paid cash compensation in the amount of $17,675 and issued 117,833 agent’s warrants.   Each agent’s warrant entitles the holder to purchase one unit at a price of $0.15 per unit on or before May 19, 2017.  Each unit consists of one common share of the Company and one common share purchase warrant. Each whole warrant entitles the holder to purchase one common share of the Company at a price of $0.20 per share until May 19, 2018.

During the year ended August 31, 2016, 1,811,000 warrants were exercised at the price of $0.10 per share.

Stock options

On December 16, 2011, the Company adopted a new stock option plan pursuant to which it may grant incentive stock options to directors, officers, employees and consultants of the Company or any affiliate thereof. As a 10% rolling plan, the aggregate number of common shares issuable as options under the plan may be up to 10% of the Company’s issued and outstanding common shares on the date on which the option is granted, less common shares reserved for issuance on exercise of options then outstanding under the plan. The term of any options will be fixed by the board of directors at the time such options are granted.  The exercise price of any options will be determined by the board of directors, in its sole discretion, but shall not be less than the greater of closing market price of the Company’s common shares on: (i) the day proceeding the day on which the directors grant such options; and (ii) the date of grant of the options. Vesting requirements may be imposed as determined by the directors. All options will be non-assignable and non-transferable.

19

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

7.

Share Capital (continued)

Disinterested shareholder approval must be obtained for: (i) any grant of options to insiders exceeding 10% of the Company’s issued common shares (calculated on a fully diluted basis); (ii) any grant of options to insiders within a one-year period exceeding 10% of the Company’s issued common shares (calculated on a fully diluted basis); (iii) any grant of options to any one individual within a 12-month period exceeding 5% of the Company’s issued common shares (calculated on a fully diluted basis); and (iv) any reduction in the exercise price of an option previously granted to an insider of the Company.

The changes in stock options during the years ended August 31, 2016 and 2015 are as follows:

	Year Ended August 31, 2017		Year Ended August 31, 2016
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Options outstanding, beginning of year	7,071,000	$ 0.21	9,180,000	$ 0.22
Granted	8,185,000	0.16	4,050,000	0.18
Exercised	(380,000)	0.15	-	-
Expired or forfeited	(1,585,000)	0.23	(6,159,000)	0.23
Options outstanding, end of year	13,291,000	$ 0.18	7,071,000	$ 0.21

Stock options outstanding and exercisable at August 31, 2017 are as follows:

Expiry Date	Number of Options Outstanding	Exercise Price	Exercisable
May 18, 2018	2,350,000	$0.155	2,209,375
August 8,2018	400,000	$0.15	400,000
September 3, 2018	280,000	$0.35	280,000
September 19, 2018	400,000	$0.175	400,000
January 20, 2019	36,000	$0.105	36,000
February 3, 2019	330,000	$0.145	330,000
July 18, 2019	400,000	$0.18	400,000
September 2, 2019	4,100,000	$0.16	3,987,500
January 3, 2020	760,000	$0.155	760,000
June 12, 2020	1,210,000	$0.27	1,210,000
June 17, 202	500,000	$0.27	366,667
November 10, 2020	525,000	$0.16	525,000
January 3, 2021	500,000	$0.15	500,000
April 26, 2021	250,000	$0.17	250,000
May 10, 2021	1,250,000	$0.15	1,250,000
	13,291,000	$0.21	12,904,542
Weighted average remaining contractual life			2.0 years

On January 3, 2017, the Company announced that stock options to acquire 300,000 common shares at $0.16 per share were cancelled and options were granted to consultants and advisors to acquire 1, 260,000 common shares at an exercise price of $0.155 per share for a period of up to four years.

20

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

7.

Share Capital

Stock options (continued)

On January 24, 2017, stock options to acquire 275,000 common shares at $0.145 per share and 100,000 common shares at $0.155 per share were exercised.

On April 26, 2017, stock options were granted to a consultant to acquire 250,000 common shares at an exercise price of $0.17 per common shares for a period of four years.

On May 10, 2017, stock options were granted to directors and consultants to acquire 1,250,000 common shares at an exercise price of $0.15 per common share for a period of four years.  Also on May 10, 2017, stock options were granted to a consultant to acquire 525,000 common shares at an exercise price of $0.16 per share for a period of 42 months.

During the year ended August 31, 2016, stock options were granted to officers, employees and consultants to acquire 2,650,000 shares at $0.155 per share for a period of two years, 2,275,000 options vested immediately with the remaining 375,000 options vesting quarterly in equal amounts over a two year period.   The Company also granted stock options to a director to acquire 400,000 shares at $0.15 per share for a period of two years, these options vested immediately.  The fair value recorded for the stock options granted was $180,134.   The Company extended the term of 290,000 stock options, exercisable at prices in the range from $0.105 to $0.35 per share that were to be cancelled on January 22, 2016 due to termination of services by an officer, to October 22, 2016.  On November 6, 2016, the Company cancelled 500,000 stock options exercisable at prices in the range from $0.155 to $0.27 per share due to the termination of the services by an officer.  The Company cancelled 3,154,000 stock options exercisable at prices in the range from $0.105 to $0.27 per share due to the termination of services by an officer and granted 1,000,000 stock options to the former officer and director exercisable at $0.25 per share for a period of two years.  These options were cancelled on August 23, 2016.

The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	Year Ended August 31, 2017	Year Ended August 31, 2016
Risk-free interest rate	0.75%	0.85%
Expected dividend yield	0%	0%
Expected stock price volatility	93%	74%
Expected life of options (years)	4	2
Weighted average fair value of options granted	$0.08	$0.07
Weighted average exercise price of options granted	$0.16	$0.15

Option pricing models require the input of highly subjective assumptions including the expected price volatility. Volatility is based on the historical trend of the share prices of the Company. Changes in the subjective assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options.

21

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

7.

Share Capital (continued)

Warrants

The changes in warrants during the years ended August 31, 2017 and 2016 are as follows:

	Year Ended August 31, 2017		Year Ended August 31, 2016
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Warrants outstanding, beginning of year	17,700,199	$ 0.23	15,917,032	$ 0.06
Granted	21,024,233	0.20	3,594,167	0.20
Exercised	(4,743,157)	0.10	(1,811,000)	0.10
Expired or forfeited	(2,293,208)	0.10	-	-
Warrants outstanding, end of year	31,688,067	$ 0.23	17,700,199	$ 0.23

The following table summarizes the warrants outstanding at August 31, 2017:

Expiry Date	Number of Warrants	Exercise Price
May 19, 2018	3,476,334	$0.20
June 30, 2018	7,187,500	$0.35
September 6, 2018	4,916,745	$0.20
September 21, 2018	7,124,338	$0.20
May 5, 2020	5,660,000	$0.20
May 5, 2020 (Finders warrants)	113,750	$0.15
May 10, 2020	3,180,000	$0.20
May 10, 2020 (Finders warrants	29,400	$0.15
	31,688,067	$0.23
Weighted average remaining contractual life		1.00 yrstd

The fair value for agent’s warrants granted during the year ended August 31, 2016 was $5,901.

The fair value for agent’s warrants granted during the year ended August 31, 2015 was $199,471.

22

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

7.

Share Capital (continued)

Warrants (continued)

	Year Ended August 31, 2017	Year Ended August 31, 2016
Risk-free interest rate	0.75%	0.85%
Expected dividend yield	0%	0%
Expected stock price volatility	73%	73%
Expected life of options (years)	3	1
Weighted average fair value of options granted	$0.06	$0.05
Weighted average exercise price of options granted	$0.15	$0.15

Warrant pricing models require the input of highly subjective assumptions including the expected price volatility. Volatility is based on the historical trend of the share prices of the Company. Changes in the subjective assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s warrants.

8.

Contributed Surplus

Contributed surplus includes the accumulated fair value of options and agent/broker warrants. Contributed surplus records items recognized as share-based compensation expense and the fair value of warrants until such time that the stock options and warrants are exercised, at which time the corresponding amount will be transferred to share capital.  If the options or warrants expire unexercised, the amount recorded will stay in contributed surplus.

9.

Related Party Transactions

Related party balances

The following amounts due to related parties are included in accounts payable and accrued liabilities:

	August 31, 2017	August 31, 2016
Directors and officers of the Company	$ 46,518	$ 137,541

These amounts are unsecured, non-interest bearing and have no fixed terms of repayment.

During the years ended August 31, 2017 and 2016, the Company incurred the following charges with related parties:

	2017	2016
Accounting fees to a private company controlled by the former CFO of the Company	$ -	$ 5,250
Accounting fees to a private company controlled by the current CFO of the Company	132,150	92,619
Consulting fees paid to directors and officers of the Company	1,010,129	758,008
Share-based payments to officers and directors of the Company	360,101	159,516
Total	$ 1,502,380	$ 1,015,393

See also Notes 7, 10, 15 and 16.

23

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

10.

Loan Receivable

The loan receivable is due from a private company controlled by the VP, Investor Relations and is unsecured, non-interest bearing and payable on demand.  The loan was repaid in full on October 4, 2016.

11.

Financial Risk Management

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss.  The Company’s primary exposure to credit risk is on its cash and cash equivalents held in bank accounts. The majority of cash and cash equivalents are deposited in bank accounts held with a major bank in Canada.  As most of the Company’s cash is held by one bank there is a concentration of credit risk.  This risk is managed by using major banks that are high credit quality financial institutions as determined by rating agencies.

As at August 31, 2017, the Company had receivables in the amount of $49,038 (2016 - $37,601) which is represented by a refund due from the Canada Revenue Agency for harmonized sales tax input credits.  The Company also had a loan receivable balance outstanding of $Nil (2016 - $60,000), which was repaid subsequent to August 31, 2016.  The Company considers credit risk with respect to these receivables as low.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. The Company ensures that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash and cash equivalents.

Historically, the Company's sole source of funding has been the issuance of equity securities for cash, primarily through private placements. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.  As at August 31, 2017, all of the Company’s financial liabilities are due within one year.

Foreign exchange risk

Foreign currency risk is the risk that the fair values of future cash flows of a financial instrument will fluctuate because they are denominated in currencies that differ from the respective functional currency. The Company’s United States subsidiary is exposed to currency risk as it incurs expenditures that are denominated in United States dollars while its functional currency is the Canadian dollar. As at August 31, 2017, the Company’s subsidiary holds a bank balances in the amount of USD17,853 and is indebted to suppliers in the amount of USD182,461 and GBP10,000.  The Company does not hedge its exposure to fluctuations in foreign exchange rates.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates.  The Company is exposed to interest rate risk on its cash equivalents as these instruments have original maturities of three months or less and are therefore exposed to interest rate fluctuations on renewal.

24

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

11.

Financial Risk Management (continued)

Capital management

The Company's policy is to maintain a strong capital base so as to maintain investor and creditor confidence and to sustain future development of the business. The capital structure of the Company consists of equity, comprising share capital, net of accumulated deficit.

The Company’s capital management objectives, policies and processes have remained unchanged during the years ended August 31, 2017 and August 31, 2016.

The Company is not subject to any capital requirements imposed by a lending institution or regulatory body, other than of the TSX Venture Exchange (“TSXV”) which requires adequate working capital or financial resources of the greater of (i) $50,000 and (ii) an amount required in order to maintain operations and cover general and administrative expenses for a period of six months.

As of August 31, 2017, the Company may not be compliant with the policies of the TSXV.  The impact of this violation is not known and is ultimately dependent on the discretion of the TSXV.

Classification of financial instruments

The Company’s financial instruments are classified into the following categories:  loans and receivables, held to maturity and other financial liabilities.

Financial assets included in the statements of financial position are as follows:

Loans and Receivables	August 31, 2017	August 31, 2016
Cash and cash equivalents	$ 508,993	$ 95,665
Loan receivable	-	60,000
Total	$ 508,993	$ 155,665

Financial liabilities included in the statements of financial position are as follows:

Other Financial Liabilities	August 31, 2017	August 31, 2016
Accounts payable and accrued liabilities	$ 462,990	$ 521,343
Total	$ 462,990	$ 521,343

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount due to their short-term nature. Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

•

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

•

Level 3 – Inputs that are not based on observable market data.

25

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

12.

Income Taxes

a)

Provision for income taxes

Major items causing the Company's effective income tax rate to differ from the combined Canadian federal and provincial statutory rate of 26.5% (2016 - 26.5%) were as follows:

	2017 $	2016 $

(Loss) before income taxes	()	(1,728,730)

Expected income tax recovery based on statutory rate	()	(458,000)
Adjustment to expected income tax benefit:
Share-based payments		56,000
Expenses not deductible for tax purposes Other Change in foreign exchange rates	- () ()	- (191,000) (26,000)
Difference in tax rates	()	(64,000)
Change in benefit of tax assets not recognized		683,000
Deferred income provision (recovery)	-	-

b)

Unrecognized deductible temporary differences

	2017 $	2016 $

Deferred income tax assets have not been recognized in respect of the following deductible temporary differences:
Non-capital loss carry-forwards, Canada	7,194,000	4,188,000
Non-capital loss carry-forwards, United States	,000	1,784,000
Exploration and evaluation assets, Canada	482,000	482,000
Exploration and evaluation assets, United States	,000	1,091,000
Share issue costs, Canada	367,000	305,000
Total	,000	8,480,000

Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the Company can use the benefits.

Non-capital loss carry-forwards available in the United States of US$    ,000 (2016 - US$1,360,000) expire from 2032 to 2036.

Non-capital loss carry-forwards available in the Canada expire from 2030 to 2036. The other temporary differences do not expire under current legislation.

26

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ALABAMA GRAPHITE CORP.

Notes to the Consolidated Financial Statements

For the Years Ended August 31, 2017 and 2016

(Expressed in Canadian Dollars)

13.

Segmented Information

The Company’s equipment and exploration and evaluation assets are located in Alabama, USA.

14.

Environmental Contingencies

The Company’s exploration and evaluation activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

15.

Commitments

The Company is required to make the following payments, in addition to the commitments outlined in Note 5 that are related to the mineral properties:

(a)

Monthly payments to officers of the Company in the amount of $24,500; and

(b)

Monthly payments to consultants to the Company in the amount of $8,000.

The Company is party to certain consulting contracts with two corporations controlled by officers of the Company that provide for aggregate contingent payments of up to approximately $284,000 upon the occurrence of a change of control. As a triggering event has not taken place, the contingent payments have not been reflected in these consolidated financial statements.

16.

Subsequent Events

27

Schedule 6.1(j)

Permitted Liens

None.

28

Schedule 6.1(k)

Capital Structure

A.

AGC:

Shares (issued & outstanding):              145,315,187

Options:                                                  13,291,000

Warrants:                                                31,688,067

Total Shares (fully diluted):                   190,294,254

B.

AGCI

Shares (issued & outstanding):               10,000

Options:                                                            0

Warrants:                                                          0

Total Shares (fully diluted):                    10,000

All shares (10,000 shares) in AGCI are owned by AGC.

29

Schedule 6.1(n)

Environmental Disclosures

None.

30

Schedule 6.1(o)

Indebtedness

31

Schedule 6.1(p)

Legal Compliance

None.

32

Schedule 6.1(s)

Project Permits

1.

National Pollutant Discharge Elimination System Construction Storm Water General Permit

2.

DISCHARGE AUTHORIZED:	DISCHARGES FROM CONSTRUCTION ACTIVITIES THAT RESULT IN A TOTAL LAND DISTURBANCE OF ONE ACRE OR GREATER AND SITES LESS THAN ONE ACRE BUT ARE PART OF A COMMON PLAN OF DEVELOPMENT OR SALE.
AREA OF COVERAGE:	THE STATE OF ALABAMA
PERMIT NUMBER:	ALR10A077
RECEIVING WATERS:	ALL WATERS OF THE STATE OF ALABAMA
ISSUANCE DATE:	March 29, 2016
EFFECTIVE DATE:	April 1, 2016
EXPIRATION DATE:	March 31, 2021
FROM:	ALABAMA DEPARTMENT OF ENVIRONMENTAL MANAGEMENT
PURPOSE:

FOR THE POTENTIAL DISCHARGES ASSOCIATED WITH THE EXPLORATION ACTIVITIES NECESSARY TO COMPLETE THE PENDING FEASIBILITY STUDY FOR AGC'S 100%-OWNED COOSA GRAPHITE PROJECT, LOCATED IN COOSA COUNTY, ALABAMA, USA.

33

Schedule 7.1

Compliance with Laws

None.

34

Schedule 7.16

Post-Closing Completion of Actions

On or before December 18, 2017, the Borrower shall deliver to the Lender that certain stock certificate number 2 of AGCI, identifying AGC as the registered owner, representing 10,000 shares of AGCI, indorsed to the Lender or in blank by an indorsement in the name of AGC.

35

Schedule 9

Conversion Provisions

This Schedule and the terms and conditions set forth in Article 9 of the Agreement collectively constitute the Conversion Provisions referred to in the Agreement. This Schedule forms part of and is incorporated into the Agreement.

1.

Defined terms.  Capitalized terms used and not specifically defined herein shall have the meanings given thereto in the agreement.  Any changes from time to time in the defined terms as specified in the agreement shall automatically be effective in this schedule as and when made.  In addition, the following terms shall have the indicated meanings:

“Conversion Election” means an election by the Lender, on one or more occasions during the Conversion Period, to convert a specified portion of the Loan and any accrued and unpaid interest thereon, into Shares, which shall be effective upon delivery of a Conversion Notice to the Borrower Representative.

“Conversion Notice” means a written notice from the Lender to the Borrower Representative in the form appended hereto as Attachment 1 directing AGC to convert the indicated portion of the Loan and accrued and unpaid interest thereon into Conversion Shares.

“Schedule” means this Schedule 9, as it may be modified, amended, supplemented or altered from time to time in accordance with the provisions of the Agreement.

2.

Conversion Rate.  For purposes of the Conversion Rights, United States Dollars, Canadian Dollars and any other relevant currency amounts will be converted by the Lender by reference to the Exchange Rate in accordance with Section 1.4 of the Agreement.

3.

Payment of Taxes.  The Borrower will be responsible for the payment of all stamp taxes, duties and any other Taxes (other than Excluded Taxes), fees or impositions imposed by any Governmental Authority on or otherwise associated with the conversion of any portion of the Loan or any accrued and unpaid interest thereon to Conversion Shares and the issuance of Conversion Shares to the Lender (or its designee).

4.

Allocation of Shares.  AGC will at all times allocate and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Shares to the Lender as described in the Agreement, including upon the conversion of any portion of the Loan or accrued and unpaid interest thereon at any time, the maximum number of Shares which may be deliverable by AGC pursuant to the Agreement.

5.

Relationship to Agreement.  In the event of any inconsistency or conflict between the provisions of this Schedule and the provisions of the Agreement, the provisions of the Agreement shall prevail.

Conversion Notice

Attachment 1

CONVERSION NOTICE

TO:  Alabama Graphite Corp.

DATE:  [•]

This Conversion Notice is hereby delivered pursuant to that certain Loan Agreement (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”) dated as of December 13, 2017 by and among Alabama Graphite Corp., a corporation organized and existing under the laws of [British Columbia] (“AGC”), and Alabama Graphite  Company, Inc, as the borrowers, and Westwater Resources Inc., a corporation organized and existing under the laws of the State of Delaware, as the lender (the “Lender”).  Capitalized terms used and not specifically defined herein shall have the meanings given thereto in the Loan Agreement.

The Lender hereby notifies the Borrower Representative that the Lender hereby irrevocably elects to convert:

(i)

[indicate US Dollar Amount] of the Loan outstanding under the Loan Agreement; and

(ii)

[indicate US Dollar Amount] of the accrued and unpaid interest due on the Loan under the Loan Agreement into Shares of AGC in accordance with the Conversion Provisions set forth in the Loan Agreement.

Pursuant to such Conversion Provisions, the Lender hereby subscribes for such Shares and directs AGC to issue to [specify Lender or designee] [specify number of Shares] Shares of AGC by not later than [specify Conversion Date] in one or more share certificates of the following denominations, issued in the name of the following holders:  [specify number of certificates/denominations and name of the holder(s)].  Such Shares are to be delivered as follows:

[Insert delivery address and instructions]

The number of Shares issuable to the Lender or its designee, as designated above, is equal to:

(i)

[insert the Conversion Amount] plus [insert the amount of accrued and unpaid interest to be converted]; divided by

(ii)

[insert the Conversion Price]

Conversion Notice

WESTWATER RESOURCES, INC.

By:
Name:
Title:

Conversion Notice

EXHIBIT A

FORM OF

OMNIBUS CERTIFICATE

I, Tyler W. P. Dinwoodie, as Corporate Secretary of Alabama Graphite Corp., a corporation organized and existing under the laws of British Columbia (“AGC”) and I, Douglas C. Bolton, as Corporate Secretary of Alabama Graphite Company, Inc., an Alabama corporation (“AGCI,” and AGCI, together with AGC, collectively the “Credit Parties” and each a “Credit Party”), for and on behalf of each Credit Party and without personal liability, DO HEREBY CERTIFY to Westwater Resources, Inc., a Delaware corporation (the “Lender”), in such capacity that:

1.

This Certificate is furnished pursuant to the Loan Agreement (the “Loan Agreement”) dated December 13, 2017, among the Credit Parties, as the borrower, and the Lender, as the lender.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to such terms in the Loan Agreement.

2.

I have made or caused to be made such examinations or investigations as are, in my opinion, necessary to fully inform myself of the matters addressed in this Certificate and to make the statements below, and I have furnished this Certificate with the intent that it may be relied upon by the Lender as a basis for the consummation of the transactions contemplated by the Loan Agreement.

3.

A true and complete copy of the Certificate of Incorporation or Articles of Incorporation, as applicable, of each Credit Party (the “Articles”) are attached to this Certificate and marked as Attachments I-A and I-B.  The Articles are in full force and effect and have not been further amended as of or prior to the date hereof and no proceedings have been taken to amend, supplement, surrender or cancel any of the Articles.

4.

A true and complete copy of the Articles or By-laws, as applicable, of each Credit Party (collectively, the “By-laws”) is attached to this Certificate and marked as Attachments II-A and II-B. The By-laws are in full force and effect and have not been further amended as of or prior to the date hereof and no proceedings have been taken or are pending to amend, supplement, revoke or repeal any of the By-laws.

5.

Attached hereto as Attachments III-A and III-B are true, correct and complete copies of resolutions duly adopted by the Board of Directors of each Credit Party on December 13, 2017, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect, and the Loan Agreement and the other Loan Documents to be executed by the Credit Parties are in substantially the form of such documents submitted to and approved by the Board of Directors of each Credit Party in such resolutions.

6.

Attached hereto as Attachments IV-A and IV-B are copies of certificates of good standing or existence, as applicable, of each Credit Party as of a recent date by the Secretary of State or appropriate governmental office of its jurisdiction of incorporation. No Credit Party has taken any action to terminate its corporate since the date hereof.

7.

The persons named in Attachments V-A and V-B attached hereto are duly elected officers of each Credit Party holding the respective offices set forth therein opposite their names, and the signatures set forth therein opposite their names are their genuine signatures.

8.

No steps or proceedings have been taken by any Credit Party or, to the undersigned’s knowledge, any other person in respect of the dissolution of such Credit Party. As at the date hereof, no Credit Party has taken any steps to terminate its existence or to change its existence in any way (including, without limitation, by way of reorganization, amalgamation, merger, arrangement or continuation in another jurisdiction) and no such steps are contemplated by any Credit Party or, to the best of the undersigned’s knowledge, any other person.

A-1

9.

No Credit Party is insolvent and no acts or proceedings have been taken by or against any Credit Party in connection with, no Credit Party has received any notice in respect of, no Credit Party is in the course of, and no proceedings have been taken by any Credit Party or, to the undersigned’s knowledge, any other person in respect of, the liquidation, winding-up, dissolution, bankruptcy, insolvency, reorganization or receivership of such Credit Party or the cancellation, termination or revocation of its articles, and no such acts or proceedings are contemplated by any Credit Party or, to the best of the undersigned’s knowledge, any other person.

10.

All approvals, consents and authorizations of Governmental Authorities, the shareholders of each Credit Party and other Persons required in connection with the Loan Agreement and the other Loan Documents have been obtained and are in effect.

11.

AGC’s principal place of business and its chief executive office is First Canadian Place, 100 King Street West, Suite 5700, Toronto, Ontario M5X 1C7, Canada.

12.

AGCI’s principal place of business and its chief executive office is 600 East Walnut Street, Sylacauga, Alabama  35150.

13.

Each Credit Party has performed and complied with all agreements and conditions in the Loan Agreement and the other Loan Documents required to be performed and complied with on or prior to the date hereof, except those agreements and conditions waived by Lender.

14.

No Default or Event of Default exists under the Loan Agreement or any other Loan Document or will exist under the Loan Agreement or any other Loan Document upon the advance of the Loan to the Borrower thereunder and the consummation of the transactions contemplated thereby.

15.

The representations and warranties of the Credit Parties set forth in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof.

16.

There is no pending or, to the knowledge of the undersigned, threatened action or proceeding before any Governmental Authority against or affecting any Credit Party or any Project, which could reasonably be expected to have a Material Adverse Effect on any Credit Party.

17.

Since August 31, 2016, there has been no change, event or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect on any Credit Party.

A-2

WITNESS my hand this        day of December 2017.

Name:	Douglas C. Bolton
Title:	Corporate Secretary

I, the undersigned, President and Director of Alabama Graphite Company, Inc., DO HEREBY CERTIFY that: (i) DOUGLAS C. BOLTON is the duly elected and qualified Corporate Secretary of Alabama Graphite Company, Inc., (ii) the signature above is his genuine signature, and (iii) the certifications provided in paragraphs 7 through 17 above are true and correct.

WITNESS my hand this        day of December 2017.

Name:	Tyler W. P. Dinwoodie
Title:	President and Director

[Signature Page to Omnibus Certificate — Alabama Graphite Corp. and Alabama Graphite Company, Inc.]

WITNESS my hand this        day of December 2017.

Name:	Tyler W. P. Dinwoodie
Title:	Corporate Secretary

I, the undersigned, Vice President, Investor Relations of Alabama Graphite Corp., DO HEREBY CERTIFY that: (i) TYLER P. DINWOODIE is the duly elected and qualified Corporate Secretary of Alabama Graphite Corp., (ii) the signature above is his genuine signature, and (iii) the certifications provided in paragraphs 7 through 17 above are true and correct.

WITNESS my hand this        day of December 2017.

Name:	Ann-Marie M. Pamplin
Title:	Vice President, Investor Relations

[Signature Page to Omnibus Certificate — Alabama Graphite Corp. and Alabama Graphite Company, Inc.]

EXHIBIT B

FORM OF

DRAW REQUEST

[See Attached]

B-1

B-2

EXHIBIT C

FORM OF

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, modified, supplemented, restated or replaced from time to time, the “Agreement”) is made as of December 13, 2017 by ALABAMA GRAPHITE CORP., a corporation organized and existing under the laws of British Columbia (“AGC”) and ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation (“AGCI” and AGCI, together with AGC, being collectively and individually referred to as the “Debtor”)  in favor and for the benefit of WESTWATER RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (with its successors and assigns, the “Secured Party”).

Recitals

A.                                    Pursuant to that certain Loan Agreement of even date herewith (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”), by and among the Debtor, as the borrowers, and the Secured Party, as the lender, the Secured Party has agreed to make a loan to the Debtor (the “Loan”) to be used by the Debtor as set forth in the Loan Agreement.  Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings assigned to such terms in the Loan Agreement.

B.                                  It is a condition precedent to the Secured Party entering into and maintaining the Loan Agreement and to making the Loan thereunder that each Debtor shall have executed and delivered this Agreement to secure the payment and performance of the Loan Agreement and the other Loan Documents, all as more fully described herein.

C.                                     In order to secure the prompt and complete payment and performance of all indebtedness, guaranties, duties, covenants, agreements and obligations owing or to be owed by each Debtor to the Secured Party, and as a condition to the Secured Party entering into the Loan Agreement and making the Loan to the Debtor, each Debtor has agreed to execute and deliver this Agreement to the Secured Party.

Agreement

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor and the Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1

Definitions.

(a)

Unless otherwise defined herein or in the Loan Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(b)

The following terms shall have the following meanings:

“Agreed Priority” means with respect to this Agreement and each Lien made in favor of the Secured Party, a senior, perfected, first priority Lien in favor of the Secured Party, meaning that such Agreement and Lien are prior in right to any other Lien (other than Permitted Liens) in, on, or to the Collateral which is purported to be covered thereby.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“Collateral” means all of the personal property of each Debtor, including, without limitation, all right, title and interest of each Debtor, whether now owned or existing or hereafter acquired or arising, and wheresoever located, in, to and under (with each of the following capitalized terms having the meaning given thereto in the UCC):

(i)

all Accounts;

(ii)

all As-Extracted Collateral;

(iii)

all Chattel Paper;

(iv)

all Commercial Tort Claims;

(v)

all Commodity Accounts;

(vi)

all Commodity Contracts;

(vii)

all Deposit Accounts;

(viii)

all Documents;

(ix)

all Equipment;

(x)

all Fixtures;

(xi)

all General Intangibles;

(xii)

all Goods and all Accessions thereto, and Goods with which the Goods are commingled;

(xiii)

all Instruments;

(xiv)

all Intellectual Property;

(xv)

all Inventory;

(xvi)

all Investment Property;

(xvii)

all Letter-of-Credit Rights;

(xviii)

all Promissory Notes;

(xix)

all Software;

(xx)

all other personal property not otherwise described above;

(xxi)

all books and records pertaining to the Collateral;

(xxii)

to the extent not otherwise included, all Proceeds, products, income and profits of the foregoing, and all accessions thereto and all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(xxiii)

to the extent not otherwise captured within this definition, all of the Debtor’s present and after-acquired personal property.

Notwithstanding the foregoing, “Collateral” shall not include “Excluded Assets” (as defined below) until such time as the prohibitions causing such property to be Excluded Assets have terminated (howsoever occurring); upon the termination of such prohibitions, the Secured Party will be deemed to automatically have and at all times from and after the date hereof to have had, without the taking of any action or delivery of any instrument, a security interest in such Excluded Assets, and each Debtor agrees to take all actions necessary in the reasonable judgment of the Secured Party, if any, to perfect such security interest.

“Collateral Assignment Agreement” means a collateral assignment of Patents, Trademarks or Copyrights, as applicable, in form and substance satisfactory to the Secured Party.

“Copyrights” means any copyright to which a Debtor now or hereafter has title, as well as any application for a copyright hereafter made by such Debtor.

“Debtor” shall have the meaning assigned to such term in the Preamble hereof.

“Event of Default” means any of the events described in Article VI hereof.

“Excluded Assets” means (i) any contract, agreement, permit or license (together with the Equipment, Fixtures or Goods subject to any such contract, agreement, permit or license) to the extent that such Debtor is validly prohibited from granting a security interest in such contract, agreement, permit or license (and the Equipment, Fixtures or Goods subject thereto) pursuant to the terms thereof, but only to the extent that such prohibition is not invalidated under the UCC, and (ii) any “intent to use” (or similar) trademark applications for which a “Statement of Use” or “Amendment to Allege Use” has not been filed with and accepted by the applicable filing office (but only until such “Statement of Use” or “Amendment to Allege Use” is filed with and accepted by the applicable filing, at which time such trademark shall automatically become part of the Collateral and a security interest shall attach thereto) and (iii) any consumer goods (as such term is defined in the Personal Property Security Act (British Columbia).

“Governmental Requirement” means any law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, approval or other direction or requirement (including Environmental Laws, the Project Permits, energy regulations, occupational, safety and health standards or controls, taxation laws and Securities Laws) of any Governmental Authority.

“Indemnified Party” shall have the meaning assigned to such term in Section 8.11.

“Lien” means, as to any Person, any mortgage, deed of trust, debenture, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security Instrument in, on or to, or any right or interest, or the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument.  A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under IFRS but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

“Loan Agreement” shall have the meaning assigned to such term in the Recitals.

“Losses” shall have the meaning assigned to such term in Section 8.11.

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

“Obligations” shall mean the full, punctual and complete observance and performance of all present and future duties, covenants, indebtedness, indemnifications, responsibilities and obligations, monetary and otherwise, due to Secured Party under the Loan Agreement, this Agreement or any other Loan Document (extending to all principal amounts, interest, late charges, fees, prepayment fees, early termination fees, costs and all other charges, sums and amounts, as well as all costs and expenses payable by the Debtor under the Loan Agreement, this Agreement and any other Loan Document), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, joint or several, arising as principal, guarantor, surety, accommodation party or otherwise, whether or not now contemplated, whether or not any instrument or agreement relating thereto specifically refers to this Agreement, as well as all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing.

“Obligor” shall mean individually and collectively, each Debtor and each endorser, guarantor and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

“Patents” means any patent to which a Debtor now or hereafter has title, as well as any application for a patent now or hereafter made by a Debtor.

“Repayment Account” shall have the meaning assigned to such term in Section 7.1(g).

“Secured Party” shall have the meaning assigned to such term in the Preamble hereof.

“Subsidiary” means, in respect of any Person at any date, (i) any corporation, company, limited liability company, association or other business entity of which securities, membership interests or other ownership interests representing fifty percent (50%) or more of the voting power of all equity interests are owned or held, directly or indirectly, by such Person, (ii) any partnership, limited liability company or joint venture wherein the general partner, managing partner or operator is, directly or indirectly, such Person, or (iii) any other Person that is otherwise directly or indirectly Controlled by such Person.

“Trademarks” means any trademarks and service marks now held or hereafter acquired by a Debtor, any unregistered marks used by a Debtor and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in such United States jurisdiction that governs the perfection or priority of the Secured Party’s security interest in any item or portion of the Collateral.

(c)                                  The rules of interpretation specified in the Loan Agreement shall be applicable to this Agreement. Capitalized terms used but not otherwise defined herein that are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement.

(d)                                 The Secured Party and each Debtor agree that the Schedules hereof and all descriptions of the Collateral contained in the Schedules and all amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II
GRANT OF SECURITY INTEREST AND OBLIGATIONS

2.1

Security Interest.

(a)

As collateral security for the prompt and complete payment and performance in full of all of the Obligations, each Debtor hereby assigns, pledges and grants to the Secured Party a Lien on and continuing security interest in and to, and pledge and assignment of, all of the right, title and interest of such Debtor in, to and under the Collateral.

(b)

From and after the Closing Date, each Debtor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license, contract, instrument, General Intangible or other agreement, a provision that would prohibit the creation of a Lien on such permit, lease, license, contract, instrument, General Intangible or other agreement in favor of the Secured Party without the prior written consent of the Secured Party.

(c)

The Secured Party’s security interest shall continually exist until all Obligations have been paid and performed in full.

2.2

Filings.  Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements or other similar filings and amendments thereto that indicate the Collateral as all assets of such Debtor (or words of similar effect), regardless of whether any particular asset included in the Collateral is within the scope of UCC Article 9 of such jurisdiction or whether such assets are included in the Collateral and that contain the information required, with respect to each applicable jurisdiction, whether pursuant Article 9 of the UCC or other Governmental Requirements, including (a) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor, and (b) any financing or continuation statements or other documents or instruments, without the signature of such Debtor where permitted by law.  Each Debtor agrees to provide all information described in the immediately preceding sentence to the Secured Party promptly upon request by the Secured Party. Each Debtor agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by the Secured Party in connection with the preparation, filing or recordation thereof.  Each Debtor waives receipt of any such financing statements that are registered by the Secured Party and any confirmation of registration.

ARTICLE III
PERFECTION; FURTHER ASSURANCES

3.1

Further Assurances and Corrective Instruments.  Each Debtor shall promptly make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such additional things, deeds, assurances, documents, acknowledgments, certificates and instruments and to take such further acts as the Secured Party may in its judgment deem necessary or appropriate, subject to the limitations provided hereunder, to (a) protect, maintain and preserve the Collateral; (b) protect, maintain and preserve the Secured Party’s security interest in the Collateral; and (c) protect, vest in and assure to the Secured Party its rights or remedies hereunder or in any of the Collateral and the perfection and priority of its rights therein, including, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that the Secured Party has a security interest therein.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Each Debtor hereby makes the representations and warranties set forth in the Loan Agreement as they relate to the Debtors, the Collateral or to the Loan Documents to which such Debtor is a party, each of which is incorporated herein as if set forth herein, and each Debtor further represents and warrants as follows:

4.1

State of Incorporation, Legal Name and Identification Number.  Each Debtor’s name as it appears in official filings in the jurisdiction of organization, all prior names of such Debtor during the past five years, as they appeared from time to time in official filings in the jurisdiction of its incorporation or organization, the type of entity of such Debtor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by such Debtor’s jurisdiction of organization or a statement that no such number has been issued, such Debtor’s jurisdiction of organization, the location of such Debtor’s chief executive office, principal place of business, all warehouses, consignees and processors with whom Inventory or other Collateral is stored or located and other premises where Collateral is stored or located (except with respect to Collateral in transit), and the locations of its books and records concerning the Collateral are set forth on Schedule 1 hereto.

4.2

Filings.  No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents or, with respect to personal property described herein which can be perfected under Article 9 of the UCC by filing a financing statement, the perfection of the security interests granted hereby, except the filings referred to in Schedule 2.

4.3

No Contravention.  The execution, delivery and performance of this Agreement and the granting of a Lien in favor of the Secured Party pursuant hereto will not violate any requirement of Law or any contractual obligation of any Debtor and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or assets pursuant to any Governmental Requirement or any such contractual obligation (other than the Liens created by the Loan Documents).

4.4

Ownership of Property and No Other Liens.  Each Debtor has good title to, or a valid leasehold interest in, all the Collateral, and none of such property is subject to any Lien, claim, option or right of others, except for Permitted Liens. No person other than the Secured Party has control or possession of all or any part of the Collateral, except as permitted by the Loan Agreement.

4.5

Valid Security Interest.  This Agreement creates, in favor of the Secured Party, a valid security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations.  Upon the making of the filings described in Section 2.2 and the filing of any continuation statements required by the UCC, the Secured Party will have and will continue to have as security for the Obligations a valid and perfected Lien to the extent a Lien can be perfected thereby, with the Agreed Priority, on all the Collateral which may be perfected by filing UCC financing statements, free of all other Liens, claims and rights of third parties whatsoever, except for Permitted Liens.  Except for the filing of UCC financing statements and the delivery of the certificates and other instruments provided in Section 3.1 and Section 5.5, and the execution of any control agreements, no action is necessary to create, perfect or protect the security interests created in the Collateral.  Without limiting the generality of the foregoing, except for the filing of said financing statements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for (a) the execution, delivery and performance of this Agreement, (b) the creation or perfection of the Security Interests created hereunder in the Collateral or (c) the enforcement of the rights of the Secured Party hereunder.  If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for such Debtor to enter into and perform its obligations hereunder have been obtained.

4.6

No Transfer of Collateral.  Except as permitted by the Loan Agreement, each Debtor shall not sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral pledged by it hereunder or any interest therein except for the Permitted Liens.

4.7

Commercial Purpose.  This Agreement and the transactions contemplated by the Loan Documents do not constitute a “consumer transaction” as defined in the UCC. None of the Collateral was or will be purchased or held primarily for personal, family or household purposes and no Deposit Account is used primarily for personal, family or household purposes.

4.8

Patents, Trademarks, etc.  Each Debtor represents and warrants that as of the date hereof: (i) it is the true and lawful owner or licensee of the Trademarks listed on Schedule 3 attached hereto and that said listed Trademarks constitute all the material marks registered in the United States Patent and Trademark Office that such Debtor now owns or uses in connection with its business; (ii) it is the true and lawful owner or licensee of all rights in the Patents listed on Schedule 3 attached hereto and that said Patents constitute all the registered United States patents and applications for United States patents that such Debtor now owns or uses in connection with its business; and (iii) it is the true and lawful owner or licensee of all rights in the Copyright registrations listed on Schedule 3 attached hereto and that said Copyrights constitute all the registered United States copyrights that such Debtor now owns.  Each Debtor further warrants that it is aware of no third-party claim that any aspect of such Debtor’s present or contemplated business operations infringes or will infringe any trademark, service mark, patent or copyright.

4.9

Consents, etc.  During the occurrence and continuation of an Event of Default, in the event that the Secured Party desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the request of the Secured Party, each Debtor agrees to use its best efforts to assist and aid the Secured Party to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

4.10

Financing Statements and Other Filings; Maintenance of Perfected Security Interest.  Each Debtor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the pledge and security interest granted by it to the Secured Party in respect of the Collateral, which may be perfected by filing a UCC financing statement, have been delivered to the Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office necessary for the perfection of such interest.  Each Debtor agrees that at the sole cost and expense of such Debtor, such Debtor will take all actions necessary and otherwise cooperate with Secured Party to maintain the security interest created by this Agreement in the Collateral as a perfected security interest, with the Agreed Priority, to the extent required hereunder.

4.11

Recitals.  The Recitals are true and correct in all respects.

ARTICLE V
COVENANTS

Each Debtor covenants and agrees with the Secured Party that, until the security interest created herein is discharged, each Debtor will perform and fulfill each of the affirmative and negative covenants in the Loan Agreement applicable to each Debtor and each of the following:

5.1

Conferences with Officers and Others.  At all reasonable times during normal business hours and from time to time, on reasonable notice, each Debtor will permit the Secured Party, its agents, advisors and representatives to (a) access all of such Debtor’s properties and facilities, (b) discuss such Debtor’s business, affairs, finances and accounts with any officers, managers and employees of such Debtor, and (c) review, inspect and audit the Collateral, wherever located, and each Debtor shall pay all reasonable costs of such activities described in (a), (b) and (c), in each case in accordance with the procedures for inspection set forth in the Loan Agreement.

5.2

Defend Collateral.  Except for Permitted Liens, each Debtor will maintain the Liens and security interests provided for hereunder as valid and perfected Liens, each with the Agreed Priority, and security interests in the Collateral in favor of the Secured Party until this Agreement and the security interests hereunder shall be terminated pursuant hereto.  Each Debtor hereby agrees to (a) promptly pay when due all transportation, storage, warehousing, mechanics, materialmen, construction, maintenance and other such charges, fees, expenses or amounts affecting or arising out of or relating to the Collateral which, if unpaid, might become a lien thereon, except to the extent diligently disputed by any Debtor in good faith and pursuant to appropriate procedures and for which adequate reserves are being maintained with respect thereto in accordance with IFRS; and (b) defend the Collateral against the claims of any and all Persons and entities except for Permitted Liens.

5.3

Maintain Name and Jurisdiction.  Each Debtor shall not: (a) change its legal name, identity, type of organization or organizational structure without the prior written consent of the Secured Party; (b) change the location of its chief executive office or its principal place of business; (c) change its federal taxpayer identification number (if any) or organizational identification number (if any); (d) change its jurisdiction of organization (including by merger, reorganization, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction); or (e) change the location of the Collateral, unless the Secured Party has a perfected security interest in the Collateral in such other jurisdiction.

5.4

Insurance.  Each Debtor will maintain comprehensive casualty insurance on the Collateral as required pursuant to Section 7.5 of the Loan Agreement. Each Debtor hereby assigns to the Secured Party and grants to the Secured Party a security interest in any and all proceeds of such policies and authorizes and empowers the Secured Party, after the occurrence and during the continuance of an Event of Default, to adjust or compromise any loss under such policies and to collect and receive all such proceeds.  Each Debtor hereby authorizes and directs each insurance company to pay all such proceeds directly and solely to the Secured Party and not to such Debtor and the Secured Party jointly, effective upon the occurrence and during the continuance of an Event of Default.  Effective upon the occurrence and during the continuance of an Event of Default, each Debtor authorizes and empowers the Secured Party to execute and endorse in such Debtor’s name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to the Secured Party under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid.  After deduction from any such proceeds of all costs and expenses (including attorneys’ fees) incurred by the Secured Party in the collection and handling of such proceeds, Secured Party may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Secured Party, or as a credit against such of the Obligations, whether matured or unmatured, as the Secured Party shall determine in the Secured Party’s sole discretion.

5.5

Provision of Documents; Additional Collateral Security.  Each Debtor shall, and shall cause each other Debtor to: (a) whenever required by the Secured Party, promptly obtain and keep in effect one or more control agreements, in form and substance satisfactory to Secured Party, in Deposit Account, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral; (b) deliver or cause to be delivered to the Secured Party any and all certificates and other instruments representing or evidencing any Collateral that is Investment Property, together with all Necessary Endorsements; (c) identify and inform the Secured Party with respect to each Deposit Account of such Debtor and each other Debtor and, whenever required by the Secured Party, enter into a control agreement in form and substance satisfactory to Secured Party with respect thereto; and (d) promptly deliver to the Secured Party, with all endorsements and/or assignments required by the Secured Party, all Instruments, Chattel Paper, guaranties and the like held received by such Debtor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.  In the event that the Secured Party requires a control account agreement with respect to a Deposit Account to be obtained, each Debtor shall obtain such agreements within thirty (30) days of the Secured Party’s request.  In the event that any consent, authorization or other form of approval is required to be obtained in connection with the granting of any additional security, each Debtor shall, and shall cause each other applicable Debtor, to obtain, or cause to be obtained, any such consent, authorization or approval.

5.6

Notice of Event of Default.  Each Debtor shall immediately, and in any event within three (3) Business Days, notify the Secured Party in writing of the occurrence of any Event of Default or any event or existing condition which, with the giving of notice and/or the lapse of time, could constitute an Event of Default.

5.7

Loan Document Covenants. Each Debtor will perform and fulfill each of the covenants in the Loan Documents that is applicable to such Debtor.

5.8

Intellectual Property Collateral Assignments; Further Assurances.  Upon the request of the Secured Party, any Debtor shall promptly execute and deliver to the Secured Party such Collateral Assignment Agreements as the Secured Party shall reasonably request in connection with such Debtor’s Intellectual Property.  Each Debtor agrees that it will take such action, and deliver such documents or instruments, as the Secured Party shall reasonably request in connection with the preparation, filing or registration and enforcement of any Collateral Assignment Agreement.

5.9

Intellectual Property Licenses and Assignments.  Each Debtor hereby agrees, absent prior written approval of the Secured Party, not to divest itself of any material right under or with respect to any Intellectual Property material to its business other than in the ordinary course of business.

5.10

Intellectual Property Infringements

.  Each Debtor agrees, promptly upon learning thereof, to notify the Secured Party in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Debtor’s rights in and to any Intellectual Property that could reasonably be expected to have a Material Adverse Effect (any such Intellectual Property, “Significant Intellectual Property”), or with respect to any party claiming that such Debtor’s use of any Significant Intellectual Property violates any property right of that party, to the extent that such infringement or violation could reasonably be expected to have a Material Adverse Effect.  Each Debtor further agrees, unless otherwise directed by the Secured Party, to diligently prosecute any Person infringing any Significant Intellectual Property in accordance with its commercially reasonable business judgment.

5.11

Trademarks

.

(a)

Preservation of Trademarks.  Each Debtor agrees to use or license the use of its Trademarks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Trademarks as trademarks or service marks registered under the laws of the United States.

(b)

Maintenance of Registration.  Each Debtor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051, et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Trademarks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Secured Party.

(c)

Future Registered Trademarks.  If any mark registration issues hereafter to a Debtor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, such Debtor shall deliver to the Secured Party an updated Schedule 3, together with a copy of such certificate, and, if requested by the Secured Party, a grant of security in such mark to the Secured Party, confirming the grant thereof hereunder, the form of such confirmatory grant to be in form and substance acceptable to the Secured Party.

5.12

Patents

.

(a)

Maintenance of Patents.  Each Debtor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each Patent.

(b)

Prosecution of Patent Applications.  Each Debtor shall, in accordance with its commercially reasonable business judgment, diligently prosecute all applications for United States patents, and shall not abandon any such application, except in favor of a continuation application based on such application, prior to exhaustion of all administrative and judicial remedies, absent written consent of the Secured Party.

5.13

Other Patents and Copyrights

.  After the acquisition of any Patent or Copyright, or of filing of an application for a Patent or Copyright, the relevant Debtor shall deliver to the Secured Party an updated Schedule 3, together with a copy of said Patent or Copyright, as the case may be, with, if requested by the Secured Party, a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be in form and substance acceptable to the Secured Party.

5.14

Remedies Relating to Intellectual Property

.  If an Event of Default shall occur and be continuing, the Secured Party may, by written notice to the relevant Debtor, take any or all of the following actions: (i) declare the entire right, title and interest of such Debtor in and to each of the Copyrights, Patents and Trademarks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest in the Secured Party, in which case such Debtor agrees to execute an assignment in form and substance reasonably satisfactory to the Secured Party of all its rights, title and interest in and to the Copyrights, Patents and Trademarks to the Secured Party; (ii) take and practice or sell the Copyrights or Patents and take and use or sell the Trademarks and the good will of such Debtor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of the Debtor in connection with which the Trademarks have been used; and (iii) direct such Debtor to refrain, in which event such Debtor shall refrain, from using the Copyrights, Patents and Trademarks in any manner whatsoever, directly or indirectly, and, if requested by the Secured Party, change such Debtor’s corporate name to eliminate therefrom any use of any mark and execute such other and further documents that the Secured Party may request in connection with such Debtor’s obligations under this Agreement and to transfer ownership of the Copyrights, Patents and Trademarks, and registrations and any pending trademark application, to the Secured Party for the benefit of the Secured Parties.

ARTICLE VI
EVENTS OF DEFAULT

The occurrence of an Event of Default under the Loan Agreement shall constitute “Event of Default” hereunder.

ARTICLE VII
RIGHTS AND REMEDIES

7.1

Rights and Remedies of the Secured Party.  Upon and after the occurrence and during the continuance of an Event of Default, the Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Secured Party under the other Loan Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Secured Party under applicable Governmental Requirements, whether at law or in equity, all such rights and remedies being available to the Secured Party and being cumulative and enforceable alternatively, successively or concurrently:

(a)

Declare all Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

(b)

Institute any proceeding or proceedings to exercise any remedy and to enforce the Obligations and any Liens of the Secured Party.

(c)

Take possession of the Collateral, and for that purpose, so far as such Debtor may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, each Debtor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require each Debtor, at such Debtor’s expense, to assemble and deliver the Collateral to such place or places as the Secured Party may designate.

(d)

Without notice, except as specified below, sell, resell, assign and deliver or grant a license to use or otherwise dispose of the Collateral or any part thereof, in one or more parcels, at one or more sales, at public or private sale, at the Secured Party’s office or such other place or places, for cash, on credit, for future delivery, or any other consideration, and upon such other terms and conditions, as the Secured Party may deem commercially reasonable.  The Secured Party’s compliance with any applicable state or federal law in the conduct of such sale, its disclaimer of any warranties relating to any Collateral, and its compliance with the terms and conditions for sale of Collateral set forth herein shall not, in any event, be considered to adversely affect the commercial reasonableness of such sale.

(e)

If the Secured Party in good faith believes that any Governmental Requirement prohibits or restricts the customary manner of sale or distribution of any of the Collateral, or if the Secured Party determines that there is any other restraint, restriction or limitation limiting the sale or distribution of any such property, the Secured Party may sell such property privately or in any other manner that it deems advisable at such price or prices as it determines in its sole discretion and without liability whatsoever to the Debtor in connection therewith.  Each Debtor recognizes and agrees that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by the Secured Party may result in a lower sales price than if the sale were otherwise held.

(f)

Occupy any premises owned or leased by any Debtor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under applicable law, without obligation to such Debtor in respect of such occupation, including, without limitation, without obligation to pay rent.

(g)

Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of any Debtor in order to continue or complete performance of such Debtor’s obligations under any contracts or agreements of such Debtor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom.

(h)

Without notice to any Debtor, any such notice being expressly waived by each Debtor, to set-off and appropriate and apply any and all deposits, in any currency or form, and any other credits, indebtedness or claims, in any currency or form, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of any Debtor, or any part thereof, against and on account of the obligations and liabilities of each Debtor to the Secured Party hereunder, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as the Secured Party may elect in its sole discretion, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Secured Party shall notify such Debtor of any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Secured Party to set-off and appropriate are in addition to the other rights and remedies which the Secured Party may have hereunder, under any other Loan Document, or at law or in equity.

(i)

To enforce each Debtor’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to: (i) notify and/or require each Debtor to notify any or all account debtors and other parties obligated on Collateral to make payments directly to the Secured Party or in care of a post office lock box under the sole control of the Secured Party established at such Debtor’s expense subject to the Secured Party’s customary arrangements and charges therefor, and to take any or all action with respect to Collateral as the Secured Party shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to such Debtor; (ii) require each Debtor to segregate and hold in trust for the Secured Party and, on the day of such Debtor’s receipt thereof, transmit to the Secured Party in the exact form received by such Debtor (except for such assignments and endorsements as may be required by the Secured Party), all cash, checks, drafts, money orders and other items of payment constituting Collateral or proceeds of Collateral; and/or (iii) establish and maintain at the Secured Party a “Repayment Account,” which shall be under the exclusive control of and subject to the sole order of the Secured Party and which shall be subject to the imposition of such customary charges as are imposed by the Secured Party from time to time upon such accounts, for the deposit of cash, checks, drafts, money orders and other items of payments constituting Collateral or proceeds of Collateral from which the Secured Party may, in its sole discretion, at any time and from time to time, withdraw all or any part and apply the same to the payment of the Obligations.  The Secured Party’s collection and enforcement of Collateral against account debtors and other persons obligated thereon shall be deemed to be commercially reasonable if the Secured Party exercises the care and follows the procedures that the Secured Party generally applies to the collection of obligations owed to the Secured Party.  All cash and non-cash proceeds of the Collateral shall be applied by the Secured Party upon the Secured Party’s actual receipt of cash proceeds against the Obligations, matured or unmatured, in such order as the Secured Party shall determine in the Secured Party’s sole discretion.

(j)

It shall not be necessary for the Secured Party to have physically present or constructively in its possession any of the Collateral at any foreclosure sale, and the Secured Party shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

(k)

Recitals contained in any conveyance to any purchaser at any sale made pursuant to this Agreement will conclusively establish the truth and accuracy of the matters stated therein, including, without limitation, nonpayment of unpaid sums, the amount of unpaid sums, that the written instruments constituting part or all of the Obligations have become due and payable, nonpayment of any Obligation, or advertisement and conduct of the sale in the manner provided herein.  Each Debtor ratifies and confirms all legal acts that the Secured Party may do in carrying out the provisions of this Agreement.

7.2

Notice of Disposition of Collateral and Disclaimer of Warranties.  It is mutually agreed that commercial reasonableness and good faith require the Secured Party to give any Debtor no more than ten (10) days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made.  It is mutually agreed that it is commercially reasonable for the Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral.

7.3

Secured Party as Purchaser.  The Secured Party will have the right to become the purchaser at any foreclosure sale, and it will have the right to credit upon the amount of the bid the amount payable to it out of the net proceeds of sale.  Upon compliance with the terms of any sale, the Secured Party may receive, hold, retain, possess and dispose of such property in its own absolute right without further accountability.

7.4

Retention of Collateral.  In addition to the rights and remedies hereunder, the Secured Party may retain all or a portion of the Collateral in satisfaction of the Obligations but only after providing the notices required by Sections 9-620 and 9-621 (or similar provision) of the UCC (or any successor sections of the UCC) and otherwise complying with the requirements of applicable law of the relevant jurisdiction.  Unless and until the Secured Party shall have provided such notices and complied with all applicable legal requirements, however, the Secured Party shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

7.5

Postponement; Restoration of Rights.  In the event that the Secured Party shall have instituted any sale or any other proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document, whether by judicial or non-judicial foreclosure, sale, entry or otherwise, the Secured Party may postpone, delay, reschedule, adjourn, discontinue or abandon such sale or proceeding at any time for any reason, in which case all rights and remedies of the Secured Party are maintained and preserved, and in every such case, each Debtor and the Secured Party shall be restored to their respective former positions and rights with respect to the Collateral, and all rights, remedies, privileges and powers of the Secured Party shall continue in full force and effect.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  No postponement, delay, rescheduling, adjournment, discontinuance or abandonment, or other act, delay, forbearance, omission or course of dealing with respect to any Debtor or the Collateral, will constitute, or shall be deemed to constitute, a waiver of, or a limitation on, Secured Party’s rights or remedies hereunder or under applicable law.

7.6

Deficiency.  Subject to applicable law, each Debtor will remain liable for any deficiency owing to the Secured Party after application of the net proceeds of any foreclosure sale.

7.7

Waiver.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by it of any rights or remedies under this Agreement or any other Loan Document.  Each Debtor hereby waives and releases to the fullest extent permitted by applicable law any right or equity of redemption with respect to the Collateral, whether before or after sale pursuant to this Agreement.

7.8

Reinstatement.  To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any debtor relief law, common law or equitable cause or any other Governmental Requirement, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by the Secured Party and the Liens created by this Agreement shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by the Secured Party.

ARTICLE VIII
MISCELLANEOUS

8.1

Care of Collateral.  Each Debtor shall have all risk of loss of the Collateral.  The Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it accords such Collateral treatment substantially equal to the safekeeping that it accords its own property of like kind. If the Secured Party actually receives any notices requiring action with respect to Collateral in the Secured Party’s possession, the Secured Party shall take reasonable steps to forward such notices to the Debtors.  Each Debtor is responsible for responding to notices concerning the Collateral, voting the Collateral, and exercising rights and options, calls and conversions of the Collateral; the Secured Party’s sole responsibility with respect thereto is to take such action as is reasonably requested by such Debtor in writing; provided, however, the Secured Party is not responsible to take any action that, in the Secured Party’s sole judgment, would adversely affect the value of the Collateral as security for the Obligations.  While the Secured Party is not required to take any actions with respect to the Collateral, if action is needed, in the Secured Party’s sole discretion, to preserve and maintain the Collateral, each Debtor authorizes the Secured Party to take such actions, but the Secured Party is not obligated to do so.

8.2

 Secured Party May Perform; Secured Party Appointed Attorney-in-Fact.

(a)

If any Debtor shall fail to perform any covenants contained in this Agreement or any other Loan Document (including such Debtor’s covenants to (i) pay the premiums in respect of all required insurance policies, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of any Debtor under any Collateral) or if any representation or warranty on the part of any Debtor contained herein shall be breached, the Secured Party may (but shall not be obligated to) advance funds on behalf of such Debtor in order to insure such Debtor’s compliance with any covenant in this Agreement or any other Loan Document; provided, however, that, the Secured Party shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which any Debtor fails to pay or perform as and when required hereby and which such Debtor does not contest in good faith.  Any and all amounts so expended by the Secured Party shall be paid by each Debtor and shall become part of the Obligations.  Neither the provisions of this Section 8.2 nor any action taken by the Secured Party pursuant to the provisions of this Section 8.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default.

(b)

 Each Debtor hereby appoints the Secured Party as its attorney-in-fact, with full power and authority in the place and stead of each Debtor and in the name of such Debtor, or otherwise, from time to time during the continuation of an Event of Default, in the Secured Party’s discretion, to take any action and to execute any instrument, document or agreement consistent with the terms of the Loan Agreement, this Agreement and the other Loan Documents which the Secured Party may deem necessary or advisable to accomplish the purposes hereof (but the Secured Party shall not be obligated to and shall have no liability to any Debtor or any third party for failure to so do or take action).  The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.  Each Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

8.3

Applications of Payments and Collateral.  Except as may be otherwise specifically provided in the Loan Agreement, all Collateral and proceeds of Collateral coming into the Secured Party’s possession after the occurrence and during the continuance of an Event of Default and all payments made by any Debtor may be applied by the Secured Party to any of the Obligations, whether matured or unmatured, as the Secured Party shall determine in its sole but reasonable discretion in accordance with the terms of the other Loan Documents.  The Secured Party may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected pursuant hereto, to the Obligations until cash proceeds are actually received by the Secured Party.

8.4

Termination; Release.  Upon (a) the complete payment in full in cash and performance in full of the Obligations (other than contingent Obligations for which no claim has been made and Obligations related to any Directed Advance), (b) such time as there exists no Commitment by the Secured Party under the Loan Agreement, and (c) delivery by the Debtor to the Secured Party of a written release of all claims against the Secured Party in form and substance satisfactory to the Secured party, the Secured Party shall execute and deliver such releases and discharges of the security interests created hereby as any Debtor may reasonably request in writing, the cost and expense of which shall be paid by each Debtor. Upon any sale, transfer or other disposition by a Debtor of Collateral that is permitted under the Loan Agreement (other than to another Debtor), or upon the effectiveness of any written consent to the release by the Secured Party of the security interest granted hereby in any Collateral in accordance with the Loan Agreement, the Secured Party shall execute and deliver such releases and discharges of such security interests as the Debtor may reasonably request in writing, the cost and expense of which shall be paid by the Debtor.

8.5

Modification in Writing.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Debtor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Loan Agreement and unless in writing and signed by the Secured Party.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Debtor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement or the Loan Documents, no notice to or demand on any Debtor in any case shall entitle such Debtor to any other or further notice or demand in similar or other circumstances.

8.6

Notices.  All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand, (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) three (3) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) on the Business Day following transmission, if sent by facsimile, telecopy, electronic mail or other electronic transmission device.  Notices, demands, and communications to the parties will, unless another address is specified in writing, be sent to the address indicated below:

If to any Debtor:

Alabama Graphite Corp.

Alabama Graphite Company, Inc.

907 Blossom Street

Kingston, Ontario

K7P 0N2

CANADA

Telephone: +1 647 221 0775

Attention: Tyler Dinwoodie

If to the Secured Party:

Westwater Resources, Inc.

6950 S. Potomac Street, Suite 300

Centennial, Colorado  80112

Attention:

Jeffrey L. Vigil

Phone:

(303) 531-0473

Facsimile:

(303) 531-0519

E-Mail:

jvigil@westwaterresources.com

8.7

Merger and Integration.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or in the other Loan Documents shall be valid or binding.

8.8

No Waiver; Cumulative Remedies.

(a)

No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)

In the event that the Secured Party shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued, adjourned, postponed or abandoned for any reason, then and in every such case, each Debtor and Secured Party shall be restored to its respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Secured Party shall continue as if no such proceeding had been instituted.

8.9

Waivers by each Debtor. Each Debtor hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of any Debtor against the Secured Party on account of actions taken or not taken by the Secured Party in the exercise of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (c) all claims of any Debtor for failure of the Secured Party to comply with any requirement of applicable law relating to enforcement of the Secured Party’s rights or remedies hereunder, under the Loan Documents or under applicable law; (d) all rights of redemption of any Debtor with respect to the Collateral; (e) in the event the Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable law must be given to or made upon any Debtor by the Secured Party; (h) settlement, compromise or release of the obligations of any one or more Persons primarily or secondarily liable upon any of the Obligations; (i) all rights of any Debtor to demand that the Secured Party release account debtors from further obligation to the Secured Party; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations.  Each Debtor agrees that the Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable Governmental Requirements, from time to time, in any order, against any Debtor, alternatively, successively or concurrently, without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

8.10

Expenses. Each Debtor agrees to pay to the Secured Party on demand the amount of all costs and expenses paid or incurred by the Secured Party (including the fees and expenses of its counsel) in connection with the negotiation, preparation, delivery, amendment, modification, waiver, enforcement or administration of this Agreement and the Loan Documents and all documents and instruments referred to herein and all costs and expenses paid or incurred by the Secured Party in connection with the filing or recordation of all financing statements and instruments as may be required by the Secured Party at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith, together with interest on all such amounts at the rate and calculated in the manner provided in the Loan Agreement.  Each Debtor agrees to save harmless and indemnify the Secured Party from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other costs or expenses incurred or paid by the Secured Party in connection with this Agreement and the other Loan Documents.  The provisions of this Section 8.10 shall survive the termination of this Agreement and the Secured Party’s security interest hereunder and the payment of all other Obligations.

8.11

Indemnification.  Each Debtor jointly and severally agrees that the Secured Party and certain other persons are entitled to indemnification as provided for and in accordance with Section 11.5 of the Loan Agreement.  The obligations of each Debtor under this paragraph shall survive the payment in full of the Loan Agreement and the other Loan Documents and the termination or release of this Agreement.

8.12

Obligations Absolute.  All obligations of each Debtor hereunder shall be absolute and unconditional irrespective of:

(a)

any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Debtor;

(b)

any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(c)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of, supplement to or any consent to any departure from the Loan Agreement or any other Loan Document, or any renewal or restatement of the Loan Agreement or any other Loan Document or any amount owing thereunder, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Obligations.

(d)

any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guarantee, surety or support agreement for all or any of the Obligations;

(e)

any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

(f)

any change, restructuring or termination of the corporate or company structure or existence of any Debtor or any affiliate thereof;

(g)

whether such Debtor’s liability is joint, several, or joint and several, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Debtor, without preference or distinction among them;

(h)

whether such Debtor’s liability is as a borrower, maker, acceptor, guarantor, surety, accommodation party or otherwise, it being the intention of the parties hereto that each Debtor is liable for the Obligations as a primary obligor, independent of the liability or obligations of any other Debtor;

(i)

any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Loan Agreement or any other Loan Document, with respect to such Debtor or any other Debtor, except as specifically set forth in a waiver granted pursuant to the provisions of Section 8.5 hereof; or

(j)

any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Debtor or any affiliate of such Debtor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest.

8.13

Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of each Debtor, the Secured Party and their respective successors and assigns.  Each Debtor shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Secured Party. The Secured Party shall not have the right to assign any of its rights or obligations hereunder or any interest herein or in any other Loan Document without the prior written consent of the Debtor, not to be unreasonably withheld or conditioned, except that, subject to Governmental Requirements, the Secured Party may, at any time, without the consent of the Debtor, assign to its respective successors and Affiliates all or any part of this Agreement, and, to the extent of such assignment, such assignee shall have the same obligations, rights and benefits with respect to each Debtor as it would have had if it were the Secured Party hereunder.

8.14

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO, NOT INCLUDING THE CONFLICTS OF LAW AND CHOICE OF LAW PROVISIONS THEREOF.

8.15

Waiver of Jury Trial.  EACH PARTY HERETO HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SECURED PARTY AND ANY DEBTOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE DEBTOR-CREDITOR RELATIONSHIP BETWEEN THE PARTIES.  IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO AND EACH PARTY HERETO HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO

INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  EACH PARTY HERETO IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND ANY DEBTOR AND THE SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.  EACH DEBTOR REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

8.16

Execution in Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement may be validly executed and delivered by facsimile, portable document format (.pdf) or other electronic transmission, and a signature by facsimile, portable document format (.pdf) or other electronic transmission shall be as effective and binding as delivery of a manually executed original signature.

8.17

Severability of Provisions.  If any provision hereof is determined to be ineffective or unenforceable for any reason, the remaining provisions hereof shall remain in effect, binding on the parties and enforceable at the election of the Secured Party in its sole discretion.

8.18

Survival.  All covenants, agreements, representations and warranties made hereunder or made in connection with this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the security interest created herein is discharged.

8.19

Further Assurances.  Each Debtor shall execute, acknowledge and deliver to the Secured Party such other and further documents, agreements, certificates and instruments and do or cause to be done such other acts and things as the Secured Party determines to be necessary or desirable to effect the intent of the parties to this Agreement or otherwise to protect the rights and interests of the Secured Party hereunder, promptly upon request by the Secured Party, including the execution and delivery of any and all documents, agreements, certificates and instruments which are necessary or advisable to create, protect, preserve, maintain or perfect the Liens on the Collateral, with the Agreed Priority.

8.20

Joint and Several Liability.  Each Debtor is engaged in related businesses and each Debtor is integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties.  Each Debtor will derive substantial and immediate direct and indirect benefit from the Loan Agreement, the Loan Documents and the transactions entered into in connection therewith, and each Debtor will receive reasonably equivalent value in return for providing this Agreement.  Each Debtor expressly waives any right to revoke, terminate or suspend this Agreement and acknowledges that it entered into such Agreement in contemplation of the benefits that it would receive from the Loan Agreement and the other Loan Documents.

8.21

Acknowledgments.  Each Debtor hereby represents, warrants, confirms and acknowledges that:

(a)

such Debtor and each other Debtor have consulted and been advised by their own legal counsel in the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, and such Debtor and each other Debtor are each responsible for making their own independent judgment with respect to such transactions and the process leading thereto;

(b)

this Agreement and the other Loan Documents shall not be construed against any party or more favorably in favor of any party based upon which party drafted the same, it being agreed and acknowledged that all parties contributed substantially to the negotiation and preparation of this Agreement and the other Loan Documents;

(c)

the Secured Party has no fiduciary relationship with or duty to any Debtor arising out of, as a result of, or in connection with this Agreement or any other Loan Document, and the relationship between the

Secured Party, on one hand, and each Debtor, on the other hand, in connection with this Agreement, the Loan Documents and the transactions contemplated hereby and thereby is solely that of creditor and debtor;

(d)

neither this Agreement nor any other Loan Document to which any Debtor and the Secured Party is a party creates a joint venture, partnership, agency relationship or fiduciary duty, and no joint venture, partnership, agency relationship or fiduciary duty shall be deemed to exist; and

(e)

no Debtor will claim that the Secured Party has rendered advisory services of any nature or respect to, or owes a fiduciary or similar duty to, any Debtor in connection with this Agreement, the other Loan Documents or the process leading thereto.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.

DEBTOR:

ALABAMA GRAPHITE CORP.

By:
Name:
Title:

ALABAMA GRAPHITE COMPANY, INC.

By: _________________________________________
Name:
Title:

[Security Agreement Signature Page]

EXHIBIT D

FORM OF

PLEDGE, SECURITY AND SUBORDINATION AGREEMENT

This PLEDGE, SECURITY AND SUBORDINATION AGREEMENT (as amended, modified, supplemented or restated from time to time, the “Agreement”), dated as of December 13, 2017, is by ALABAMA GRAPHITE CORP., a corporation organized and existing under the laws of British Columbia, as pledgor (together with any successors in such capacity, the “Pledgor”) in favor and for the benefit of WESTWATER RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Secured Party”).

Recitals

A.                                    Pursuant to that certain Loan Agreement dated December 13, 2017 (as amended, modified, supplemented or restated, the “Loan Agreement”), among Pledgor and Alabama Graphite Company, Inc., an Alabama corporation, as the borrowers (collectively, the “Borrower”), and Secured Party, as lender, the Secured Party has agreed to extend certain loans to the Borrower.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B.                                    The Pledgor is entering into this Agreement to secure its obligations under the Loan Agreement and the other Loan Documents on the terms provided herein.

Agreement

NOW, THEREFORE, the Pledgor and the Secured Party hereby agree as follows:

1.                                      PLEDGE AND GRANT OF SECURITY INTEREST.

(a)                                 For value received, in order to induce the Secured Party to enter into the Loan Agreement and to extend and maintain the Loan to the Borrower, and to secure the payment and performance of all present and future obligations, indebtedness and liabilities of all kinds of the Borrower to the Secured Party under the Loan Agreement and the other Loan Documents, hereunder or otherwise, whether incurred by the Pledgor as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and howsoever and whensoever incurred by the Pledgor or acquired by the Secured Party (collectively referred to as the “Secured Obligations”), the Pledgor hereby pledges and assigns to the Secured Party, grants as security to the Secured Party and places a charge over all of its right, title and interest in and to the following:

i.                                          (a) all of the issued and outstanding shares of the capital stock of (i) each Subsidiary owned or controlled by the Pledgor (the “Pledged Subsidiary”), as such shares of capital stock of the Pledged Subsidiary are further described on Schedule 1 hereto, and (b) all other equity interests in the Pledged Subsidiary whether now existing or hereafter acquired and all additional shares of capital stock of the Pledged Subsidiary from time to time received or acquired by the Pledgor by purchase, stock dividend, stock split, distribution or otherwise (all such shares of stock of the Pledged Subsidiary pledged hereunder being referred to collectively as the “Pledged Shares”);

ii.                                       all certificates representing any of the Pledged Shares, whether currently existing or hereafter issued;

iii.                                    except as otherwise provided in Section 5 hereof, any and all dividends, cash, securities, instruments, warrants, options and other property, proceeds and distributions from time to time received, receivable, paid or otherwise distributed in respect of, in substitution for, in addition to or in exchange for, or otherwise evidencing any of the Pledged Shares and all proceeds thereof; and

iv.                                   all Indebtedness of any Subsidiary now or hereafter owed by any such Person to the Pledgor.

(b)                                 The Pledged Shares, the certificates therefor, all dividends, cash, securities, instruments, warrants, options and other property, proceeds and distributions from time to time received, receivable, paid or otherwise distributed in respect of, in substitution for, in addition to or in exchange for or evidencing any of the Pledged Shares and all proceeds thereof together with all other property, rights and interests described in this Section 1, whether now existing or hereafter acquired, obtained or created, are referred to herein collectively as the “Collateral.”

2.                                      DELIVERY OF PLEDGED SHARE CERTIFICATES; REGISTRY NOTATIONS.

(a)                                 All certificates or instruments representing or evidencing the Pledged Shares referred to in Section 1 hereof have previously been delivered or are being delivered to the Secured Party concurrently with the execution of this Agreement, and are in suitable form for transfer by delivery, endorsed in blank or accompanied by duly executed undated instruments of transfer or assignments in blank, having attached thereto or to such certificates all requisite stock transfer tax stamps, notarizations or other notations required by Governmental Requirements, all in form and substance satisfactory to the Secured Party.

(b)                                 All necessary and appropriate entries, notations and written descriptions in the books or share registries of the Pledged Subsidiary that evidence, and which are necessary or desirable to authenticate and perfect, the pledge of the Collateral pursuant hereto have been or will be made concurrently with the execution of this Agreement, and the Pledgor shall pay all requisite fees, taxes or other amounts payable therefore pursuant to Governmental Requirements.  All consents, authorizations and approvals of, or filings or registrations with, appropriate Governmental Authorities have been obtained, made or completed, as necessary or appropriate to authenticate and perfect the pledge of the Collateral pursuant hereto.  The Pledgor shall forthwith take all other actions and pay all fees, taxes and amounts, necessary, appropriate or desirable pursuant to applicable law to authenticate, perfect, maintain and preserve the pledge of the Collateral.

3.                                      SUBORDINATION AGREEMENT.

(a)                                 On the terms and conditions hereof, the payment and performance of the Subordinated Debt (as defined below), and the Pledgor’s right to receipt thereof, is hereby subordinated to payment and performance of the Senior Debt (as defined below), and to the right of the Secured Party to receipt thereof.  Upon the occurrence and during the continuance of an Event of Default, until the Senior Debt has been paid or otherwise satisfied in full, unless otherwise directed by the Secured Party, the Pledgor will not ask, demand, sue for, take or receive from any subordinated party as set forth on Schedule 2 hereof (each a “Subordinated Party”), by setoff or in any other manner, the whole or any part of any monies which may now or hereafter be owing (i) by a Subordinated Party or any successor or assign of a Subordinated Party (including, without limitation, any receiver or trustee in bankruptcy) to the Pledgor, or (ii) by any other Person to the Pledgor under a guaranty or other surety instrument by reason of the Subordinated Debt, and the Pledgor will not act to foreclose or otherwise realize upon any collateral security therefor.

(b)                                 For purposes hereof, “Senior Debt” is defined as all indebtedness of the Pledgor and its successors and assigns, to the Secured Party, whether now existing or hereafter arising, of whatsoever kind or nature under the Loan Agreement and the other Loan Documents.  For purposes hereof, “Subordinated Debt” is defined as all indebtedness of the Subordinated Party to the Pledgor, and its successors and assigns, whether now existing or hereafter arising, of whatsoever kind or nature, expressly including all indebtedness of the Subordinated Party to the Pledgor as of the date hereof, which is identified by the Pledgor as “Subordinated Debt” in Schedule 2 hereto.

(c)                                  In the event of the bankruptcy or insolvency of the Pledgor, the Pledgor agrees promptly to take such actions with respect thereto as the Secured Party may reasonably request in order to insure that the foregoing agreements of the Pledgor are recognized and reflected in the manner in which the assets of the Pledgor are distributed to its creditors and other claimants.

(d)                                 All payments received by the Pledgor with respect to the Subordinated Debt while (i) any portion of the Senior Debt remains outstanding and unsatisfied, and (ii) an Event of Default is outstanding under the Loan Agreement, will be held in trust by the Pledgor for the benefit of the Secured Party, and will promptly be remitted by the Pledgor to the Secured Party.

(e)                                  The Pledgor agrees not to transfer, assign, pledge or hypothecate the Subordinated Debt to any third person, or to convert any of the Subordinated Debt into capital stock or other equity interests in the Subordinated Parties unless such capital stock or other equity interests are subject to this Agreement and pledged to the Secured Party.

4.                                      REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE PLEDGOR.

The Pledgor represents, warrants, covenants and agrees that:

(a)                                 The Pledged Shares listed on Schedule 1 hereto constitute all of the issued and outstanding common stock or other equity interests of the Pledged Subsidiary owned or controlled by the Pledgor.

(b)                                 The Pledged Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(c)                                  The Pledgor is, and as to Collateral acquired after the date hereof the Pledgor shall and will be at the time of acquisition, the record and beneficial owner and holder of the Collateral free from any adverse claim, security interest, pledge, encumbrance, lien, charge, or other right, title or interest of any Person other than the Secured Party.  The Pledgor covenants that at all times the Collateral will remain free of all such adverse claims, security interests, pledges, encumbrances, liens, charges or other adverse interests by third parties.  The Pledged Shares are free from and not otherwise subject to any voting agreements, shareholder agreements, voting trusts, proxies, options, preferential purchase rights or other right of any party to acquire all or any portion of the Pledged Shares, in each case except to the extent, if applicable, that the same is permitted by the Loan Agreement.

(d)                                 None of the Pledged Shares bears any legend restricting their transfer.

(e)                                  (i)                                     The Pledgor has full power and lawful authority to enter into this Agreement and to pledge the Collateral to the Secured Party and to grant to the Secured Party a first and prior security interest therein as herein provided, all of which have been duly authorized by all necessary corporate action.

(ii)                                  The execution and delivery and the performance hereof are not in contravention of any charter, articles of incorporation or by-law provision, or of any Instrument or undertaking to which the Pledgor is a party or by which the Pledgor or its property is bound.

(iii)                               This Agreement constitutes the valid and legally binding obligation of the Pledgor enforceable in accordance with its terms.

(iv)                              The Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.  Any officer or representative acting for or on behalf of the Pledgor in connection with this Agreement or any aspect hereof, or entering into or executing this Agreement on behalf of the Pledgor, has been duly authorized to do so, and is fully empowered to act for and represent the Pledgor in connection with this Agreement and all matters related thereto or in connection therewith.

(f)                                   (i)                                     The Pledgor’s principal place of business and chief executive office is at First Canadian Place, 100 King Street West, Suite 5700, Toronto, Ontario M5X 1C7,

Canada.  The Pledgor shall not change the location of its principal place of business or chief executive office without the prior written consent of the Secured Party.

(ii)                                  The preamble hereof states the correct legal name of the Pledgor and the Pledgor does not conduct business under any other name.  The Pledgor shall not change its corporate name, nor do business under any name other than its current name, unless the Pledgor has delivered to the Secured Party written notice of such other names at least 30 days prior to the date of first use thereof by the Pledgor.

(g)                                  (i)                                     The Pledgor has not heretofore agreed to or signed any pledge, charge, general security agreement or financing statement which covers any of the Collateral other than any pledge, charge, general security agreement or financing statement in favor of the Secured Party, and no such pledge, charge, financing statement, or general security agreement is now on file in any public office, and the Pledgor has not heretofore filed or inserted any entries or notations in the books or share registry of any Subsidiary or the Pledgor evidencing any pledge of the Collateral other than any pledge of the Collateral in favor of the Secured Party.

(ii)                                  As long as any amount remains unpaid on any of the Secured Obligations (other than contingent Secured Obligations for which no claim has been made and Secured Obligations related to any Directed Advance), except as permitted by the Loan Agreement, (A) the Pledgor will not enter into or execute any pledge, charge, security agreement, or financing statement covering the Collateral, other than those pledges, charges, security agreements and financing statements in favor of the Secured Party hereunder or  under the other Loan Documents, (B) the Pledgor shall not file or consent to the filing of any pledge, charge, security agreement or financing statement (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of the Secured Party hereunder or under the other Loan Documents, unless in any case the prior written consent of the Secured Party shall have been obtained, and further (C) the Pledgor shall not insert, file or make any notations in the books or share registry of the Pledgor or any Subsidiary evidencing any pledge of the Collateral, other than such entries and notations in favor of the Secured Party hereunder or under the other Loan Documents.

(iii)                               The Pledgor authorizes the Secured Party to file, in its discretion, in jurisdictions where this authorization will be given effect, a financing statement or other Instrument for filing required by any jurisdiction applicable to the Collateral unsigned or signed only by the Secured Party, as appropriate, covering the Collateral, and hereby appoints the Secured Party as the Pledgor’s attorney-in-fact to sign and file any such financing statements or other Instruments covering the Collateral.  At the request of the Secured Party, the Pledgor will join the Secured Party in executing such Instruments as the Secured Party may determine from time to time to be necessary or desirable under provisions of any applicable Uniform Commercial Code or other applicable Governmental Requirements in effect where the Collateral is located or where the Pledgor or any Subsidiary is located or conducts business; without limiting the generality of the foregoing, the Pledgor agrees to join the Secured Party, at the Secured Party’s request, in executing one or more financing statements or other Instruments in form satisfactory to the Secured Party, and the Pledgor will pay the costs of filing or recording the same in all public offices at any time and from time to time whenever filing or recording of any such financing statement or other Instrument is deemed by the Secured Party to be necessary or desirable.

(h)                                 In the event that the Pledgor receives any promissory notes or evidences of indebtedness owed to the Pledgor, the Pledgor shall hold the same in trust as property of the Secured Party and forthwith assign, pledge and deliver the same to the Secured Party.

(i)                                     The Pledgor shall cause the Pledged Subsidiary to execute and deliver the Acknowledgement, Consent and Undertaking set forth in Schedule 3 hereto.

5.                                      RIGHTS OF THE SECURED PARTY AND THE PLEDGOR RELATED TO COLLATERAL.

Secured Party may from time to time following the occurrence of an Event of Default and during the continuance thereof:

(a)                                 Transfer any of the Collateral into the name of the Secured Party or its nominee.

(b)                                 Notify parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.

(c)                                  Enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; and exercise all other rights of the Pledgor in any of the Collateral, except as hereinafter provided with respect to income from or interest on the Collateral and except that, prior to an Event of Default, the Pledgor may exercise its voting and consensual rights with respect to any Collateral constituting voting securities.

(d)                                 Take possession or control of any proceeds of the Collateral.

Until the occurrence and during the continuance of an Event of Default, the Pledgor shall have the right to receive all income from or interest on the Collateral, and if the Secured Party receives any such income or interest prior to the occurrence of an Event of Default, the Secured Party shall pay the same promptly to the Pledgor, except that in the case of securities or other property distributed by way of a dividend or otherwise with respect to the Collateral, such securities or other property shall be promptly delivered to the Secured Party to be held as Pledged Shares or other Collateral hereunder.  Upon the occurrence and during the continuance of an Event of Default, the Pledgor will not demand or receive any income from or interest on the Collateral, and if the Pledgor receives any such income or interest without any demand by it, the same shall be held by the Pledgor in trust for the Secured Party in the same medium in which received, shall not be commingled with any assets of the Pledgor and shall be delivered to the Secured Party in the form received, properly endorsed to permit collection, not later than the next Business Day following the day of its receipt.  The Secured Party may apply the net cash received from such income or interest to payment of any of the Secured Obligations, provided that the Secured Party shall account for and pay over to the Pledgor any such income or interest remaining after payment in full of the Secured Obligations then outstanding.

So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the Secured Party’s judgment, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that the Pledgor shall give the Secured Party at least five Business Days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such rights.

The Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which the Pledgor agrees and undertakes to do at the Pledgor’s expense, but the Secured Party may do so in its discretion at any time after the occurrence and during the continuance of an Event of Default and at such time the Secured Party shall have the right to take any steps by judicial process or otherwise as it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor.  All expenses (including, without limitation, reasonable attorneys’ fees and expenses, and all reasonable fees and time charges and disbursements for attorneys who may be employees of  the Secured Party) incurred or paid by the Secured Party in connection with or incident to any such collection or attempt to collect the Collateral or actions to protect or enforce the Collateral or any security therefor shall be borne by the Pledgor or reimbursed by the Pledgor to the Secured Party upon demand.  The proceeds received by the Secured Party as a result of any such actions in collecting or enforcing or protecting the Collateral shall be utilized by the Secured Party in accordance with Section 10 hereof.

In the event the Secured Party shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor, the Pledgor, upon demand of the Secured Party, shall pay to the Secured Party the full amount thereof with interest at a rate per annum (based on a 360-day year for the actual number of days involved) from the date expended by the Secured Party until repaid equal to the Default Rate under and defined in the Loan Agreement.  So long as the Secured Party shall be entitled to any such payment, this Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Secured Obligations secured hereunder, and for the enforcement of such repayment, the Secured Party shall have every right and remedy provided hereunder for enforcement of payment of the Secured Obligations.

6.                                      FURTHER ASSURANCES.

The Pledgor agrees to take such actions and to execute such stock or bond powers or other Instruments and such other or different writings as the Secured Party may reasonably request further to perfect, confirm and maintain the Secured Party’s security interest in the Collateral and irrevocably authorizes the Secured Party, as Pledgor’s agent and attorney-in-fact, to assist the Secured Party’s realization thereon upon the occurrence and during the continuance of an Event of Default, including, without limitation, the right to receive, indorse, and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Shares or any part thereof or representing any indebtedness owed to the Pledgor.

7.                                      EVENTS OF DEFAULT.

The occurrence of an Event of Default under the Loan Agreement shall constitute an “Event of Default” hereunder.

8.                                      RIGHTS AND REMEDIES OF THE SECURED PARTY UPON DEFAULT.

If an Event of Default shall have occurred and be continuing:

(a)                                 The Secured Party shall have and may exercise with reference to the Collateral and the Secured Obligations any and all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Colorado (as amended from time to time, the “UCC”) and under any other Governmental Requirement applicable to the Collateral, and as otherwise granted herein or under any other applicable Governmental Requirement or under any other Loan Document now or hereafter in effect executed by the Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or other applicable law after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys’ fees and expenses thereby incurred by the Secured Party and toward payment of the Secured Obligations in such order or manner as permitted by law.  Specifically and without limiting the foregoing, the Secured Party shall have the right to take possession of all or any part of the Collateral, any certificate therefor or any security therefor and of all books, records, papers and documents of the Pledgor or in the Pledgor’s possession or control relating to the Collateral which are not already in the Secured Party’s possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned.  To the extent permitted by law, the Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of the Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Secured Party existing after default hereunder.  The Secured Party shall have and may exercise all other rights and remedies available, whether at law or in equity.

(b)                                 Upon notice by the Secured Party to the Pledgor, the Secured Party or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof and may exercise such powers in such manner as the Secured Party may elect.

(c)                                  All dividends, payments of interest and other distributions of every character made upon or in respect of the Pledged Shares or any part thereof shall be deemed to be Collateral and shall be paid directly to and shall be held by the Secured Party as additional Collateral pledged under and subject to this Agreement.

(d)                                 All rights to marshaling of assets of the Pledgor, including any such right with respect to the Collateral, are hereby waived by the Pledgor.

(e)                                  All rights and remedies of the Secured Party set out in this Agreement, the Loan Agreement and each other Loan Document are cumulative, and no right or remedy contained in this Agreement, the Loan Agreement or any other Loan Document is intended to be exclusive, but each shall be in addition to every other right or remedy contained in this Agreement, the Loan Agreement and the other Loan Documents or in any existing or future agreement or now or in the future existing at law, in equity or by statute, or under any other agreement between the Pledgor and the Secured Party that may be in effect from time to time.

(f)                                   All recitals in any instrument of assignment or any other instrument executed by the Secured Party incident to sale, lease, transfer, assignment or other disposition, lease or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by the Secured Party or of any fact, condition or thing incident thereto, and all requisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

9.                                      SPECIAL PROVISIONS FOR PLEDGED SHARES.

The Pledgor hereby acknowledges that the sale by the Secured Party of any of the Pledged Shares pursuant to the terms hereof in compliance with federal and applicable state or provincial securities laws or the securities laws of any other applicable jurisdiction exercising valid jurisdiction over the Pledged Shares (as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, the “Securities Laws”) may require strict limitations as to the manner in which the Secured Party or any subsequent transferee of the Pledged Shares may dispose of such securities.  The Pledgor understands that in order to protect the Secured Party’s interest it may be necessary to sell the Pledged Shares at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering requested under the Securities Laws.  The Pledgor has no, and waives any, objection to a sale in such a manner.

10.                               APPLICATION OF PROCEEDS BY THE SECURED PARTY.

In the event the Secured Party sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in Section 8 or Section 9 hereof, any amounts held, realized or received by the Secured Party pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by the Secured Party first toward the payment of any costs and expenses incurred by the Secured Party in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, the actual attorneys’ fees and expenses incurred by the Secured Party (all of which costs and expenses are secured by the Collateral), all of which costs and expenses the Pledgor agrees to pay, and then as provided in the Loan Agreement.  Any amounts and any Collateral remaining after such application and after payment to the Secured Party of all of the Secured Obligations in full shall be paid or delivered as required by law, or as a court of competent jurisdiction may direct.

The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (x) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters or (y) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

11.                               ABSOLUTE INTEREST.

(a)                                 All rights of the Secured Party hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of any provision of the Loan Agreement or any other Loan Document, any agreement with respect to the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, increase in the amount or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Collateral or any other security for or Collateral securing the Secured Obligations, or any release or amendment or waiver of or any consent to or departure from any guarantee or any other security, for all or any of the Secured Obligations, or (iv) any other circumstance which might constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or this Agreement.

(b)                                 The Secured Party is hereby subrogated to all of the Pledgor’s interests, rights and remedies in respect to the Collateral and all security now or hereafter existing with respect thereto and all guaranties and endorsements thereof and with respect thereto.

12.                               TERMINATION.

This Agreement and the security interests created hereunder shall terminate when (a) all the Secured Obligations have been indefeasibly paid in full (other than contingent Secured Obligations for which no claim has been made and Secured Obligations related to any Directed Advance), (b) the Pledgor has delivered to the Secured Party a written release of all claims against the Secured Party, in form and substance satisfactory to the Secured Party, and (c) the Secured Party has no further Commitments under the Loan Agreement, after which the Secured Party shall execute and deliver to the Pledgor all documents which the Pledgor shall reasonably request to evidence termination of such security interest and shall return physical possession of any Collateral then held by the Secured Party to the Pledgor; provided, however, that all indemnities of the Pledgor contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest of this Agreement.

13.                               ADDITIONAL INFORMATION.

The Pledgor agrees to furnish the Secured Party from time to time such additional information and copies of such documents relating to this Agreement, the Collateral, the Secured Obligations and the Pledgor’s financial condition as the Secured Party may request.

14.                               NOTICES.

Any communication, notice or demand to be given hereunder shall be in writing (including telex and facsimile communication) and sent by facsimile or delivered by courier,

if to the Pledgor,

Alabama Graphite Corp.

907 Blossom Street

Kingston, Ontario

K7P 0N2

CANADA

Telephone: +1 647 221 0775

Attention: Tyler Dinwoodie

and if to the Secured Party,

Westwater Resources, Inc.

6950 S. Potomac Street, Suite 300

Centennial, Colorado  80112

Attention:

Jeffrey L. Vigil

Phone:

(303) 531-0473

Facsimile:

(303) 531-0519

E-Mail:

jvigil@westwaterresources.com

as to each party, at such other address or numbers as shall be designated by either party hereto to the other party in a written notice.  All such notices and communications shall be effective (a) when received, if physically delivered, and (b) upon confirmation of transmission, if sent by facsimile, addressed in each case as aforesaid.

15.                               INDEMNITY AND EXPENSES.

The Pledgor agrees that Secured Party and certain other persons are entitled to indemnification as provided for and in accordance with Section 11.5 of the Loan Agreement.

16.                               NO WAIVER; CUMULATIVE RIGHTS.

No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy and power hereby granted to the Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other and may be exercised by the Secured Party from time to time.

17.                               GOVERNING LAW.

This Agreement and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with the laws of the State of Colorado, not including the conflicts of law and choice of law provisions thereof, except to the extent that the validity or perfection of the pledge and security interest hereunder, or any rights or remedies hereunder, in respect of any particular collateral, is governed by the laws of a jurisdiction other than the State of Colorado.

18.                               WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SECURED PARTY AND PLEDGOR MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS, OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE PLEDGOR –SECURED PARTY RELATIONSHIP BETWEEN THE PARTIES.  IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO AND EACH PARTY HERETO HEREBY AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  EACH PARTY IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND PLEDGOR AND THE SECURED PARTY, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND/OR THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

19.                               EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same agreement.  Each of the parties to this Agreement will be entitled to rely upon delivery by facsimile, portable document format (.pdf) or other electronic transmission of an executed copy of this Agreement and acceptance of such facsimile copy, portable document format (.pdf) copy or a copy otherwise electronically transmitted will be legally effective to create a valid and binding agreement between the parties in accordance with the terms hereof.

20.                               SEVERABILITY.

If any one or more provisions of this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

[Remainder of This Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

PLEDGOR:

ALABAMA GRAPHITE CORP.

By:
Name:
Title:

SECURED PARTY:

WESTWATER RESOURCES, INC.

By:
Name	Christopher Jones
Title	President and Chief Executive Officer

[Signature Page to Pledge Agreement]

EXHIBIT E

FORM OF

PROJECT MORTGAGE

See attached Exhibits E-1 (Future Advance Mortgage, Assignment of Rents and Leases and Security Agreement) and E-2 (Assignment of Leases and Agreements)

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EXHIBIT E-1

FUTURE ADVANCE MORTGAGE,

ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT

THIS INSTRUMENT PREPARED BY:

Thomas G. Amason III

Balch & Bingham LLP

1901 6th Avenue North

Suite 1500

Birmingham, Alabama 35303

STATE OF ALABAMA

FUTURE ADVANCE MORTGAGE,

ASSIGNMENT OF RENTS

COUNTIES OF CHILTON

AND LEASES AND

AND COOSA

SECURITY  AGREEMENT

(ALABAMA)

THIS INDENTURE (herein this “Mortgage”) made as of the 13th day of December, 2017, from  ALABAMA GRAPHITE COMPANY, INC., an Alabama limited liability company (hereinafter called the “Mortgagor”), Mortgagor, to WESTWATER RESOURCES, INC., a Delaware corporation (hereinafter called “Lender”), Mortgagee.

THIS MORTGAGE IS FILED AS AND SHALL CONSTITUTE A FIXTURE FILING AND A FINANCING STATEMENT COVERING, AMONG OTHER COLLATERAL, AS-EXTRACTED COLLATERAL, IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7-9A-502(c) OF THE CODE OF ALABAMA.

W I T N E S S E T H:

WHEREAS, pursuant to a certain Loan Agreement among ALABAMA GRAPHITE CORP., a corporation organized and existing under the laws of British Columbia (“Parent”), ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation (“Borrower”) and Lender dated as of December 13, 2017 (the “Loan Agreement”), Borrower is justly indebted to Lender on a loan (the “Loan”) in the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much as may from time to time be disbursed thereunder, as evidenced by a Promissory Note dated of even date herewith, payable to Lender with interest thereon (the “Note”) on demand or as otherwise provided in the Note; and

WHEREAS, Parent and Borrower may hereafter become indebted to Lender or to a subsequent holder of this Mortgage on loans or otherwise (any subsequent holder of this Mortgage shall also be referred to herein as “Lender”); and

WHEREAS, Lender’s agreement to make the Loan to Parent and Borrower is conditioned upon Mortgagor’s granting to Lender a mortgage on certain property, rights and interests owned by Mortgagor; and

WHEREAS, contemporaneously with the execution hereof, Borrower is entering into an Assignment of Leases and Agreements in favor of Lender (the “Assignment”); and

WHEREAS, the parties desire to secure the principal amount of the Loan with interest, and all renewals, extensions and modifications thereof, the Loan, and all refinancings of any part of the Loan, and any and all other additional indebtedness, obligations and liabilities of Borrower to Lender or any affiliate thereof, now existing or hereafter arising, whether joint or several, due or to become due, absolute or contingent, direct or indirect, liquidated or unliquidated, and any renewals, extensions, modifications and refinancings thereof, and whether incurred or given as maker, endorser, guarantor or otherwise, and whether the same be evidenced by note, open account, assignment, endorsement, guaranty, pledge or otherwise or is

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not evidenced by any document or instrument (herein “Other Indebtedness”), including without limitation, any indebtedness, obligation or liability of any Borrower under any automated clearing, treasury management, cash management, brokerage or interest rate, currency, equity, credit or commodity, swap, cap, floor, collar, or similar agreement or arrangement, any foreign currency exchange transaction, cross currency rate swap, currency option or any combination of or option with respect to, any of the foregoing or similar transactions for the purpose of hedging exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices;

NOW, THEREFORE, the Mortgagor, in consideration of Lender’s making the Loan, and to secure the prompt payment of same, with the interest thereon, and any extensions, renewals, modifications and refinancings of same, and any charges herein incurred by Lender on account of Borrower or Mortgagor, including but not limited to attorneys’ fees, and further to secure the payment and performance of all obligations, indebtedness and liabilities hereunder, under the Note, under the Loan Agreement and under the other Loan Documents and any and all Other Indebtedness, and further to secure the payment and performance of the covenants, conditions and agreements hereinafter set forth and set forth in the Note, in the Loan Agreement and set forth in all other documents evidencing, securing or executed in connection with the Loan (this Mortgage, the Note, Loan Agreement, the Assignment, and such other documents are sometimes referred to herein as the  “Loan Documents”), and as may be set forth in instruments evidencing or securing Other Indebtedness (the “Other Indebtedness Instruments”) has bargained and sold and does hereby grant, bargain, sell, alien and convey unto the Lender, its successors and assigns, the following described land, real estate, estates, buildings, improvements, fixtures, furniture, personal property, leases, agreements, licenses, contracts, oil, gas, coal, drilling, extraction, minerals, mining rights, coal rights, oil rights, gas rights and other property, rights and interests, whether now owned or existing or hereafter created, acquired or arising (which together with any additional such property in the possession of the Lender or hereafter acquired by Mortgagor and subject to this Mortgage, or intended to be so, as the same may be constituted from time to time, is sometimes hereinafter referred to as the ”Mortgaged Property”), in each case irrespective whether the same or Mortgagor’s interests therein be incorrectly described or a description of a part or all of such Mortgaged Property or Mortgagor’s interests therein be omitted and without regard to any limitations as to specific undivided interests, lands or seams that may be set forth in Exhibit “A”, Exhibit “B” or Exhibit “C” hereto or in any of the Leases (as defined below), to wit:

(a)

All tracts or parcels of land and estates particularly described on Exhibit “A” attached hereto and made a part hereof, if any, (the “Fee Land”) and all tracts or parcels of land and estates particularly described on Exhibit “B” hereto, whether such interests are owned outright or leased (the “Minerals Land”, or together with the Fee Land, the “Land”);

(b)

All (i) coal, oil, gas and other hydrocarbons, minerals, graphite, rock, sand, stone, limestone, granite, aggregate, gravel and clay in, upon and under, and whether or not extracted from, the Land, and whether or not produced or processed, (ii) all fee interests, mineral interests, production payments, net profits interests with respect to the items described in (i), and (iii) any other non-cost bearing oil, gas, coal, graphite or other mineral assets, including without limitation, lignite, liquid and solid hydrocarbons, gas and their respective constituent products, and any other minerals, including without limitation, sulfur and coal seam gas, carbon dioxide, helium and other gasses (whether or not produced in association with oil and gas), industrial minerals, graphite, lead, zinc, (regardless of the method used to mine and remove the same and regardless of the effect of such mining and removal upon the surface estate), iron ore, phosphate, bauxite, limestone, granite, sand, clay, rock, stone, gravel, aggregate and other stone, bedrock and other rock materials (regardless of whether quarried, mined or removed or the method used to quarry, mine or remove same), geothermal energy (including entrained methane, hydrostatic pressure and thermal energy) and all other substances and ore deposits of any kind or character, whether solid, liquid or gaseous (all substances, materials, rights and interests described in this paragraph (b) are referred to sometimes herein as the “Minerals”);

(c)

All buildings, structures, fixtures and improvements of every nature whatsoever now or hereafter situated on the Fee Land, and all fittings, building materials, machinery, equipment, furniture, furnishings

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and personal property of every nature whatsoever now or hereafter owned by the Mortgagor or used or intended to be used in connection with or with the operation of the Land, the Minerals, or the buildings, structures, fixtures or other improvements on the Fee Land, including without limitation, all extensions, additions, improvements, betterments, renewals, substitutions, replacements and accessions to any of the foregoing, whether such fittings, building materials, machinery, equipment, furniture, furnishings and personal property actually are located on or adjacent to the Land or not, and whether in storage or otherwise, and wheresoever the same may be located (the “Improvements”);

(d)

The agreements, contracts and leases described on Exhibit “C” hereto, rights and interests thereunder or relating thereto and all licenses, leasehold estates and other easements, all oil, gas, graphite, mineral and mining and coal leases, and all other rights, interests, agreements, contracts, property and leases of every kind and character of, covering, relating or pertaining in any way to all or any part of the Land, the Minerals, the Improvements or any interest or right therein or thereunder, together with any and all renewals, extensions, substitutions, ratifications, supplements, amendments and replacements of or for any of the foregoing, all rights to renew, revoke, or amend any of the foregoing (collectively, the “Leases”);

(e)

Any and all graphite, oil, oil casinghead gas and gas sales, purchase, exchange and processing contracts and agreements, contracts, leases, licenses, prospecting agreements, operating agreements, (including so-called “working interest units” created under operating agreements or otherwise), communitization agreements, unitization agreements, pooling agreements, declarations of pooled units, and all units created under orders, regulations, rules or other official acts of any federal, state or other governmental body or regulatory agencies providing for pooling and unitization, spacing orders or other well permits and other instruments, whether now or hereafter made, and the units created thereby, and all other contracts, agreements and instruments which relate to the Land, the Minerals, the Improvements, any of the properties, rights or interests granted, contained, described or referred to in this Mortgage, any of the Leases or the production, sale, purchase, blending, exchange, stockpiling, processing or transportation of oil, gas, coal or other minerals or hydrocarbons from or attributable to such properties or interests, together with any and all renewals, extensions, substitutions, ratifications, supplements, amendments and replacements of or for any of the foregoing;

(f)

All rights, titles, interests, and estates in and to any and all properties now or hereafter pooled or unitized with any part of the Land;

(g)

All surface and subsurface personal property, equipment, fixtures, hereditaments, improvements, easements, permits, licenses, servitudes, surface leases and rights-of-way situated upon or used or useful or held for use in connection with the exploration, development or operation of the Land or other properties, rights and interests described in this Mortgage or the Leases, or the production, treating, storing or transportation of oil, gas, other hydrocarbons, coal or minerals therefrom, including, without limitation, liquid extraction plants, plant compressors, field gathering systems, valves, fittings, engines, boilers, meters, cables, wires, towers, draglines, tubing and rods, casing, connections, tanks, batteries, separators, lines, pumps, pipes, pipelines, platforms, structures, buildings, sheds, loading docks, shipping facilities, oil wells, gas wells, surface or subsurface mines or strip pits, injection wells, other wells, fixtures, tools, machinery, power lines, telephone and telegraph lines, and other appurtenances, apparatus, appliances and property of every kind and character, movable or immovable, now or at any time hereafter located on the Land, or which may now or hereafter be used or obtained in connection therewith, together with all improvements, additions, substitutions, replacements, accessions and attachments to any and all of such properties, rights and interests;

(h)

All properties, rights, titles, interests, and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of the Leases, the Land or other properties, rights, titles, interests, or estates hereunder are subject, or otherwise;

(i)

Any and all licenses, mining and drilling permits, development rights and permits, building permits, utility supply agreements, sewer and water discharge permits and agreements, and other

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licenses, permits and agreements relating to the Land, the Minerals or the Improvements or the use, development, construction, occupancy and operation thereof, whether now or hereafter issued or executed, and all modifications, amendments, replacements or re-issuances of the foregoing;

(j)

All accounts, general intangibles, goods, contracts and contract rights relating to the Land, the Leases, the Minerals or the Improvements, whether now owned or existing or hereafter created, acquired or arising, including without limitation, all construction contracts, consulting contracts, operating contracts, maintenance contracts, development contracts, architectural services contracts, management contracts, leasing agent contracts, purchase and sales contracts, put or other option contracts, and all other contracts and agreements relating to the construction of improvements on, or the operation, management and sale of all or any part of the Land or the Improvements;

(k)

All rights, estates, powers and privileges appurtenant to the property, rights and interests granted under this Mortgage, including without limitation coal rights, cracking rights, drilling rights, and all rights with respect to any pooled, communitized or unitized rights or property;

(l)

All property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working, or development the Land or other property, rights and interests granted in this Mortgage, including any and all mining machinery, buildings, structures, washers, stockpiles, settling ponds, loading and unloading facilities, scales, samplers, storage and disposal facilities, pipelines, wells, field separators, liquid extraction plants, plant compressors, pumps, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, surface leases, rights-of-way, easements, permits, and servitudes, together with all additions, substitutions, replacements, accessions, and attachments to any and all of the foregoing properties;

(m)

All easements, amenities, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, leases, subleases, licenses, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property, rights and interests granted in this Mortgage, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by the Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of the Mortgagor of, in and to the same, including but not limited to:

(i)

All leases and licenses relating to the Mortgaged Property and all rents, royalties, profits, payments, issues revenues and income of the Land, the Leases, the Improvements, the Minerals and the other rights and interests covered by this Mortgage from time to time accruing, whether under leases, licenses or tenancies now existing or hereafter created; and

(ii)

All rights, interest, dividends, proceeds, products, rents, overriding, royalty, mineral and net profit interests, oil and production payments, issues and profits of or relating to the Land, the Improvements, the Leases, the Minerals and the other rights, interests and property described in this Mortgage, whether the product of sale, lease, license, exchange or other disposition of Mortgaged Property, paid or accruing before or after the filing of any petition by or against the Mortgagor under the United States Bankruptcy Code, and all instruments delivered to the Lender in substitution for or in addition to any such property.

(iii)

All judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the Land and Improvements or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Land, the Minerals and the Improvements or any part thereof, or to any rights appurtenant thereto, including any award for change of grade or streets.  Lender hereby is authorized on behalf of and in the name of Mortgagor to execute and deliver valid acquittances for, and appeal from, any such judgments or awards.  Lender may apply all such sums or any part thereof so received, after the payment of all its expenses,

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including costs and attorneys’ fees, on any of the indebtedness secured hereby in such manner as it elects or, at its option, the entire amount or any part thereof so received may be released;

(n)

Any property that may from time to time hereafter by delivery or by writing of any kind be subjected to the lien or security interests hereof by Mortgagor or by anyone on Mortgagor’s behalf; and the Lender is hereby authorized to receive the same at any time as additional security hereunder; and

(o)

All cash and non-cash proceeds and all products of any of the foregoing items or types of property described in paragraphs (a) – (n) above, including, but not limited to, all insurance, contract and tort proceeds and claims, and including all inventory, accounts, chattel paper, documents, instruments, equipment, fixtures, consumer goods and general intangibles acquired with cash proceeds of any of the foregoing items or types of property described in paragraphs (a) – (n) above;

AND it is expressly understood and agreed by the Mortgagor and Lender that any and all decimal interests and/or well names set out in any exhibit pertaining to any of the properties and interests described or referred to in this Mortgage have been appended for informational purposes only, and shall not limit in any way whatsoever the interest of Mortgagor in such properties and interests, or interests derived thereunder, which are subject to this Mortgage;

TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto the Lender, its successors and assigns forever, subject, however, to the terms and conditions herein;

PROVIDED, HOWEVER, that these presents are upon the condition that, (i) if the Borrower and the Mortgagor shall fully pay or cause to be fully paid to the Lender the principal and interest payable with respect of the Loan and the Note, and any extensions, renewals, modifications and refinancings of same, at the times and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by the Borrower or the Mortgagor, and shall pay all charges incurred herein by Lender on account of Mortgagor, including, but not limited to, attorneys’ fees, and shall pay any and all Other Indebtedness, and shall keep, perform and observe all and singular the covenants, conditions and agreements in this Mortgage, in the Note, in the Loan Agreement, in the other Loan Documents, and in the Other Indebtedness Instruments expressed to be kept, performed, and observed by or on the part of the Borrower and the Mortgagor, all without fraud or delay, and (ii) the Lender shall have no further commitment or agreement to make advances, incur obligations or give value under the Loan, the Note, the Loan Agreement, any other Loan Document or any Other Indebtedness Instrument (including without limitation advances, obligations or value relating to future advances, open-end, revolving or other lines of credit or letters of credit), then this Mortgage, and all the properties, interests and rights hereby granted, bargained, sold and conveyed shall cease, terminate and be void, but shall otherwise remain in full force and effect.

AND the Mortgagor further represents, warrants, covenants and agrees with the Lender as follows:

ARTICLE I

GENERAL

1.01

Performance of Mortgage, Note and Loan Documents.  The Mortgagor to the full extent applicable shall perform, observe and comply with all provisions hereof, of the Note, of the Loan Agreement and of the other Loan Documents, and of the Other Indebtedness Instruments, and shall duly and punctually pay to the Lender the sum of money expressed in the Note, with interest thereon, and all other sums required to be paid by the Mortgagor pursuant to the provisions of this Mortgage, of the Note, of the other Loan Documents, and of the Other Indebtedness Instruments, all without any deductions or credit for taxes or other similar charges paid by the Mortgagor.

1.02

Warranty of Title.  Mortgagor hereby warrants that, except for the matters set forth on Exhibit D hereto, it is lawfully seized of an indefeasible estate in fee simple in the land and real property hereby

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mortgaged, or is lawfully seized of such other estate or interest as is described on Exhibits A and B hereto, to the Leases and to all licenses, leasehold estates and easements relating to the Land and all rights, titles and interests thereunder, including without limitation, all rights to renew, revoke or amend any of the foregoing, and has good and absolute title to all existing personal property hereby granted as security, and has good right, full power and lawful authority to sell, convey, mortgage, assign and grant a security interest in the same in the manner and form aforesaid; that the same is free and clear of all grants, reservations, security interests, liens, charges, and encumbrances whatsoever, including, as to the personal property and fixtures, conditional sales contracts, chattel mortgages, security agreements, financing statements, and anything of a similar nature, and that Mortgagor shall and will warrant and forever defend the title thereto and the quiet use and enjoyment thereof unto the Lender, its successors and assigns, against the lawful claims of all persons whomsoever.

1.03

Future Advances, Revolving and Open-End Loans, and Other Debts.  It is expressly understood that this Mortgage is intended to and does secure not only the Loan, but also future advances and any and all Other Indebtedness, obligations and liabilities, direct or contingent, of the Borrower to the Lender, whether now existing or hereafter arising, and any and all extensions, renewals, modifications and refinancings of same, or any part thereof, existing at any time before actual cancellation of this instrument on the probate records of the county or counties where the Mortgaged Property is located, and whether the same be evidenced by note, open account, assignment, endorsement, guaranty, pledge or otherwise.  The Loan and the Other Indebtedness may, if provided in the applicable loan instruments, provide for revolving or open-end loans and advances, all of which shall be secured by this Mortgage.

1.04

Monthly Tax Deposit.  If required by Lender, Mortgagor shall pay on the first day of each month one-twelfth (1/12) of the yearly taxes on the Mortgaged Property, as estimated by Lender, in addition to each regular installment of principal and interest.  Such sums shall not draw interest and shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Lender.  Mortgagor agrees to pay Lender the amount of any deficiency necessary to enable Lender to pay such taxes when due.  Such sums may be applied by the Lender to the reduction of the indebtedness secured hereby in any manner selected by Lender if an Event of Default shall occur under this Mortgage or under the Note, any of the other Loan Documents, or any of the Other Indebtedness Instruments, but, unless otherwise agreed by the Lender in writing, no application of tax deposits to the Note, to Other Indebtedness, or to other obligations secured hereby, shall delay, reduce, alter or otherwise affect any regularly scheduled payment with respect to the Loan, the Other Indebtedness, or any such other obligations.

1.05

Other Taxes, Utilities and Liens.

(a)

Mortgagor represents and warrants that all utilities are available to the Mortgaged Property.  The Mortgagor shall pay promptly, when and as due, and, if requested, will exhibit promptly to the Lender receipts for the payment of all taxes, assessments, water rates, utility charges, dues, charges, fines, penalties, costs and other expenses incurred, and impositions of every nature whatsoever imposed, levied or assessed or to be imposed, levied or assessed upon or against the Mortgaged Property or any part thereof or upon the revenues, rents, issues and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof, or upon the interest of the Lender in the Mortgaged Property (other than any of the same for which provision has been made in Paragraph 1.04 of this Article I), or any charge which, if unpaid, would become a lien or charge upon the Mortgaged Property.

(b)

The Mortgagor promptly shall pay and shall not suffer any mechanic’s, laborer’s, statutory or other lien to be created or to remain outstanding upon any of the Mortgaged Property.

(c)

In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages or debts secured by mortgages or the manner of collecting taxes, then Mortgagor immediately shall pay any increased taxes if allowed by law, and if Mortgagor fails to pay such additional taxes, or if Mortgagor is prohibited from paying such taxes, or if Lender in any way is adversely affected by such law, order, rule or regulation, then in any of such events, all indebtedness

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secured by this Mortgage and all interest accrued thereon shall without notice become due and payable forthwith at the option of the Lender.

1.06

Insurance.

 (a)

The Mortgagor shall procure for, deliver to, and maintain for the benefit of the Lender during the term of this Mortgage insurance policies in such amounts as the Lender shall require, insuring the Mortgaged Property against fire, extended coverage, war damage (if available), and such other insurable hazards, casualties and contingencies as the Lender may require.  The form of such policies and the companies issuing them shall be acceptable to the Lender, and, unless otherwise agreed by the Lender in writing, shall provide for coverage without coinsurance or deductibles.  All policies shall contain a New York standard, non-contributory mortgagee endorsement making losses payable to the Lender, as mortgagee.  At least fifteen (15) days prior to the expiration date of all such policies, renewals thereof satisfactory to the Lender shall be delivered to the Lender.  The Mortgagor shall deliver to the Lender receipts evidencing the payment of all such insurance policies and renewals.  In the event of the foreclosure of this Mortgage or any transfer of title to the Mortgaged Property in partial or full extinguishment of the indebtedness secured hereby, all right, title and interest of the Mortgagor, or its assigns, in and to all insurance policies then in force shall pass to the purchaser or grantee.

(b)

The Lender hereby is authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies on the Mortgaged Property, and to collect and receive the proceeds from any such policy or policies.  Each insurance company hereby is authorized and directed to make payment for all such losses directly to the Lender instead of to the Mortgagor and Lender jointly.  After deducting from said insurance proceeds any expenses incurred by Lender in the collection or handling of said funds, the Lender may apply the net proceeds, at its option, either toward repairing or restoring the improvements on the Mortgaged Property, or as a credit on any portion of the Borrower’s indebtedness selected by Lender, whether then matured or to mature in the future, or at the option of the Lender, such sums either wholly or in part may be used to repair such improvements, or to build new improvements in their place or for any other purpose and in a manner satisfactory to the Lender, all without affecting the lien of this Mortgage for the full amount secured hereby before such payment took place.  Lender shall not be liable to Borrower or otherwise responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

(c)

If required by the Lender, the Mortgagor shall pay on the first day of each month, in addition to any regular installment of principal and interest and other charges with respect to indebtedness secured hereby, and the monthly tax deposit provided for in Paragraph 1.04 hereof, one-twelfth (1/12) of the yearly premiums for insurance maintained pursuant to the provisions of this Paragraph 1.06.  Such amount shall be used by Lender to pay such insurance premiums when due.  Such added payments shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of the Lender, and no interest shall be payable in respect thereof.  Upon demand of the Lender, the Mortgagor agrees to deliver to the Lender such additional moneys as are necessary to make up any deficiencies in the amounts deposited by Mortgagor with Lender pursuant to this Paragraph 1.06 to enable the Lender to pay such insurance premiums when due.  In the event of an Event of Default hereunder a default or event of default under the Note, any other Loan Documents, or any Other Indebtedness Instruments, the Lender may apply such sums to the reduction of the indebtedness secured hereby in any manner selected by Lender, but, unless otherwise agreed by the Lender in writing, no application of insurance proceeds to the Loan, to Other Indebtedness, or to other obligations secured hereby, shall delay, reduce, alter or otherwise affect any regularly scheduled payment with respect to the Loan, the Other Indebtedness, or any such other obligations.

1.07

Condemnation.  If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental or private authority, and any transfer by private sale in lieu thereof), either temporarily or permanently, the entire indebtedness secured hereby shall at the option of the Lender become immediately due and payable.  The Lender shall be entitled to all compensation, awards, and other payments or relief for any condemnation and hereby is authorized, at its option, to commence, appear in

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and prosecute, in its own or the Mortgagor’s name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith.  All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by the Mortgagor to the Lender, which, after deducting therefrom all its expenses, including attorneys’ fees, may release any moneys so received by it without affecting the lien of this Mortgage or may apply the same in such manner as the Lender shall determine to the reduction of the indebtedness secured hereby, and any balance of such moneys then remaining shall be paid to the Mortgagor.  The Mortgagor agrees to execute such further assignments of any compensations, awards, damages, claims, rights of action and proceeds as the Lender may require.  The Mortgagor promptly shall notify the Lender in the event of the institution of any condemnation or eminent domain proceeding or in the event of any threat thereof.  The Lender shall be entitled to retain, at the expense of the Mortgagor, its own legal counsel in connection with any such proceedings or threatened proceedings.  Lender shall be under no obligation to the Borrower or to any other person to determine the sufficiency or legality of any condemnation award and may accept any such award without question or further inquiry.

1.08

Care of the Property.

(a)

The Mortgagor will preserve and maintain the Mortgaged Property in good condition and repair, and shall not commit or suffer any waste and shall not do or suffer to be done anything which will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof.  Mortgagor shall not engage in any construction on the Mortgaged Property that could give rise to any materialmen’s or mechanic’s liens.

(b)

Except as otherwise provided herein, no buildings, fixtures, personal property, or other part of the Mortgaged Property shall be removed, demolished or substantially altered without the prior written consent of the Lender.

(c)

If the Mortgaged Property or any part thereof is damaged by fire or any other cause, the Mortgagor shall give immediate written notice of the same to the Lender.

(d)

The Lender hereby is authorized to enter upon and inspect the Mortgaged Property, and to inspect the Mortgagor’s or Mortgagor’s agent’s records with respect to the ownership, use, management and operation of the Mortgaged Property, at any time during normal business hours.

(e)

If all or any part of the Mortgaged Property shall be damaged by fire or other casualty, the Mortgagor promptly shall restore the Mortgaged Property to the equivalent of its original condition, regardless of whether or not there shall be any insurance proceeds therefor; provided, however, that if there are insurance proceeds, the Mortgagor shall not be required to restore the Mortgaged Property as aforesaid unless the Lender shall apply any net proceeds from the casualty in question and held by Lender, as allowed under Paragraph 1.06, toward restoring the damaged improvements.  If a part of the Mortgaged Property shall be physically damaged through condemnation, the Mortgagor promptly shall restore, repair or alter the remaining property in a manner satisfactory to the Lender; provided, however, that if there are condemnation proceeds or awards, the Mortgagor shall not be required to restore the Mortgaged Property as aforesaid unless the Lender shall apply any net proceeds or awards from the condemnation and held by Lender, as provided in Paragraph 1.07, toward restoring the damaged improvements.

1.09

Further Assurances; After-Acquired Property.

(a)

At any time, and from time to time, upon request by the Lender, the Mortgagor, at Mortgagor’s expense, will make, execute and deliver or cause to be made, executed and delivered to the Lender and, where appropriate, to cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by the Lender any and all such other and further mortgages, instruments of further assurance, certificates and other documents as may, in the opinion of the Lender, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve the obligation of the Borrower under the Note and the

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Mortgagor under this Mortgage, and the priority of this Mortgage as a first and prior lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by the Mortgagor.  Upon any failure by the Mortgagor so to do, the Lender may make, execute, and record any and all such mortgages, instruments, certificates, and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Lender the agent and attorney-in-fact of the Mortgagor so to do.  The lien and rights hereunder automatically will attach, without further act, to all after-acquired property (except consumer goods, other than accessions, not acquired within ten (10) days after the Lender has given value under the Note) attached to and/or used in the operation of the Mortgaged Property or any part thereof.

(b)

Without limitation to the generality of the other provisions of this Mortgage, including subparagraph (a) of this Paragraph 1.09, it hereby expressly is covenanted, agreed and acknowledged that the lien and rights hereunder automatically will attach to any further, greater, additional, or different estate, rights, titles or interests in or to any of the Mortgaged Property at any time acquired by the Mortgagor by whatsoever means, including that in the event the Mortgagor is the owner of an estate or interest in the Mortgaged Property or any part thereof (such as, for example, as the lessee or tenant) other than as the fee simple owner thereof, and prior to the satisfaction of record of this Mortgage the Mortgagor obtains or otherwise acquires such fee simple or other estate, then such further, greater, additional, or different estate in the Mortgaged Property, or a part thereof, shall automatically, and without any further action or filing or recording on the part of the Mortgagor or the Lender or any other person or entity, be and become subject to this Mortgage and the lien hereof.  In consideration of Lender’s making the Loan as aforesaid, and to secure the Loan, the Other Indebtedness and obligations set forth above, Mortgagor hereby grants, bargains, sells and conveys to Lender, on the same terms as set forth in this Mortgage and intended to be a part hereof, all such after-acquired property and estates.

1.10

Additional Security.  The Lender also shall have and hereby is granted a security interest in all monies, securities and other property of the Mortgagor, now or hereafter assigned, held, received, or coming into the possession, control, or custody of the Lender by or for the account of the Mortgagor (including indebtedness due from the Lender to the Mortgagor, and any and all claims of Mortgagor against Lender, at any time existing) whether expressly as collateral security, custody, pledge, transmission, collection or for any other purpose, and also upon any and all deposit balances, including any dividends declared, or interest accruing thereon, and proceeds thereof.  On an Event of Default, the Lender may, in addition to any other rights provided by this Mortgage or any of the other Loan Documents, but shall not be obligated to, apply to the payment of the Loan or Other Indebtedness secured hereby, and in such manner as the Lender may determine, any such monies, securities or other property held or controlled by the Lender.  No such application of funds shall, unless otherwise expressly agreed by the Lender in writing, reduce, alter, delay or otherwise affect any regularly scheduled payment with respect to the Loan or such Other Indebtedness or obligations.

1.11

Leases Affecting Mortgaged Property.

(a)

The Mortgagor shall comply with and observe its obligations as landlord or tenant under all leases affecting the Mortgaged Property or any part thereof.  If requested by Lender, Mortgagor shall furnish Lender with executed copies of all leases now or hereafter existing on the Mortgaged Property; and all leases now or hereafter entered into will be in form and substance subject to the approval of Lender.  Mortgagor shall not accept nor make payment of rent more than one (1) month in advance without the express written consent of Lender.  If requested by the Lender, the Mortgagor shall execute and deliver to Lender, as additional security, such other documents as may be requested by Lender to evidence further the assignment to Lender hereunder, and to assign any and all such leases whether now existing or hereafter created, including, without limitation, all rents, royalties, issues and profits of the Mortgaged Property from time to time accruing.  The Mortgagor shall not cancel, surrender or modify any lease affecting the Mortgaged Property or any part thereof without the written consent of the Lender.  The Mortgagor shall keep in full force and effect the Leases and all permits and licenses required for the conduct of its operations on the Mortgaged Property.

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(b)

Mortgagor promptly, fully and faithfully will perform and observe all of the terms, covenants, obligations and conditions required to be performed and observed by Mortgagor as lessor or lessee under any lease of the Mortgaged Property, within the periods provided in the respective Lease, and will do all things necessary to preserve and to keep unimpaired its and Lender’s rights under this Mortgage and each Lease;

(c)

Mortgagor promptly will (i) notify Lender in writing of the receipt by Mortgagor of any notice from any landlord noting or claiming any default by Mortgagor in the performance or observance of any of the terms, covenants, obligations, and/or conditions on the part of Mortgagor to be performed or observed under any lease; (ii) notify Lender in writing of the receipt by Mortgagor of any notice from any landlord or tenant to Mortgagor of termination of any lease or of Mortgagor’s right to possession of the Property; and (iii) cause a copy of each such notice received by Mortgagor from any landlord or tenant to be delivered to Lender;

(d)

So long as any of the Loan or Other Indebtedness shall remain outstanding, unless Lender shall otherwise consent in writing, the fee title to and any leasehold interest in the Mortgaged Property, or any portion thereof, shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates either a single party by purchase or otherwise;

(e)

If any Lease shall be terminated prior to the natural expiration of its term due to default by Mortgagor or any lessor or lessee thereunder, and if, pursuant to any provision of any Lease or other document, Lender or its designee shall acquire a replacement lease in respect thereof, no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal or extension privileges or options to purchase or rights of first refusal therein contained shall vest in Mortgagor or its successors or assigns.  Upon the execution of such a replacement or new lease, all rights in occupancy and space leases or subleases under any lease shall, at Lender’s option, immediately vest in Lender;

1.12

Expenses.  The Mortgagor shall pay or reimburse the Lender for all reasonable attorneys’ fees, costs and expenses incurred by the Lender in connection with the collection of the indebtedness secured hereby or the enforcement of any rights or remedies provided for in this Mortgage, in any of the other Loan Documents or the Other Indebtedness Instruments, or as may otherwise be provided by law, or incurred by Lender in any proceeding involving the estate of a decedent or an insolvent, or in any action, proceeding or dispute of any kind in which the Lender is made a party, or appears as party plaintiff or defendant, affecting this Mortgage, the Note, any of the other Loan Documents, any of the Other Indebtedness Instruments, Mortgagor or the Mortgaged Property, including but not limited to the foreclosure of this Mortgage, any condemnation action involving the Mortgaged Property, any environmental condition of or affecting the Mortgaged Property, or any action to protect the security hereof; and any such amounts paid or incurred by the Lender shall be added to the indebtedness secured hereby and shall be further secured by this Mortgage.

1.13

Performance by Lender of Defaults by Mortgagor.  If the Mortgagor shall default in the payment of any tax, lien, assessment or charge levied or assessed against the Mortgaged Property, or otherwise described in Paragraphs 1.04 and 1.05 hereof; in the payment of any utility charge, whether public or private; in the payment of insurance premiums; in the procurement of insurance coverage and the delivery of the insurance policies required hereunder; or in the performance or observance of any other covenant, condition or term of this Mortgage, of the Note, of any of the other Loan Documents, or of any of the Other Indebtedness Instruments, then the Lender, at its option, may perform or observe the same; and all payments made for costs or expenses incurred by the Lender in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by the Mortgagor to the Lender with interest thereon calculated in the manner set forth in the Note, and at the default interest rate specified in the Note, or, if no default interest rate is specified, then at the rate set forth in the Note, plus two percentage points (2%).  The Lender shall be the sole judge of the legality, validity and priority of any such tax, lien, assessment, charge, claim and premium, of the necessity for any such actions and of the amount necessary to be paid in satisfaction thereof.  The Lender hereby is empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing

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or observing any such defaulted covenant, condition or term, without thereby becoming liable to the Mortgagor or any person in possession holding under the Mortgagor for trespass or otherwise.

1.14

Books and Records.  The Mortgagor shall keep and maintain at all times full, true and accurate books of accounts and records, adequate to reflect correctly the results of the operation of the Mortgaged Property.  Upon request of the Lender, the Mortgagor shall furnish to the Lender (i) within ninety (90) days after the end of the Mortgagor’s fiscal year a balance sheet and a statement of income and expenses, both in reasonable detail and form satisfactory to Lender and certified by a Certified Public Accountant, and (ii) within ten (10) days after request therefor from Lender, a rent schedule of the Mortgaged Property, certified by the Mortgagor, showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date and the rent paid.

1.15

Estoppel Affidavits.  The Mortgagor within ten (10) days after written request from the Lender shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of and interest on the Loan and Other Indebtedness and whether or not any offsets or defenses exist against any principal and interest.

1.16

Alienation or Sale of Mortgaged Property.  The Mortgagor shall not sell, assign, mortgage, encumber, grant a security interest in or otherwise convey all or any part of the Mortgaged Property without obtaining the express written consent of the Lender at least thirty (30) days prior to such conveyance.  If Mortgagor should sell, assign, mortgage, encumber, grant a security interest in or convey all, or any part, of the Mortgaged Property or if there shall occur or exist any sale, encumbrance, security interest, assignment or transfer of or on any interest in either of the Mortgagor without consent by Lender, then, in such event, the entire balance of the indebtedness (including the Loan and all Other Indebtedness) secured by this Mortgage and all interest accrued thereon (or such parts as Lender may elect) shall without notice become due and payable forthwith at the option of the Lender.

1.17

Environmental and Compliance Matters.  Mortgagor represents, warrants and covenants as follows:

(a)

No Hazardous Materials (hereinafter defined) have been, are, or will be, while any part of the indebtedness secured by this Mortgage remains unpaid, contained in, treated, stored, handled, generated, located on, discharged from, or disposed of on, or constitute a part of, the Mortgaged Property.  As used herein, the term “Hazardous Materials” includes, without limitation, any asbestos, urea formaldehyde foam insulation, flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or unrelated substances or materials defined, regulated, controlled, limited or prohibited in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”) (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act (“RCRA”) (42 U.S.C. Sections 6901, et seq.), the Clean Water Act (33 U.S.C. Sections 1251, et seq.), the Clean Air Act (42 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601, et seq.), each such Act as amended from time to time, and in the rules and regulations adopted and publications promulgated pursuant thereto, and in the rules and regulations of the Occupational Safety and Health Administration (“OSHA”) pertaining to occupational exposure to asbestos, as amended from time to time, or in any other federal, state or local environmental law, ordinance, rule, or regulation now or hereafter in effect;

(b)

No underground storage tanks, whether in use or not in use, are located in, on or under any part of the Mortgaged Property;

(c)

All of the Mortgaged Property complies and will comply in all respects with applicable environmental laws, rules, regulations, and court or administrative orders;

(d)

There are no pending claims or threats of claims by private or governmental or administrative authorities relating to environmental impairment, conditions, or regulatory requirements with respect to the Mortgaged Property;

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(e)

The Mortgagor promptly shall comply with all present and future laws, ordinances, rules, regulations, orders and decrees of any governmental authority affecting the Mortgaged Property or any part thereof.  Without limiting the foregoing, the Mortgagor represents and covenants that the Mortgaged Property is in present compliance with, and in the future shall comply with, as applicable, the Americans With Disabilities Act of 1990, (“ADA”) (42 U.S.C. Sections 12101, et seq.) and the Rehabilitation Act of 1973 (“Rehabilitation Act”) (29  U.S.C. Sections 749, et seq.), each such Act as amended from time to time, and in the rules and regulations adopted and publications promulgated pursuant thereto.

(f)

Mortgagor shall give immediate oral and written notice to Lender of its receipt of any notice of a violation of any law, rule or regulation covered by this Paragraph 1.17, or of any notice of other claim relating to the environmental or physical condition of the Mortgaged Property, or of its discovery of any matter which would make the representations, warranties and/or covenants herein to be inaccurate or misleading in any respect.

Mortgagor agrees to and does hereby indemnify and hold Lender harmless from all loss, cost, damage, claim and expense incurred by Lender on account of (i) the violation of any representation or warranty set forth in this Paragraph 1.17, (ii) Mortgagor’s failure to perform any obligations of this Paragraph 1.17, (iii) Mortgagor’s or the Mortgaged Property’s failure to fully comply with all environmental laws, rules and regulations, with all occupational health and safety laws, rules and regulations, with the ADA or the Rehabilitation Act, as applicable, or (iv) any other matter related to environmental or physical conditions on, under or affecting the Mortgaged Property, including but not limited to liability arising out of claims for subsidence.  This indemnification shall survive the closing of the Loan, payment of the Loan, the exercise of any right or remedy under any Loan Document, and any subsequent sale or transfer of the Mortgaged Property, and all similar or related events or occurrences.  However, this indemnification shall not apply to any new Hazardous Materials first stored, generated or placed on the Mortgaged Property after the acquisition of title to the Mortgaged Property by Lender through foreclosure or deed in lieu of foreclosure or purchase from a third party after the Loan has been paid in full.

1.18

Inspection Rights and Easements.  In addition to other inspection rights of Lender, the Mortgagor shall and hereby does grant and convey to the Lender, its agents, representatives, contractors, and employees, to be exercised by Lender following an Event of Default hereunder or under any of the other Loan Documents, an easement and license to enter on the Mortgaged Property at any time and from time to time for the purpose of making such audits, tests, inspections, and examinations, including, without limitation, inspection of buildings and improvements, subsurface exploration and testing and groundwater testing (herein “Inspections”), as the Lender, in its sole discretion, deems necessary, convenient, or proper to determine the condition and use of the Mortgaged Property, to make an inventory of the Mortgaged Property, and to determine whether the ownership, use and operation of the Mortgaged Property are in compliance with all federal, state, and local laws, ordinances, rules, and regulations, including, without limitation, environmental laws, health and public accommodation laws, the ADA and the Rehabilitation Act, as applicable, and ordinances, rules and regulations relating thereto.  Notwithstanding the grant of the above easement and license to the Lender, the Lender shall have no obligation to perform any such Inspections, or to take any remedial action.  All the costs and expenses incurred by the Lender with respect to any Inspections which the Lender may conduct or take pursuant to this Paragraph 1.18, including, without limitation, the fees of any engineers, laboratories, and contractors, shall be repaid by the Mortgagor, with interest, and shall be secured by this Mortgage and the other Loan Documents.

1.19

Use, Governmental Compliance, etc.  The Mortgagor shall:  (a) use the Mortgaged Property solely for the uses provided for in the Loan Agreement, or otherwise as permitted in writing by the Lender; (b) maintain all material certificates, licenses, authorizations, registrations, permits and other approvals of Governmental Authorities necessary for (i) compliance with the environmental laws, rules and regulations referenced in Paragraph 1.17(a) hereof or as otherwise may be applicable to the Mortgaged Property from time to time, (ii) the use of the Mortgaged Property and the conduct of any business or activity on the Mortgaged Property, and (iii) the construction, completion and occupancy of the improvements constructed or to be constructed on the Mortgaged Property, including all required zoning, building, land use, environmental, wetlands, coastal development, endangered species, cultural resources, storm water

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discharge, liquor, occupancy, fire and utility approvals; (c) comply with all Governmental Requirements now or hereafter affecting the Mortgaged Property or any business or activity conducted thereon; and (d) not permit any act to be done on the Mortgaged Property in violation of any Governmental Requirements or that constitutes a public or private nuisance, or that makes void or cancelable, or increases the premium of, any insurance then in force with respect thereto.  For the purposes hereof, (a) a “Governmental Authority” means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof having jurisdiction over or with respect to all or any part of the Mortgaged Property, and (b) “Governmental Requirements” means all laws, rules, regulations, ordinances, judgments, decrees, codes, order, injunctions, notices and demand letters of any Governmental Authority.

1.20

Indemnification.  Mortgagor agrees to indemnify Lender and to hold Lender harmless from and against, and to defend Lender by counsel approved by Lender against, any and all costs, claims, loss, expense, damage or liability directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Mortgaged Property or the Loan, including any costs, claims, loss, expense, damage or liability arising out of or resulting from (a) any failure by Mortgagor to comply with the requirements of any laws or to comply with any agreement that applies or pertains to the Mortgaged Property, including any Lease; (b) any default or Event of Default hereunder or under any of the other Loan Documents; or (c) any assertion or allegation that Lender is liable for any act or omission of Mortgagor or any other Person in connection with the ownership, development, financing, leasing, operation or sale of the Mortgaged Property; provided, however, that Mortgagor shall not be obligated to indemnify Lender with respect to any costs, claims, loss, expense, damage or liability arising solely from the gross negligence or willful misconduct of Lender.  The agreements and indemnifications contained in this Section shall apply to costs, claims, loss, expense, damage or liability arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, assignment or conveyance in lieu thereof and any other action by Lender to enforce the rights and remedies of Lender hereunder or under the other Loan Documents.

ARTICLE II

ASSIGNMENT OF RENTS AND LEASES

2.01

Assignment.  Mortgagor, in consideration of Lender’s making the Loan as aforesaid and for other good and valuable consideration, and to secure the prompt payment of same, with the interest thereon, and any extensions, renewals, modifications and refinancings of same, and any charges herein incurred by Lender on account of Mortgagor or Borrower, including but not limited to attorneys’ fees, and any and all Other Indebtedness, and further to secure the performance of the covenants, conditions and agreements hereinafter set forth and set forth in the Note, in the other Loan Documents, and in the Other Indebtedness Instruments, does hereby sell, assign and transfer unto the Lender all leases, subleases and lease guaranties of or relating to all or part of the Mortgaged Property, whether now existing or hereafter created or arising, including without limitation those certain leases, if any, specifically described on an exhibit to this Mortgage, and all the rents, issues and profits now due and which may hereafter become due under or by virtue of any such lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Mortgaged Property or any part thereof, which may have been heretofore or may be hereafter made or agreed to or which may be made or agreed to by the Lender under the powers herein granted, it being the intention of the parties to hereby establish an absolute transfer and assignment of all the said leases, subleases, lease guaranties and agreements, and all the avails thereof, to the Lender, and the Mortgagor does hereby appoint irrevocably the Lender its true and lawful attorney in its name and stead (with or without taking possession of the aforesaid Mortgaged Property as hereinafter provided), to rent, lease or let all or any portion of the Mortgaged Property to any party or parties at such rental and upon such term, in its discretion as it may determine, and to collect all of said avails, rents, issues and profits arising from or accruing at any time hereafter, and all now due, or that may hereafter become due under each and all of the leases, subleases, lease guaranties and agreements, written or verbal, or other tenancy existing or which may hereafter exist on the Mortgaged Property, with the same rights and powers and subject to the same immunities, exoneration of liability and

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rights of recourse and indemnity as the Lender would have upon taking possession of the Mortgaged Property pursuant to the provisions hereinafter set forth.

2.02

Prepayment of Rent.  The Mortgagor represents and agrees that no rent has been or will be paid by any person in possession of any portion of the Mortgaged Property for more than one installment in advance and that the payment of none of the rents to accrue for any portion of said Mortgaged Property has been or will be waived, released, reduced, or discounted, or otherwise discharged or compromised by the Mortgagor.  The Mortgagor waives any right of setoff against any person in possession of any portion of the Mortgaged Property.  The Mortgagor agrees that it will not assign any of the rents or profits except to the purchaser or grantee of the Mortgaged Property.

2.03

Not Mortgagee in Possession; No Liability.  Nothing herein contained shall be construed as constituting the Lender as “mortgagee in possession” in the absence of the taking of actual possession of the Mortgaged Property by the Lender pursuant to the provisions hereinafter contained.  In the exercise of the powers herein granted the Lender, no liability shall be asserted or enforced against the Lender, all such liability being expressly waived and released by the Mortgagor.

2.04

Present Assignment.  It is the intention of the parties that this assignment of rents and leases shall be a present assignment; however, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that Mortgagor shall have the right to collect the rents so long as there exists no Event of Default under this Mortgage, and provided further, that Mortgagor’s right to collect such rents shall terminate and cease automatically upon the occurrence of any such Event of Default without the necessity of any notice or other action whatsoever by Lender.

2.05

No Obligation of Lender Under Leases.  The Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any leases, subleases or rental agreements relating to the Mortgaged Property, and the Mortgagor shall and does hereby agree to indemnify and hold the Lender harmless of and from any and all liability, loss or damage which it may or might incur under any leases, subleases or agreements or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said leases, subleases or agreements.  Should the Lender incur any such liability, loss or damage, under said leases or under or by reason of the assignment thereof, or in the defense of any claims or demands asserted against the Lender in connection with any one or more of said leases, subleases or agreements, the Mortgagor agrees to reimburse the Lender for the amount thereof, including costs, expenses and reasonable attorneys’ fees immediately upon demand, and until the same are fully reimbursed by the Mortgagor, all such costs, expenses and attorneys’ fees shall be secured by the assignment hereunder and by this Mortgage.

2.06

Instruction to Lessees.  The Mortgagor does further specifically authorize and instruct each and every present and future lessee, tenant, sublessee or subtenant of the whole or any part of the Mortgaged Property to pay all unpaid rental agreed upon in any lease, sublease or tenancy to the Lender upon receipt of demand from said Lender to pay the same.

2.07

Default (Assignment).  Upon the occurrence of any Event of Default, as described in Paragraph 4.01 of this Mortgage, then, in addition to the right to demand and collect directly from tenants rents accruing from leases of the Mortgaged Property, Lender shall have all rights and remedies set forth in Article IV or elsewhere in this Mortgage.

ARTICLE III

SECURITY AGREEMENT

3.01

Grant of Security Interest.  Mortgagor (the “debtor” for purposes of the Uniform Commercial Code), in consideration of Lender’s (the “secured party” for purposes of the Uniform Commercial Code) making the Loan as aforesaid and for other good and valuable consideration, and to secure the prompt

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payment of same, with the interest thereon, and any extensions, renewals, modifications and refinancings of same, and any charges herein incurred by Lender on account of Mortgagor, including but not limited to attorneys’ fees, and any and all Other Indebtedness, and further to secure the performance of the covenants, conditions and agreements hereinafter set forth and set forth in the Note, in the other Loan Documents, and in the Other Indebtedness Instruments, does hereby assign and grant to Lender title to and a security interest in such portions of the Mortgaged Property the security interest in and disposition of which is governed by the Uniform Commercial Code (the “Collateral”).

3.02

Definitions and Interpretation of Uniform Commercial Code.  All terms used herein which are defined in the Alabama Uniform Commercial Code (the “Uniform Commercial Code”) shall have the same meaning herein as in the Uniform Commercial Code unless otherwise indicated herein.  References herein to the Uniform Commercial Code shall mean the Alabama Uniform Commercial Code as existing on the date of this Mortgage and as revised and amended from time to time.  Anything to the contrary herein notwithstanding, rights and remedies of the debtor and secured party under the Uniform Commercial Code shall be deemed to mean such rights and remedies existing under the Uniform Commercial Code as in effect on the date such rights or remedies are enforced; provided, that no such interpretation shall have the effect of invalidating any security interest created hereunder.  No reference herein to rights or remedies existing under the Uniform Commercial Code on the date of this Mortgage, which may not exist or which may be modified under later revisions or amendments to the Uniform Commercial Code, shall have the effect of invalidating this Mortgage or any security interest created hereunder.

3.03

Financing Statements.  No financing statement covering any Collateral or any proceeds thereof is on file in any public office, except for financing statements specifically set forth on an addendum attached hereto, if any, and except for the financing statements naming Mortgagor as debtor and Lender as secured party.  At the Lender’s request, the Mortgagor will join with Lender in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to the Lender, and will pay the cost of filing the same in all public offices wherever filing is deemed by the Lender to be necessary or desirable.  The Mortgagor authorizes the Lender to prepare and to file financing statements covering the Collateral and to sign the Mortgagor’s signature to such financing statements in jurisdictions where Mortgagor’s signature is required.  The Mortgagor promises to pay to the Lender the fees incurred in filing the financing statements, including but not limited to mortgage recording taxes payable in connection with filings on fixtures, which fees shall become part of the indebtedness secured hereby.

3.04

Representations of Mortgagor (Collateral).  With respect to all of the Collateral, Mortgagor represents and warrants that:

(a)

The Collateral is used or bought primarily for business purposes;

(b)

If the Loan is a construction loan, the Collateral is being acquired and/or installed with the proceeds of the Note which Lender may disburse directly to the seller, contractor, or subcontractor;

(c)

All the Collateral will be kept at the address of Mortgagor shown in Paragraph 5.08(a) or, if not, at the real property described in Exhibit A hereto.  Mortgagor promptly shall notify Lender of any change in the location of the Collateral.  Except for transactions in the ordinary course of Mortgagor’s business, Mortgagor, its agents or employees, will not remove the Collateral from said location without the prior written consent of the Lender;

(d)

If certificates of title are issued or outstanding with respect to any of the Collateral, the Mortgagor shall cause the Lender’s interest to be properly noted thereon; and

(e)

Mortgagor’s name has always been as set forth on the first page of this Mortgage, except as otherwise disclosed in writing to the Lender.  Mortgagor promptly shall advise the Lender in writing of any change in Mortgagor’s name.

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3.05

Assignment of Liabilities.  If at any time or times by sale, assignment, negotiation, pledge, or otherwise, Lender transfers any or all of the indebtedness or instruments secured hereby, such transfer shall, unless otherwise specified in writing, carry with it Lender’s rights and remedies hereunder with respect to such indebtedness or instruments transferred, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer.  If and to the extent Lender retains any of such indebtedness or instruments, Lender shall continue to have the rights and remedies herein set forth with respect thereto.

3.06

No Obligation of Lender Under Assigned Contracts.  The Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any contracts or agreements relating to the Mortgaged Property, and the Mortgagor shall and does hereby agree to indemnify and hold the Lender harmless of and from any and all liability, loss or damage which it may or might incur under any such contracts or agreements or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said contracts or agreements.  Should the Lender incur any such liability, loss or damage, under said contracts or agreements or under or by reason of the assignment thereof, or in the defense of any claims or demands asserted against the Lender in connection with any one or more of said contracts or agreements, the Mortgagor agrees to reimburse the Lender for the amount thereof, including costs, expenses and reasonable attorneys’ fees immediately upon demand, and until the same are fully reimbursed by the Mortgagor, all such costs, expenses and attorneys’ fees shall be secured by the assignment hereunder and by this Mortgage.

3.07

Default (Security Agreement).  Upon the occurrence of any Event of Default, as described in Paragraph 4.01 of this Mortgage, the Lender shall have all rights and remedies set forth in Article IV or elsewhere in this Mortgage.

ARTICLE IV

EVENTS OF DEFAULT AND REMEDIES

4.01

Event of Default.  The term “Event of Default,” wherever used in this Mortgage, shall mean the occurrence or existence of any one or more of the following events or circumstances:

(a)

Failure by the Borrower or the Mortgagor to pay as and when due and payable any installment of principal, interest or escrow deposit, or other charge payable under the Note, this Mortgage, the Loan Agreement or under any of the other Loan Documents; or

(b)

Failure by the Mortgagor or any other Borrower to duly observe any other covenant, condition or agreement of this Mortgage, of the Note, of the Loan Agreement, of the Assignment, of any of the other Loan Documents, or of any of the Other Indebtedness Instruments, or the occurrence of any other Event of Default under the Note, the Loan Agreement, the Assignment or any of the other Loan Documents or Other Indebtedness Instruments; or

(c)

The filing by the Borrower, Mortgagor or any guarantor of any indebtedness secured hereby or of any of Borrower’s obligations of a voluntary petition in bankruptcy or the Borrower’s, Mortgagor’s or any such guarantor’s adjudication as a bankrupt or insolvent, or the filing by any Borrower or any such guarantor of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the Borrower’s, or Mortgagor’s or any such guarantor’s seeking or consenting to or acquiescence in the appointment of any trustee, receiver or liquidator of the Borrower, the Mortgagor or any such guarantor or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or of any interest or estate therein, or the making of any general assignment for the benefit of creditors or the admission in writing of its inability to pay its debts generally as they become due; or

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(d)

The entry by a court of competent jurisdiction or any order, judgment, or decree approving a petition filed against the Borrower, the Mortgagor or any guarantor of any of the indebtedness secured hereby or of any of Borrower’s or Mortgagor’s obligations hereunder, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of thirty (30) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of the Borrower, Mortgagor or any such guarantor or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or of any interest or estate therein, without the consent or acquiescence of such Borrower, Mortgagor and/or any such guarantor which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

(e)

The filing or enforcement of any other mortgage, lien or encumbrance on the Mortgaged Property or any part thereof, or of any interest or estate therein; or

(f)

If any portion of the Mortgaged Property is a leasehold estate, the occurrence of a default under such lease or other instrument creating the estate; or

(g)

The death, dissolution, merger or liquidation of Borrower, Mortgagor or any guarantor of the Loan or any default under any guaranty of the Loan, or the sale of substantially all the assets of either Borrower, Mortgagor or any guarantor for the Loan.

4.02

Acceleration of Maturity.  If an Event of Default shall have occurred, then the entire balance of the indebtedness (including but not limited to the Loan and the Other Indebtedness) secured hereby (or such parts as Lender may elect) with interest accrued thereon (or such parts as Lender may elect) shall, at the option of the Lender, become due and payable without notice or demand, time being of the essence.  Any omission on the part of the Lender to exercise such option when entitled to do so shall not be considered as a waiver of such right.

4.03

Right of Lender to Enter and Take Possession.

(a)

If an Event of Default shall have occurred and be continuing, the Mortgagor, upon demand of the Lender, shall forthwith surrender to the Lender the actual possession of the Mortgaged Property, and if and to the extent permitted by law, the Lender or its agents may enter and take and maintain possession of all the Mortgaged Property, together with all the documents, books, records, papers and accounts of the Mortgagor or then owner of the Mortgaged Property relating thereto, and may exclude the Mortgagor and its agents and employees wholly therefrom.

(b)

Upon every such entering upon or taking of possession, the Lender, as attorney-in-fact or agent of the Mortgagor, or in its own name as mortgagee and under the powers herein granted, may hold, store, use, operate, manage and control the Mortgaged Property (or any portion thereof selected by Lender) and conduct the business thereof either personally or by its agents, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Mortgaged Property (or any portion thereof selected by Lender) insured; (iii) manage and operate the Mortgaged Property (or any portion thereof selected by Lender) and exercise all the rights and powers of the Mortgagor in its name or otherwise, with respect to the same, including legal actions for the recovery of rent, legal dispossessory actions against tenants holding over and legal actions in distress of rent, and with full power and authority to cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same, and to elect to disaffirm any lease or sublease made subsequent to this Mortgage or subordinated to the lien hereof; (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the Lender, all as the Lender from time to time may determine to be to its best advantage; and the Lender may collect and receive all the income, revenues, rents, issues and profits of the Mortgaged Property (or any portion thereof selected by Lender), including those past due as well as those

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accruing thereafter, and, after deducting (aa) all expenses of taking, holding, managing, and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (bb) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements and purchases and acquisitions, (cc) the cost of such insurance, (dd) such taxes, assessments and other charges prior to this Mortgage as the Lender may determine to pay, (ee) other proper charges upon the Mortgaged Property or any part thereof, and (ff) the reasonable compensation, expenses and disbursements of the attorneys and agents of the Lender, Lender shall apply the remainder of the moneys so received by the Lender, first to the payment of accrued interest under the Note; second to the payment of tax deposits required in Paragraph 1.04; third to the payment of any other sums required to be paid by Borrower or the Mortgagor under this Mortgage or under the other Loan Documents; fourth to the payment of overdue installments of principal on the Note; fifth to the payment of any sums due under Other Indebtedness Instruments, whether principal, interest or otherwise; and the balance, if any, as otherwise required by law.

(c)

Whenever all such Events of Default have been cured and satisfied, the Lender may, at its option, surrender possession of the Mortgaged Property to the Mortgagor, or to whomsoever shall be entitled to possession of the Mortgaged Property as a matter of law.  The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

4.04

Receiver.

(a)

If an Event of Default shall have occurred and be continuing, the Lender, upon application to a court of competent jurisdiction, shall be entitled, without notice and without regard to the adequacy of any security for the indebtedness hereby secured or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect the rents, profits, issues, royalties and revenues thereof.

(b)

The Mortgagor shall pay to the Lender upon demand all costs and expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to the provisions contained in this Paragraph 4.04; and all such expenses shall be secured by this Mortgage.

4.05

Lender’s Power of Enforcement.  If an Event of Default shall have occurred and be continuing, the Lender may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or any other appropriate proceeding or remedy (a) to enforce payment of the Loan; (b) to foreclose this Mortgage; (c) to enforce or exercise any right under any Other Indebtedness Instrument; and (d) to pursue any other remedy available to Lender, all as the Lender may elect.

4.06

Rights of a Secured Party.  Upon the occurrence of an Event of Default, the Lender, in addition to any and all remedies it may have or exercise under this Mortgage, the Note, the Loan Agreement, the Assignment, any of the other Loan Documents, the Other Indebtedness Instruments or under applicable law, may immediately and without demand exercise any and all of the rights of a secured party upon default under the Uniform Commercial Code, all of which shall be cumulative.  Such rights shall include, without limitation:

(a)

The right to take possession of the Collateral without judicial process and to enter upon any premises where the Collateral may be located for the purposes of taking possession of, securing, removing, and/or disposing of the Collateral without interference from Mortgagor and without any liability for rent, storage, utilities or other sums;

(b)

The right to sell, lease, or otherwise dispose of any or all of the Collateral, whether in its then condition or after further processing or preparation, at public or private sale; and unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give to Mortgagor at least ten (10) days’ prior notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition of the

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Collateral is to be made, all of which Mortgagor agrees shall be reasonable notice of any sale or disposition of the Collateral;

(c)

The right to require Mortgagor, upon request of Lender, to assemble and make the Collateral available to Lender at a place reasonably convenient to Mortgagor and Lender; and

(d)

The right to notify account debtors, and demand and receive payment therefrom.

To effectuate the rights and remedies of Lender upon default, Mortgagor does hereby irrevocably appoint Lender attorney-in-fact for Mortgagor, with full power of substitution to sign, execute, and deliver any and all instruments and documents and do all acts and things to the same extent as Mortgagor could do, and to sell, assign, and transfer any collateral to Lender or any other party.

4.07

Power of Sale.  If an Event of Default shall have occurred, Lender may sell the Mortgaged Property to the highest bidder at public auction in front of the courthouse door in the county or counties, as may be required, where the Mortgaged Property is located, either in person or by auctioneer, after having first given notice of the time, place and terms of sale, together with a description of the property to be sold, by publication once a week for three (3) successive weeks prior to said sale in some newspaper published in said county or counties, as may be required, and, upon payment of the purchase money, Lender or any person conducting the sale for Lender is authorized to execute to the purchaser at said sale a deed to the Mortgaged Property so purchased.  Lender may bid at said sale and purchase the Mortgaged Property, or any part thereof, if the highest bidder therefor.  At the foreclosure sale the Mortgaged Property may be offered for sale and sold as a whole without first offering it in any other manner or may be offered for sale and sold in any other manner as Lender may elect.  The provisions of Paragraph 4.06 of this Mortgage shall apply with respect to Lender’s enforcement of rights or interests in personal property which constitutes Mortgaged Property hereunder.

4.08

Application of Foreclosure or Sale Proceeds.  The proceeds of any foreclosure sale pursuant to Paragraph 4.07, or any sale pursuant to Paragraph 4.06, shall be applied as follows:

(a)

First, to the costs and expenses of (i) retaking, holding, storing and processing the Collateral and preparing the Collateral or the Mortgaged Property (as the case may be) for sale, and (ii) making the sale, including a reasonable attorneys’ fee for such services as may be necessary in the collection of the indebtedness secured by this Mortgage or the foreclosure of this Mortgage;

(b)

Second, to the repayment of any money, with interest thereon to the date of sale at the applicable rate or rates specified in the Note, this Mortgage, the other Loan Documents or the Other Indebtedness Instruments, as applicable, which Lender may have paid, or become liable to pay, or which it may then be necessary to pay for taxes, insurance, assessments or other charges, liens, or debts as hereinabove provided, and as may be provided in the Note or the other Loan Documents, such repayment to be applied in the manner determined by Lender;

(c)

Third, to the payment of the indebtedness (including but not limited to the Loan and the Other Indebtedness) secured hereby, with interest to date of sale at the applicable rate or rates specified in the Note, this Mortgage, the other Loan Documents or the Other Indebtedness Instruments, as applicable, whether or not all of such indebtedness is then due;

(d)

Fourth, the balance, if any, shall be paid as provided by law.

4.09

Lender’s Option on Foreclosure.  At the option of the Lender, this Mortgage may be foreclosed as provided by law or in equity, in which event a reasonable attorneys’ fee shall, among other costs and expenses, be allowed and paid out of the proceeds of the sale.  In the event Lender exercises its option to foreclose this Mortgage in equity, Lender may, at its option, foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendants to any such foreclosure proceeding and to foreclose their rights will not be, nor be asserted to

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be by the Mortgagor, a defense to any proceedings instituted by the Lender to collect the sums secured hereby, or to collect any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

4.10

Waiver of Exemption.  Mortgagor waives all rights of exemption pertaining to real or personal property as to any indebtedness secured by or that may be secured by this Mortgage, and Mortgagor waives the benefit of any statute regulating the obtaining of a deficiency judgment or requiring that the value of the Mortgaged Property be set off against any part of the indebtedness secured hereby.

4.11

Suits to Protect the Mortgaged Property.  The Lender shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage; (b) to preserve or protect its interest in the Mortgaged Property and in the income, revenues, rents and profits arising therefrom; and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Lender.

4.12

Payment of the Note on any Default in Payment; Application of Moneys by Lender.  If default shall occur in the payment of any amount due under this Mortgage, the Note, any of the other Loan Documents or any of the Other Indebtedness Instruments, or if any other Event of Default shall occur under this Mortgage, then, upon demand of the Lender, the Mortgagor shall pay and cause the Borrower to pay to the Lender the whole amount due and payable under the Note and under all Other Indebtedness Instruments; and in case the same shall not be so paid forthwith upon such demand, the Lender shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs, which shall include the reasonable compensation, expenses and disbursements of the Lender’s agents and attorneys.

4.13

Delay or Omission No Waiver.  No delay or omission of the Lender or of any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by the Note, this Mortgage, any of the other Loan Documents, or the Other Indebtedness Instruments to the Lender may be exercised from time to time and as often as may be deemed expedient by the Lender.

4.14

No Waiver of One Default to Affect Another.  No waiver of any default hereunder, under any of the other Loan Documents, or under any of the Other Indebtedness Instruments shall extend to or shall affect any subsequent or any other then existing default or shall impair any rights, powers or remedies consequent thereon.

If the Lender (a) grants forbearance or an extension of time for the payment of any indebtedness secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted herein, in the Note, in any of the other Loan Documents, or in any of the Other Indebtedness Instruments; (d) releases any part of the Mortgaged Property from this Mortgage or otherwise changes any of the terms of this Mortgage, the Note, any of the other Loan Documents or the Other Indebtedness Instruments; (e) consents to the filing of any map, plat, or replat of or consents to the granting of any easement on, all or any part of the Mortgaged Property; or (f) makes or consents to any agreement subordinating the priority of this Mortgage, any such act or omission shall not release, discharge, modify, change, or affect the original liability under this Mortgage, the Note, the other Loan Documents, or the Other Indebtedness Instruments of the Borrower or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude the Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or of any subsequent default, nor, except as otherwise expressly provided in an instrument or instruments executed by the Lender shall the provisions of this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Lender, without notice to any person, corporation or other entity (except notice shall be given to Mortgagor so long as Mortgagor or Borrower remains liable under

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the Note, this Mortgage or any of the other Loan Documents) hereby is authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the indebtedness secured hereby, or with reference to any of the terms or conditions hereof, or of the other Loan Documents, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

4.15

Discontinuance of Proceedings — Position of Parties Restored.  In case the Lender shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Lender, then and in every such case the Mortgagor and the Lender shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Lender shall continue as if no such proceeding had been taken.

4.16

Remedies Cumulative.  No right, power, or remedy conferred upon or reserved to the Lender by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, or under the Note, any of the other Loan Documents, the Other Indebtedness Instruments or now or hereafter existing at law or in equity or by statute.

4.17

Notice of Defaults Under the Loan Documents and Other Credit Arrangements.  Mortgagor shall give prompt notice to Lender of any defaults by Mortgagor or any other Borrower under this Mortgage or any of the other Loan Documents, and of any notice of default received by Mortgagor or any other Borrower under any other credit arrangement of Mortgagor or any other Borrower.

ARTICLE V

MISCELLANEOUS

5.01

Binding Effect.  Wherever in this Mortgage one of the parties hereto is named or referred to, the heirs, administrators, executors, successors, assigns, distributees, and legal and personal representatives of such party shall be included, and all covenants and agreements contained in this Mortgage by or on behalf of the Mortgagor or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, administrators, executors, successors, assigns, distributees, and legal and personal representatives, whether so expressed or not.  Notwithstanding the foregoing, the Mortgagor shall not be entitled to assign any of its rights, titles, and interests hereunder, or to delegate any of its obligations, liabilities, duties, or responsibilities hereunder, and will not permit any such assignment or delegation to occur (voluntarily or involuntarily, or directly or indirectly), without the prior written consent of the Lender.

5.02

Headings.  The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.  “Herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words or phrases refer to this Mortgage and not solely to the particular portion thereof in which any such word or phrase is used, unless otherwise clearly indicated by the context.

5.03

Gender; Number.  Whenever the context so requires, the masculine includes the feminine and neuter, the singular includes the plural, and the plural includes the singular.

5.04

Invalid Provisions to Affect No Others.  In case any one or more of the covenants, agreements, terms or provisions contained in this Mortgage, in the Note, in any of the other Loan Documents, or in the Other Indebtedness Instruments shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein, and in the Note, in the other Loan Documents and in the Other Indebtedness Instruments shall be in no way affected, prejudiced or disturbed thereby.

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5.05

Loan Documents.  Wherever reference is made herein to this Mortgage, the Note, the Loan Documents, or the Other Indebtedness Instruments, such reference shall include all renewals, extensions, modifications and refinancings thereof.

5.06

Conflict in Loan Documents.  In the event of conflict in the terms of any provision in this Mortgage, the Note, any of the other Loan Documents, or the Other Indebtedness Instruments, the terms of the provision most favorable to the Lender shall apply.

5.07

Instrument Under Seal.  This Mortgage is given under the seal of all parties hereto, and it is intended that this Mortgage is and shall constitute and have the effect of a sealed instrument according to law.

5.08

Addresses and Other Information.  The following information is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Alabama, for instruments to be filed as financing statements:

(a)

Name of Mortgagor (Debtor):

ALABAMA GRAPHITE COMPANY, INC.

Address of Mortgagor:

600 East Walnut Street

Sylacauga, Alabama 35105

(b)

Name of Lender (Secured Party):

WESTWATER RESOURCES, INC.

Address of Lender:

6950 S. Potomac Street, Suite 300

Centennial, Colorado  80112

Attention: Jeffrey L. Vigil

(c)

Record Owner of Fee and Mineral Rights

Interests in Land described on Exhibits

A and B hereto:

Exhibit A Fee:  Coosa County  -  Laura Dean Ramsay

and

    Kathryn Dean Leeman, as heirs of Eugenia W. Dean

    Chilton County –Harper Lumber, L.L.C. and Doyle

    Pierce

Exhibit B Mineral Rights Leasehold: Mortgagor

5.09

Applicable Law.   This Mortgage shall be governed by the laws of the State of Alabama.

5.10

Rider.  Additional provisions of this Mortgage, if any, are set forth below or on a Rider attached hereto and made a part hereof.

5.11

Time of Essence.  Time is of the essence of this Mortgage.

5.12

Waiver of Jury Trial.  Mortgagor hereby waives any right to trial by jury in respect of this Mortgage and any of the other Loan Documents.  This Mortgage has been negotiated, and is being executed and delivered in Birmingham, in the State of Alabama, or if executed elsewhere, shall become effective upon the Lender’s receipt and acceptance of the executed original of this Mortgage in the State of Alabama; provided, however, that the Lender shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Mortgage to become a binding obligation of Borrower.

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IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed and effective as of the day and year first above written, although actually executed on the date or dates reflected below.

MORTGAGOR  (Debtor):

WITNESS:

ALABAMA GRAPHITE COMPANY, INC.

By:___________________________ (SEAL)

Its:

STATE OF

COUNTY OF

I,                                                        , a notary public in and for said county in said state, hereby certify that _______________________, whose name as ____________________ of ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day, that, being informed of the contents of such instrument, he, as such __________ and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this        day of December, 2017.

Notary Public

My Commission Expires:

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EXHIBIT A

Description of Fee Owned Property

The following property situated in Chilton and Coosa Counties, Alabama:

NONE

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EXHIBIT B

DESCRIPTION OF MINERAL LAND

THE FOLLOWING PROPERTY SITUATED IN CHILTON COUNTY, ALABAMA:

PIERCE PROPERTY MINERAL LAND:

The Southwest ¼ of the Northwest ¼; also, the West ½ of the Southwest ¼ of Section 2, Township 20, Range 16.

The Southeast ¼ of the Northeast ¼ and the Southeast ¼ of Section 3, Township 20, Range 16.

The East ½ of the Northeast ¼ of Section 10, Township 20, Range 16.

The North ½ of the Northwest ¼ of Section 4, Township 20, Range 16.

The West ½ of the Northeast ¼ of Section 8, Township 20, Range 16.

The West ½ of the East ½; the East ½ of the Southwest ¼; the Northeast ¼ of the Northeast ¼ of Section 5, Township 20, Range 16.

The Northeast ¼ of the Southeast ¼ and the Southeast ¼ of the Northwest ¼ of Section 5, Township 20, Range 16.

The Southeast ¼ of the Northeast ¼; also, the East ½ of the Southeast ¼ of Section 32, Township 21, Range 16.

The North ½ of the Southwest ¼; also, the Southwest ¼ of the Southwest ¼ of Section 33, Township 21, Range 16.

All being located in Chilton County, Alabama.

HARPER LUMBER, L.L.C. MINERAL LAND:

The Southeast 1/4 of Section 33, Township 21 North, Range 16 East and;

The Southeast 1/4 of the Southwest 1/4, Section 33, Township 21 North, Range 16 East.

All being located in Chilton County, Alabama.

E-1-25

THE FOLLOWING PROPERTY SITUATED IN COOSA COUNTY, ALABAMA:

TOWNSHIP 22 NORTH, RANGE 17 EAST

ACRES

Section 01:

NW1/4 NW1/4

  40

Section 02:

SE1/4 NE1/4, N1/2 NW1/4, N1/2 SE1/4

200

Section 03:

All

640

Section 04:

NW1/4 NE1/4, E1/2 SE1/4, E1/2 NW1/4, E1/2 SW1/4

280

Section 05:

All

640.96

Section 06:

All

640

Section 07:

All

640

Section 08:

All

640

Section 09:

All

640

Section 10:

All, except E1/2 SE1/4 SW1/4

620

Section 11:

All, except E1/2 NW1/4

560

Section 12:

W1/2 except 8 acres in the SE corner of the SE1/4 SW1/4

312

Section 13:

E1/2 NW1/4

  80

Section 14:

W1/2 NW1/4, SW1/4, W1/2 SE1/4, NE1/4 SE1/4

360

Section 15:

NE1/4, SW1/4, N1/2 SE1/4, SE1/4 SE1/4

440

Section 17:

All

640

Section 18:

SW1/4, NE1/4 SE1/4, W1/2 NW1/4 SE1/4, S1/2 SE1/4

300

Section 19:

All

640

Section 20:

N1/2, N1/2 S1/2

480

Section 21:

NE1/4 NE1/4, S1/2 NE1/4, NW1/4 NW1/4, S1/2 NW1/4, S1/2

560

Section 22:

All

642

Section 23:

N1/2, ALSO the South 15 acres of the SE1/4 SE1/4

335

Section 24:

SE1/4 SE1/4

  40

Section 25:

All, except SW1/4 SE1/4

600

Section 26:

N1/2, SW1/4, W1/2 SE1/4, all NE1/4 SE1/4 North of Hatchett Creek

580

Section 27:

N1/2 NE1/4, S1/2 NW1/4, SW1/4, W1/2 SE1/4, SE1/4 SE1/4

440.9

Section 31:

All

640

Section 32:

All

640

Section 33:

N1/2, SW1/4, NW1/4 SE1/4, SE1/4 SE1/4

560

Section 34:

S1/2 NW1/4, NE1/4 SW1/4

120

Section 35:

NW1/4 NE1/4, NE1/4 NW1/4 except 10 acres off the West side

  70

TOWNSHIP 21 NORTH, RANGE 16 EAST

ACRES

Section 12:

SW1/4 NE1/4, NW1/4, S1/2 SW1/4, NW1/4 SE1/4, S1/2 SE1/4

400

TOWNSHIP 21 NORTH, RANGE 17 EAST

Section 01:

E1/2 NE1/4, NW1/4 SE ¼

120

Section 06:

NE1/4

160

Section 07:

SE1/4 SE1/4

  40

Section 08:

SW1/4 NE1/4, SE1/4 NW1/4, E1/2 NE1/4 SW1/4, SE1/4 SW1/4, W1/2 SE1/4

220

Section 11:

NE1/4

160

Section 27:

SE1/4 SE1/4

  40

Section 33:

SW1/4 NW1/4, fractional NW1/4 SW1/4

  69

E-1-26

TOWNSHIP 21 NORTH, RANGE 18 EAST

Section 02:

NW1/4 NW1/4; ALSO 10 acres off the East side of the NE1/4 NW1/4;

ALSO all that part of the NW1/4 NE1/4 lying North of the creek

Containing 20 acres, more or less

  70

Section 03:

SW1/4 NE1/4, N1/2 NW1/4

120

Section 04:

A tract of land on the East side of the NE1/4 NE1/4,

Containing 6.5 acres, more or less

 6.5

Section 05:

N1/2 SE1/4

  80

Section 07:

SE1/4 NE1/4, NE1/4 SE1/4, SW1/4 SW1/4

120

Section 09:

SE1/4 NE1/4, NW/4 NW1/4, NE1/4 SW1/4

120

Section 17:

NE1/4 SW1/4

  40

Section 21:

NW1/4 NW1/4

  40

TOWNSHIP 22 NORTH, RANGE 16 EAST

Section 01:

All

640

Section 02:

All

640

Section 03:

E1/2 NW1/4, SE1/4 SE1/4

120

Section 04:

NE1/4 NE1/4, S1/2 NE1/4, NW1/4 NW1/4, N1/2 SW1/4 NW1/4,

E1/2 SW1/4, SW1/4 SW1/4, SE1/4

460.1

Section 05:

NE1/4

160

Section 08:

Lot A

  14.1

Section 09:

N1/2, SE1/4, E1/2 SW1/4

554.2

Section 10:

N1/2, N1/2 SW1/4, NW1/4 SE1/4, NE1/4 SE1/4

481.1

Section 11:

S1/2 NW1/4, S1/2 SW1/4, NW1/4 SW1/4

200

Section 12:

N1/2, SW1/4

480

Section 13:

All

641.2

Section 14:

All

640

Section 15:

S1/2, S1/2 NW1/4, NE1/4 NE1/4

440.5

Section 16:

All of fractional N1/2

196.7

Section 22:

NE1/4, S1/2 NW1/4, NE1/4 NW1/4, all of fractional S1/2

580

Section 23:

All of fractional S1/2

318.3

Section 24:

All

640

TOWNSHIP 22 NORTH, RANGE 16 EAST

ACRES

Section 25:

N1/2 NE1/4, NW1/4, E1/2 SE1/4; also 10 acres in the Northeast

Corner of the NW1/4 SW1/4; also a fractional part containing

250 acres, more or less, as described in that certain deed

from the trustees under the last will and testament of John R.

Hegeman to Charles A. Dean, dated November 11, 1929, and

Recorded in Deed Book 6, page 582, in the land records of the

Probate Judge's Office, Coosa County, Alabama.

580

Section 36:

E1/2

320

TOWNSHIP 22 NORTH, RANGE 18 EAST

Section 09:

SW1/4 SE1/4, E1/2 SE1/4

120

Section 10:

N1/2 SW1/4

  80

Section 15:

NW1/4 NW1/4

  40

Section 16:

NE1/4 NW1/4, W1/2 W1/2

200

Section 17:

SW1/4 NE1/4, SE1/4, S1/2 SW1/4

280

Section 18:

S1/2 SE1/4 SE1/4

  20

Section 19:

NE1/4 NE1/4, S1/2 NE1/4, S1/2 NW1/4, SW1/4, N1/2 SE1/4; ALSO

25 acres lying South of Hatchett Creek in the NE1/4 NW1/4; ALSO

E-1-27

20 acres lying East of Cox Mill Road in the SE1/4 SE1/4

485

Section 20:

N1/2 NE1/4; SW1/4 NE1/4 less 10 acres in the Southwest corner thereof; E1/2 NW1/4 less 2 acres now or formerly owned by J.D.

Hardy, and less 10 acres East of the Old Road in the Southeast corner of the SE1/4 NW1/4; W1/2 NE1/4 SW1/4 less 1 acre at

the church; 5 acres in the Northwest corner of the NE1/4 SE1/4;

W1/2 W1/2

362

Section 21:

NW1/4 NW1/4

  40

Section 22:

SE1/4 SW1/4, SW1/4 SE1/4

  80

Section 26:

NW1/4 NW1/4, S1/2 NW1/4, SW1/4, W1/2 SE1/4

360

Section 27:

All, except 30 acres off the North side of NE1/4 NE1/4

610

Section 28:

E1/2 SW1/4 SE1/4, E1/2 SE1/4, 6 acres in the Southeast corner of

The NE1/4 NE1/4, 15.5 acres off the East side of SE1/4 NE1/4

121._

Section 30:

NE1/4 NE1/4, N1/2 SE1/4 NE1/4, SW1/4 NE1/4, NW1/4 SE1/4; ALSO

W1/2, less 18 acres lying South of Swamp Creek in the SE1/4 SW1/4

442

Section 33:

E1/2, SE1/4 SW1/4

360

Section 34:

All

640

Section 35:

N1/2 NW1/4 NE1/4, W1/2 NE1/4 NW1/4, W1/2 W1/2

200

TOWNSHIP 22 NORTH, RANGE 19 EAST

Section 07:

NE1/4 SE1/4 except 15 acres now or formerly owned by G.W. Miller

  25

TOWNSHIP 23 NORTH, RANGE 16 EAST

Section 03:

S1/2, SE1/4 NW1/4

360

Section 04:

E1/2, NW1/4, N1/2 SW1/4, N1/2 S1/4 SW1/4

600

Section 05:

All

643._

Section 07:

Lot A

  42._

Section 08:

NE1/4, NW1/4 less 13 acres covered by waters of the Coosa River

307._

Section 10:

W1/2 W1/2

160

Section 11:

W1/2 NE1/4, NE1/4 NW1/4, S1/2 NW1/4, NW1/4 SW1/4,

SE1/4 SW1/4, S1/2 SE1/4

361._

Section 13:

S1/2 NW1/4, NW1/4 NW1/4, W1/2 NE1/4 NW1/4, SW1/4

300

Section 14:

All

641._

TOWNSHIP 23 NORTH, RANGE 16 EAST

ACRES

Section 15:

All

641._

Section 16:

NE1/4 NE1/4, SW1/4 NW1/4, W1/2 SW1/4, SE1/4 SW1/4, S1/2 SE1/4

280

Section 17:

NE1/4 SW1/4, S1/2 S1/2 except that part covered by the waters of the

Coosa River

193._

Section 20:

W1/2 NE1/4, N1/2 NW1/4, SE1/4 NW1/4, E1/2 SE1/4

280

Section 21:

All, except 10 acres in the Southwest corner of the NW1/4 NW1/4

630

Section 22:

All

640

Section 23:

W1/2, W1/2 E1/2, NE1/4 NE1/4, SE1/4 SE1/4

560

Section 24:

SW1/4, NW1/4 NW1/4

200._

Section 25:

All

640._

Section 26:

E1/2 NW1/4, NW1/4 NW1/4, 5 acres in the SW1/4 NW1/4, SE1/4

NE1/4, NE1/4 SE1/4, SW1/4

365.5

Section 27:

NW1/4, W1/2 NE1/4, NW1/2 NE1/4 NE1/4 (the Northwest half of

NE1/4 NE1/4

260

Section 28:

S1/2 NE1/4, NE1/4 NE1/4, W1/2 NW1/4, the North 30 acres of the

NE1/4 NW1/4, S1/2

531.5

Section 29:

All

641.6

Section 31:

All of fractional section

  10

Section 32:

All of fractional section

620.32

E-1-28

Section 33:

NW1/4, NW1/4 SW1/4, W1/2 NE1/4 SW1/4

220

Section 34:

E1/2 NE1/4, N1/2 SE1/4, SE1/4 SE1/4, all of the SW/14 NE1/4 lying

East of Clay Creek

230.8

Section 35:

SW1/4 NE1/4, NW1/4, N1/2 SW1/4, SW1/4 SW1/4, NW1/4 SE1/4, S1/2 SE1/4 SE1/4           380

Section 36:

All

640

TOWNSHIP 23 NORTH, RANGE 17 EAST

Section 18:

E1/2 SE1/4

  80

Section 19:

S1/2, NW1/4 NE1/4

360

Section 20:

S1/2

320

Section 28:

N1/2 N1/2, SW1/4 NE1/4, SE1/4 NW1/4, N1/2 SE1/4, SE1/4 SE1/4

E1/2 SW1/4, SW1/4 SW1/4

481._

Section 29:

All

641._

Section 30:

All

640

Section 31:

All

640

Section 32:

All

640

Section 33:

NE1/4 NE1/4, NW1/4, SW1/4, S1/2 SE1/4, NE1/4 SE1/4

480

Section 34:

SW1/4 SW1/4, SE1/4 SE1/4

  80

TOWNSHIP 23 NORTH, RANGE 18 EAST

Section 32:

W1/2 NW1/4, NE1/4 NW1/4

120

TOWNSHIP 23 NORTH, RANGE 19 EAST

Section 20:

NW1/4 SW1/4

  40

TOWNSHIP 24 NORTH, RANGE 16 EAST

Section 32:

NW1/4 NE1/4, S1/2 NE1/4, E1/2 NW1/4, SW1/4, N1/2 SE1/4, SE1/4 SE1/4

480

E-1-29

EXHIBIT C

DESCRIPTION OF LEASES AGREEMENTS, ETC

Mining Lease Agreement and Option referenced in that certain Memorandum of Renewal and Extension of Mining Lease Agreement and Option between Mortgagor and Laura Dean Ramsay and Kathryn Dean Leeman, as heirs of Eugenia W. Dean, recorded in the Office of the Judge of Probate of Coosa County, Alabama on August 2, 2017.

Amended and Restated Mining Lease Agreement between Mortgagor and Doyle Pierce, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama.

Amended and Restated Mining Lease Agreement between Mortgagor and Harper Lumber, LLC, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama.

E-1-30

EXHIBIT D

Permitted Exceptions to Title

Mortgagor owns only leasehold mineral and mining rights to the land described on Exhibit B.

No permitted exceptions to the mineral and mining rights permitted hereunder.

E-1-31

EXHIBIT E-2

FORM OF

ASSIGNMENT OF LEASES AND AGREEMENTS

NOTE TO PROBATE OFFICE: This instrument is filed as additional security for a mortgage recorded simultaneously herewith upon which the mortgage recording tax has been paid.

THIS INSTRUMENT PREPARED BY:

Thomas G. Amason III

Balch & Bingham LLP

1901 6th Avenue North

Suite 1500

Birmingham, Alabama 35303

STATE OF ALABAMA

COUNTIES OF CHILTON

AND COOSA

ASSIGNMENT OF LEASES

AND AGREEMENTS

THIS ASSIGNMENT OF LEASES AND AGREEMENTS, is made as of the 13th day of December, 2017, by ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation (the "Assignor"), to WESTWATER RESOURCES, INC., a Delaware corporation ("Lender").

PREAMBLE

Pursuant to a certain Loan Agreement among Alabama Graphite Corp., Assignor and Lender dated as of December 13, 2017 (as may be amended, the “Loan Agreement”), Lender is making to Alabama Graphite Corp., a corporation organized and existing under the laws of British Columbia, an Assignor, as co-borrowers (collectively “Borrower”), a loan in the principal amount of $2,000,000.00, as evidenced by a $2,000,000.00 Promissory Note from Borrower to Lender dated as of December 13, 2017 (as may be amended, the "Note") and secured by, among other things, a Future Advance Mortgage, Assignment of Rents and Leases and Security Agreement from Assignor to Lender dated as of December 13, 2017 (as may be amended, the "Mortgage", or together with the Note, the Loan Agreement and all other documents evidencing, securing or otherwise relating to the Loan, as may be amended, the

E-2-1

"Loan Documents"), said Mortgage covering, among other things, certain property, rights and interests described therein (the "Property").

Assignor is a party to those certain leases and agreements related to the Property described on Exhibit A hereto and is or may hereafter become party to other leases and agreements relating to all or a portion of the Property whether now owned or existing or hereafter created, acquired or arising, as the same may be modified, amended or replaced from time to time (collectively, the “Leases”).  As a condition to Lender’s making the Loan available to Borrower, Lender has required, as additional security for the Loan and Other Indebtedness defined in the Mortgage (collectively, the “Liabilities”) that Assignor transfer and assign to Lender all of its right, title and interest into and under the Leases and Contracts and Assignor desires to make such transfer and assignment to Lender.

ASSIGNMENT AND AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, Lender’s making the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, intending to be legally bound hereby, do hereby covenant, agree, transfer, assign, pledge, convey and grant as follows:

1.

Grant.  Assignor does hereby transfer, assign, pledge, convey and grant to Lender, as additional security for the payment of the Liabilities, all of Assignor’s rights, titles and interests in, to, under and related to the Leases, together with all rents, payments, royalties, amounts paid or payable and proceeds thereof, thereunder or otherwise related thereto, including without limitation, Assignor’s rights of reaffirmation, termination and rejection of any one or more of the Leases under any applicable bankruptcy or other creditor’s rights, law, rule or regulation (the Leases, all of said rights, titles and interests and all of said rents, payments, royalties, amounts paid or payable and proceeds, including without limitation said rights under applicable bankruptcy or other creditor’s rights, laws, are hereinafter referred to collectively as the "Collateral").

2.

Warranties and Covenants.  Assignor does hereby warrant, represent, covenant and agree with Lender that:

(a)

Assignor has not entered into any other contracts or agreements, with the other parties to the Collateral relating to or affecting the Collateral or the subject matter thereof;

E-2-2

(b)

Assignor has not previously assigned, transferred, sold or conveyed its rights, titles or interests or any part thereof under any of the Collateral;

(c)

Assignor shall not enter into, modify, amend, cancel, release, surrender, reject or terminate any of the Collateral, without the prior written consent of Lender;

(d)

the Collateral is valid, binding and enforceable in accordance with terms thereof and has not been amended except pursuant to the documents identified on Exhibit A hereto;

(e)

no party to the Collateral is, or with the giving of notice or passage of time, or both, would be, in default under any of the Collateral and Assignor’s entering into this Assignment and the Mortgage does not violate any of the Collateral or any document, instrument or to which the Assignor or its assets are subject or bound;

(f)

all covenants, conditions and agreements have been performed as required in the Collateral, except those not due to be performed until after the date hereof;

(g)

no change in the terms of any of the Collateral shall be valid unless it is in writing and has been approved by Lender; and

(h)

Assignor shall not assign, sell, pledge, mortgage or otherwise transfer or encumber any of their interests in any of the Collateral.

3.

Further Assurances.  At any time and from time to time upon request by Lender, Assignor shall make, execute and deliver to Lender any and all such other and further assignments, security agreements, financing statements, continuation statements, instruments of further assurance and other documents as may, in the opinion of Lender, be necessary or desirable in order to effectuate, complete or perfect, or to continue to preserve the security interest of Lender created or intended to be created hereby in any and all Collateral.  It is the intent of this Assignment that the security interest created hereby will automatically attach, without further act, to all Collateral coming into existence or obtained by Assignor after the date hereof.

4.

Power of Attorney.  Assignor hereby irrevocably constitutes and appoints Lender as its attorney-in-fact coupled with an interest, at Lender’s option, (a) to demand, receive, and enforce Assignor’s rights with respect to the Collateral, (b) to the extent applicable, to make and receive payments under the Collateral and (c) to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Assignor or, at the option

E-2-3

of Lender, in the name of Lender, and all with the same force and effect as Assignor could do if this Assignment had not been made; however, Assignor agrees that Lender does not assume any of the obligations or duties of Assignor under or with respect to any Collateral and Lender shall not be authorized to act under this paragraph unless and until the occurrence of an Event of Default under this Assignment.  The failure of Lender to so exercise its rights, however, shall not be deemed a waiver of its right to exercise same at any future time.

5.

Present Assignment.  Although this Assignment is and shall be effective upon the execution and delivery hereof and constitutes a present and current assignment of the Collateral, Lender hereby grants to Assignor until such time as an Event of Default occurs under this Assignment, a license to enjoy, receive, enforce and exercise any and all of Assignor’s rights and privileges under the Collateral, subject however to the terms and conditions of this Assignment and the other Loan Documents, and Lender shall not take any actions whatsoever with respect to the Collateral unless and until an Event of Default shall have occurred hereunder.

6.

Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder ("Event of Default"):

(a)

Any default or Event of Default shall have occurred under the Note, the Loan Agreement, the Mortgage or any one or more of the other Loan Documents or any other documents now or hereafter evidencing, securing, guaranteeing, or otherwise relating to the Loan or any other indebtedness, liability, or obligation of the Assignor to Lender;

(b)

Any warranty, representation or statement by Assignor in this Assignment proves to be or have been untrue or misleading in any material respect; or

(c)

Assignor fails to keep, observe, perform, carry out and execute in every particular the covenants, agreements and obligations of Assignor contained in this Assignment;

7.

Rights Upon Default.  (a) Upon the occurrence of an Event of Default and without notice from or action by Lender, the license granted to Assignor in paragraph 5 hereof shall automatically terminate without notice or action by Lender, Lender shall have and be entitled to exercise, take and refrain from exercising or taking, in Lender’s sole discretion, any and all actions, rights, remedies and privileges under this Assignment and with respect to the Collateral, and without limiting the generality of the foregoing, Lender shall have the right immediately to exercise any and all of its rights and remedies as a secured party under this Assignment in accordance with the

E-2-4

Uniform Commercial Code and any and all of its rights and remedies under applicable law and under the other Loan Documents and under any and all other instruments now or hereafter evidencing, securing, or otherwise relating to the Loan.

(b)

Upon the occurrence of an Event of Default, Lender may in its sole discretion elect to exercise any or all of its rights under the Mortgage either in a manner which results in the termination of all or any of the Collateral in connection with a foreclosure of all or any part of the Property or which results in all or any of the Collateral surviving a foreclosure of all of any part of the Property; and (c) it is expressly agreed that upon foreclosure of the Mortgage or Lender’s taking a deed in lieu thereof, the Leases covering the Property or portion thereof affected by such foreclosure or deed in lieu thereof, and all of Assignor’s rights, title, estate and interest thereunder shall terminate or survive at the election of Lender in its sole discretion.

8.

Indemnification; Relationship of Parties.  Assignor hereby agrees to indemnify and hold Lender harmless from and against any and all claims, demands, liabilities, losses, lawsuits, and judgments and expenses (including without limitation attorneys' fees) to which Lender may become exposed, or which Lender may incur, in exercising any of its rights under this Assignment, provided that Assignor shall have no obligation to indemnify or hold Lender harmless from or against any of the foregoing to the extent that the same are directly and solely caused by Lender’s gross negligence or intentional misconduct.  It is understood that this Assignment is not intended to create any partnership or joint venture between Assignor and Lender, and Assignor shall indemnify and hold Lender harmless, as aforesaid, if any such claim be made.

9.

No Limitation of Remedies.  No remedy conferred upon or reserved to Lender herein or in the Loan Documents is intended to be exclusive of any other remedy conferred upon or reserved to Lender under such documents and instruments or under applicable law.  Each such remedy shall be cumulative and concurrent and shall be in addition to each and every other remedy now or hereafter existing under such instruments or documents or at law or in equity.  No delay or omission by Lender to exercise any right, power or remedy accruing upon any Event of Default shall impair in any manner any such right, power or remedy, or shall be construed to be a waiver of any such default or acquiescence therein, and each and every right, power and remedy of Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

E-2-5

10.

No Obligation of Lender.  It is specifically understood and agreed that this Assignment shall not operate to place any responsibility, liability, or obligation whatsoever upon Lender, and that in accepting the foregoing assignment of the Collateral, Lender neither assumes nor agrees to perform at any time whatsoever any obligation of Assignor under any of the Collateral, all of which obligations and duties shall be and remain with and upon Assignor, unless and until Lender shall have assumed in writing certain obligations or duties under the Collateral, and then only to the extent of such written assumption.  Assignor agrees to, and does hereby, indemnify and hold harmless Lender from and against any and all liabilities, obligations, claims, damages, penalties, actions, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by Lender by reason of the acceptance hereof, and any claim or demand whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking to be performed or discharged by Lender under or by reason hereof except to the extent that the same are directly and solely caused by the gross negligence or intentional misconduct of Lender.  In the event that Lender incurs any such liability, obligation, claim, damage, penalty, cost or expense under or by reason hereof, or in the defense of any claims or demands arising out of or in connection herewith, the amount of such liability, obligation, claim, damage, penalty, cost or expenses shall be added to the Loan, shall bear interest at the rate provided in the Note from the day incurred until paid and shall be due and payable immediately upon demand by Lender.

11.

Termination.  This Assignment shall automatically terminate, and be of no further force or effect whatsoever at such time as the Loan and all other indebtedness, obligations and liabilities of Assignor to Lender are paid and satisfied in full and such payments are not subject to being set aside, disgorged or rescinded under any applicable law and the Mortgage has been released of recorded.  Upon such termination, Lender shall execute and deliver to Assignor such documents as may be reasonably requested by Assignor to evidence such termination and the reassignment to Assignor of all right, title and interest of Assignor in and to the Collateral.

12.

Notices.  All notices and elections permitted or required to be made hereunder shall be in writing, signed by the party giving the same, and shall be delivered personally or sent by certified mail, return receipt requested, to the other parties.  The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice or election.  For the purposes hereof, all such notices and elections shall be addressed as follows:

E-2-6

As to Lender:

WESTWATER RESOURCES, INC.

6950 S. Potomac Street, Suite 300

Centennial, Colorado  80112

Attention:   Jeffrey L. Vigil

As to Assignor:

ALABAMA GRAPHITE COMPANY, INC.

600 East Walnut Street

Sylacauga, Alabama 35105

13.

Successors and Assigns.  Subject to the above limitation on further assignment by Assignor, this Assignment shall be binding upon the respective heirs, estates, administrators, executors, successors, successors-in-title, legal representatives and assigns of Assignor and shall inure to the benefit of Lender and its successors and assigns.

14.

Captions.  Titles or captions of articles or sections contained in this Assignment are provided for convenience of reference only and in no way define, limit, extend, or describe the scope of this Assignment or the intent of any provision hereof.

15.

Severability.  In the event that any provision of this Assignment is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

E-2-7

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by their duly authorized representatives as of the ___ day of December, 2017.

ASSIGNOR:

ALABAMA GRAPHITE COMPANY, INC.

By:____________________________

     ____________________________

Its _______________________

STATE OF

COUNTY OF

I,                                                        , a notary public in and for said county in said state, hereby certify that  ______________________, whose name as _______________________ of ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day, that, being informed of the contents of such instrument, he, as such __________ and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this        day of December, 2017.

Notary Public

My Commission Expires:

E-2-8

EXHIBIT A

LIST OF LEASES AND AGREEMENTS

Mining Lease Agreement and Option referenced in that certain Memorandum of Renewal and Extension of Mining Lease Agreement and Option between Mortgagor and Laura Dean Ramsay and Kathryn Dean Leeman, as heirs of Eugenia W. Dean, recorded in the Office of the Judge of Probate of Coosa County, Alabama on August 2, 2017.

Amended and Restated Mining Lease Agreement between Mortgagor and Doyle Pierce, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama.

Amended and Restated Mining Lease Agreement between Mortgagor and Harper Lumber, LLC, dated February 1, 2016, with respect to the mineral rights described therein located in Chilton County, Alabama.

Lease Agreement between Fairmont Realty and Alabama Graphite Company, Inc. dated September 17, 2012 for property located at 600 E. Walnut, Sylacauga, Alabama 35150.

MINERAL RIGHTS COVERED BY LEASES AND AGREEMENTS

THE FOLLOWING PROPERTY SITUATED IN CHILTON COUNTY, ALABAMA:

PIERCE PROPERTY MINERAL LAND:

The Southwest ¼ of the Northwest ¼; also, the West ½ of the Southwest ¼ of Section 2, Township 20, Range 16.

The Southeast ¼ of the Northeast ¼ and the Southeast ¼ of Section 3, Township 20, Range 16.

The East ½ of the Northeast ¼ of Section 10, Township 20, Range 16.

The North ½ of the Northwest ¼ of Section 4, Township 20, Range 16.

The West ½ of the Northeast ¼ of Section 8, Township 20, Range 16.

The West ½ of the East ½; the East ½ of the Southwest ¼; the Northeast ¼ of the Northeast ¼ of Section 5, Township 20, Range 16.

The Northeast ¼ of the Southeast ¼ and the Southeast ¼ of the Northwest ¼ of Section 5, Township 20, Range 16.

The Southeast ¼ of the Northeast ¼; also, the East ½ of the Southeast ¼ of Section 32, Township 21, Range 16.

The North ½ of the Southwest ¼; also, the Southwest ¼ of the Southwest ¼ of Section 33, Township 21, Range 16.

All being located in Chilton County, Alabama.

HARPER LUMBER, L.L.C. MINERAL LAND:

E-2-9

The Southeast 1/4 of Section 33, Township 21 North, Range 16 East and;

The Southeast 1/4 of the Southwest 1/4, Section 33, Township 21 North, Range 16 East.

All being located in Chilton County, Alabama.

THE FOLLOWING PROPERTY SITUATED IN COOSA COUNTY, ALABAMA:

TOWNSHIP 22 NORTH, RANGE 17 EAST

ACRES

Section 01:

NW1/4 NW1/4

  40

Section 02:

SE1/4 NE1/4, N1/2 NW1/4, N1/2 SE1/4

200

Section 03:

All

640

Section 04:

NW1/4 NE1/4, E1/2 SE1/4, E1/2 NW1/4, E1/2 SW1/4

280

Section 05:

All

640.96

Section 06:

All

640

Section 07:

All

640

Section 08:

All

640

Section 09:

All

640

Section 10:

All, except E1/2 SE1/4 SW1/4

620

Section 11:

All, except E1/2 NW1/4

560

Section 12:

W1/2 except 8 acres in the SE corner of the SE1/4 SW1/4

312

Section 13:

E1/2 NW1/4

  80

Section 14:

W1/2 NW1/4, SW1/4, W1/2 SE1/4, NE1/4 SE1/4

360

Section 15:

NE1/4, SW1/4, N1/2 SE1/4, SE1/4 SE1/4

440

Section 17:

All

640

Section 18:

SW1/4, NE1/4 SE1/4, W1/2 NW1/4 SE1/4, S1/2 SE1/4

300

Section 19:

All

640

Section 20:

N1/2, N1/2 S1/2

480

Section 21:

NE1/4 NE1/4, S1/2 NE1/4, NW1/4 NW1/4, S1/2 NW1/4, S1/2

560

Section 22:

All

642

Section 23:

N1/2, ALSO the South 15 acres of the SE1/4 SE1/4

335

Section 24:

SE1/4 SE1/4

  40

Section 25:

All, except SW1/4 SE1/4

600

Section 26:

N1/2, SW1/4, W1/2 SE1/4, all NE1/4 SE1/4 North of Hatchett Creek

580

Section 27:

N1/2 NE1/4, S1/2 NW1/4, SW1/4, W1/2 SE1/4, SE1/4 SE1/4

440.9

Section 31:

All

640

Section 32:

All

640

Section 33:

N1/2, SW1/4, NW1/4 SE1/4, SE1/4 SE1/4

560

Section 34:

S1/2 NW1/4, NE1/4 SW1/4

120

Section 35:

NW1/4 NE1/4, NE1/4 NW1/4 except 10 acres off the West side

  70

TOWNSHIP 21 NORTH, RANGE 16 EAST

ACRES

Section 12:

SW1/4 NE1/4, NW1/4, S1/2 SW1/4, NW1/4 SE1/4, S1/2 SE1/4

400

TOWNSHIP 21 NORTH, RANGE 17 EAST

Section 01:

E1/2 NE1/4, NW1/4 SE 1/4

120

Section 06:

NE1/4

160

Section 07:

SE1/4 SE1/4

  40

Section 08:

SW1/4 NE1/4, SE1/4 NW1/4, E1/2 NE1/4 SW1/4, SE1/4 SW1/4, W1/2 SE1/4

220

E-2-10

Section 11:

NE1/4

160

Section 27:

SE1/4 SE1/4

  40

Section 33:

SW1/4 NW1/4, fractional NW1/4 SW1/4

  69

TOWNSHIP 21 NORTH, RANGE 18 EAST

Section 02:

NW1/4 NW1/4; ALSO 10 acres off the East side of the NE1/4 NW1/4;

ALSO all that part of the NW1/4 NE1/4 lying North of the creek

Containing 20 acres, more or less

  70

Section 03:

SW1/4 NE1/4, N1/2 NW1/4

120

Section 04:

A tract of land on the East side of the NE1/4 NE1/4,

Containing 6.5 acres, more or less

 6.5

Section 05:

N1/2 SE1/4

  80

Section 07:

SE1/4 NE1/4, NE1/4 SE1/4, SW1/4 SW1/4

120

Section 09:

SE1/4 NE1/4, NW/4 NW1/4, NE1/4 SW1/4

120

Section 17:

NE1/4 SW1/4

  40

Section 21:

NW1/4 NW1/4

  40

TOWNSHIP 22 NORTH, RANGE 16 EAST

Section 01:

All

640

Section 02:

All

640

Section 03:

E1/2 NW1/4, SE1/4 SE1/4

120

Section 04:

NE1/4 NE1/4, S1/2 NE1/4, NW1/4 NW1/4, N1/2 SW1/4 NW1/4,

E1/2 SW1/4, SW1/4 SW1/4, SE1/4

460.1

Section 05:

NE1/4

160

Section 08:

Lot A

  14.1

Section 09:

N1/2, SE1/4, E1/2 SW1/4

554.2

Section 10:

N1/2, N1/2 SW1/4, NW1/4 SE1/4, NE1/4 SE1/4

481.1

Section 11:

S1/2 NW1/4, S1/2 SW1/4, NW1/4 SW1/4

200

Section 12:

N1/2, SW1/4

480

Section 13:

All

641.2

Section 14:

All

640

Section 15:

S1/2, S1/2 NW1/4, NE1/4 NE1/4

440.5

Section 16:

All of fractional N1/2

196.7

Section 22:

NE1/4, S1/2 NW1/4, NE1/4 NW1/4, all of fractional S1/2

580

Section 23:

All of fractional S1/2

318.3

Section 24:

All

640

TOWNSHIP 22 NORTH, RANGE 16 EAST

ACRES

Section 25:

N1/2 NE1/4, NW1/4, E1/2 SE1/4; also 10 acres in the Northeast

Corner of the NW1/4 SW1/4; also a fractional part containing

250 acres, more or less, as described in that certain deed

from the trustees under the last will and testament of John R.

Hegeman to Charles A. Dean, dated November 11, 1929, and

Recorded in Deed Book 6, page 582, in the land records of the

Probate Judge's Office, Coosa County, Alabama.

580

Section 36:

E1/2

320

TOWNSHIP 22 NORTH, RANGE 18 EAST

Section 09:

SW1/4 SE1/4, E1/2 SE1/4

120

Section 10:

N1/2 SW1/4

  80

Section 15:

NW1/4 NW1/4

  40

Section 16:

NE1/4 NW1/4, W1/2 W1/2

200

E-2-11

Section 17:

SW1/4 NE1/4, SE1/4, S1/2 SW1/4

280

Section 18:

S1/2 SE1/4 SE1/4

  20

Section 19:

NE1/4 NE1/4, S1/2 NE1/4, S1/2 NW1/4, SW1/4, N1/2 SE1/4; ALSO

25 acres lying South of Hatchett Creek in the NE1/4 NW1/4; ALSO

20 acres lying East of Cox Mill Road in the SE1/4 SE1/4

485

Section 20:

N1/2 NE1/4; SW1/4 NE1/4 less 10 acres in the Southwest corner thereof; E1/2 NW1/4 less 2 acres now or formerly owned by J.D.

Hardy, and less 10 acres East of the Old Road in the Southeast corner of the SE1/4 NW1/4; W1/2 NE1/4 SW1/4 less 1 acre at

the church; 5 acres in the Northwest corner of the NE1/4 SE1/4;

W1/2 W1/2

362

Section 21:

NW1/4 NW1/4

  40

Section 22:

SE1/4 SW1/4, SW1/4 SE1/4

  80

Section 26:

NW1/4 NW1/4, S1/2 NW1/4, SW1/4, W1/2 SE1/4

360

Section 27:

All, except 30 acres off the North side of NE1/4 NE1/4

610

Section 28:

E1/2 SW1/4 SE1/4, E1/2 SE1/4, 6 acres in the Southeast corner of

The NE1/4 NE1/4, 15.5 acres off the East side of SE1/4 NE1/4

121._

Section 30:

NE1/4 NE1/4, N1/2 SE1/4 NE1/4, SW1/4 NE1/4, NW1/4 SE1/4; ALSO

W1/2, less 18 acres lying South of Swamp Creek in the SE1/4 SW1/4

442

Section 33:

E1/2, SE1/4 SW1/4

360

Section 34:

All

640

Section 35:

N1/2 NW1/4 NE1/4, W1/2 NE1/4 NW1/4, W1/2 W1/2

200

TOWNSHIP 22 NORTH, RANGE 19 EAST

Section 07:

NE1/4 SE1/4 except 15 acres now or formerly owned by G.W. Miller

  25

TOWNSHIP 23 NORTH, RANGE 16 EAST

Section 03:

S1/2, SE1/4 NW1/4

360

Section 04:

E1/2, NW1/4, N1/2 SW1/4, N1/2 S1/4 SW1/4

600

Section 05:

All

643._

Section 07:

Lot A

  42._

Section 08:

NE1/4, NW1/4 less 13 acres covered by waters of the Coosa River

307._

Section 10:

W1/2 W1/2

160

Section 11:

W1/2 NE1/4, NE1/4 NW1/4, S1/2 NW1/4, NW1/4 SW1/4,

SE1/4 SW1/4, S1/2 SE1/4

361._

Section 13:

S1/2 NW1/4, NW1/4 NW1/4, W1/2 NE1/4 NW1/4, SW1/4

300

Section 14:

All

641._

TOWNSHIP 23 NORTH, RANGE 16 EAST

ACRES

Section 15:

All

641._

Section 16:

NE1/4 NE1/4, SW1/4 NW1/4, W1/2 SW1/4, SE1/4 SW1/4, S1/2 SE1/4

280

Section 17:

NE1/4 SW1/4, S1/2 S1/2 except that part covered by the waters of the

Coosa River

193._

Section 20:

W1/2 NE1/4, N1/2 NW1/4, SE1/4 NW1/4, E1/2 SE1/4

280

Section 21:

All, except 10 acres in the Southwest corner of the NW1/4 NW1/4

630

Section 22:

All

640

Section 23:

W1/2, W1/2 E1/2, NE1/4 NE1/4, SE1/4 SE1/4

560

Section 24:

SW1/4, NW1/4 NW1/4

200._

Section 25:

All

640._

Section 26:

E1/2 NW1/4, NW1/4 NW1/4, 5 acres in the SW1/4 NW1/4, SE1/4

NE1/4, NE1/4 SE1/4, SW1/4

365.5

Section 27:

NW1/4, W1/2 NE1/4, NW1/2 NE1/4 NE1/4 (the Northwest half of

NE1/4 NE1/4

260

Section 28:

S1/2 NE1/4, NE1/4 NE1/4, W1/2 NW1/4, the North 30 acres of the

E-2-12

NE1/4 NW1/4, S1/2

531.5

Section 29:

All

641.6

Section 31:

All of fractional section

  10

Section 32:

All of fractional section

620.32

Section 33:

NW1/4, NW1/4 SW1/4, W1/2 NE1/4 SW1/4

220

Section 34:

E1/2 NE1/4, N1/2 SE1/4, SE1/4 SE1/4, all of the SW/14 NE1/4 lying

East of Clay Creek

230.8

Section 35:

SW1/4 NE1/4, NW1/4, N1/2 SW1/4, SW1/4 SW1/4, NW1/4 SE1/4, S1/2 SE1/4 SE1/4           380

Section 36:

All

640

TOWNSHIP 23 NORTH, RANGE 17 EAST

Section 18:

E1/2 SE1/4

  80

Section 19:

S1/2, NW1/4 NE1/4

360

Section 20:

S1/2

320

Section 28:

N1/2 N1/2, SW1/4 NE1/4, SE1/4 NW1/4, N1/2 SE1/4, SE1/4 SE1/4

E1/2 SW1/4, SW1/4 SW1/4

481._

Section 29:

All

641._

Section 30:

All

640

Section 31:

All

640

Section 32:

All

640

Section 33:

NE1/4 NE1/4, NW1/4, SW1/4, S1/2 SE1/4, NE1/4 SE1/4

480

Section 34:

SW1/4 SW1/4, SE1/4 SE1/4

  80

TOWNSHIP 23 NORTH, RANGE 18 EAST

Section 32:

W1/2 NW1/4, NE1/4 NW1/4

120

TOWNSHIP 23 NORTH, RANGE 19 EAST

Section 20:

NW1/4 SW1/4

  40

TOWNSHIP 24 NORTH, RANGE 16 EAST

Section 32:

NW1/4 NE1/4, S1/2 NE1/4, E1/2 NW1/4, SW1/4, N1/2 SE1/4, SE1/4 SE1/4

480

Approximately 6000 square feet of office space described in that certain Lease Agreement between Fairmont Realty and Alabama Graphite Company, Inc. dated September 17, 2012 for property located at 600 E. Walnut, Sylacauga, Alabama 35150.

E-2-13

EXHIBIT F

FORM OF

PROMISSORY NOTE

US$2,000,000	December 13, 2017

FOR VALUE RECEIVED, the undersigned, ALABAMA GRAPHITE CORP., a corporation organized and existing under the laws of British Columbia (“AGC”) and ALABAMA GRAPHITE COMPANY, INC., an Alabama corporation (“AGCI” and AGCI, together with AGC, collectively the “Maker”), hereby promises to pay to the order of WESTWATER RESOURCES, INC., a Delaware corporation (“WRI”) or other holder hereof (with WRI and any other holder hereof sometimes referred to herein as “Holder”), at the place and times provided in the Loan Agreement, dated as of December 13, 2017, by and among Maker, as the borrower, and WRI, as the lender (together with all amendments, restatements, amendments and restatements, modifications, revisions, increases, supplements, extensions, continuations, replacements or refinancings from time to time in accordance with the terms thereof, the “Loan Agreement”) the principal sum of TWO MILLION DOLLARS (US$2,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans under the Loan Agreement.  Subject to the Loan Agreement, the Maker may voluntarily repay all Loans made by WRI to the Maker pursuant to the Loan Agreement at any time prior to the Maturity Date.  Capitalized terms used in this Promissory Note and not defined herein shall have the meanings assigned thereto in the Loan Agreement.

This Promissory Note evidences the obligation of the Maker to repay all Loans made by WRI to the Maker pursuant to the Loan Agreement.

Maker further agrees to pay and deliver to Holder, when and as provided in the Loan Agreement, interest on the outstanding principal amount hereof at the rate and at the times specified in the Loan Agreement.  The unpaid principal amount of this Promissory Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Loan Agreement.  Except as otherwise set forth in the Loan Agreement, all payments of principal and interest on this Promissory Note shall be payable in lawful currency of the United States of America in immediately available funds as specified in the Loan Agreement.

This Promissory Note is made by the Maker pursuant to, and is subject to, all of the terms and conditions of the Loan Agreement.  Reference is hereby made to the Loan Agreement and the documents delivered in connection therewith for a statement of the prepayment rights and obligations of the Maker, a description of the collateral in which Liens have been granted by the Maker to secure the payment and performance of the Maker hereunder, the nature and extent of such Liens, and for a statement of the terms and conditions under which the due date of this Promissory Note may be accelerated.

In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement, the Maker further agrees, subject only to any limitation imposed by applicable law and the provisions of the Loan Agreement, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by any Holder hereof in endeavoring to collect any amounts due and payable hereunder which are not paid and delivered or otherwise satisfied when due, whether by acceleration or otherwise.

The Maker, for itself and for all endorsers hereof, hereby waives all requirements as to diligence, notice, demand, presentment for payment, protest, notice of intent to accelerate, notice of acceleration and notice of dishonor.  No failure on the part of the Holder hereof to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

This Promissory Note and the rights of Maker and any Holder hereof are governed by the laws of the State of Colorado.

[Signature Page to Follow]

F-1

IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note as of the date first above written.

ALABAMA GRAPHITE CORP.

By:
Name:
Title:

ALABAMA GRAPHITE COMPANY, INC.

By: _________________________________________
Name:
Title: